Planning for the Future...One Dollar at a Time


In  the  spring  of  1982,   Kay  and  Bill  were   contacted  by  a  registered
representative. The registered representative asked if he could talk to them about investing for their future. Bill hesitated, but Kay realized the need to start planning for retirement. During their first meeting, the registered representative helped Bill and Kay put together a household budget, and provided them with four words to get their investment plan going: "One dollar per day."

One dollar per day. Though it didn't sound like much, Kay felt $30 per month was all their budget could spare back in 1982. At the time, Kay had just realized a dream and opened her own beauty shop. Bill worked at the local car dealership. Together, they earned about $23,000.

In the early years, Bill didn't share Kay's enthusiasm for investing; he didn't think $30 per month would ever amount to anything. Kay thought differently. Following her registered representative's suggestion, she began investing $30 each month into an Individual Retirement Account (IRA).

Since she needed her money to grow and knew she would be investing for several years, Kay (with her registered representative's help) selected the Principal Growth Fund A. She made her first automatic monthly investment on June 30, 1982.

Within two years, Kay felt their budget would allow an increase in her monthly contributions. In October 1984, during an annual review with her registered representative, he suggested she raise the amount to $50 per month. Kay agreed, commenting, "We don't even miss the money. It's just become part of our monthly budget."

Five years passed and Kay's beauty shop business grew, as did her Principal Growth Fund-A account. By the end of 1987, her investment had grown to $3,475. Encouraged by the increasing value of her investment, on December 31, 1987, she bumped up her monthly contribution to $75 and split it equally among Class A shares of three Principal funds---Growth, International and MidCap. Her accumulation even impressed Bill, who decided it was high time he opened a Principal Mutual Funds IRA for himself.

In January 1989, Kay boosted her monthly automatic investments to $150, which she maintains to this day. Over the past sixteen years, Kay has invested a total of $21,245 into her funds. She remains very satisfied with the values of her Principal Mutual Funds accounts. As of September 30, 1998, her Principal Mutual Funds IRA was valued at $52,275.

Now, Kay has switched her $150 monthly contribution to a Roth IRA. She is excited about reaping the tax advantages of this new type of IRA while still realizing the same investment choices and benefits she has always enjoyed with Principal Mutual Funds.

Over the years, Kay has encouraged many of her friends, relatives, and clients to start investing for their futures with Principal Mutual Funds. Kay has been a great source of referrals for her registered representative, not he least of whom was her husband Bill!

One dollar per day. We know it doesn't sound like much, but for Kay and Bill Green, it meant the beginnings of an investment plan which should lead to a more secure future and a more comfortable retirement.

This story does not represent any actual investor, but does reflect actual investment results of the Principal Mutual Funds mentioned. Past results do not guarantee future performance. Returns and principal values fluctuate with changes in market conditions so that the value at redemption may be more or less than original cost. Withdrawals made from an IRA before age 59 1/2 may be subject to penalties.

Total return represents the overall performance of an investment for a specific period of time, assuming the reinvestment of dividends and capital gains and after applicable expenses. Average annual total returns for A Shares are with a maximum 4.75% sales charge. Average annual total returns for B Shares are with a maximum 4% contingent deferred sales charge.

                     Average Annual Returns through 9/30/98
                             Including Sales Charges

                                             1 yr.         5 yr.     10 yr.
Principal Growth Fund-A                     -1.89%        15.34%     15.59%
Principal Growth Fund-B                     -1.44%        19.20%       --
Principal MidCap Fund-A                    -22.61%        11.44%     13.76%
Principal MidCap Fund-B                    -22.29%        14.99%       --
Principal International Fund-A             -16.93%         8.66%      9.44%
Principal International Fund-B             -16.87%         9.24%       --

Dear Shareholder

This has been a year that we all expected would occur eventually. After a long bull market, stocks retreated in the third quarter. Equities fell nearly 20%, as measured by the Standard & Poor's 500 index. For the first time in several years, some stock funds show negative 12-month returns for the period ending 9/30/98.

Unnerved by negative economic and market events across the globe, including the financial system collapse in Russia and the spreading of the Asian problems to Brazil and Latin America, investors sought the safety of US Treasuries. Global markets declined in the third quarter, with no major market remaining unscathed. Only Hong Kong and several other distressed Asian markets held losses to a minimum, likely because they had already fallen to such depths in the last 12 months. Europe, Japan and Latin America all recorded double-digit declines; however, weakness in the US dollar helped offset these declines for US-dollar investors.

Bonds were strong by comparison, especially high-quality issues. The 30-year Treasury bond, considered the safest investment in the world, gained 10% as its yield slipped below 5% for the first time ever.

Despite the market volatility,  many positives still exist for the US economy:

o Interest rates are falling, feeling like a "tax cut" for consumers who refinance mortgages.

o Prices are falling. Gasoline is under $1 in many regions; another "tax cut." And prices continue to fall on computers, cars, furniture and fast food.

o Consumer spending is strong. Consumers continue to be a big driver in economic growth.

o Gross domestic product (GDP) is positive--around 2% for the second half of 1998; sharply lower than the first quarter, but still positive.

We believe that many stocks are priced fairly. Despite recent jitters, we are confident that owning good companies will always be rewarded over the long term. The keys to successful investing include patience...a focus on the long-term...and discipline to look beyond the latest financial headlines. The investor profile on the inside cover illustrates the importance and benefits of committing to a long-term investment plan.

We are proud to note that 1999 will mark our 30th anniversary. In an industry which has experienced most of its expansion in the past decade, we offer you a history of investment experience which most funds groups can't. In addition, our investment team is part of, and supported by, an extensive group which has over $70 billion in assets under management for the Principal Financial Group(R)--a diversified group of financial services companies for over 119 years.

As a customer, keeping you informed about your investments is very important to us. We hope that you will take some time to review this report. Given the market volatility, we've included some thoughts about strategies to help you endure uncertain financial markets on the following page. On the subsequent page is a glossary of financial terms to help with your understanding of this report.

Thank you for your confidence in the Principal Mutual Funds.

Sincerely

/s/Stephan L. Jones

Stephan L. Jones
President
Princor Financial Services Corporation


                       Market Correction . . . Bear Market
               What Do They Mean, and How Can You Protect Yourself

While "bull market" and "rally" are words we prefer to see, sometimes we must face up to their antonyms. But do we really know what these words mean?

The words "correction" and "bear market" are often used interchangeably. What is a bear market? A common definition is a decline in stock prices of 20% or more over a period of at least two months. By comparison, a market correction is usually defined as a steep decline in stock prices which may last only a few days or weeks.

Bear markets have occurred, on average, about once every four or five years. Since 1956, stocks as measured by the Dow Jones Industrial Average have experienced nine periods generally regarded as bear markets.

How Can You Protect Your Investment Program?

Diversification helps reduce the market risk involved in owning a few individual stocks. Stock mutual funds provide diversification by holding many different issues. They enable investors to avoid putting "all their eggs in one basket" as can be the case when investing in just a few individual securities. However, owning a mutual fund does not eliminate the risk involved with investing in the stock market. Investors should consider owning a variety of asset classes.

For example, a balanced portfolio of stocks, bonds and short-term securities can help reduce the impact of a bear market. During one of the worst bear markets in recent history - which began in January 1973 and lasted 23 months to December 1974 - the Standard & Poor's 500 Index fell 36%. A $10,000 investment in stocks at the beginning of the bear market declined to $6364. A portfolio of 60% stocks and 40% bonds (measured by the Salomon Brothers Corporate Bonds - US) fared better by declining to $7770.* Of course, past performance does not guarantee future results.

One common mistake made by investors during bear markets is to sell at or near the bottom. Prudent investors are prepared by holding balanced portfolios reflecting their objectives, risk tolerances and time horizons.

Are You Prepared For a Bear Market?

Market downturns are inevitable. Here are some guidelines to help you manage your assets when downturns occur.

Stay calm. Watching investment values decline can be agonizing and cause you to second guess your investment mix. The markets often move in irregular cycles. Keep your focus on the long term, not avoiding a short-term loss.

Continue investing. When investment values decline, you have an opportunity to invest at lower prices. Continue to make contributions if you invest regularly through an automatic investment plan. Although, such a plan does not assure a profit or protect against loss in a declining market.

Consider the tax consequences if you sell. If you've owned your investments for some time, the outstanding gains over the past several years may impose a substantial capital gain if your sell or exchange fund shares.

No one knows when or how severe the next bear market will be. Be prepared to weather declines in stock and bond values over lengthy periods. You'll be glad you did when the words "Bull Market" and "Rally" are back in the news!

* Source: CDA/Weisenberger

The Dow Jones Industrial Average is an index which follows stock price movements of 30 blue chip U.S. companies. The stocks represent primarily industrial companies, with some service-oriented companies.

S&P 500 Index is a market capitalization weighted index composed of 500 widely-held common stocks listed on the New York, American and Over-the-Counter markets. The index encompasses approximately 75% of the total value of the U.S. stock market.

Salomon Brothers Corporate Bonds - US is an index of long-term corporate bonds, high-grade industrial and utility bonds rated Aa or better with an average maturity of approximately 23 years.

The value of these indexes will vary according to the aggregate value of the common equity of each of the securities included. The indexes represent asset types which are subject to risk, including the possible loss of principal. These are unmanaged indexes into which direct investment is not possible.
                         Commonly-Used Investment Terms

In this annual report, you may find some of the following investment terms. As a result, we felt it might be useful to include a brief definition of some of the more common investment terms.

Returns

o Total Return calculations show the overall dollar or percentage change in value of a hypothetical fund investment assuming the reinvestment of all portfolio distributions (i.e., dividends and capital gains).

o Average Annual Total Returns illustrate the annually compounded returns that would have produced the fund's cumulative total returns if fund performance had been constant over the period measured. Average annual returns are not the same as year-by-year returns, and are reported in standard increments, usually 1, 3, 5 and 10 years.

Portfolio Statistics

o Price to Earnings (P/E) Ratio is a stock value measurement arrived at by dividing a company's stock price by its earnings per share. The result is expressed as a multiple rather than a percentage. A P/E ratio can be expressed in current terms by using the current price divided by the most recent quarter's earnings, or in future terms by dividing the current price by projected earnings.

o Portfolio Turnover provides the percentage of the fund's portfolio which is replaced during a given time period, usually one year.

o Expense Ratio refers to fund operating expenses and is expressed as a percentage of net assets. Shareholders pay these expenses (e.g., management fees paid to the portfolio manager for investment advisory services) indirectly as they are deducted from income generated by the fund's portfolio holdings not shareholder accounts.

Stock Types

o Blue Chip Stocks are stocks of the most well-established U.S. companies. Typically, they are large, stable companies which have demonstrated consistent earnings and the potential for long-term growth.

o Cyclical Stocks are those whose price and earnings tend to follow the ups and downs of the business cycle. Some examples would include: stocks of automobile manufacturers and steel producers.

o Growth Stocks are stocks of companies who have experienced above-average earnings growth and are expected to continue such growth. These stocks often sell at high P/E ratios. Examples might include: high-tech, health care and consumer staples stocks.

o Value Stocks are those companies whose stocks are believed to be undervalued and, therefore, attractive. These stocks generally have low P/E ratios and higher dividend yields.

o Large Capitalization Stocks (Large-Cap) are generally considered to be stocks of companies with a market capitalization (total value of a company's outstanding stock) of more than $5 billion. These stocks tend to comprise the Dow Jones Industrial Average, the S&P 500 and the Russell 1000 Index.

o Medium Capitalization Stocks (Mid-Cap) are usually thought to be stocks of companies with a market capitalization (total value of a company's outstanding stock) of $1 - $5 billion. These stocks tend to make up the S&P 400.

o Small Capitalization Stocks (Small-Cap) are stocks of companies with a market capitalization (total value of a company's outstanding stock) of less than $1 billion. These tend to be the stocks which make up the Nasdaq Composite Index and the Russell 2000 Index.

                                Table of Contents

                                                                            Page
Market Correction . . . Bear Market-- What Do They Mean, and How Can You
Protect Yourself............................................................   2
Portfolio Managers' Comments................................................   6

Domestic Growth-Oriented Funds Financial Statements and Highlights
   Statements of Assets and Liabilities.....................................  20
   Statements of Operations.................................................  22
   Statements of Changes in Net Assets......................................  24
   Notes to Financial Statements............................................  26
   Schedules of Investments
     Balanced Fund..........................................................  32
     Blue Chip Fund.........................................................  35
     Capital Value Fund.....................................................  36
     Growth Fund............................................................  37
     MidCap Fund............................................................  39
     Real Estate Fund.......................................................  41
     SmallCap Fund..........................................................  42
     Utilities Fund.........................................................  44
   Financial Highlights.....................................................  46

International Growth-Oriented Funds Financial Statements and Highlights
   Statements of Assets and Liabilities.....................................  56
   Statements of Operations.................................................  57
   Statements of Changes in Net Assets......................................  58
   Notes to Financial Statements............................................  60
   Schedules of Investments
     International Emerging Markets Fund....................................  68
     International Fund.....................................................  70
     International SmallCap Fund............................................  72
   Financial Highlights.....................................................  76

Income-Oriented Funds Financial Statements and Highlights
   Statements of Assets and Liabilities.....................................  80
   Statements of Operations.................................................  82
   Statements of Changes in Net Assets......................................  84
   Notes to Financial Statements............................................  86
   Schedules of Investments
     Bond Fund..............................................................  94
     Government Securities Income Fund......................................  97
     High Yield Fund........................................................  97
     Limited Term Bond Fund.................................................  99
     Tax-Exempt Bond Fund................................................... 100
   Financial Highlights..................................................... 106

Money Market Funds Financial Statements and Highlights
   Statements of Assets and Liabilities..................................... 114
   Statements of Operations................................................. 115
   Statements of Changes in Net Assets...................................... 116
   Notes to Financial Statements............................................ 118
   Schedules of Investments
     Cash Management Fund................................................... 122
     Tax-Exempt Cash Management Fund........................................ 124
   Financial Highlights..................................................... 128

Report of Independent Auditors.............................................. 131
Federal Income Tax Information.............................................. 132
Principal Mutual Funds...................................................... 137

Principal Funds Performance

                          Average Annual Total Returns
                             As of October 31, 1998
--------------------------------------------------------------------------------------------
                                       1 Year              5 Years             10 Years
                               --------------------- --------------------- -----------------
                                  with     without      with     without    with    without
                                 sales      sales      sales      sales    sales     sales
        A Shares of:             charge    charge      charge    charge    charge   charge
------------------------------ --------------------- --------------------- -----------------
Balanced                         5.78%     11.00%     10.21%     11.28%    10.43%   10.96%
Blue Chip                       13.87      19.48      16.61      17.74     13.63(a) 14.34(a)
Bond                             2.69       7.76       5.92       6.95      8.61     9.14
Capital Value                   10.16      15.59      17.04      18.17     13.55    14.09
Government Securities Income     2.33       7.38       5.47       6.49      8.09     8.61
Growth                           9.75      15.17      16.32      17.44     16.44    17.00
High Yield                      (7.73)     (3.18)      5.62       6.64      6.35     6.86
International                   (2.86)      1.93       8.93       9.98      9.97    10.50
International Emerging Markets (24.82)    (21.11)    (28.45)(b) (25.45)(b)
International SmallCap          (4.11)      0.30      (3.36)(b)   0.69(b)
Limited Term Bond                4.98       6.57       5.76(c)    6.36(c)
MidCap                         (14.02)     (9.78)     12.25      13.33     14.58    15.13
Real Estate                    (19.43)(d) (15.45)(d)
SmallCap                       (19.90)(d) (15.95)(d)
Tax-Exempt Bond                  1.74       6.76       4.74       5.75      7.27     7.79
Utilities                       25.89      32.10      10.40      11.47     11.56(e) 12.48(e)

                                       1 Year            5 Years(f)
                               --------------------- ---------------------
                                  with     without    with      without
        B Shares of:              CDSC*     CDSC*     CDSC*      CDSC*
------------------------------ --------------------- ---------------------
Balanced                         6.18%     10.18%     14.35%     14.87%
Blue Chip                       14.59      18.59      21.21      21.65
Bond                             3.04       7.04       9.09       9.68
Capital Value                   10.71      14.71      22.44      22.87
Government Securities Income     2.60       6.60       8.70       9.30
Growth                          10.58      14.58      21.03      21.47
High Yield                      (7.52)     (3.93)      6.87       7.50
International                   (2.68)      1.27      11.50      12.06
International Emerging Markets (24.41)    (21.26)    (28.20)(b) (25.65)(b)
International SmallCap          (3.90)      0.10      (2.90)(b)  (0.52)(b)
Limited Term Bond                4.99       6.24       5.70(c)    5.95(c)
MidCap                         (13.75)    (10.24)     16.57      17.06
Real Estate                    (18.98)(d) (15.67)(d)
SmallCap                       (19.51)(d) (16.15)(d)
Tax-Exempt Bond                  2.01       6.01       8.87       9.47
Utilities                       27.23      31.23      18.74      19.21
* Contingent Deferred Sales Charge

        R Shares of:             1 Year              5 Years(c)
------------------------------ ----------            ----------
Balanced                        10.43%                12.44%
Blue Chip                       19.01                 17.89
Bond                             7.05                  7.60
Capital Value                   14.77                 19.51
Government Securities Income     6.66                  6.98
Growth                          14.46                 16.11
High Yield                      (3.97)                 4.59
International                    1.13                 11.04
International Emerging Markets (21.14)               (25.55)
International SmallCap           0.50                  0.86
Limited Term Bond                6.12                  5.77
MidCap                         (10.37)                 8.48
Real Estate                    (15.37)(d)
SmallCap                       (15.75)(d)
Utilities                       31.47                 16.13


(a) Partial period,
     from effective date 3/1/91
(b) Partial period,
     from effective date 8/29/97
(c) Partial period,
     from effective date 2/29/96
(d) Partial period,
     from effective date 12/31/97
(e) Partial period,
     from effective date 12/16/92
(f) Partial period,
     from effective date 12/9/94

Total return represents the overall perfor-mance of an investment for a specific period of time, assuming the reinvestment of dividends and capital gains and after applicable expenses. Average annual total returns for A shares are with and without maximum 4.75% sales charge. Average annual total returns for B shares are with and without maximum 4.0% contingent deferred sales charge. Total returns reflect past performance. Past performance does not predict future performance. The investment return and principal value of an investment will fluctuate so that shares, when redeemed, may be worth more or less than their original cost.

PORTFOLIO MANAGERS' COMMENTS

Principal Management Corporation, the adviser to the Principal Mutual Funds, is staffed with investment professionals who manage each individual fund. Comments by these individuals in the following paragraphs summarize in capsule form the general strategy and recent results of each fund over the past year. We believe any Principal Mutual Fund should, under normal circumstances, represent only a portion of an investor's total investments. For most investors, a portfolio should be balanced among stocks, bonds, and cash reserves to fit their own needs and risk tolerance. Those who maintain this balanced approach should be aware of the short-term results, but focus on the long term. Past performance is no guarantee of future results. Fund values will fluctuate so that the shares, upon redemption, may be worth more or less than their original cost.

Growth-Oriented Funds

Domestic Growth Funds

Principal Balanced Fund
-----------------------
  Marty  Schafer  Judi Vogel

Comparison of Change in Value of $10,000 Investment in the Balanced Fund Class A, Lipper Balanced Fund Average, Lehman Brothers Government/Corporate Bond Index and S&P 500 Stock Index

--------------------------------------------
                 Total Returns
            As of October 31, 1998
           1 Year  5 Year  10 Year
--------------------------------------------
Class A    11.00%  11.28%   10.96%
Class B    10.18%  14.87%*    -
Class R    10.43%  12.44%**   -
--------------------------------------------

                               Lehman Gov't.      Lipper
                 Balanced       Corporate        Balanced      S&P 500
                   Fund            Bond           Average       Index
                 --------      -------------     --------      -------
                   9,527          10,000          10,000       10,000
       1989       10,580          11,214          11,708       12,640
       1990        9,387          11,831          11,097       11,693
       1991       12,586          13,649          14,257       15,611
       1992       14,079          15,085          15,502       17,167
       1993       15,802          17,141          17,799       19,727
       1994       15,951          16,346          17,673       20,488
       1995       18,215          18,987          20,743       25,899
       1996       20,965          20,011          23,821       32,135
       1997       24,295          21,774          28,468       42,450
       1998       26,966          24,012          31,067       51,785

Note: Past performance is not predictive of future performance. The performance of Class B and Class R shares will vary from the performance of Class A shares based on the differences in loads and fees.

*  Since inception date 12/9/94
** Since inception date 2/29/96

A real mood swing occurred in the second half of the year versus the optimism and high expectations evident in the first half. The last few months have been characterized by tremendous volatility in the markets and increasing aversion to risk on the part of investors. Unnerved by negative economic and market events across the globe, including the financial system collapse in Russia and the spreading of Asian contagion to Brazil and Latin America, investors have recently sought the safety and security of U.S. Treasury bonds, shunning nearly everything else in the process. International returns have been dismal with domestic equity results only slightly better. Small cap stocks, down 20% in the third quarter, have been especially hard hit. While the U.S. economic expansion does continue, negative pressures are mounting. Accordingly, confidence in continued growth and prosperity has been shaken. Market participants now require greater compensation to take on risk in both stocks and bonds.

The Balanced Fund, with 55% in stocks and convertibles and 45% in fixed income and cash, enjoyed above average returns for the year. With a focus on high quality bonds and undervalued stocks, the Fund is positioned to perform well in this period of global uncertainty. There is no independent market index against which to measure returns of balanced portfolios. However, the S&P 500 Stock Index and the Lehman Brothers Government/Corporate Bond Index are presented for your information.


Principal Blue Chip Fund
------------------------
  Mark Williams

Comparison of Change in Value of $10,000 Investment in the Blue Chip Fund Class A, Lipper Growth & Income Fund Average and S&P 500 Stock Index

-----------------------------------------------
                   Total Returns
               As of October 31, 1998
            1 Year    5 Years    10 Year
------------------------------------------------
 Class A    19.48%   17.74%      14.34%*
 Class B    18.59%   21.65%**      -
 Class R    19.01%   17.89%***     -
-----------------------------------------------

               Blue               Lipper             S&P 500
               Chip           Growth & Income         Stock
               Fund            Fund Average           Index
              ------          ---------------        -------
               9,524              10,000              10,000
1991          10,181              10,544              10,911
1992          11,190              11,499              11,998
1993          11,822              13,424              13,787
1994          12,600              13,763              14,319
1995          15,455              16,510              18,100
1996          18,267              20,011              22,459
1997          22,391              25,638              29,668
1998          26,753              28,174              36,192

Note: Past performance is not predictive of future performance. The performance of Class B and Class R shares will vary from the performance of Class A shares based on the differences in loads and fees.

*   Since inception date 3/1/91
**  Since inception date 12/9/94
*** Since inception date 2/29/96

Principal Blue Chip Fund's investment strategy continues to concentrate on those companies with a significant operating history, a well-capitalized balance sheet, and a history of consistent increases in earnings and dividends. Special importance is placed on the consistency of dividend increases, for two reasons. First, by increasing the dividend, management sends a signal of confidence to investors. Management generally increases the dividend when they are confident of future business conditions. Second, companies that consistently increase the dividend provide investors the benefit of a rising income stream. This differs from bond investors who receive a fixed income stream.

For the year ended October 31, 1998, Principal Blue Chip Fund remained very competitive versus its benchmarks. The Fund had a return of 19.5% well outperforming the Lipper Growth and Income Fund Average with a 9.9% return, yet underperforming the S&P 500 Index at 22.0%.

For the first half of the year, the S&P 500 Stock Index turned in strong performance. The performance was remarkable given the mix of economic news. During the period, the inflation-adjusted price of oil hit its lowest levels since before the energy crisis of the 1970s. The Fund's two biggest positive contributors to performance in the fourth quarter 1997 were consumer durables and industrial cyclicals. The fact that the Fund was not invested in durables was an advantage versus the benchmark. However, in cyclicals, stock selection made the difference in fund performance. The first quarter of 1998 tells a different story as the Fund lost some ground versus the benchmarks. Healthcare was the best performing fund sector and technology the poorest performing sector relative to the benchmarks. The second half of the year was an extremely volatile (and negative) market. Major indices suffered their worst declines since 1990, and third-quarter performance was the worst since the third quarter of 1990. Investors saw markets rebound in September and October; however, this late recovery was not enough to recapture the losses from July and August. Principal Blue Chip Fund was no exception with technology and consumer cyclicals sectors once again playing a major factor in sector underperformance. Stock selection in the consumer staples sector versus the benchmark was a positive contribution to the Fund.


Principal Capital Value Fund
----------------------------
  Catherine Zaharis

Comparison of Change in Value of $10,000 Investment in the Capital Value Fund Class A, Lipper Growth & Income Fund Average and S&P 500 Stock Index

-----------------------------------------------
                 Total Returns
             As of October 31, 1998
            1 Year   5 Year   10 Year
-----------------------------------------------
Class A     15.59%   18.17%    14.09%
Class B     14.71%   22.87%*     -
Class R     14.77%   19.51%**    -
-----------------------------------------------

                        Lipper        S&P 500
        Capital     Growth & Income    Stock
     Accumulation    Fund Average      Index
     ------------   ---------------   -------
        9,526           10,000         10,000
1989    10,840          12,047         12,640
1990    8,908           10,864         11,693
1991    12,528          14,503         15,611
1992    13,990          15,817         17,167
1993    15,447          18,465         19,727
1994    16,477          18,931         20,488
1995    19,433          22,709         25,899
1996    24,565          27,526         32,135
1997    30,795          35,266         42,450
1998    35,590          38,754         51,785

Note: Past performance is not predictive of future performance. The performance of Class B and Class R shares will vary from the performance of Class A shares based on the differences in loads and fees.

*  Since  Inception date 12/9/94
** Since Inception date 2/29/96

The strategy for the Principal Capital Value Fund is to look for companies that are priced at a discount relative to their historical levels. Fund managers focus on the future and how companies are valued relative to their worth as ongoing business operations. This strategy gives the Fund a foundation based on the underlying value of the business.

The most recent period has been marked by extreme volatility in the equity markets. As uncertainty increased regarding the impact of worldwide economic concerns on the U.S. economy, the stock market has reacted dramatically to any change in the landscape.

Two issues drive stock prices currently earnings and interest rates. Until this summer, both had a positive impact on stocks. Suddenly, earnings strength became a concern to stock investors. Although the concerns have been offset by recent Fed actions of lowering interest rates, the tug of war is not over, and greater stock volatility could remain.

The S&P 500 Index continues to be led by a narrow group of stocks whose valuations keep them out of the Fund's screening process. Therefore, the Fund has lagged the S&P 500 for the latest period. However, most funds are underweighted in this small group of companies, so in a comparison to its peers the Fund's returns have been attractive. Management continues to focus on companies where sustainability of earnings may be more predictable.


Principal Growth Fund
---------------------
  Mike  Hamilton

Comparison of Change in Value of $10,000 Investment in the Growth Fund Class A, Lipper Growth Fund Average and S&P 500 Stock Index

--------------------------------------------
                 Total Returns
            As of October 31, 1998
           1 Year   5 Year   10 Year
--------------------------------------------
 Class A   15.17%   17.44%    17.00%
 Class B   14.58%   21.47%*     -
 Class R   14.46%   16.11%**    -
--------------------------------------------

                    Lipper       S&P 500
        Growth      Growth        Stock
         Fund    Fund Average     Index
        ------   ------------    -------
        9,527       10,000       10,000
1989    11,245      12,431       12,640
1990    10,210      10,983       11,693
1991    16,265      15,522       15,611
1992    18,665      16,742       17,167
1993    20,500      19,600       19,727
1994    22,514      19,902       20,488
1995    27,758      24,674       25,899
1996    30,701      29,231       32,135
1997    39,773      37,206       42,450
1998    45,801      40,785       51,785

Note: Past performance is not predictive of future performance. The performance of Class B and Class R shares will vary from the performance of Class A shares based on the differences in loads and fees.

*  Since Inception date 12/9/94
** Since Inception date 2/29/96

The bull market took a breather during the third quarter as stock prices staged a broad pull back even though the domestic economy continued to grow. Global conditions, particularly the continuing crisis in Asian financial markets and problems in Latin America and Canada, seemed to make many investors uncomfortable. Temporarily, they forgot about our relatively strong domestic economy with its low interest rates, high level of consumer confidence and falling commodity prices. The S&P 500 fell 19% from its high in mid-July, until it reached its low at the end of August as investors sold good stocks along with poor ones and generally fled to the safety of Treasury securities.

Principal Growth Fund performed as well as its peers during the retrenchment, finishing between the S&P 500 Index and the Lipper Growth Fund Average performances for the year ended October 31.

The Fund is built on the belief that markets behave rationally over time. This means during portions of a market cycle, some Fund holdings may be out of favor. As long as the fundamental business prospects of the companies are sound, the Fund will hold these companies until they reach full value. The Manager looks for companies with competitive advantages that will allow them to earn above-average returns for many years. The Fund buys and holds these stocks to make a profit as owners of the companies.


Principal MidCap Fund
---------------------
  Mike Hamilton

Comparison of Change in Value of $10,000 Investment in the MidCap Fund Class A, Lipper Mid-Cap Fund Average and S&P 500 Stock Index

---------------------------------------------------
                    Total Returns
                As of October 31, 1998
              1 Year   5 Year   10 Year
---------------------------------------------------
Class A       -9.78%   13.33%    15.13%
Class B      -10.24%   17.06*      -
Class R      -10.37%    8.48**     -
---------------------------------------------------

                   Lipper      S&P 500
                  Mid Cap       Stock
       MidCap   Fund Average    Index
       ------   ------------   -------
        9,523      10,000      10,000
1989   11,389      12,646      12,640
1990    9,378      10,886      11,693
1991   15,653      17,405      15,611
1992   17,475      18,632      17,167
1993   20,911      23,149      19,727
1994   22,345      23,639      20,488
1995   28,246      29,433      25,899
1996   33,018      34,811      32,135
1997   43,339      42,748      42,450
1998   39,101      41,512      51,785

Note: Past performance is not predictive of future performance. The performance of Class B and Class R shares will vary from the performance of Class A shares based on the differences in loads and fees.

*  Since Inception date 12/9/94
** Since Inception date 2/29/96

The relatively solid performance of the U.S. economy in terms of low interest rates, consumer confidence and moderate earnings growth was overshadowed in the minds of U.S. stock investors during late summer. A growing awareness of mounting problems in other economies led U.S. markets to join those of Europe, Japan and Latin America in recording double-digit losses at the end of August. By October, stock prices began to rebound as the Fed exerted leadership to keep the domestic economy on track. Central banks acted to reinflate world economies.

Both the Principal MidCap Fund and the Lipper Mid-Cap Fund Average finished well behind the S&P 500 Index for the year. This is due to the Index being heavily weighted in large companies. These familiar names found investors preferrence for most of this year as concerns grew over the aging bull market.

The Manager's investment approach in the Fund is based on attempting to estimate the true economic value of a company and then purchasing the stock at a discount to this value. As long as the fundamental business prospects of the company are sound, the Fund will hold that company in its portfolio. This means that during any portions of a market cycle, some portion of the holdings may be out of favor. As a long-term investors, the Manager looks for results over two or more market cycles and refrains from chasing the market during wild short-term price swings.


Principal Real Estate Fund
--------------------------
     Kelly Rush

Comparison of Change in Value of $10,000 Investment in the Real Estate Fund, Lipper Real Estate Fund Average and Morgan Stanley REIT Index

-------------------------------------------
                   Total Returns
              As of October 31, 1998
           1 Year    5 Year    10 Year
-------------------------------------------
Class A   -15.45%*     -         -
Class B   -15.67%*     -         -
Class R   -15.37%*     -         -
-------------------------------------------

Principal Real Estate Fund, Inc.

        REF       REF        REF       Lipper     Morgan   S&P 500
        Fund     Fund       Fund    Real Estate  Stanley    Daily
      Class A   Class B    Class R   Fund Avg.     REIT     Reinv
      -------   -------    -------  ----------   -------
       9,521    10,000      10,000     10,000     10,000    10,000
1998   8,068     8,452       8,482      8,318      8,346    11,463


Note: Past performance is not predictive of future performance. The performance of Class B and Class R shares will vary from the performance of Class A shares based on the differences in loads and fees.

* Since Inception date 12/31/97

Principal Real Estate Fund opened to the public in January 1998. The fund invests primarily in equity securities of companies engaged principally in the real estate industry. Fund managers have available the resources of real estate professionals within the Principal Financial Group to identify companies possessing the attributes considered essential for successful real estate investing.

Real estate markets enjoyed a strong year in 1998, and real estate companies experienced record earnings growth. While the operating environment was robust, the prices of real estate company stocks were falling. Several factors have contributed to the decline. The most predominant reason for the decline has been the fear of deteriorating conditions in 1999 and beyond. For the period ended October 31, 1998 Principal Real Estate Fund performed slightly better than the Morgan Stanley REIT Index and the Lipper Real Estate Fund Average because of its underweighting in the hotel sector and overweighting in companies which have proven to be resilient in the face of market pressure.

Declining earnings growth from the record setting levels of 1998 is inevitable. The transition from abnormally high earnings growth to a lower sustainable earnings growth level has caused investor nervousness and price declines in 1998. This drop provided an attractive price entry point, in the Manager's opinion, for patient investors in search of value opportunities supported by an above average level of current income.


Principal SmallCap Fund
-----------------------
  John McClain  Mark  Williams

Comparison of Change in Value of $10,000 Investment in the SmallCap Fund, Lipper Small-Cap Fund Average and S&P 600 Stock Index

--------------------------------------------
                 Total Returns
            As of October 31, 1998
           1 Year   5 Year   10 Year
--------------------------------------------
Class A   -15.95%*    -        -
Class B   -16.15%*    -        -
Class R   -15.17%*    -        -
--------------------------------------------

Principal SmallCap Fund, Inc.

        SCF       SCF       SCF       Lipper
        Fund     Fund      Fund     Small Cap       S&P
      Class A   Class B   Class R  Fund Average     600
      -------   -------   -------  -----------    ------
        9,527    10,000    10,000     10,000      10,000
1998    7,975     8,352     8,391      8,683       8,782

Note: Past performance is not predictive of future performance. The performance of Class B and Class R shares will vary from the performance of Class A shares based on the differences in loads and fees.

* Since Inception date 12/31/97

This is the first annual report of Principal SmallCap Fund, Inc., as its inception date was January 1, 1998. Fund strategy is to take the best that small-cap growth stocks have to offer and combine it in a single portfolio with the best that small-cap value stocks have to offer. By doing so, managers hope to provide superior results when compared to other small-cap funds.

Initially, approximately 60% of the Fund's assets were invested in growth stocks with the balance in value stocks. The original allocation of 60/40 was still in place at fiscal year end. This allocation was chosen initially for two reasons. First, the small-cap value sector has outperformed the small-cap growth sector for several measurement periods. Fund managers believe the performance balance going forward has a good chance of being reversed, or at least not expanded further. Second, the opportunities for superior stock selection are greater in the growth area at this time.

Performance for small companies during July through September was a continuation of poor performance logged earlier in the year. At October 31, the Principal SmallCap Fund was below its benchmark with a return of -16.0 (net of expenses) versus that of the Lipper SmallCap Fund Average at -13.2%. The Fund was ahead of its benchmarks for the first part of the year until June erased its positive performance. Approximately 65% of the Fund underperformance in the spring and early summer was due to sector allocation choices and the rest was security selection. Specifically, technology holdings were under severe pressure during June as the Asian economic problems reignited investor concerns. The months of July through September followed June's lead with continued negative returns. For the benchmark, seven sectors had losses greater than 20%, three had losses greater than 15% and one sector (Utilities) had a positive return. The Principal SmallCap Fund experienced similar sector performance trends. The Fund underperformed the benchmark due to exposure in the consumer cyclicals and financial sectors.

Looking forward, small stocks are more attractive relative to large stocks than at anytime in the last twenty years. This is based on trailing and projected profits. Fund managers believe this is an opportunity.


Principal Utilities Fund
------------------------
  Catherine  Zaharis

Comparison of Change in Value of $10,000 Investments in the Utilities Fund Class A, Lipper Utilities Fund Average, Dow Jones Utilities Index with Income and S&P 500 Stock Index

--------------------------------------------
                 Total Returns
             As of October 31, 1998
           1 Year   5 Year   10 Year
--------------------------------------------
Class A    32.10%  11.47%     12.48*
Class B    31.23%  19.21%**     -
Class R    31.47%  16.13%***    -
--------------------------------------------

                                 Dow Jones
                   Dow Jones      Utilities       Lipper
       Utilities   Utilities     With Income   Utilities Fund    S&P 500
         Fund     With Income      Index          Average         Index
       ---------  -----------   ------------   --------------    -------
         9,524      10,000                         10,000         10,000
1993    11,250      11,658                         11,575         10,979
1994     9,540       9,349                         10,475         11,402
1995    11,864      11,810         26.32%          12,325         14,414
1996    12,829      13,216         11.91%          13,733         17,885
1997    14,658      14,879         12.58%          16,179         23,625
1998    19,364      19,027         27.88%          19,720         28,821

Note: Past performance is not predictive of future performance. The performance of Class B and Class R shares will vary from the performance of Class A shares based on the differences in loads and fees.

*   Since Inception date 12/16/92
**  Since Inception date 12/9/94
*** Since Inception date 2/29/96

The utility industry continues to evolve on all fronts -- electrics, gas and telephones. Convergence continues to be a theme on the electric and gas side. Companies are trying to provide as many products and services as possible to each customer, and a natural growth aspect is other utility products. Another theme is concentration. Some companies favor a focus on making electricity and others believe they are better sellers of electricity.

Regardless of the strategy, the goal is growth, a rare occurrence in a mature industry. Fund management's goal is to look at each strategy, the company's strengths and weaknesses, and determine if the company's plans are achievable. As events are changing rather rapidly, an increasing awareness of corporate plans is a must.

Telecommunications is in a similar situation with one distinction. This sector still enjoys substantial growth of business from existing product lines and regions, but it is still important to understand and believe each company's growth strategy.

Principal Utilities Fund, with its focus on quality and long term success, has enjoyed success. For the past year, the Fund outperformed both its index and peer group. When the index does well, the Fund tends to be near the top of its peer group as the Fund's current strategy is to hold only utility stocks. Fund managers were also aided by a lack of foreign utilities, which have struggled substantially in the past year.


International Growth Funds

Principal International Emerging Markets Fund
---------------------------------------------
  Kurt Spieler

Comparison of Change in Value of $10,000 Investment in the International Emerging Markets Fund, Lipper Emerging Markets Fund Average and MSCI EMF Index

--------------------------------------------
                 Total Returns
            As of October 31, 1998
           1 Year   5 Year   10 Year
--------------------------------------------
Class A   -21.11%   -25.45%*     -
Class B   -21.26%   -25.65%*     -
Class R   -21.14%   -25.55%*     -
--------------------------------------------

          IEM     IEM         IEM     Lipper Emerging
         Fund     Fund        Fund        Markets
        Class A  Class B    Class R    Fund Average
        -------  -------    -------   --------------
         9,524   10,000      10,000      10,000
1997     7,895    8,280       8,280       8,816
1998     6,228    6,520       6,530       6,010

Note: Past performance is not predictive of future performance. The performance of Class B and Class R shares will vary from the performance of Class A shares based on the differences in loads and fees.

* Since Inception date 8/29/97

Principal International Emerging Markets Fund experienced high volatility in the second half of the fiscal year. From April 30 to the low on September 11, the Fund returned -38%. Catalyst events for the negative returns include high interest rates, a deterioration in the macroeconomic environment and low liquidity in many emerging markets. In the Manager's view, emerging markets became ridiculously oversold in September after the Russian debt moratorium and devaluation. The second and third quarter represented the two worst quarters since inception of emerging market indices. Since September 11, emerging markets have rallied with the Fund returning a positive 18% through October 31. Reasons for the rally include the decline in interest rates in many countries (including the U.S.), increased stability in Asia and Latin America, and cheap valuations.

The Fund outperformed both the MSCI Emerging Market Free Index and Lipper Emerging Market Index in the second half. Relative returns were +7.4% vs. MSCI and +7.6% vs. Lipper. This is a result of the strategy of focusing on countries that require less external financing from the international community. This list includes such countries as Israel, Poland, Hungary, Hong Kong and Singapore. The Fund portfolio remains diversified by region with EMEA (Eastern Europe, Middle East, Africa) making up 37% of assets, Latin America 31% and Asia 25%. The portfolio is defensive by country and company with no exposure in Russia and Malaysia. Generally, the Fund holds companies that have strong cash generative abilities and solid balance sheets. Overall, the Fund strategy is founded on the belief that international markets are inefficient. The manager will continue to add value by buying high quality companies at a discount to their investment value, and find these undervalued companies through application of internal research and bottom-up analysis.


Principal International Fund
----------------------------
Scott Opsal

Comparison of Change in Value of $10,000 Investment in the International Fund Class A, Lipper International Fund Average and MSCI EAFE Index

--------------------------------------------
                  Total Returns
             As of October 31, 1998
           1 Year   5 Year   10 Year
--------------------------------------------
 Class A   1.93%     9.98%    10.50%
 Class B   1.27%   12.06%*      -
 Class R   1.13%   11.04%**     -
--------------------------------------------

                           Lipper        MSCI
        International   International    EAFE
            Fund          Average        Index
        -------------   -------------   ------
            9,534          10,000       10,000
1989       10,048          11,493       10,814
1990       10,141          11,406        9,428
1991       11,545          12,377       10,083
1992       11,358          11,771        8,750
1993       16,059          15,704       12,028
1994       17,600          17,365       13,242
1995       17,781          17,259       13,193
1996       21,047          19,111       14,575
1997       25,354          21,097       15,249
1998       25,842          21,955       16,720

Note: Past performance is not predictive of future performance. The performance of Class B and Class R shares will vary from the performance of Class A shares based on the differences in loads and fees.

*  Since Inception date 12/9/94
** Since Inception date 2/29/96

Global investment markets experienced considerable volatility of returns during the past year. In the first half of 1998, international equity markets advanced due to strong economic growth and low interest rates throughout the world and as Europe moved closer to Monetary Union. The third quarter saw the international markets collapse, as investors became increasingly risk averse. The Fund's European overweighting provided an early benefit as investor enthusiasm drove up stock prices based on strong fundamentals. Emerging markets exposure to hurt the Fund's return relative to the Morgan Stanley's EAFE Index as these markets underperformed for the year. Near zero weighting in Japan benefited the Fund as this country continued to experience financial problems.

World stock markets' volatility was highlighted during the third quarter as markets came crashing down and investors sought safety. The markets had been highly valued during the year as they were "priced for perfection" with strong consumer confidence and an attractive investment outlook. As Asian troubles spread, other markets experienced problems during the year, and Russia's currency devaluation in August brought the problem to a head. This, in connection with the short-term debt problems in Brazil, led investors to demand higher risk premiums and place their money in safer investments.

Entering the second half, the Fund was positioned defensively to limit the downside risk in the market. Unfortunately, any exposure to emerging markets hurt investment returns. During the year, growth-oriented investments performed better than value investments. Investors sought safety in large capitalization, blue chip companies despite their higher valuations. Management's value approach to investing led the Fund to avoid these high valuation companies. The currency exposure during the past year was neutral to the Fund's overall return.

Looking forward, the Fund's current strategy remains defensive in all respects. The Fund is overweighted in Europe which, despite the world's troubles, still has the most robust economic outlook of the developed markets. The recently weaker U.S. dollar may negatively impact Europe's exporters, but Fund managers expect European economic growth to remain well above recession levels. And, reasonable earnings performance is expected from the portfolio. The Fund's overweighting in the U.K. is not based on a top-down view of that economy. Rather, it reflects the fact that Fund managers have uncovered a fair number of unique companies and discrete opportunities there which offer higher-than-average expected returns. Latin America continues to face economic weakness. Although we are seeing prices that more fully reflect that outlook and will be researching "deep value" opportunities where we think the stock price has overly discounted the company's future prospects. The Fund's manager continues to monitor the Asian markets in hopes of identifying interesting investments when the market turns.


Principal International SmallCap Fund
-------------------------------------
   Darren Sleister

Comparison  of  Change  in  Value of  $10,000  Investment  in the  International
SmallCap Fund, Lipper International Small-Cap Fund Average and Morgan Stanley Capital International EAFE

--------------------------------------------
                 Total Returns
            As of October 31, 1998
           1 Year   5 Year   10 Year
--------------------------------------------
Class A    0.30%     0.69%*     -
Class B    0.10%     0.52%*     -
Class R    0.50%     0.86%*     -
--------------------------------------------


          ISF       ISF       ISF       Lipper Int'l
          Fund     Fund       Fund         SmallCap        MSCI
        Class A   Class B    Class R     Fund Average      EAFE
        -------   -------    -------    -------------     ------
         9,524    10,000     10,000          10,000       10,000
 1997    9,486     9,960      9,960           9,736        9,748
 1998    9,514     9,970     10,010           9,774       10,689

Note: Past performance is not predictive of future performance. The performance of Class B and Class R shares will vary from the performance of Class A shares based on the differences in loads and fees.

* Since Inception date 8/29/97

The ancient Chinese cure "May you live in interesting times," could now describe the recent investment environment. SmallCap international stocks have fluctuated widely recently as high levels of volatility gripped equity markets in general. The Asian economic malaise crept into other parts of the world in the past several months. For instance, Russia defaulted on some of its debt which sent emerging country financial markets into a tailspin. Brazil's economy hovered on the edge of collapse and was pressured recently into accepting a bailout package. In short, the current state of world affairs does not favor strong economic growth in many areas outside of the U.S. As small stocks tend to benefit from a strong economic environment, the current perception is that small companies should be sold. In many cases this has been accomplished in spectacular fashion, resulting in small stocks becoming an excellent value.

Given the uncertainty surrounding Asia, Fund managers continue to favor companies operating with clearly defined Western-management principles. As such, the Principal International SmallCap Fund is heavily weighted in European, Australian and Canadian stocks. At this time, growth companies offer the best risk/return trade-off compared to more traditional value stocks. Management's bottom-up, borderless stock selection criteria has taken the Fund to the telecommunications, temporary employment, information technology, deep-sea oil exploration and development, and niche financial companies. The Fund Manager continues to choose stocks on an individual, stand-alone basis. This means the industry and country exposures are the output of finding solid individual investments rather than attempting to predict changes in economic activity or currencies.

The Fund's investment philosophy firmly believes that paying less for a stock is better than paying more. It is recognized that buying into a falling market can be difficult as prices tomorrow may well be lower than today. However, stocks are purchased for the long run and the Fund continues to invest in those companies believed to generate solid returns for the longer term. When markets sell off violently and the underlying economic conditions are not changing significantly, this is generally a good buying opportunity. Investors in the Fund should remember that volatility is not avoidable at all times but Fund managers use such times to benefit shareholders.

Investment results for the period generally paralled the Lipper International SmallCap Fund average. Results lagged the Morgan Stanley EAFE Index due to different country weightings in the Fund and a much lower average capitalization level in the Fund. The EAFE index is comprised of much larger companies that pertained better in this market.


Important Notes on the Growth-Oriented Funds:

Dow Jones Utility Index with Income: This average is a price-weighted average of 15 utility companies that are listed on the New York Stock Exchange and are involved in the production of electrical energy.

Lehman Brothers Government/Corporate Bond Index: This index consists of publicly issued securities from the Government Index and the Corporate Index. The Government Index includes U.S. Treasuries and Agencies. The Corporate Index includes U.S. Corporate and Yankee debentures and secured notes from the Industrial, Utility, Finance, and Yankee categories.

Lipper Balanced Fund Average: This average consists of funds whose primary objective is to conserve principal by maintaining at all times a balanced portfolio of both stocks and bonds. Typically, the stock/bond ratio ranges around 60%/40%. The one-year average currently contains 395 funds.

Lipper Emerging Markets Fund Average: This average consists of funds which invest at least 65% of their total assets in emerging market equity securities, where "emerging market" is defined by a country's GNP per capita or other economic measures. The one-year average currently contains 151 funds.

Lipper Growth & Income Fund Average: This average consists of funds which combine a growth of earnings orientation and an income requirement for level and/or rising dividends. The one-year average currently contains 725 funds.

Lipper Growth Fund Average: This average consists of funds which normally invest in companies whose long-term earnings are expected to grow significantly faster than the earnings of the stocks represented in the major unmanaged stock indices. The one-year average currently contains 944 funds.

Lipper International Small Cap Funds Average: This average consists of funds which invest at least 65% of their assets in equity securities of non-United States companies with market capitalizations less than U.S. $1 billion at the time of purchase. The one-year average currently contains 53 funds.

Lipper Mid-Cap Fund Average: This average consists of funds which, by prospectus or portfolio practice, limit their investments to companies with average market capitalizations and/or revenues between $800 million and the average market capitalization of the Wilshire 4500 Index (as captured by the Vanguard Index Extended Market Fund). The one-year average currently contains 302 funds.

Lipper International Fund Average: This average consists of funds which invest in securities primarily traded in markets outside of the United States. The one-year average currently contains 489 funds.

Lipper Real Estate Fund Average: This average consists of funds which invest 65% of their equity portfolio in equity securities of domestic and foreign companies engaged in the real estate industry. The one-year average currently contains 88 funds.

Lipper Small-Cap Fund Average: This average consists of funds which invest primarily in companies with market capitalizations less than $1 billion at the time of purchase. The one-year average currently contains 588 funds.

Lipper Utilities Fund Average: This average consists of funds which invest 65% of their equity portfolio in utility shares. The one-year average currently contains 100 funds.

Morgan Stanley EAFE (Europe, Australia and Far East) Index: This average reflects an arithmetic, market value weighted average of performance of more than 900 securities which are listed on the stock exchanges of the following countries: Australia, Austria, Belgium, Denmark, Netherlands, New Zealand, Norway, Singapore/Malaysia, Spain, Sweden, Switzerland, and the United Kingdom.

Morgan Stanley EMF (Emerging Markets Free) Index: This average is capitalization weighted and consists of stocks from 26 countries. These countries include:
Argentina, Brazil, Chile, China Free, Columbia, Czech Republic, Greece, Hungary, India, Indomesia Free, Israel, Jordan, Korea at 50%, Malaysia Free, Mexico Free, Pakistan, Peru, Philippines Free, Poland, Portugal, South Africa, Sri Lanka, Taiwan at 50%, Thailand Free, Turkey and Venezuela.

Morgan Stanley REIT Index: This is a capitalization-weighted index of the most actively traded real estate investment trusts, and is designed to be a measure of real estate equity performance.

Standard & Poor's 500 Stock Index: This is an unmanaged index of 500 widely held common stocks representing industrial, financial, utility and transportation companies listed on the New York Stock Exchange, American Stock Exchange and the Over-the-Counter market.

Standard & Poor's 600 Index: This is a market-value weighted index consisting of 600 domestic stocks chosen for market size, liquidity and industry group representation.

Note: Mutual fund data from Lipper Analytical Services, Inc.


Income-Oriented Funds

Principal Bond Fund
-------------------
  Scott Bennett

Comparison of Change in Value of $10,000 Investment in the Bond Fund Class A, Lipper Corporate Debt BBB Rated Fund Average and Lehman Brothers BAA Corporate Index

-------------------------------------------------
                    Total Returns
               As of October 31, 1998
             1 Year   5 Year   10 Year
-------------------------------------------------
Class A       7.76%   6.95%      9.14%
Class B       7.04%   9.68%*      -
Class R       7.05%   7.60%**     -
-------------------------------------------------

                          Lehman     Lipper
                Bond        Baa     BBB Corp.
                Fund       Index     Average
               ------     ------    ---------
                9,522     10,000     10,000
 1989          10,623     11,236     10,944
 1990          10,950     11,549     11,232
 1991          12,706     13,641     13,151
 1992          14,070     15,217     14,572
 1993          16,211     17,635     16,773
 1994          15,236     16,852     15,873
 1995          18,242     20,111     18,154
 1996          19,107     21,484     19,159
 1997          21,047     23,667     20,993
 1998          22,682     25,142     22,181

Note: Past performance is not predictive of future performance. The performance of Class B and Class R shares will vary from the performance of Class A shares based on the differences in loads and fees.

*  Since Inception date 12/9/94
** Since Inception date 2/29/96

For the year ending October 31, 1998, the Principal Bond Fund outperformed its competition and the Lehman Brothers BAA Corporate Index by posting strong absolute returns during a period of market upheaval and general economic uncertainty. Corporate bonds, which make up the bulk of the Fund's holdings, benefited from lower Treasury rates over the past year. However, they have been impacted by investor fears of an expansion of the global economic slowdown and problems in the financial markets. This has resulted in extreme investor risk aversion as evidenced by U.S. Treasuries being the star performer of the bond market during the past year. Because of these fears, corporate bonds have underperformed Treasuries as buyers demanded a much greater premium to hold corporates. This extreme bias towards Treasuries eased in the last several weeks of October allowing corporates to improve their relative performance.

Principal Bond Fund has performed well in this environment by increasing the credit quality of the portfolio, maintaining a somewhat longer duration than its peers and continuing to focus on domestic companies. The biggest contributor to the outperformance during the past year has been the increased quality emphasis of the portfolio with 33% of the portfolio rated A- or higher including 4% which is rated AAA. This has been significant as the higher the credit quality, the higher the return during the past year. The bulk of the higher-rated bonds in the Fund are in liquid instruments which can be sold quickly and reinvested in higher yielding investments as market conditions improve.


Principal Government Securities Income Fund
-------------------------------------------
  Marty Schafer

Comparison of Change in Value of $10,000 Investment in the Government Securities Income Fund Class A, Lipper GNMA Fund Average and Lehman Brothers GNMA Inex

--------------------------------------------
                  Total Returns
             As of October 31, 1998
           1 Year   5 Year   10 Year
--------------------------------------------
Class A     7.38%   6.49%     8.61%
Class B     6.60%   9.30%*     -
Class R     6.66%   6.98%**    -
--------------------------------------------

        Government    Lehman    Lipper
        Securities     GNMA      GNMA
        Income Fund   Index    Average
            9,521     10,000    10,000
1989       10,554     11,142    10,976
1990       11,206     12,067    11,777
1991       13,085     14,129    13,536
1992       14,111     15,371    14,660
1993       15,776     16,536    15,851
1994       14,789     16,281    15,363
1995       17,370     18,755    17,458
1996       18,423     20,096    18,427
1997       20,124     21,946    19,973
1998       21,609     23,520    21,325

Note: Past performance is not predictive of future performance. The performance of Class B and Class R shares will vary from the performance of Class A shares based on the differences in loads and fees.

*  Since Inception date 12/9/94
** Since Inception date 2/29/96

Being long in duration* and fully invested set the stage for a very respectable year. For three quarters of the past year, the economy was led by reasonable growth, shrinking federal deficits and non-threatening inflation which pushed interest rates lower. However, the fourth quarter was marked by financial turmoil which wreaked havoc in the U.S. bond and stock markets. This was followed by an unprecedented contraction in liquidity and dramatically wider spreads across all fixed income products. Nevertheless, the Fund's disciplined and long-term investment approach, combined with its long-term economic forecast, has produced a very solid performance. For the year ended October 31, 1998, the Fund outperformed both the Lipper and Lehman Indices.

Fund management continues to believe the current portfolio is well positioned for the period ahead. Value is added by selecting undervalued mortgage-backed securities, combined with adjusting the duration of the portfolio as needed. As of October 31, 1998, the duration of the fund was 3.34 years versus the index of
2.05 years. Given the absolute level of current interest rates, we plan on moving the fund duration closer to the index over the coming quarters.


Principal High Yield Fund
-------------------------
  Mark Denkinger

Comparison of Change in Value of $10,000 Investment in the High Yield Fund Class A, Lipper High Current Yield Fund Average and Lehman Brothers High Yield Composite Bond Index

-----------------------------------------------
                   Total Returns
               As of October 31, 1998
            1 Year    5 Year    10 Year
-----------------------------------------------
Class A     -3.18%    6.64%      6.86%
Class B     -3.93%    7.50%*       -
Class R     -3.97%    4.59%**      -
-----------------------------------------------

                     Lehman       Lipper
          High     High Yield   High Yield
       Yield Fund     Index      Average
       ----------  ----------   ----------
         9,526       10,000      10,000
1989     9,779       10,195      10,111
1990     8,360        8,885       8,875
1991    10,499       13,209      12,101
1992    12,091       15,224      14,084
1993    13,399       17,949      16,911
1994    13,593       18,168      16,841
1995    15,187       21,016      19,065
1996    16,992       23,349      21,476
1997    19,086       26,553      24,582
1998    18,479       26,420      23,758

Note: Past performance is not predictive of future performance. The performance of Class B and Class R shares will vary from the performance of Class A shares based on the differences in loads and fees.

*  Since Inception date 12/9/94
** Since Inception date 2/29/96

After several years of strong returns, the high yield market underperformed its fixed income counterparts for the year ended October 31, 1998. Principal High Yield Fund posted a total return of -3.18% for the year. This performance trailed the Lehman Brothers High Yield Index return of -.50%, but slightly outperformed the Lipper High Current Yield Fund Average of -3.35%. The relative performance was negatively impacted by the Fund's exposure to Indonesia in the first half the year. After seeing spreads continue to narrow for the first three quarters of the year, spreads widened substantially in the fourth quarter. August was one of the worst performing months in high yield history as the Fund returned -6.58%. With financial problems throughout Asia, Russia and Latin America continuing, investors became risk averse and looked to U.S. Treasuries as a safe haven. High yield securities were adversely impacted with these market conditions and followed the equity markets lower. Unlike other fixed income securities, high yield securities have a higher correlation to the equity market than to interest rates.

The high yield market was very active for most of 1998. New issues continued at a frivolous pace setting new records each month. This new issue volume, combined with historically low default rates, low inflation and a strong economy continued to make the high yield market attractive for the first half of fiscal 1998. The August market downturn changed all this, and spreads widened substantially and new issues came to a halt. Returns turned negative and the outlook was grim heading into October. October experienced a dramatic change in tone from the first to second halves of the month. The first half of October continued negative returns and spread widening. During the second half, market returns were decidedly positive and spreads narrowed as confidence and money flows returned to the market. With default rates remaining low, it became evident that current spreads were more than compensating for the potential risks in the market.

Principal High Yield Fund maintains a BB- average quality. While Fund managers have increased the exposure to CCC quality and non-rated securities during the year, the overall quality of the portfolio has not significantly changed. This is a relatively conservative risk position compared to other funds in the high yield market and worked to the Fund's benefit during these troubling times. Going forward, Fund managers will be more willing to lower the quality of the Fund when market conditions warrant the increased risk. Throughout 1998, the number of bonds in the portfolio has been reduced and the focus on sector diversification has been renewed. At October 31, 1998, the Fund was well diversified among 50 bonds of various sectors and it is currently overweighted in telecommunication/media. Also, exposure to securities of a cyclical nature has been reduced in anticipation of a slower economy. Principal High Yield Fund continues to demonstrate its worth as an asset class that can enhance overall portfolio diversification and returns.


Principal Limited Term Bond Fund
--------------------------------
  Marty Schafer

Comparison of Change in Value of $10,000 Investment in the Limited Term Bond Fund, Lipper Short-Intermediate Investment Grade Debt Fund Average and Lehman Brothers Intermediate Government/Corporate Index

--------------------------------------------
                  Total Returns
             As of October 31, 1998
           1 Year   5 Year   10 Year
--------------------------------------------
Class A    6.57%    6.36%*      -
Class B    6.24%    5.95%*      -
Class R    6.12%    5.77%*      -
--------------------------------------------

       Limited Term  Limited Term
        Bond Fund     Bond Fund
         Class A       Class B
       ------------  ------------
          9,851         10,000
1996     10,208         10,332
1997     10,897         10,985
1998     11,614         11,670


      Limited Term      Lehman Brothers      Lipper Intermediate
        Bond Fund    Government Corporate      Investment Grade
         Class R       Intermediate Index     Bond Fund Average
      ------------   --------------------    -------------------
         10,000             10,000                  10,000
1996     10,324             10,368                  10,357
1997     10,944             11,145                  11,032
1998     11,615             12,161                  11,801

Note: Past performance is not predictive of future performance. The performance of Class B and Class R shares will vary from the performance of Class A shares based on the differences in loads and fees.

* Since Inception date 2/29/96

Principal Limited Term Bond Fund continues to be an investment well suited for those investors looking to improve on lower yielding money markets funds and similar investments.

Fund managers kept duration shorter than the benchmarks and produced returns through asset selection. For the year, this process led to slightly below average performance as rates fell; again showing duration dominates performance. Absolute returns for fixed income sectors (not including treasuries) were solid for the year, however, in comparison to treasuries it was a poor year.

For three quarters of the past year the economy was led by reasonable growth, shrinking federal deficits and non-threatening inflation which pushed interest rates lower. However, the fourth quarter was marked by financial turmoil which wreaked havoc in the U.S. bond and stock markets. Investor confidence was undermined by: Asia, Russia, Latin America, hedge funds, supply stock market, etc. There was only one place for many investors to hide - U.S. Treasuries.

Fund strategy continues to stay fully invested, find the best value among various short-term fixed income securities, maintain high credit quality standards and manage duration within the target range.


Principal Tax-Exempt Bond Fund
------------------------------
  Dan Garrett

Comparison of Change in Value of $10,000 Investment in the Tax-Exempt Bond Fund Class A, Lipper General Municipal Debt Tax-Exempt Bond Fund Average and Lehman Brothers Municipal Bond Index

--------------------------------------------
                  Total Returns
             As of October 31, 1998
           1 Year   5 Year   10 Year
--------------------------------------------
Class A     6.76%   5.75%     7.79%
Class B     6.01%   9.47%*      -
--------------------------------------------

                      Lehman         Lipper
        Tax-Exempt   Municipal       General
        Bond Fund    Bond Index   Municipal Debt
        ----------   ----------   --------------
           9,523       10,000        10,000
1989      10,471       10,811        10,779
1990      10,895       11,613        11,376
1991      12,322       13,027        12,775
1992      13,212       14,119        13,720
1993      15,215       16,107        15,839
1994      14,087       15,405        14,911
1995      16,345       17,691        16,954
1996      17,339       18,700        17,820
1997      18,849       20,287        19,267
1998      20,124       21,914        20,639

Note: Past performance is not predictive of future performance. The performance of Class B will vary from the performance of Class A shares based on the differences in loads and fees.

* Since Inception date 12/9/94

Principal Tax-Exempt Bond Fund strives to provide income free from federal tax while preserving capital. The financial markets were quite volatile the past few months. For disciplined investors, these gyrations were reminders of why long-term goals and asset allocation are sound ideas.

Supported by strong local and state budget surpluses and ongoing growth in the domestic economy, municipal bond values were steadier than other bond sectors during this turmoil. The Fund focuses on projects for the public good (e.g., utilities, industrial pollution control) where the revenues for debt service is tied to corporate guarantees. These bonds tend to provide higher income than the average bond in both the Lehman Municipal Bond Index and the Fund's Lipper peer group with only a slightly higher risk. With fears of global market turmoil, markets have seen the risk premium's increase reflected in lower prices. The less liquid a bond (the ability to find a buyer), the more severe the price drop.

The Fund has a slightly lower credit quality (average rating A) than its Lipper peers (AA) or the Lehman Index (AA). This resulted in lower average prices on the Fund's holdings for the past few months. This underperformance is slight and covers a few months when fears of extreme credit market turmoil prevailed. This fear has since been calmed by moves of the Fed and other global banks to lower rates ensuring that markets will function, credit will be available for businesses and consumers at reasonable rates, and financial markets will provide liquidity for securities trading. As risk premiums have come down, the Fund's holdings have risen faster than its peers.

Looking forward, the U.S. economy shows signs of continued low inflation with steady growth. The Fund's holdings in higher coupon revenue bonds should continue to provide positive relative return compared to the broader municipal market and the Fund's peers. The Fund's disciplined approach continues to provide good value for those seeking high tax-exempt income.


Principal Cash Management Fund
Principal Tax-Exempt Cash Management Fund
-----------------------------------------
    Mike Johnson  Steve  Schneider

On September 29, 1998, at the Federal Open Market Committee (FOMC) meeting, the Federal Reserve cut its targeted Fed Funds rate** by .25% to 5.25%. Two weeks later the Fed stepped in again and cut Fed funds by an additional .25% to 5.00%. These were the first Fed funds adjustments to take place since March 1997 and the first downward moves since January 1996. The rate cuts were aimed at easing the effects of a global slowdown on the U.S. economy. Rates had been holding quite steady through the year until Alan Greenspan began dropping hints about a potential rate cut. Following these comments, the market began pricing in a .25% to .50% downward adjustment in rates. The industry's average maturity for the bulk of fiscal 1998 was in the high 50 and 60+ day area. The Funds strove to stay on top of the industry average. However, due to a planned early May redemption resulting from the transition of certain "sweep accounts" (short-term balances of customers of securities dealers) to another fund organization the Funds' average days lagged significantly. Barring unusual circumstances, Fund management actively monitors the industry averages to keep both yields and average maturities in line. Both funds continue to invest from a list of high credit quality investments that is carefully monitored.

Investment in the money market funds is neither insured nor guaranteed by the U.S. Government. While the Funds strive to maintain a $1.00 per share net asset value, it is possible to lose money by investing in them.

Principal Tax-Exempt Cash Management Fund income dividends are exempt from federal taxation but may not be exempt from state and local taxes. The alternative minimum tax applies to some investors.

Important Notes for Income-Oriented Funds:

Greater credit risks are inherent in a fund which invests primarily in high yield bonds.

* Duration is the dollar weighted, present value of cash flows, principal and interest, expressed in time.

** The Fed Funds rate is the rate at which banks lend to each other on an overnight basis.

Lehman Brothers Baa Corporate Index: An unmanaged index of all publicly issued, fixed-rate, nonconvertible, dollar-denominated, SEC-registered corporate debt rated Baa or BBB by Moody's or Standard & Poor's.

Lehman Brothers GNMA Index: An unmanaged index of 15- and 30-year fixed-rate securities backed by mortgage pools of the Government National Mortgage Association (GNMA) and Graduated Payment Mortgages (GPMs) with at least $100 million outstanding and one year or more to maturity.

Lehman Brothers High Yield Composite Bond Index: An unmanaged index of all publicly issued fixed, dollar-denominated, SEC-registered corporate debt rated Ba1 or lower with at least $100 million outstanding and one year or more to maturity.

Lehman Brothers Intermediate  Government/Corporate  Index: An unmanaged index of
U. S. Government agency and Treasury securities and investment-grade corporate debt securities with maturities of five to ten years.

Lehman Brothers Municipal Bond Index: An unmanaged index of investment-grade, tax-exempt bonds which have been issued within the last five years and at least one year or more to maturity. This index is classified into four main sectors:
General Obligation, Revenue, Insured and Prerefunded.

Lipper Corporate Debt BBB Rated Fund Average: This average consists of funds which invest at least 65% of their assets in corporate and government debt issues rated in the top four grades. The one-year average currently contains 91 funds.

Lipper General Municipal Debt Fund Average: This average consists of funds which invest at least 65% of their assets in municipal debt issues in the top four credit ratings. The one-year average currently contains 239 funds.

Lipper GNMA Fund Average: This average consists of funds which invest a least 65% of their assets in Government National Mortgage Association securities. The one-year average currently contains 51 funds.

Lipper High Current Yield Fund Average: This average consists of funds which aim at high (relative) current yield from fixed-income securities. No quality or maturity restrictions. They tend to invest in lower grade debt issues. The one-year average currently contains 235 funds.

Lipper Short-Intermediate Investment Grade Debt Fund Average: This average consists of funds which invest at least 65% of their assets in investment-grade debt issues rated in the top four grades with dollar-weighted average maturities of one to five years. The one-year average currently contains 94 funds.

Note: Mutual fund data from Lipper Analytical Services, Inc.
October 31, 1998

STATEMENTS OF ASSETS AND LIABILITIES


                                  Principal       Principal       Principal           Principal      Principal        Principal
                                  Balanced        Blue Chip     Capital Value           Growth         MidCap        Real Estate
GROWTH FUNDS (DOMESTIC)           Fund, Inc.      Fund, Inc.      Fund, Inc.          Fund, Inc.     Fund, Inc.       Fund, Inc.

Investment in securities
  -- at cost                   $125,244,229     $155,325,151     $478,777,622         $305,883,113    $332,380,783     $12,930,842

Assets
Investment in securities
  -- at value (Note 4)         $140,184,928     $192,975,605     $642,787,372         $500,523,733    $428,959,431     $11,535,535
Cash........................          2,002            2,007            2,671                2,032           6,877           2,195
Receivables:
  Dividends and interest....        829,209          111,884        1,018,354              467,753         196,306          16,877
  Investment securities sold      1,711,697          320,900        3,600,782               --              --               --
  Capital Stock sold........        201,239          658,133          702,535              951,013         419,030           4,297
Other assets................          3,953              708           25,013                8,637           3,395           --

           Total Assets         142,933,028      194,069,237      648,136,727          501,953,168     429,585,039      11,558,904
Liabilities
Accrued expenses............        111,941           46,689          354,341              319,251         364,182          21,167
Payables:
  Investment securities
    purchased                          --               --              --               9,438,610       4,054,794           --
  Capital Stock reacquired..         43,420          188,017          290,179              875,158         326,224           --

          Total Liabilities         155,361          234,706          644,520           10,633,019       4,745,200          21,167

Net Assets Applicable to
  Outstanding Shares..........   142,777,667    $193,834,531     $647,492,207         $491,320,149    $424,839,839     $11,537,737

Net Assets Consist of:
  Capital Stock...............      $ 93,597         $89,454         $208,612            $  87,647     $   106,816     $    13,750
  Additional paid-in capital..   122,961,011     156,056,332      439,309,526          300,079,580     328,552,043      13,496,703
  Accumulated undistributed
    net investment income.....       500,739             607        3,066,439              982,816           --             35,698
  Accumulated undistributed
    net realized gain (loss)
    on investment
    transactions......             4,281,621          37,684       40,897,880          (4,470,514)       (397,668)        (613,107)
  Net unrealized appreciation
    (depreciation)of
    investments..                 14,940,699      37,650,454      164,009,750         194,640,620      96,578,648       (1,395,307)

           Total Net Assets     $142,777,667    $193,834,531     $647,492,207        $491,320,149    $424,839,839      $11,537,737

Capital Stock
  (par value: $.01 a share):
  Shares authorized..........    100,000,000     100,000,000      100,000,000         100,000,000     100,000,000      100,000,000

Net Asset Value Per Share:
  Class A:
    Net Assets...............   $104,414,116     $126,740,153    $565,052,308         $395,954,359    $332,942,120     $ 5,489,536
    Shares issued and
      outstanding............      6,832,891        5,837,421      18,189,057            7,059,140       8,344,793         654,401
    Net asset value per
      share...                        $15.28           $21.71          $31.07               $56.09          $39.90           $8.39
    Maximum offering price
      per share(a)..........          $16.04           $22.79          $32.62               $58.89          $41.89           $8.81

  Class B:
    Net Assets..............     $18,929,793      $34,223,360     $44,764,507          $64,808,709     $68,357,748      $3,119,646
    Shares issued and
      outstanding...........       1,243,950        1,587,969       1,448,791            1,157,692       1,739,784         372,195
    Net asset value
      per share(b)..........          $15.22           $21.55          $30.90               $55.98          $39.29           $8.38

  Class R:
    Net Assets........           $19,433,758      $32,871,018     $37,675,392          $30,557,081     $23,539,971      $2,928,555
    Shares issued and
      outstanding                  1,282,856        1,520,018       1,223,310              547,909         596,991         348,440
    Net asset value per
      share                           $15.15           $21.63          $30.80               $55.77          $39.43           $8.40

(a) Maximum offering price is equal to net asset value plus a front-end sales charge of 4.75% of the offering price or 4.99% of the net asset value.
(b) Redemption price per share is equal to net asset value less any applicable contingent deferred sales charge.

See accompanying notes.

October 31, 1998

STATEMENTS OF ASSETS AND LIABILITIES

                                Principal        Principal
                                 SmallCap        Utilities
GROWTH FUNDS (DOMESTIC)         Fund, Inc.       Fund, Inc.

Investment in securities
  -- at cost                    $33,007,985     $68,557,497

Assets
Investment in securities
  -- at value (Note 4)          $29,620,107     $98,511,173
Cash........................          3,088          30,500
Receivables:
  Dividends and interest....           4,679         336,744
  Investment securities sold           --              --
  Capital Stock sold........         235,364         201,826
Other assets................              21             514

           Total Assets          29,863,259      99,080,757
Liabilities
Accrued expenses............         32,840         112,172
Payables:
  Investment securities
    purchased                          --              --
  Capital Stock reacquired..          53,976          39,790

          Total Liabilities           86,816         151,962

Net Assets Applicable to
  Outstanding Shares..........   $29,776,443     $98,928,795

Net Assets Consist of:
  Capital Stock...............  $     35,322     $    61,406
  Additional paid-in capital..    34,355,800      67,157,974
  Accumulated undistributed
    net investment income.....          --           280,319
  Accumulated undistributed
    net realized gain (loss)
    on investment
    transactions......            (1,226,801)      1,475,420
  Net unrealized appreciation
    (depreciation)of
    investments..                 (3,387,878)     29,953,676

           Total Net Assets      $29,776,443     $98,928,795

Capital Stock
  (par value: $.01 a share):
  Shares authorized..........    100,000,000     100,000,000

Net Asset Value Per Share:
  Class A:
    Net Assets...............     $18,437,838     $83,533,366
    Shares issued and
      outstanding............       2,186,171       5,183,590
    Net asset value per
      share...                          $8.43          $16.11
    Maximum offering price
      per share(a)..........            $8.85          $16.91

  Class B:
    Net Assets..............       $6,650,394     $11,390,675
    Shares issued and
      outstanding...........          791,193         707,750
    Net asset value
      per share(b)..........            $8.41          $16.09

  Class R:
    Net Assets........             $4,688,211      $4,004,754
    Shares issued and
      outstanding                     554,813         249,210
    Net asset value per
      share                             $8.45          $16.07



(a) Maximum offering price is equal to net asset value plus a front-end sales charge of 4.75% of the offering price or 4.99% of the net asset value.
(b) Redemption price per share is equal to net asset value less any applicable contingent deferred sales charge.

See accompanying notes.


Year Ended October 31, 1998, Except as Noted

STATEMENTS OF OPERATIONS

                                                      Principal         Principal        Principal       Principal     Principal
                                                      Balanced          Blue Chip      Capital Value      Growth        MidCap
GROWTH FUNDS (DOMESTIC)                               Fund, Inc.        Fund, Inc.       Fund, Inc.      Fund, Inc.    Fund, Inc.

Net Investment Income
Income:
  Dividends...................................       $ 1,386,241      $ 2,704,996       $ 14,038,593     4,527,977     3,036,707
  Interest....................................         3,893,561          283,944            822,481     2,792,407     1,865,304

                       Total Income                    5,279,802        2,988,940         14,861,074     7,320,384     4,902,011
Expenses:
  Management and investment advisory fees (Note 3)       750,616          764,784          2,349,118     1,863,070     2,548,924
  Distribution and shareholder servicing
     fees (Notes 1 and 3).....................           497,017          704,240          1,313,474     1,346,009     1,525,106
  Transfer and administrative services
     (Notes 1 and 3).........................            521,852          832,394          1,247,865     1,421,948     1,840,474
  Registration fees (Note 1)..................            48,742           89,529            110,642        89,906       101,101
  Custodian fees..............................             5,061            3,970              2,460         4,244         4,821
  Auditing and legal fees.....................             6,392            7,422              6,175        10,717         8,342
  Directors' fees.............................             7,384            7,385              7,372         7,446         7,371
  Other.......................................             9,028           11,443             39,501        29,568        33,839

                  Total Gross Expenses                 1,846,092        2,421,167          5,076,607     4,772,908     6,069,978
  Less:  Management and investment
          advisory fees waived...............              --               --                --             --            --

                    Total Net Expenses                 1,846,092        2,421,167          5,076,607     4,772,908     6,069,978

          Net Investment Income (Operating Loss)       3,433,710          567,773          9,784,467     2,547,476    (1,167,967)

Net Realized and Unrealized
Gain (Loss) on Investments
Net realized gain (loss) from investment
    transactions                                       4,283,465           21,090         40,907,350    (4,470,515)     (397,666)
Net realized gains from other investment
    companies ..................................           --                --               --             --            --
    Change in unrealized appreciation/
       depreciation of investments..............       4,621,248       23,303,399         33,306,303    58,299,881   (47,859,461)

                   Net Realized and Unrealized
                    Gain (Loss) on Investments         8,904,713       23,324,489         74,213,653    53,829,366   (48,257,127)


          Net Increase (Decrease) in Net Assets
                      Resulting from Operations      $12,338,423      $23,892,262        $83,998,120   $56,376,842   (49,425,094)

(a)Period from December 11, 1997 (date operations commenced) through October 31, 1998.

See accompanying notes.

Year Ended October 31, 1998, Except as Noted

STATEMENTS OF OPERATIONS


                                                    Principal           Principal            Principal
                                                   Real Estate          SmallCap             Utilities
GROWTH FUNDS (DOMESTIC)                            Fund, Inc.(a)       Fund, Inc.(a)         Fund, Inc

Net Investment Income
Income:
  Dividends...................................         438,265             74,378           $3,334,804
  Interest....................................          68,103            103,891              104,549

                       Total Income                    506,368            178,269            3,439,353
Expenses:
  Management and investment advisory fees (Note 3)      87,653            147,083              531,644
  Distribution and shareholder servicing
     fees (Notes 1 and 3).....................          33,946             75,049              294,281
  Transfer and administrative services
     (Notes 1 and 3).........................           76,546            199,807              304,813
  Registration fees (Note 1)..................           3,977              3,039               31,613
  Custodian fees..............................           1,746              4,493                1,789
  Auditing and legal fees.....................           6,256              3,849                4,899
  Directors' fees.............................           2,775              2,700                7,385
  Other.......................................           1,300                514                5,987

                  Total Gross Expenses                 214,199            436,534            1,182,411
  Less:  Management and investment
          advisory fees waived...............             --                 --                 82,515

                    Total Net Expenses                 214,199            436,534            1,099,896

          Net Investment Income (Operating Loss)       292,169           (258,265)           2,339,457

Net Realized and Unrealized
Gain (Loss) on Investments
Net realized gain (loss) from investment
    transactions                                      (631,002)        (1,226,801)           1,540,023
Net realized gains from other investment
    companies ..................................        17,895             --                   --
    Change in unrealized appreciation/
       depreciation of investments..............    (1,395,307)        (3,387,878)          19,641,699

                   Net Realized and Unrealized
                    Gain (Loss) on Investments      (2,008,414)        (4,614,679)          21,181,722


          Net Increase (Decrease) in Net Assets
                      Resulting from Operations    $(1,716,245)       $(4,872,944)         $23,521,179



(a)Period from December 11, 1997 (date operations commenced) through October 31, 1998.

See accompanying notes.


Years Ended October 31, Except as Noted

STATEMENTS OF CHANGES IN NET ASSETS

                                                           Principal                  Principal                 Principal
                                                           Balanced                   Blue Chip                 Capital Value
GROWTH FUNDS (DOMESTIC)                                   Fund, Inc.                  Fund, Inc.                Fund, Inc.
                                                      1998         1997           1998         1997           1998          1997
Operations

Net investment income(operating loss)               3,433,710     2,134,586       567,773     773,899      9,784,467     9,136,213
Net realized gain (loss) from
   investment transactions                          4,283,465     7,456,891        21,090  12,146,669     40,907,350    44,903,311
Change in unrealized appreciation/
       depreciation of investments                  4,621,248     3,601,722    23,303,399     617,291     33,306,303    57,109,297
        Net Increase (Decrease) in Net Assets
           Resulting from Operations               12,338,423    13,193,199    23,892,262  13,537,859     83,998,120   111,148,821

Dividends and Distributions to Shareholders
  From net investment income:
   Class A....................................     (2,435,139)   (1,962,353)     (571,140)   (664,560)    (9,413,649)   (8,406,934)
   Class B ...................................       (269,151)     (152,316)      (21,463)    (25,978)      (302,359)     (131,991)
   Class R....................................       (300,221)     (102,915)      (42,466)    (42,305)      (272,715)      (86,476)
From net realized gain on investments:
   Class A ...................................     (5,882,074)   (6,130,810)   (8,442,806) (1,212,100)   (40,827,739)  (60,902,870)
   Class B ...................................       (842,073)     (566,868)   (1,993,541)   (188,032)    (2,381,772)   (1,471,954)
   Class R....................................       (725,965)     (112,915)   (1,692,630)    (55,610)    (1,697,455)     (338,789)
Tax return of capital distributions:
   Class A ...................................         --           --            --           --             --           --
   Class B ...................................         --           --            --           --             --           --
   Class R....................................         --           --            --           --             --           --

             Total Dividends and Distributions    (10,454,623)   (9,028,177)  (12,764,046) (2,188,585)   (54,895,689)  (71,339,014)

Capital Share Transactions (Note 5)
Shares sold:
   Class A....................................     23,880,103    21,449,772    46,354,686  34,250,614     73,344,881    57,963,775
   Class B ...................................      8,010,824     5,741,685    15,736,209  11,442,392     17,966,775    15,764,589
   Class R....................................     11,459,488     9,101,517    18,838,628  14,353,877     22,090,590    16,511,369
Shares issued in reinvestment of dividends and
  distributions:
   Class A....................................      8,093,981     7,361,276     8,730,513   1,791,093     49,153,586    68,083,831
   Class B ...................................      1,101,436       712,904     2,000,486     211,943      2,633,936     1,583,642
   Class R....................................      1,026,031       215,722     1,734,897      97,891      2,028,417       425,209
Shares redeemed:
   Class A ...................................    (14,404,904)  (17,550,684)  (15,983,191) (9,512,640)   (78,578,133) (103,901,296)
   Class B ...................................     (2,320,820)     (943,794)   (3,609,645) (1,463,536)    (4,560,133)   (1,795,682)
   Class R ...................................     (3,017,907)     (846,178)   (4,847,775) (1,259,802)    (5,699,984)   (1,636,526)

        Net Increase (Decrease) in Net Assets
               from Capital Share Transactions     33,828,232    25,242,220    68,954,808  49,911,832     78,379,935    52,998,911

                                Total Increase     35,712,032    29,407,242    80,083,024  61,261,106    107,482,366    92,808,718

Net Assets
Beginning of period...........................    107,065,635    77,658,393   113,751,507  52,490,401    540,009,841   447,201,123
End of period [including undistributed
  net investment income as set forth below]...    142,777,667   107,065,635   193,834,531 113,751,507    647,492,207   540,009,841

Undistributed Net Investment Income ...........       500,739        75,127           607      79,494      3,066,439     3,270,973

(a) Period from December 11, 1997 (date operations commenced) through October 31, 1998.

See accompanying notes.

Years Ended October 31, Except as Noted

STATEMENTS OF CHANGES IN NET ASSETS

                                                       Principal                 Principal            Principal
                                                       Growth                    MidCap               Real Estate
GROWTH FUNDS (DOMESTIC)                                Fund, Inc.                Fund, Inc.           Fund, Inc.
                                                    1998         1997         1998         1997          1998(a)
Operations
Net investment income(operating loss)            2,547,476    2,008,065    (1,167,967)    419,786        292,169
Net realized gain (loss) from
   investment transactions                      (4,470,515)  11,213,338      (397,666) 10,456,322       (613,107)
Change in unrealized appreciation/
       depreciation of investments              58,299,881   65,942,389   (47,859,461) 80,084,426     (1,395,307)
        Net Increase (Decrease) in Net Assets
           Resulting from Operations            56,376,842   79,163,792   (49,425,094) 90,960,534     (1,716,245)

Dividends and Distributions to Shareholders
  From net investment income:
   Class A....................................  (2,281,014)  (1,853,254)      --         (741,359)      (118,861)
   Class B ...................................     (84,298)     (14,911)      --           (4,780)       (70,429)
   Class R....................................      (5,786)      (8,766)      --             (594)       (67,181)
From net realized gain on investments:
   Class A ...................................  (9,421,497)  (2,178,840)   (8,489,268) (7,708,737)        --
   Class B ...................................  (1,280,548)    (232,571)   (1,505,719)   (989,543)        --
   Class R....................................    (518,291)     (27,607)     (456,798)    (95,503)        --
Tax return of capital distributions:
   Class A ...................................      --           --            (3,831)     --             --
   Class B ...................................      --           --              (351)     --             --
   Class R....................................      --           --              (114)     --             --

             Total Dividends and Distributions (13,591,434)  (4,315,949)  (10,456,081) (9,540,516)      (256,471)

Capital Share Transactions (Note 5)
Shares sold:
   Class A....................................  80,738,775   54,732,684    84,673,707  76,822,359      6,657,527
   Class B ...................................  23,436,918   14,638,635    26,339,797  24,764,751      3,740,670
   Class R....................................  16,186,162   13,558,095    14,593,610  14,520,116      3,419,415
Shares issued in reinvestment of dividends and
  distributions:
   Class A....................................  11,393,839    3,915,241     8,301,363   8,245,913        117,899
   Class B ...................................   1,340,964      244,569     1,491,031     981,686         72,055
   Class R....................................     524,005       36,360       456,912      96,080         69,699
Shares redeemed:
   Class A ................................... (49,829,917) (35,146,370)  (60,048,924)(36,719,008)      (394,690)
   Class B ...................................  (6,849,158)  (4,184,396)   (9,249,916) (4,945,062)      (118,103)
   Class R ...................................  (4,298,409)  (1,144,394)   (5,504,466) (1,479,854)       (54,019)

        Net Increase (Decrease) in Net Assets
               from Capital Share Transactions  72,643,179   46,650,424    61,053,114  82,286,981     13,510,453

                                Total Increase 115,428,587  121,498,267     1,171,939 163,706,999     11,537,737

Net Assets
Beginning of period........................... 375,891,562  254,393,295   423,667,900 259,960,901         --
End of period [including undistributed
  net investment income as set forth below]... 491,320,149  375,891,562   424,839,839 423,667,900     11,537,737

Undistributed Net Investment Income ..........     982,816      813,820        --          36,047         35,698

(a) Period from December 11, 1997 (date operations commenced) through October 31, 1998.

See accompanying notes.

Years Ended October 31, Except as Noted

STATEMENTS OF CHANGES IN NET ASSETS

                                                    Principal                 Principal
                                                    SmallCap                  Utilities
GROWTH FUNDS (DOMESTIC)                             Fund, Inc.                Fund, Inc.
                                                      1998(a)               1998         1997
Operations
Net investment income(operating loss)                (258,265)           2,339,457     2,768,051
Net realized gain (loss) from
   investment transactions                         (1,226,801)           1,540,023     1,274,214
Change in unrealized appreciation/
       depreciation of investments                 (3,387,878)          19,641,699     5,564,046
        Net Increase (Decrease) in Net Assets
           Resulting from Operations               (4,872,944)          23,521,179     9,606,311

Dividends and Distributions to Shareholders
  From net investment income:
   Class A....................................         --               (2,238,576)   (2,431,314)
   Class B ...................................         --                 (202,869)     (183,927)
   Class R....................................         --                  (59,525)      (28,627)
From net realized gain on investments:
   Class A ...................................         --                   --              --
   Class B ...................................         --                   --              --
   Class R....................................         --                   --              --
Tax return of capital distributions:
   Class A ...................................         (4,160)              --              --
   Class B ...................................         (3,120)              --              --
   Class R....................................         (3,120)              --              --

             Total Dividends and Distributions        (10,400)          (2,500,970)   (2,643,868)

Capital Share Transactions (Note 5)
Shares sold:
   Class A....................................     22,354,702           12,723,975     5,270,881
   Class B ...................................      8,073,780            4,293,220     2,196,079
   Class R....................................      5,958,145            2,547,194     1,364,313
Shares issued in reinvestment of dividends and
  distributions:
   Class A....................................          4,160            1,973,186     2,147,554
   Class B ...................................          3,120              182,379       165,257
   Class R....................................          3,120               59,486        28,603
Shares redeemed:
   Class A ...................................       (967,357)         (13,805,582)  (15,663,584)
   Class B ...................................       (232,397)          (2,155,400)   (1,595,827)
   Class R ...................................       (537,486)            (725,248)     (272,901)

        Net Increase (Decrease) in Net Assets
               from Capital Share Transactions     34,659,787            5,093,210    (6,359,625)

                                Total Increase     29,776,443           26,113,419       602,818

Net Assets
Beginning of period...........................         --               72,815,376    72,212,558
End of period [including undistributed
  net investment income as set forth below]...     29,776,443           98,928,795    72,815,376

Undistributed Net Investment Income ...........        --                  280,319       445,581

(a) Period from December 11, 1997 (date operations commenced) through October 31, 1998.

See accompanying notes.


October 31, 1998

NOTES TO FINANCIAL STATEMENTS

Principal Balanced Fund, Inc.
Principal Blue Chip Fund, Inc.
Principal Capital Value Fund, Inc.
Principal Growth Fund, Inc.
Principal MidCap Fund, Inc.
Principal Real Estate Fund, Inc.
Principal SmallCap Fund, Inc.
Principal Utilities Fund, Inc.

Note 1 -- Significant Accounting Policies

Principal Balanced Fund, Inc., Principal Blue Chip Fund, Inc., Principal Capital Value Fund, Inc., Principal Growth Fund, Inc., Principal MidCap Fund, Inc., Principal Real Estate Fund, Inc., Principal SmallCap Fund, Inc. and Principal Utilities Fund, Inc. (the "Domestic Growth Funds") are registered under the Investment Company Act of 1940, as amended, as open-end diversified management investment companies and operate in the mutual fund industry.

Effective January 1, 1998, the following changes were made to the names of the Domestic Growth Funds:

Former Fund Name                           New Fund Name
--------------------------------------     ----------------------------------
Princor Balanced Fund, Inc.                Principal Balanced Fund, Inc.
Princor Blue Chip Fund, Inc.               Principal Blue Chip Fund, Inc.
Princor Capital Accumulation Fund, Inc.    Principal Capital Value Fund, Inc.
Princor Growth Fund, Inc.                  Principal Growth Fund, Inc.
Princor Emerging Growth Fund, Inc.         Principal MidCap Fund, Inc.
Princor Utilities Fund, Inc.               Principal Utilities Fund, Inc.

On December 11, 1997, the initial purchases of 400,000 shares of Class A Capital Stock, 300,000 shares of Class B Capital Stock and 300,000 shares of Class R Capital Stock of each of Principal Real Estate Fund, Inc. and Principal SmallCap Fund, Inc. were made by Principal Life Insurance Company (formerly known as Principal Mutual Life Insurance Company) (see Note 3). Effective December 31, 1997, Principal Real Estate Fund, Inc. and Principal SmallCap Fund, Inc. each began offering Class A and Class B shares to the public and Class R shares to eligible purchasers.

Class A shares generally are sold with an initial sales charge based on declining rates and certain purchases may be subject to a contingent deferred sales charge ("CDSC"). Class B shares are sold without an initial sales charge, but are subject to a declining CDSC on certain redemptions made within six years of purchase. Class R shares are sold without an initial sales charge and are not subject to a CDSC. Class B shares and Class R shares bear higher ongoing distribution fees than Class A shares. Class B shares automatically convert into Class A shares, based on relative net asset value (without a sales charge) after seven years. Class R shares automatically convert into Class A shares, based on relative net asset value (without a sales charge) after four years. All classes of shares for each fund represent interests in the same portfolio of investments, and will vote together as a single class except where otherwise required by law or as determined by each of the Domestic Growth Funds' respective Board of Directors. In addition, the Board of Directors of each fund declares separate dividends on each class of shares.

The Domestic Growth Funds allocate daily all income, expenses (other than class-specific expenses), and realized and unrealized gains or losses to each class of shares based upon the relative proportion of the value of shares outstanding of each class. Expenses specifically attributable to a particular class are charged directly to such class. Class-specific expenses charged to each class during the periods ended October 31, 1998, which are included in the corresponding captions of the Statement of Operations, were as follows:

                                              Distribution and                   Transfer and
                                         Shareholder Servicing Fees         Administrative Services           Registration Fees
                                         Class A    Class B    Class R    Class A   Class B     Class R    Class A  Class B Class R
    Principal Balanced Fund, Inc.        241,795     140,18    115,035    121,030    28,933      25,380     12,833    7,101   9,962
    Principal Blue Chip Fund, Inc.       265,449    247,915    190,876    139,580    44,191      36,727     31,197   11,989  13,307
    Principal Capital Value Fund, Inc.   789,870    296,909    226,695    341,696    59,885      54,503     36,224   16,356  13,383
    Principal Growth Fund, Inc.          790,328    367,515    188,166    450,403    95,041      46,878     30,541   10,811  11,436
    Principal MidCap Fund, Inc.          869,425    483,775    171,906    516,585   123,162      59,007     26,629   13,205  11,889
    Principal Real Estate Fund, Inc.      13,607     16,949      3,390      2,520     1,036         403      1,700      287   1,684
    Principal SmallCap Fund, Inc.         40,552     30,209      4,288     15,514     4,511       1,153      1,401    1,201     102
    Principal Utilities Fund, Inc.       191,411     82,003     20,867     78,984    13,075       6,383     10,105    7,256   7,035

The Domestic Growth Funds value securities for which market quotations are readily available at market value, which is determined using the last reported sale price or, if no sales are reported, as is regularly the case for some securities traded over-the-counter, the last reported bid price. When reliable market quotations are not considered to be readily available, which may be the case, for example, with respect to certain debt securities and preferred stocks, the investments are valued by using prices provided by market makers or estimates of market values obtained from yield data and other factors relating to instruments or securities with similar characteristics in accordance with procedures established in good faith by each fund's Board of Directors. Securities with remaining maturities of 60 days or less are valued at amortized cost, which approximates market.

The Domestic Growth Funds record investment transactions generally one day after the trade date, except for short-term investment transactions which are recorded generally on the trade date. The identified cost basis has been used in determining the net realized gain or loss from investment transactions and unrealized appreciation or depreciation of investments. The Domestic Growth Funds record dividend income on the ex-dividend date. Interest income is recognized on an accrual basis.

The Domestic Growth Funds may, pursuant to an exemptive order issued by the Securities and Exchange Commission, transfer uninvested funds into a joint trading acount. The order permits the Domestic Growth Funds' cash balances to be deposited into a single joint account along with the cash of other registered investment companies managed by Principal Management Corporation (formerly known as Princor Management Corporation) (the "Manager"). These balances may be invested in one or more short-term instruments.

Dividends and distributions to shareholders are recorded on the ex-dividend date. Dividends and distributions to shareholders from net investment income and net realized gain from investments are determined in accordance with federal tax regulations, which may differ from generally accepted accounting principles. Permanent book and tax basis differences are reclassified within the capital accounts based on their federal tax basis treatment; temporary differences do not require reclassification. Reclassifications made for Principal MidCap Fund, Inc. and Principal SmallCap Fund, Inc. for the year ended October 31, 1998 aggregated $1,172,263 and $268,657 respectively. Other reclassifications made for the periods ended October 31, 1998 and 1997 were not material.

Dividends and distributions which exceed net investment income and net realized capital gains for financial reporting purposes, but not for tax purposes, are reported as dividends in excess of net investment income or distributions in excess of net realized capital gains. To the extent distributions exceed current and accumulated earnings and profits for federal income tax purposes, they are reported as return of capital distributions.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 -- Federal Income Taxes

No provision for federal income taxes is considered necessary because each fund is qualified as a "regulated investment company" under the Internal Revenue Code and intends to distribute each year substantially all of its net investment income and realized capital gains to shareholders. The cost of investments for federal income tax reporting purposes approximates that used for financial reporting purposes.

At October 31, 1998, the Domestic Growth Funds had approximate net capital loss carryforwards as follows:

                                                          Principal         Principal        Principal         Principal
                                                           Growth            MidCap         Real Estate        SmallCap
       Net Capital Loss Carryforwards Expire In:         Fund, Inc.        Fund, Inc.       Fund, Inc.        Fund, Inc.

                         2006                            $4,471,000         $398,000         $613,000         $1,227,000

Note 3 -- Management Agreement and Transactions With Affiliates

The Domestic Growth Funds have agreed to pay investment advisory and management fees to Principal Management Corporation (wholly owned by Princor Financial Services Corporation, a subsidiary of Principal Life Insurance Company) computed at an annual percentage rate of each fund's average daily net assets. The annual rate used in this calculation for the Domestic Growth Funds is as follows:

                                                                       Net Asset Value of Funds
                                                                             (in millions)

                                              First             Next             Next              Next             Over
                                              $100              $100             $100              $100             $400

   Principal Balanced Fund, Inc.              0.60%            0.55%             0.50%            0.45%             0.40%
   Principal Blue Chip Fund, Inc.             0.50%            0.45%             0.40%            0.35%             0.30%
   Principal Capital Value Fund, Inc.         0.50%            0.45%             0.40%            0.35%             0.30%
   Principal Growth Fund, Inc.                0.50%            0.45%             0.40%            0.35%             0.30%
   Principal MidCap Fund, Inc.                0.65%            0.60%             0.55%            0.50%             0.45%
   Principal Real Estate Fund, Inc.           0.90%            0.85%             0.80%            0.75%             0.70%
   Principal SmallCap Fund, Inc.              0.85%            0.80%             0.75%            0.70%             0.65%
   Principal Utilities Fund, Inc.             0.60%            0.55%             0.50%            0.45%             0.40%

The  Domestic   Growth  Funds  also  reimburse  the  Manager  for  transfer  and administrative services, including the cost of accounting, data processing, supplies and other services rendered.

The Manager voluntarily waived a portion of its fee for the Principal Utilities Fund, Inc. The waivers are in amounts that maintain total operating expenses within certain limits. The limits are expressed as a percentage of average net assets attributable to each class on an annualized basis during the reporting period. The amount waived and the operating expense limits, which were maintained at or below those shown, are as follows:

                                                            Amount Waived

                                                Year Ended                 Year Ended                  Expense
                                             October 31, 1998            October 31, 1997               Limit

   Principal Utilities Fund, Inc.
     Class A                                       $60,477                   $65,940                    1.15%
     Class B                                         9,557                     3,753                    1.95%
     Class R                                        12,481                     9,355                    1.65%

The Manager ceased its waiver of expenses October 31, 1998.

Princor Financial Services Corporation, as principal underwriter, receives proceeds of any CDSC on certain Class A and Class B share redemptions. The charge is based on declining rates which for Class A shares begin at .75%, and for Class B shares at 4.00%, of the lesser of the current market value or the cost of shares being redeemed. Princor Financial Services Corporation also retains sales charges on sales of Class A shares based on declining rates which begin at 4.75% of the offering price. The aggregate amount of these charges retained, by fund, for the periods ended October 31, 1998 were as follows:

                                                    Class A          Class B

   Principal Balanced Fund, Inc.                  $  682,760       $  33,555
   Principal Blue Chip Fund, Inc.                  1,172,738          57,361
   Principal Capital Value Fund, Inc.              1,691,500          77,543
   Principal Growth Fund, Inc.                     1,990,628          89,098
   Principal MidCap Fund, Inc.                     2,295,383         152,254
   Principal Real Estate Fund, Inc.                   52,363             917
   Principal SmallCap Fund, Inc.                     397,232           1,159
   Principal Utilities Fund, Inc.                    302,546          36,807

No brokerage commissions were paid by the Domestic Growth Funds to Princor Financial Services Corporation during the periods ended October 31, 1998 and 1997. Brokerage commissions were paid to other affiliates by the following funds:

                                          Periods Ended         Year Ended
                                        October 31, 1998     October 31, 1997

   Principal Balanced Fund, Inc.            $  6,080             $15,194
   Principal Blue Chip Fund, Inc.              2,315              21,243
   Principal Capital Value Fund, Inc.         32,675              17,016
   Principal Growth Fund, Inc.                18,750               4,637
   Principal MidCap Fund, Inc.                 7,716               3,750
   Principal Real Estate Fund, Inc.           14,745                --
   Principal SmallCap Fund, Inc.               1,050                --
   Principal Utilities Fund, Inc.              3,235               4,665

The Domestic Growth Funds bear distribution and shareholder servicing fees with respect to Class A shares computed at an annual rate of up to .25% of the average daily net assets attributable to Class A shares of each fund. Each of the Domestic Growth Funds adopted a distribution plan with respect to Class B shares that provides for distribution and shareholder servicing fees computed at an annual rate of up to 1.00% of the average daily net assets attributable to Class B shares of each fund. Each of the Domestic Growth Funds adopted a distribution plan with respect to Class R shares that provides for distribution and shareholder servicing fees computed at an annual rate of up to .75% of the average daily net assets attributable to Class R shares of each fund. Distribution and shareholder servicing fees are paid to Princor Financial Services Corporation; a portion of the fees are subsequently remitted to retail dealers. Pursuant to the distribution agreements, fees unused by the principal underwriter at the end of the fiscal year are returned to the Domestic Growth Funds.

At October 31, 1998, Principal Life Insurance Company, subsidiaries of Principal Life Insurance Company and benefit plans sponsored on behalf of Principal Life Insurance Company owned shares of the Domestic Growth Funds as follows:


                                         Class A       Class B      Class R

     Principal Balanced Fund, Inc.         56,947         111         2,661
     Principal Blue Chip Fund, Inc.        64,478          99            71
     Principal Capital Value Fund, Inc. 5,004,324          71            52
     Principal Growth Fund, Inc.           37,577          37            27
     Principal MidCap Fund, Inc.           46,739          45            32
     Principal Real Estate Fund, Inc.     409,528     306,709       307,067
     Principal SmallCap Fund, Inc.        400,425     300,319       300,319
     Principal Utilities Fund, Inc.        85,553         123            92


Note 4 -- Investment Transactions

For the periods ended October 31, 1998, the cost of investment securities purchased and proceeds from investment securities sold (not including short-term investments and U.S. government securities) by the Domestic Growth Funds were as follows:

                                             Purchases             Sales

     Principal Balanced Fund, Inc.        $  86,937,874       $  29,929,482
     Principal Blue Chip Fund, Inc.          54,535,363             735,207
     Principal Capital Value Fund, Inc.     167,160,767         138,801,462
     Principal Growth Fund, Inc.            144,105,468          89,116,523
     Principal MidCap Fund, Inc.            131,971,760         106,338,131
     Principal Real Estate Fund, Inc.        18,328,496           5,192,357
     Principal SmallCap Fund, Inc.           35,175,646           3,215,257
     Principal Utilities Fund, Inc.          12,674,891          10,367,659

At October 31, 1998, net unrealized appreciation (depreciation) of investments by the Domestic Growth Funds was composed of the following:

                                                                                                                 Net Unrealized
                                                                                                                  Appreciation

                                                                         Gross Unrealized                        (Depreciation)

                                                          Appreciation                (Depreciation)             of Investments

     Principal Balanced Fund, Inc.                            $ 17,834,181             $ (2,893,482)              $ 14,940,699
     Principal Blue Chip Fund, Inc.                             44,720,024               (7,069,570)                37,650,454
     Principal Capital Value Fund, Inc.                        179,712,466              (15,702,716)               164,009,750
     Principal Growth Fund, Inc.                               197,621,764               (2,981,144)               194,640,620
     Principal MidCap Fund, Inc.                               135,193,328              (38,614,680)                96,578,648
     Principal Real Estate Fund, Inc.                               55,032               (1,450,339)                (1,395,307)
     Principal SmallCap Fund, Inc.                               2,447,869               (5,835,747)                (3,387,878)
     Principal Utilities Fund, Inc.                             30,487,207                 (533,531)                29,953,676

The Domestic  Growth  Funds'  investments  are with  various  issuers in various
industries.   The   Schedules  of   Investments   contained   herein   summarize
concentrations of credit risk by issuer and industry.

Note 5 -- Capital Share Transactions

Transactions in Capital Stock by fund were as follows:

                                                              Principal           Principal            Principal        Principal
                                                              Balanced            Blue Chip          Capital Value        Growth
                                                             Fund, Inc.          Fund, Inc.           Fund, Inc.        Fund, Inc.

  Year Ended October 31, 1998:
  Shares sold:
    Class A   .........................................       1,578,648          2,196,999            2,383,996          1,435,543
    Class B   .........................................         531,549            749,555              582,574            414,689
    Class R   .........................................         764,170            893,287              717,506            290,030
  Shares issued in reinvestment of dividends
  and distributions:
    Class A ...........................................         551,343            445,659            1,687,027            219,136
    Class B ...........................................          75,490            102,886               91,259             26,054
    Class R   .........................................          70,471             89,024               70,217             10,249
  Shares redeemed:
    Class A   .........................................        (952,391)          (760,092)          (2,537,205)          (888,842)
    Class B   .........................................        (153,016)          (171,471)            (148,042)          (121,844)
    Class R   .........................................        (202,139)          (231,149)            (186,811)           (76,609)

                                           Net Increase       2,264,125          3,314,698            2,660,521          1,308,406


  Year Ended October 31, 1997:
  Shares sold:
    Class A   .........................................       1,484,901          1,757,696            2,094,307          1,188,640
    Class B   .........................................         394,660            585,899              569,099            315,097
    Class R   .........................................         632,661            734,050              600,469            296,077
  Shares issued in reinvestment of dividends
  and distributions:
    Class A ...........................................         521,642             97,219            2,633,617             89,929
    Class B ...........................................          50,747             11,785               61,682              5,779
    Class R   .........................................          15,156              5,263               16,393                863
  Shares redeemed:
    Class A   .........................................      (1,197,833)          (495,337)          (3,785,181)          (760,739)
    Class B   .........................................         (65,006)           (73,924)             (64,340)           (91,289)
    Class R   .........................................         (57,684)           (62,702)             (58,005)           (23,813)

                                          Net Increase        1,779,244          2,559,949            2,068,041          1,020,544

                                                              Principal           Principal            Principal        Principal
                                                               MidCap            Real Estate           SmallCap          Utilities
                                                             Fund, Inc.          Fund, Inc.           Fund, Inc.        Fund, Inc.

  Periods Ended October 31, 1998, Except as Noted:
  Shares sold:
    Class A   .........................................       1,891,397            684,793            2,291,199            853,517
    Class B   .........................................         593,857            377,186              817,321            286,360
    Class R   .........................................         327,198            346,800              610,143            172,466
  Shares issued in reinvestment of dividends
  and distributions:
    Class A ...........................................         188,881             13,045                  425            130,341
    Class B ...........................................          34,300              7,946                  319             12,065
    Class R   .........................................          10,456              7,688                  319              3,932
  Shares redeemed:
    Class A   .........................................      (1,383,727)           (43,437)            (105,453)          (928,474)
    Class B   .........................................        (215,454)           (12,937)             (26,447)          (144,160)
    Class R   .........................................        (127,550)            (6,048)             (55,649)           (48,307)

                                           Net Increase       1,319,358          1,375,036            3,532,177            337,740



  Year Ended October 31, 1997:
  Shares sold:
    Class A   .........................................       1,925,742                N/A                  N/A            442,282
    Class B   .........................................         622,365                N/A                  N/A            182,586
    Class R   .........................................         363,949                N/A                  N/A            114,303
  Shares issued in reinvestment of dividends
  and distributions:
    Class A ...........................................         223,920                N/A                  N/A            179,204
    Class B ...........................................          27,006                N/A                  N/A             13,766
    Class R   .........................................           2,629                N/A                  N/A              2,382
  Shares redeemed:
    Class A   .........................................        (920,261)               N/A                  N/A         (1,312,610)
    Class B   .........................................        (125,040)               N/A                  N/A           (133,160)
    Class R   .........................................         (36,211)               N/A                  N/A            (23,006)

                               Net Increase (Decrease)        2,084,099                                                   (534,253)

Note 6 -- Line of Credit

The Domestic Growth Funds participate with other funds and portfolios managed by Principal Management Corporation in an unsecured joint line of credit with a bank, which allows the funds to borrow up to $60,000,000, collectively.
Borrowings are made solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to each fund, based on its borrowings, at a rate equal to the Fed Funds Rate plus .50%. Additionally, a commitment fee is charged at the annual rate of .08% on the average unused portion of the line of credit. The commitment fee is allocated among the participating funds and portfolios in proportion to their average net assets during each quarter. At October 31, 1998, the Domestic Growth Funds had no outstanding borrowings under the line of credit.

Note 7 -- Year 2000 Problem (Unaudited)

Like other mutual funds, financial and business organizations and individuals around the world, the Domestic Growth Funds could be adversely affected if the computer systems used by the Manager and other service providers do not properly process and calculate date-related information and data from and after January 1, 2000. This is commonly known as the "Year 2000 Problem." The Manager is taking steps it believes are reasonably designed to address the Year 2000 Problem with respect to computer systems it uses and to obtain reasonable assurances that comparable steps are being taken by each fund's other major service providers. At this time, however there can be no assurance that these steps will be sufficient to avoid any adverse impact to the funds.

October 31, 1998

SCHEDULES OF INVESTMENTS

GROWTH FUNDS (DOMESTIC)

PRINCIPAL BALANCED FUND, INC.


                                         Shares
                                          Held                Value
Common Stocks (54.08%)

Auto & Home Supply Stores (0.71%)
   Autozone, Inc.                         38,700(a)         $ 1,018,294

Bakery Products (0.37%)
   Sara Lee Corp.                          8,900                531,219

Beverages (0.87%)
   Pepsico, Inc.                          36,700             1,238,625
Business Credit Institutions (0.19%)
   Associates First Capital `A'            3,840                270,720
Chemicals & Allied Products (0.51%)
   Dow Chemical Co.                        7,800                730,275
Commercial Banks (4.50%)
   BankAmerica Corp.                      15,500                890,281
   BankBoston Corp.                       19,200                706,800
   Bankers Trust Corp.                    12,500                785,156
   Chase Manhattan Corp.                  14,700                835,144
   First Union Corp.                      21,292              1,234,936
   Fleet Financial Group, Inc.            29,400              1,174,162
   PNC Financial Corp.                    15,900                795,000
                                                              6,421,479
Commercial Printing (0.70%)
   R. R. Donnelley & Sons Co.             23,100                996,188
Communications Equipment (0.35%)
   General Instrument Corp.               19,600(a)             503,475
Computer & Data Processing
Services (2.46%)
   Adobe Systems, Inc.                    23,700                879,862
   Electronic Data Systems Corp.          37,600              1,529,850
   First Data Corp.                       41,600              1,102,400
                                                              3,512,112
Computer & Office Equipment (2.84%)
   3COM Corp.                             14,200(a)             512,087
   Compaq Computer Corp.                  26,900                850,712
   Hewlett-Packard Co.                    16,700              1,005,131
   International Business
   Machines Corp.                         11,300              1,677,344
                                                              4,045,274
Consumer Products (2.71%)
   Fortune Brands, Inc.                   34,300              1,134,044
   UST, Inc.                              29,500              1,003,000
   RJR Nabisco Holdings Corp.             11,000                314,187
Philip Morris Cos., Inc.                  27,700              1,416,162
                                                              3,867,393
Crude Petroleum & Natural Gas (1.35%)
   Texaco, Inc.                           32,500             1,927,656
Department Stores (0.62%)
   Dillard's, Inc., Class A               28,600                888,388
Drugs (4.23%)
   Abbott Labs                            14,200                666,512
   American Home Products Corp.           23,900              1,165,125
   Johnson & Johnson                      19,200              1,564,800
   Merck & Co., Inc.                      13,100              1,771,775
   Pharmacia & Upjohn, Inc.               16,500                873,469
                                                              6,041,681
Electric Services (2.66%)
   Central & Southwest Corp.              51,500              1,432,344
   Dominion Resources, Inc.               19,900                919,131
   Houston Industries, Inc.               26,700                829,369
   Potomac Electric Power Co.             23,400                612,787
                                                            3,793,631
Electrical Industrial Apparatus (0.82%)
   Emerson Electric Co.                   17,800             1,174,800
Electronic Distribution Equipment (0.56%)
   General Electric Co.                    9,100                796,250
Fats & Oils (0.74%)
   Archer Daniels Midland Co.             63,193              1,054,533
Federal & Federally-Sponsored
Credit  (0.32%)
   Federal National Mortgage Association   6,400                453,200
Fire, Marine & Casualty Insurance (2.99%)
   Citigroup, Inc.                        19,100                898,894
   General Re Corp.                        5,100              1,120,406
   Loews Corp.                            12,800              1,202,400
   Safeco Corp.                           24,300              1,052,494
                                                              4,274,194
General Industrial Machinery (0.80%)
   Pall Corp.                             45,500              1,148,875
   Tyco International Ltd.                     1                     47
                                                              1,148,922
Grain Mill Products (0.83%)
   Ralston-Ralston Purina Group           35,400              1,181,475
Groceries & Related Materials (1.00%)
   Sysco Corp.                            53,200              1,433,075
Grocery Stores (1.71%)
   Albertson's, Inc.                      17,700                983,456
   American Stores Co.                    44,900              1,462,056
                                                              2,445,512
Industrial Inorganic Chemicals (0.53%)
   Eastman Chemical Co.                    4,850                284,938
   Praxair Inc.                           11,800                474,950
                                                               759,888
Jewlery, Silverware & Plated Ware (0.13%)
   Jostens, Inc.                           8,400                189,525
Life Insurance (0.43%)
   Lincoln National Corp.                  8,100                614,588
Machinery, Equipment & Supplies (0.83%)
   Grainger (W. W.), Inc.                 25,600              1,179,200
Management & Public Relations (0.45%)
   Dun & Bradstreet Corp.                 22,500                638,438
Meat Products (0.98%)
   Tyson Foods, Inc.                      60,850              1,399,550
Medical Instruments & Supplies (0.67%)
   St. Jude Medical, Inc.                 33,850(a)             956,263
Medical Services & Health
Insurance (1.68%)
   Aon Corp.                              11,400                706,800
   Conseco, Inc.                          18,100                627,844
   Pacificare Health Systems,
   Inc., Class B                          13,600(a)           1,071,000
                                                              2,405,644
Metal Forgings & Stampings (0.47%)
   Newell Co.                             15,100                664,400
Miscellaneous Converted Paper
Products (0.81%)
   Minnesota Mining & Mfg. Co.            14,400              1,152,000
Miscellaneous Food & Kindred
Products (0.43%)
   Universal Foods Corp.                  28,600                620,263
Miscellaneous Transportation
Equipment (0.44%)
   FMC Corp.                              12,400(a)             633,175
Motor Vehicles & Equipment (0.56%)
   Ford Motor Co.                         14,654                794,979
Paper Mills (1.81%)
   Fort James Corp.                       16,962                683,781
   Kimberly Clark Corp.                   30,800              1,486,100
   Union Camp Corp.                        9,600                412,800
                                                              2,582,681
Petroleum Refining (3.44%)
   Amerada Hess Corp.                     17,500                966,875
   Amoco Corp.                            22,300              1,251,587
   Atlantic Richfield Co.                 19,700              1,356,838
   Exxon Corp.                            18,800              1,339,500
                                                              4,914,800
Plumbing & Heating (0.14%)
   Masco Corp.                             7,200                202,950
Pulp Mills (0.37%)
   Boise Cascade Corp.                    18,900                529,200
Rubber & Plastics Footwear (0.46%)
   Nike, Inc.                             14,900                650,944
Sanitary Services (1.75%)
   Browning-Ferris Industries, Inc.       24,800                878,850
   Waste Management, Inc.                 35,742              1,612,858
                                                              2,491,708
Security Brokers & Dealers (0.19%)
   Bear Stearns Cos., Inc.                 7,500                267,656
Telephone Communication (2.36%)
   AT&T Corp.                             13,800                859,050
   GTE Corp.                              18,600              1,091,587
   Motorola, Inc.                         19,200                998,400
   SBC Communications, Inc.                9,100                421,444
                                                              3,370,481
Variety Stores (0.31%)
   Wal-Mart Stores, Inc.                   6,400                441,600

                             Total Common Stocks             77,208,304

                                       Principal
                                         Amount               Value
Bonds (31.22%)

Beverages (0.70%)
   Seagram Co., Ltd.
     Notes; 6.50%; 4/1/2003           $1,000,000              1,007,195

Blast Furnace & Basic
Steel Products (0.76%)
   Carpenter Technology Corp.
     Medium-Term Notes;
     6.99%; 4/20/2018                    800,000                794,285
   Quanex Corp. Convertible
     Subordinated Debentures;
     6.88%; 6/30/2007                    350,000                309,750
                                                              1,104,035
Business Credit Institutions (2.20%)
   CIT Group Holdings
     Senior Medium-Term Notes;
     6.38%; 10/1/2002                  1,000,000              1,019,533
   Ford Motor Credit Co. Notes;
     7.75%; 3/15/2005                  1,000,000              1,108,054
   Heller Financial, Inc. Notes;
     6.44%; 10/6/2002                  1,000,000              1,004,575
                                                              3,132,162
Commercial Banks (0.99%)
   NationsBank Corp.
     Subordinated Notes;
     7.80%; 9/15/2016                  1,300,000              1,415,406

Communications Equipment (1.00%)
   Motorola, Inc.
     Debentures;
     7.50%; 5/15/2025                  1,291,000              1,431,487

Computer & Office Equipment (1.51%)
   International Business Machines Corp.
     Debentures;
     7.00%; 10/30/2025                 1,300,000              1,412,437
   Seagate Technology, Inc.
     Senior Notes;
     7.37%; 3/1/2007                     750,000                748,074
                                                              2,160,511
Consumer Products (1.39%)
   Philip Morris Cos., Inc. Notes;
     7.25%; 9/15/2001                  1,500,000              1,579,070
     6.15%; 3/15/2010                    400,000                404,384
                                                              1,983,454
Department Stores (0.82%)
   Dillard's, Inc.
     Notes; 7.38%; 6/1/2006              600,000                639,737
   Fred Meyer, Inc. Senior Notes;
     7.38%; 3/1/2005                     500,000                526,855
                                                              1,166,592
Electric Services (0.75%)
   Virginia Electric & Power Co.
     First Mortgage Bond;
     7.38%; 7/1/2002                   1,000,000              1,069,860

Farm & Garden Machinery (0.85%)
   Deere & Co.
     Senior Debentures;
     8.50%; 1/9/2022                  $1,000,000              1,210,995

Forest Products (0.68%)
   Weyerhaeuser Co.
     Debentures;
     6.95%; 10/1/2027                  1,000,000                971,997

Functions Closely Related to
Banking (0.94%)
   J.P. Morgan & Co., Inc.
     Subordinated Notes;
     6.70%; 11/01/2007                 1,300,000              1,338,949

General Government (1.13%)
   Province of Quebec, Canada
     Debentures;
     7.50%; 7/15/2002                    500,000                536,180
     7.00%; 1/30/2007                  1,000,000              1,076,580
                                                              1,612,760
General Industrial Machinery (1.10%)
   Ingersoll-Rand
     Medium-Term Notes;
     6.46%; 11/19/2003                 1,000,000              1,042,574
   Timken Co.
     Medium-Term Notes;
     7.30%; 8/13/2002                    500,000                532,203
                                                              1,574,777
Miscellaneous Investing (1.76%)
   Federal Realty Investment Trust Notes;
     8.88%; 1/15/2000                  1,000,000              1,039,864
   Kimco Realty Corp. Senior Notes;
     6.50%; 10/1/2003                  1,500,000              1,465,956
                                                              2,505,820
Mortgage Bankers & Brokers (0.71%)
   Countrywide Funding Corp.
     Medium-Term Notes;
     6.54%; 4/14/2000                  1,000,000              1,011,842

Motion Picture Production &
Services (0.38%)
   Viacom, Inc.
     Guaranteed Senior Notes;
     7.75%; 6/1/2005                     500,000                541,852

Motor Vehicles & Equipment (2.04%)
   Chrysler Corp. Debentures;
     7.45%; 3/1/2027                   1,400,000              1,535,401
   General Motors Corp. Debentures;
     7.70%; 4/15/2016                  1,250,000              1,380,664
                                                              2,916,065
Paper & Paper Products (0.33%)
   Boise Cascade Office Products Corp.
     Notes; 7.05%; 5/15/2005             500,000                471,235

Paper Mills (0.71%)
   International Paper Co. Notes;
     6.88%; 7/10/2000                  1,000,000              1,018,075

Personal Credit Institutions (1.47%)
   Associates Corp. of North America
     Senior Notes; 6.45%; 10/15/2001   1,000,000              1,026,550
   General Electric Capital Corp.
     Notes; 6.50%; 11/1/2026           1,000,000              1,065,532
                                                              2,092,082
Petroleum & Petroleum Products (0.74%)
   Enron Corp. Notes;
     6.75%; 9/1/2004                   1,000,000              1,051,830

Plumbing & Heating, Except
Electricity (0.73%)
   Masco Corp. Notes;
     6.13%; 9/15/2003                  1,000,000              1,037,319

Railroads (1.62%)
   Norfolk Southern Debentures;
     9.00%; 3/1/2021                   1,000,000              1,282,295
   Union Pacific Corp. Notes;
     7.00%; 6/15/2000                  1,000,000              1,023,642
                                                              2,305,937
Security Brokers & Dealers (2.18%)
   Lehman Brothers, Inc.
     Senior Subordinated Notes;
     6.13%; 2/1/2001                   1,000,000                989,724
   Merrill Lynch & Co.
     Notes; 7.00%; 1/15/2007           1,000,000              1,017,921
   Morgan Stanley Group, Inc.
     Debentures; 8.88%; 10/15/2001     1,000,000              1,095,804
                                                              3,103,449
Surety Insurance (2.10%)
   Allstate Corp.
     Debentures; 6.75%; 5/15/2018      2,000,000              1,961,674
   MBIA, Inc.
     Debentures; 7.00%; 12/15/2025     1,000,000              1,037,524
                                                              2,999,198
Telephone Communication (0.80%)
   AT&T Corp.
     Senior Notes; 7.75%; 3/1/2007     1,000,000              1,146,477

Trucking & Courier Services,
Except Air (0.04%)
   Builders Transport, Inc. Convertible
     Subordinated Debentures;
      6.50%; 5/1/2011                    306,000(b)              59,670

Trusts (0.79%)
   Salomon Smith Barney Holdings, Inc.
     Notes; 7.98%; 3/1/2000            1,100,000              1,131,938

                                     Total Bonds             44,572,969


    Description of Issue               Principal
Type        Rate      Maturity          Amount                Value

Federal Home Loan Mortgage Corporation (FHLMC)
Certificates (2.63%)

FHLMC       6.50%     10/1/2027       $1,891,366             $1,906,535
FHLMC       7.00      12/1/2027        1,816,008              1,852,474

                        Total FHLMC Certificates              3,759,009

Government National Mortgage Association (GNMA)
Certificates (3.03%)

GNMA II   6.00   6/20/2026-9/20/2028   4,403,248              4,331,792

                                       Principal
                                         Amount              Value

U.S. Government Treasury Note (1.53%)

Treasury Note (1.53%)
     6.00%; 2/15/2026                 $2,000,000            $ 2,184,376

Asset-Backed Securities (2.10%)

Motor Vehicles & Equipment (1.39%)
   GMAC Commercial Mortgage Securities,
     Inc. Mortgage Pass-Through Certificates,
     Series 1998-C2, Class C; 6.50%;
     8/15/2008                         2,000,000              1,975,460

Personal Credit Institutions (0.72%)
   Chase Manhattan Credit Card Master Trust
     Asset-Backed Certificates, Series 97-2,
     Class A; 6.30%; 4/15/2003         1,000,000              1,024,250


                   Total Asset-Backed Securities              2,999,710

Commercial Paper (3.59%)

Personal Credit Institutions (3.59%)
   Investment in Joint Trade Account;
     Associates Corp.;
     5.72%; 11/2/1998                  5,128,768              5,128,768

            Total Portfolio Investments (98.18%)            140,184,928

Cash, receivables and other assets,
   net of liabilities (1.82%)                                 2,592,739

                      Total Net Assets (100.00%)  $142,777,677

(a)      Non-income producing security - No dividend paid during the period.
(b)      Non-income producing - Security in default.


PRINCIPAL BLUE CHIP FUND, INC.

                                         Shares
                                          Held               Value
Common Stocks (96.06%)

Bakery Products (3.27%)
   Sara Lee Corp.                        106,200            $ 6,338,812

Beverages (5.55%)
   Anheuser-Busch Cos., Inc.             111,300              6,615,394
   Pepsico, Inc.                         122,600              4,137,750
                                                             10,753,144
Commercial Banks (4.20%)
   Bank One Corp.                         85,419              4,174,854
   J.P. Morgan & Co., Inc.                42,000              3,958,500
                                                              8,133,354
Computer & Office Equipment (6.08%)
   Automatic Data Processing, Inc.        74,300              5,781,469
   Hewlett-Packard Co.                    99,700              6,000,694
                                                             11,782,163
Drugs (12.10%)
   American Home Products Corp.          111,100              5,416,125
   Johnson & Johnson                      74,800              6,096,200
   Merck & Co., Inc.                      44,800              6,059,200
   Pharmacia & Upjohn, Inc.              111,000              5,876,063
                                                             23,447,588
Eating & Drinking Places (3.04%)
   McDonald's Corp.                       88,000              5,885,000
Electronic Distribution Equipment (5.52%)
   Emerson Electric Co.                   77,300              5,101,800
   General Electric Co.                   64,000              5,600,000
                                                             10,701,800
Fire, Marine & Casualty Insurance (4.91%)
   American International Group           57,375              4,891,219
   Chubb Corp.                            75,300              4,630,950
                                                              9,522,169
General Industrial Machinery (3.01%)
   Pall Corp.                            231,200              5,837,800

Grain Mill Products (2.36%)
   Kellogg Co.                           138,500              4,570,500

Grocery Stores (3.31%)
   Sysco Corp.                           238,200              6,416,512

Medical Instruments & Supplies (3.16%)
   Becton, Dickinson & Co.               145,200              6,116,550

Metal Cans & Shipping Containers (2.39%)
   Crown Cork & Seal Co., Inc.           145,400              4,634,625

Miscellaneous Converted Paper
Products (2.20%)
   Minnesota Mining & Mfg. Co.            53,400              4,272,000

Miscellaneous Food & Kindered
Products (2.70%)
   Bestfoods                              96,000              5,232,000

Miscellaneous Shopping Goods (1.90%)
   Toys `R' Us, Inc.                     188,700(a)           3,691,444

Petroleum Refining (7.75%)
   Exxon Corp.                            83,100              5,920,875
   Mobil Corp.                            63,000              4,768,312
   Royal Dutch Petroleum Co. ADR          88,100              4,338,925
                                                             15,028,112
Preserved Fruits & Vegetables (2.54%)
   H.J. Heinz Co.                         84,900              4,934,812

Sanitary Services (2.51%)
   Browning-Ferris Industries, Inc.      137,100              4,858,481

Sugar & Confectionery Products (2.95%)
   Wrigley Wm. Jr. Co.                    70,600              5,714,187

Telephone Communication (8.89%)
   AT&T Corp.                             90,300              5,621,175
   GTE Corp.                             112,900              6,625,819
   Motorola, Inc.                         95,800              4,981,600
                                                             17,228,594
Variety Stores (3.59%)
   Wal-Mart Stores, Inc.                 100,800              6,955,200

Women's Clothing Stores (2.13%)
   The Limited, Inc.                     161,100              4,128,188

                             Total Common Stocks            186,183,035


                                       Principal
                                         Amount              Value
Commercial Paper (3.50%)

Personal Credit Institutions (3.50%)
   Investment in Joint Trade Account;
   Associates Corp.; 5.72%; 11/2/1998  6,792,570              6,792,570

            Total Portfolio Investments (99.56%)            192,975,605

Cash, receivables and other assets,
   net of liabilities (0.44%)                                   858,926

                      Total Net Assets (100.00%)           $193,834,531

(a) Non-income producing security - No dividend paid during the period.


PRINCIPAL CAPITAL VALUE FUND, INC.
                                          Shares
                                           Held              Value
Common Stocks (95.46%)

Beverages (3.29%)
   Anheuser-Busch Cos., Inc.             285,000             16,939,688
   Pepsico, Inc.                         129,700              4,377,375
                                                             21,317,063
Commercial Banks (18.75%)
   Bank One Corp.                        324,764             15,872,840
   BankAmerica Corp.                     161,000              9,247,438
   BankBoston Corp.                      201,400              7,414,038
   Chase Manhattan Corp.                 200,000             11,362,500
   Comerica, Inc.                        270,000             17,415,000
   First Union Corp.                     320,760             18,604,080
   KeyCorp                               459,000             13,913,437
   Summit Bancorp                        364,500             13,828,219
   Union Planters Corp.                  296,100             13,750,144
                                                            121,407,696
Commercial Printing (1.03%)
   R. R. Donnelley & Sons Co.            155,000              6,684,375

Communications Equipment (2.10%)
   Harris Corp.                          386,900             13,565,681

Computer & Office Equipment (1.60%)
   Hewlett-Packard Co.                    82,000              4,935,375
   International Business Machines Corp.  36,600              5,432,813
                                                             10,368,188
Crude Petroleum & Natural Gas (1.75%)
   Texaco, Inc.                          190,600             11,304,962

Department Stores (2.24%)
   Sears, Roebuck & Co.                  322,300             14,483,356

Drugs (7.29%)
   Abbott Labs                            94,800              4,449,675
   American Home Products Corp.          231,300             11,275,875
   Merck & Co., Inc.                      85,000             11,496,250
   Pharmacia & Upjohn, Inc.              378,000             20,010,375
                                                             47,232,175
Electric Services (4.51%)
   Dominion Resources, Inc.               98,200              4,535,612
   FPL Group, Inc.                        85,100              5,324,069
   Houston Industries, Inc.              530,000             16,463,125
   Potomac Electric Power Co.            110,000              2,880,625
                                                             29,203,431
Electrical Industrial Apparatus (1.24%)
   Emerson Electric Co.                  121,394              8,012,004

Electronic Distribution Equipment (1.09%)
   General Electric Co.                   81,000              7,087,500

Fats & Oils (1.06%)
   Archer Daniels Midland Co.            410,550              6,851,053

General Industrial Machinery (1.28%)
   Pall Corp.                            329,300              8,314,825
   Tyco International Ltd.                     7                    424
                                                              8,315,249
Grain Mill Products (2.35%)
   Kellogg Co.                           264,800              8,738,400
   Ralston-Ralston Purina Group          195,000              6,508,125
                                                             15,246,525
Greeting Cards (2.29%)
   American Greetings Corp.              369,100             14,810,137

Groceries & Related Products (1.75%)
   Sysco Corp.                           421,000             11,340,687

Grocery Stores (1.41%)
   American Stores Co.                   280,000              9,117,500

Life Insurance (2.31%)
   American General Corp.                218,600             14,974,100

Machinery, Equipment & Supplies (1.28%)
   Grainger (W. W.), Inc.                180,600              8,318,888

Management & Public Relations (1.19%)
   Dun & Bradstreet Corp.                270,600              7,678,275

Meat Products (1.17%)
   Tyson Foods, Inc.                     329,550              7,579,650

Medical Services & Health
Insurance (1.07%)
   Aon Corp.                             111,900              6,937,800

Metal Cans & Shipping Containers (4.03%)
   Ball Corp.                            251,000             10,589,063
   Crown Cork & Seal Co., Inc.           485,600             15,478,500
                                                             26,067,563
Metal Forgings & Stampings (0.68%)
   Newell Co.                            100,200              4,408,800

Miscellaneous Converted Paper
Products (3.94%)
   Avery Dennison Corp.                  301,600             12,497,550
   Minnesota Mining & Mfg. Co.           162,600             13,008,000
                                                             25,505,550
Miscellaneous Food & Kindred
Products (0.32%)
   Universal Foods Corp.                  96,600              2,095,013

Paper Mills (2.54%)
   Kimberly Clark Corp.                  341,200             16,462,900

Petroleum Refining (6.39%)
   Amoco Corp.                            70,000              3,928,750
   Atlantic Richfield Co.                204,600             14,091,825
   Chevron Corp.                         190,000             15,485,000
   Exxon Corp.                           110,100              7,844,625
                                                             41,350,200
Plumbing & Heating, Except
Electrical (2.80%)
   Masco Corp.                           643,000             18,124,562

Rental of Railroad Cars (2.56%)
   GATX Corp.                            480,000             16,560,000

Sanitary Services (2.30%)
   Browning-Ferris Industries, Inc.      420,000             14,883,750

Telephone Communication (7.85%)
   AT&T Corp.                            245,500             15,282,375
   SBC Communications, Inc.              395,280             18,306,405
   US West, Inc.                         300,000             17,212,500
                                                             50,801,280

                             Total Common Stocks            618,095,913


                                       Principal
                                         Amount              Value

Commercial Paper (3.81%)

Personal Credit Institutions (3.81%)
   Investment in Joint Trade Account,
   Associates Corp.; 5.72%; 11/2/1998 24,691,459             24,691,459


            Total Portfolio Investments (99.27%)            642,787,372

Cash and receivables, net of liabilities (0.73%)              4,704,835

                     Total Net Assets (100.00%)            $647,492,207


PRINCIPAL GROWTH FUND, INC.

                                         Shares
                                          Held               Value
Common Stocks (88.88%)

Advertising (1.19%)
   Interpublic Group of Cos., Inc.       100,000              5,850,000

Beverages (2.90%)
   Coca-Cola Co.                          60,000              4,057,500
   Pepsico, Inc.                         302,500             10,209,375
                                                             14,266,875
Carpets & Rugs (0.71%)
   Shaw Industries, Inc.                 200,000              3,475,000

Cash Grains (1.71%)
   Pioneer Hi-Bred International, Inc.   300,000              8,400,000

Commercial Banks (8.37%)
   Bank One Corp.                        178,500              8,724,188
   BankAmerica Corp.                      71,644              4,115,052
   Firstar Corp.                         150,000              8,512,500
   FirstMerit Corp.                      100,000              2,650,000
   National City Corp.                    72,000              4,630,500
   Norwest Corp.                         100,000              3,718,750
   US Bancorp                            240,000              8,760,000
                                                             41,110,990

Communications Equipment (3.69%)
   General Instrument Corp.              175,000(a)           4,495,312
   Lucent Technologies                    90,000              7,216,875
   Northern Telecom Ltd. (Foreign)       150,000              6,421,875
                                                             18,134,062
Computer & Data Processing
Services (2.58%)
   Gtech Holdings Corp.                  139,300(a)           3,343,200
   Microsoft Corp.                        88,000(a)           9,317,000
                                                             12,660,200
Computer & Office Equipment (5.56%)
   Automatic Data Processing, Inc.       100,000              7,781,250
   Ceridian Corp.                        172,800(a)           9,914,400
   Compaq Computer Corp.                  67,567              2,136,806
   Hewlett-Packard Co.                    79,100              4,760,831
Pitney Bowes, Inc.                        49,400              2,720,088
                                                             27,313,375
Consumer Products (1.32%)
   Philip Morris Cos., Inc.              127,200              6,503,100
Department Stores (0.81%)
   May Department Stores                  65,000              3,965,000
Drugs (14.75%)
   American Home Products Corp.          185,200              9,028,500
   Bristol-Myers Squibb Co.               50,000              5,528,125
   Forest Laboratories, Inc.             132,600(a)           5,544,338
   Genzyme Corp. - General Division      100,756(a)           4,238,049
   Johnson & Johnson                     128,000             10,432,000
   Lilly (Eli) & Co.                     100,000              8,093,750
   Merck & Co., Inc.                      75,800             10,251,950
   Pharmacia & Upjohn, Inc.              220,000             11,646,250
   Smithkline Beecham PLC ADR            120,000              7,650,000
                                                             72,412,962
Electrical Goods (0.30%)
   Avnet, Inc.                            30,000              1,492,500
Electronic Components &
Accessories (3.49%)
   Intel Corp.                           132,000             11,772,750
   Linear Technology Corp.                90,000              5,366,250
                                                             17,139,000
Electronic Distribution Equipment (0.71%)
   General Electric Co.                   40,000              3,500,000
Federal & Federally Sponsored
Credit (3.13%)
   Federal Home Loan Mtg.                 65,700              3,777,750
   Federal National Mortgage
   Association                           163,600             11,584,925
                                                             15,362,675
Fire, Marine & Casualty Insurance (1.14%)
   Citigroup, Inc.                       118,650              5,583,966
Forest Products (0.09%)
   Georgia Timber Group                   20,000                443,750
General Industrial Machinery (3.72%)
   Ingersoll-Rand Co.                    105,000              5,302,500
   Tyco International Ltd.               209,400             12,969,712
                                                             18,272,212
Grain Mill Products (2.89%)
   General Mills, Inc.                    50,000              3,675,000
   Ralston-Ralston Purina Group          315,000             10,513,125
                                                             14,188,125
Groceries & Related Products (1.44%)
   Sysco Corp.                           262,800              7,079,175
Grocery Stores (0.12%)
   Casey's General Stores, Inc.           42,104                589,456
Hospitals (1.92%)
   Humana, Inc.                          105,000(a)           1,988,437
   Universal Health Services, Inc.       145,400(a)           7,460,838
                                                              9,449,275
Investment Offices (0.89%)
   AMVESCAP PLC Sponsored ADR            120,000              4,395,000
Lumber & Other Building Materials (2.66%)
   Home Depot, Inc.                      300,000             13,050,000
Medical Instruments & Supplies (2.86%)
   Becton, Dickinson & Co.               140,000              5,897,500
   Boston Scientific Corp.               150,000(a)           8,165,625
                                                             14,063,125
Medical Services & Health
Insurance (2.60%)
   Aon Corp.                              60,000              3,720,000
   Foundation Health Systems, Inc.       147,500(a)           1,733,125
   Pacificare Health Systems, Inc.        28,540(a)           2,247,525
   Torchmark Corp.                        56,700              2,480,625
   United Healthcare Corp.                60,000              2,613,750
                                                             12,795,025
Miscellaneous Converted Paper
Products (0.51%)
   Minnesota Mining & Mfg. Co.            31,400              2,512,000
Miscellaneous Fabricated Metal
Products (0.75%)
   Parker-Hannifin Corp.                 103,350              3,694,763
Miscellaneous Food & Kindred
Products (0.55%)
   Bestfoods                              50,000              2,725,000
Motor Vehicles & Equipment (0.83%)
   Dana Corp.                             98,000              4,097,625
Petroleum Refining (2.05%)
   Atlantic Richfield Co.                 40,000              2,755,000
   Exxon Corp.                           102,600              7,310,250
                                                             10,065,250
Plumbing & Heating, Except
Electric (0.92%)
   Masco Corp.                           160,000              4,510,000
Radio, Television, & Computer
Stores (0.20%)
   Tandy Corp.                            20,000                991,250
Refrigeration & Service Machinery (0.42%)
   Tecumseh Products Co.                  40,000              2,080,000
Sanitary Services (1.07%)
   Browning-Ferris Industries, Inc.       80,000              2,835,000
   Waste Management, Inc.                 53,945              2,434,268
                                                              5,269,268
Soap, Cleaners & Toilet Goods (3.06%)
   Colgate-Palmolive Co.                  80,000              7,070,000
   Ecolab, Inc.                          266,400              7,958,700
                                                             15,028,700
Sugar & Confectionery Products (0.91%)
   Wrigley Wm. Jr. Co.                    55,000              4,451,563
Telephone Communication (4.20%)
   AT&T Corp.                            103,730              6,457,193
   MCI Worldcom, Inc.                    256,829(a)          14,189,802
                                                             20,646,995
Toys & Sporting Goods (0.90%)
   Mattel, Inc.                          123,046              4,414,275
Women's & Children's
Undergarments (0.96%)
   Warnaco Group                         185,200              4,734,175

                             Total Common Stocks            436,715,712

                                       Principal
                                         Amount              Value
Bond (0.50%)

Electrical Industrial Apparatus (0.50%)
   Liebert Co.; Convertible Subordinated
     Debentures; 8.00%; 11/15/2010    $  500,000            $ 2,443,750

Commercial Paper (12.49%)

Business Credit Institutions (6.45%)
   American Express Credit Corp.;
     5.10%; 11/9/1998                  5,190,000              5,184,118
     5.10%; 11/16/1998                13,740,000             13,710,802
   General Electric Capital Corp.
     5.27%; 11/9/1998                  9,955,000              9,943,342
     5.08%; 11/16/1998                 2,840,000              2,833,989
                                                             31,672,251
Personal Credit Institutions (6.04%)
   Ford Motor Credit Co.
     5.04%; 11/2/1998                    485,000                484,932
     5.28%; 11/2/1998                 13,150,000             13,148,082

   Household Finance Corp.
     5.28%; 11/9/1998                    490,000                489,425
     5.10%; 11/23/1998                15,600,000             15,551,380
   Investment in Joint Trade Account;
     Associates Corp.;
     5.72%; 11/2/1998                     18,201                 18,201
                                                             29,692,020

                          Total Commercial Paper             61,364,271

           Total Portfolio Investments (101.87%)            500,523,733

       Liabilities, net of cash, receivables and
           other assets (-1.87%)                           $(9,203,584)

                      Total Net Assets (100.00%)           $491,320,149


(a) Non-income producing security - No dividend paid during the period.


PRINCIPAL MIDCAP FUND, INC.
                                         Shares
                                          Held               Value
Common Stocks (88.53%)

Blast Furnace & Basic Steel
Products (1.24%)
   Carpenter Technology                  150,000            $ 5,259,375

Carpets & Rugs (0.81%)
   Shaw Industries, Inc.                 198,700              3,452,412

Chemicals & Allied Products (0.29%)
   Sigma-Aldrich Corp.                    40,400              1,248,613

Commercial Banks (9.53%)
   Associated Banc Corp.                 167,535              5,884,667
   First Federal Capital Corp.           328,796              5,014,139
   Independent Bank Corp. Michigan       104,265              2,111,366
   Mercantile Bancorp, Inc.              195,529              8,933,231
   Merchants Bancorp, Inc.               116,200              3,486,000
   North Fork Bancorp, Inc.              362,187              7,198,467
   Peoples Heritage Financial
   Group, Inc.                           197,800              3,560,400
   Princeton National Bancorp, Inc.      150,000              2,531,250
   Summit Bancorp                         46,950              1,781,166
                                                             40,500,686
Commercial Printing (0.34%)
   Merrill Corp.                          87,200              1,460,600

Computer & Data Processing
Services (9.19%)
   American Management Systems, Inc.     101,000(a)           3,099,438
   Cadence Design Systems, Inc.          177,700(a)           3,798,337
   Cerner Corp.                          238,900(a)           5,345,387
   HBO & Co.                             276,000              7,245,000
   ICG Communications, Inc.              129,000(a)           2,668,688
   Microsoft Corp.                        73,200(a)           7,750,050
   Synopsys, Inc.                        201,900(a)           9,135,975
                                                             39,042,875
Computer & Office Equipment (3.58%)
   3COM Corp.                            150,000(a)           5,409,375
   Cabletron Systems, Inc.               102,000(a)           1,160,250
   EMC Corp.                             134,000(a)           8,626,250
                                                             15,195,875
Construction & Related Machinery (0.61%)
   Cooper Cameron Corp.                   75,000(a)           2,606,250

Crude Petroleum & Natural Gas (2.46%)
   Devon Energy Corp.                    165,000              5,589,375
   Newfield Exploration Co.              200,000(a)           4,862,500
                                                             10,451,875
Dairy Products (0.20%)
   Dreyer's Grand Ice Cream, Inc.         65,400                858,375

Department Stores (1.24%)
   Saks, Inc.                            232,060(a)           5,279,365

Drugs (5.80%)
   Centocor, Inc.                        140,700(a)           6,261,150
   Dura Pharmaceuticals, Inc.            282,000(a)           3,401,625
   Genzyme Corp. - General Division       83,000(a)           3,491,187
   Pharmacia & Upjohn, Inc.               75,700              4,007,369
   Watson Pharmaceuticals                134,000(a)           7,453,750
                                                             24,615,081
Electronic Components &
Accessories (6.22%)
   Altera Corp.                          125,000(a)           5,203,125
   Intel Corp.                            70,300              6,269,881
   Linear Technology Corp.                99,900              5,956,538
   Solectron Corp.                       157,300(a)           9,005,425
                                                             26,434,969
Engineering & Architectural
Services (1.15%)
   Paychex, Inc.                          98,043              4,877,639

Fabricated Rubber Products,  NEC (2.02%)
   Weatherford International             314,800              8,558,625

Fire, Marine & Casualty Insurance (0.94%)
   Berkley W.R. Corp.                    132,750              4,003,242

General Industrial Machinery (4.14%)
   Flow International Corp.              187,200(a)           1,965,600
   Kaydon Corp.                          181,600              6,378,700
   Pentair, Inc.                         137,500              5,173,438
   Roper Industries, Inc.                228,000              4,061,250
                                                             17,578,988
Grocery Stores (0.93%)
   Casey's General Stores, Inc.          282,800              3,959,200

Holding Offices (0.64%)
   ISB Financial Corp.                   109,100              2,713,863

Hospitals (2.49%)
   Humana, Inc.                          249,300(a)           4,721,119
   Universal Health Services,
   Inc., Class B                         114,000(a)           5,849,625
                                                             10,570,744
Hotels & Motels (0.88%)
   Four Seasons Hotel, Inc.              163,100              3,751,300

Household Appliances (1.65%)
   Maytag Corp.                          141,300              6,985,519

Industrial Inorganic Chemicals (0.37%)
   ICN Pharmaceuticals, Inc.              67,821              1,585,316

Industrial Machinery, NEC (1.58%)
   Coltec Industries                     401,000(a)           6,691,687

Insurance Agents, Brokers &
Services (1.82%)
   Equifax, Inc.                         200,000              7,737,500

Investment Offices (1.20%)
   AMVESCAP PLC Sponsored ADR            138,920              5,087,945

Iron & Steel Foundries (0.25%)
   Atchison Casting Corp.                111,100(a)           1,062,394

Laundry, Cleaning & Garment
Services (0.91%)
   G&K Services, Inc.                     84,600              3,870,450

Measuring & Controlling Devices (0.00%)
   ISCO, Inc.                                  1                      2

Meat Products (1.07%)
   Michael Foods, Inc.                   188,500              4,524,000

Medical Instruments & Supplies (2.24%)
   Boston Scientific Corp.                68,100(a)           3,707,194
   Steris Corp.                          252,600(a)           5,809,800
                                                              9,516,994
Medical Services & Health
Insurance (4.65%)
   Alternative Living Services           234,200(a)           6,118,475
   Foundation Health Systems,
   Inc., Class A                         332,340(a)           3,904,995
   Orthofix International NV             156,200(a)           1,991,550
   Pacificare Health Systems,
   Inc., Class B                          51,391              4,047,041
   United Healthcare Corp.                85,000              3,702,813
                                                             19,764,874
Miscellaneous Chemical Products (0.87%)
   Cytec Industries                       72,600(a)           1,742,400
   H.B. Fuller Co.                        47,500              1,953,437
                                                              3,695,837
Miscellaneous Investing (0.35%)
   Cendant Corp.                         129,938(a)           1,486,166

Office Furniture (0.55%)
   Chromcraft Revington, Inc.            142,800(a)           2,311,575

Oil & Gas Field Service (1.08%)
   Diamond Offshore Drilling             150,000              4,603,125

Operative Builders (1.41%)
   D. R. Horton, Inc.                    294,500              4,675,187
   Pulte Corp.                            50,400              1,297,800
                                                              5,972,987
Paints & Allied Products (0.79%)
   RPM, Inc.                             200,500              3,370,906

Personal Credit Institutions (0.16%)
   Firstplus Financial Group             152,000(a)             674,500

Plumbing, Heating &
Air Conditioning (0.85%)
   Apogee Enterprises, Inc.              343,700              3,608,850

Refrigeration & Service Machinery (0.31%)
   Tecumseh Products Co.                  25,200              1,310,400

Sanitary Services (1.75%)
   Browning-Ferris Industries, Inc.       86,200              3,054,713
   Republic Services, Inc., Class A      200,000(a)           4,375,000
                                                              7,429,713
Savings Institutions (4.86%)
   Greenpoint Financial Corp.            190,000              6,234,375
   Sterling Financial Corp.              124,133(a)           2,032,678
   TCF Financial Corp.                   333,100              7,848,669
   WSFS Financial Corp.                  265,000              4,538,125
                                                             20,653,847
Security Brokers & Dealers (0.75%)
   Jefferies Group, Inc.                 106,400              3,192,000

Telephone Communication (2.83%)
   Hyperion Telecomm, Inc., Class A      300,000(a)           2,925,000
   McLeodUSA, Inc.                       171,300(a)           6,263,156
   Winstar Communications, Inc.          105,000              2,835,000
                                                             12,023,156
Toys & Sporting Goods (0.66%)
   Mattel, Inc.                           78,050              2,800,044

Trucking & Courier Services,
Except Air (0.43%)
   J.B. Hunt Transport Services, Inc.    109,900              1,840,825

Women's And Children's
Undergarments (0.44%)
   Warnaco Group, Class A                 73,612              1,881,707

                             Total Common Stocks            376,102,269

                                       Principal
                                         Amount              Value
Bond (0.01%)

Management & Public Relations (0.01%)
   Complete Management, Inc.
     Convertible Debentures;
     8.00%; 12/15/2003                $  200,000           $     39,750

Commercial Paper (12.43%)

Business Credit Institutions (2.22%)
   American Express Credit Corp.;
     5.10%;11/9/1998                   5,365,000              5,358,920
   General Electric Capital Corp.;
     5.10%; 11/2/1998                  1,915,000              1,914,729
     5.45%; 11/6/1998                    700,000                699,470
     5.22%; 11/9/1998                    555,000                554,356
     5.08%; 11/16/1998                   925,000                923,030
                                                              9,450,505
Personal Credit Institutions (10.21%)
   Investment in Joint Trade Account;
     Associates Corp.;
     5.73%; 11/02/1998               $18,845,800            $18,845,800
   Ford Motor Credit Co.;
     5.28%; 11/02/1998                 7,940,000              7,938,844
   Household Finance Corp.;
     5.09%; 11/16/1998                 4,110,000              4,101,284
     5.10%; 11/23/1998                12,520,000             12,480,979
                                                             43,366,907

                          Total Commercial Paper             52,817,412

           Total Portfolio Investments (100.97%)            428,959,431

Liabilities, net of cash, receivables and
   other assets  (-0.97%)                                   (4,119,592)

                      Total Net Assets (100.00%)           $424,839,839

(a) Non-income producing security - No dividend paid during the period.


PRINCIPAL REAL ESTATE FUND, INC.
                                         Shares
                                          Held               Value
Common Stocks (96.45%)

Apartment REITs (21.77%)
   Archstone Comm. Trust                  17,400             $  350,175
   Apartment Investment & Management Co.   4,300                150,231
   Avalonbay Communities, Inc.             9,987                320,832
   BRE Properties, Inc.                    9,400                226,775
   Camden Property Trust                   9,900                266,063
   Equity Residential Properties Trust     8,000                336,000
   Gables Residential Trust               10,500                276,281
   Irvine Apartment Communities, Inc.     12,200                320,250
   Walden Residential Properties, Inc.    11,500                265,219
                                                              2,511,826
Factory Outlet REITs (1.49%)
   Chelsea GCA Realty                      5,000                171,875

Hotel REITs (9.62%)
   Felcor Lodging Trust                    7,600                179,075
   Host Marriott Corp.                    24,300(a)             352,350
   Meristar Hospitality Corp.             19,500                360,750
   Sunstone Hotel Investors, Inc.         24,000                217,500
                                                              1,109,675
Mall REITs (12.69%)
   CBL & Associates Properties, Inc.      11,500                299,719
   General Growth Properties               6,500                231,156
   Rouse Co.                               9,500                266,594
   Simon Property Group, Inc.             13,000                389,187
   Taubman Centers, Inc.                  20,300                277,856
                                                              1,464,512
Manufactured Housing REITs (2.75%)
   Manufactured Home Communities, Inc.     6,000      $         149,625
   Sun Communities, Inc.                   5,000                167,188
                                                                316,813
Mortgage, Mixed Use & Miscellaneous
REITs (6.00%)
   Bradley Real Estate, Inc.              22,700                476,700
   Eastgroup Properties, Inc.             11,300                215,406
                                                                692,106
Net Lease REITs (2.72%)
   Trinet Corporate Realty Trust, Inc.    10,900                313,375

Office & Industrial REITs (31.55%)
   Prologis Trust                         10,900                237,756
   Arden Realty Group, Inc.                6,900                149,213
   Cabot Industrial Trust                 24,600                492,000
   Carramerica Realty Corp.               18,400                414,000
   Cornerstone Properties                 13,000                201,500
   Duke Realty Investments, Inc.          12,300                293,663
   Equity Office Properties Trust          8,500                204,000
   First Industrial Realty Trust, Inc.    17,000                435,624
   Highwoods Properties, Inc.             11,000                307,312
   Kilroy Realty Corp.                    10,900                241,844
   Liberty Property Trust                  9,000                207,000
   Mack-Cali Realty Corp.                  6,700                198,488
   Spieker Properties, Inc.                7,500                258,750
                                                              3,641,150
Self Storage REITs (2.88%)
   Storage USA                            10,900                331,769

Shopping Center REITs (4.98%)
   Burnham Pacific Properties, Inc.       16,200                212,625
   Federal Realty Investment Trust        16,000                362,000
                                                                574,625

                             Total Common Stocks             11,127,726

                                        Principal
                                         Amount              Value
Commercial Paper (3.53%)

Federal & Federally Sponsored
Credit (3.53%)
   Investment in Joint Trade Account;
     Federal National Mortgage
     Association; 5.45%; 11/2/1998      $407,686             $  407,809

            Total Portfolio Investments (99.98%)             11,535,535

  Cash & receivables, net of liabilities (0.02%)                  2,202

                      Total Net Assets (100.00%)            $11,537,737

(a) Non-income producing security - No dividend paid during the period.


PRINCIPAL SMALLCAP FUND, INC.
                                         Shares
                                          Held               Value
Common Stocks (91.84%)

Blast Furnace & Basic Steel
Products (1.05%)
   Carpenter Technology Corp.              8,900             $  312,056

Commercial Banks (3.16%)
   Associated Banc-Corp.                   9,925                348,616
   First Federal Capital Corp.            22,500                343,125
   Valley National Bancorp                 9,200                248,400
                                                                940,141
Commercial Printing (0.66%)
   World Color Press,  Inc.                6,450(a)             195,919

Communications Equipment (5.65%)
   DSP Communications, Inc.               60,700(a)             595,619
   Reltec Corp.                           20,000(a)             430,000
   Sawtek, Inc.                           25,100(a)             506,706
   Spectrian Corp.                        14,100(a)             150,694
                                                              1,683,019
Communications Services, NEC (1.06%)
   Smartalk Teleservices, Inc.            13,000(a)              75,562
   World Access, Inc.                     11,250(a)             240,469
                                                                316,031
Computer & Data Processing
Services (7.02%)
   Advanced Communications System, Inc.   17,950(a)             175,013
   Barra, Inc.                             8,950(a)             236,056
   Cotelligent, Inc.                      21,000(a)             396,375
   Gtech Holdings Corp.                    8,250(a)             198,000
   Hypercom Corp.                         22,500(a)             213,750
   ICG Communications, Inc.               13,100(a)             271,006
   SPSS, Inc.                              9,200(a)             175,950
   Structural Dynamics Research Corp.     10,000(a)             143,750
   Synopsys, Inc.                          6,200(a)             280,550
                                                              2,090,450
Computer & Office Equipment (1.10%)
   Smart Modular Technologies, Inc.       15,650(a)             328,650

Construction & Related Machinery (1.31%)
   JLG Industries,  Inc.                  23,500                389,219

Crude Petroleum & Natural Gas (1.49%)
   Forcenergy, Inc.                       14,250(a)              84,609
   Nuevo Energy Co.                       16,900(a)             358,069
                                                                442,678
Drugs (4.55%)
   Chirex, Inc.                           16,100(a)             245,525
   Dura Pharmaceuticals, Inc.             16,500(a)             199,031
   Inhale Therapeutic Systems, Inc.       11,950(a)             313,688
   Liposome Co., Inc.                     60,000(a)             375,000
   Matritech, Inc.                        90,900(a)             221,569
                                                              1,354,813
Eating & Drinking Places (1.74%)
   CEC Entertainment, Inc.                 9,800(a)             276,850
   Ruby Tuesday, Inc.                     14,200                239,625
                                                                516,475
Electric Services (1.29%)
   TNP Enterprises, Inc.                  11,400             $  384,750

Electronic Components &
Accessories (6.06%)
   DII Group,  Inc.                       21,050(a)             309,172
   Flextronics International, Ltd.        11,250(a)             584,297
   Jabil Circuit,  Inc.                    7,950(a)             368,184
   Microchip Technology, Inc.              9,100(a)             246,269
   Sanmina Corp.                           7,200(a)             295,200
                                                              1,803,122
Fabricated Structural Metal
Products (1.26%)
   Aavid Thermal Technologies, Inc.       25,000(a)             375,000

Family Clothing Stores (0.65%)
   Pacific Sunwear of California, Inc.     9,000(a)             194,625

Fire, Marine & Casualty Insurance (2.24%)
   Berkley W.R. Corp.                     10,600                319,656
   HCC Insurance Holdings, Inc.           19,300                346,194
                                                                665,850
Footwear, Except Rubber (1.27%)
   Wolverine World Wide, Inc.             28,900                377,506

Furniture & Home Furnishing
Stores (0.92%)
   Cost Plus,  Inc.                        9,100(a)             273,000

General Industrial Machinery (1.43%)
   General Scanning, Inc.                 16,750(a)              92,125
   Regal-Beloit Corp.                     15,800                332,787
                                                                424,912
Grain Mill Products (1.27%)
   Ralcorp Holdings, Inc.                 21,500(a)             378,938

Hotels & Motels (0.91%)
   Four Seasons Hotel, Inc.                8,000                184,000
   Servico, Inc.                          17,950(a)              87,506
                                                                271,506
Industrial Machinery, NEC (0.43%)
   Industrial Distribution Group, Inc.    17,750(a)             128,688

Industrial Organic Chemicals (0.62%)
   CFC International, Inc.                21,450(a)             185,006

Lumber & Other Building Materials (1.13%)
   Eagle Hardware & Garden, Inc.          14,500(a)             337,125

Measuring & Controlling Devices (3.24%)
   Cytyc Corporation                      24,050(a)             402,837
   Integrated Measurement Systems, Inc.   24,300(a)             182,250
   Quickturn Design Systems, Inc.         34,500(a)             379,500
                                                                964,587
Medical Instruments & Supplies (3.63%)
   ADAC Laboratories                      16,500(a)             488,813
   Focal, Inc.                            26,850(a)             258,431
   Hologic, Inc.                          24,400                333,975
                                                              1,081,219
Men's & Boys' Clothing Stores (2.05%)
   Abercrombie & Fitch Co.                 8,000(a)          $  317,500
   Hot Topic, Inc.                        15,600(a)             292,500
                                                                610,000
Men's & Boys' Furnishings (0.72%)
   Nautica Enterprises, Inc.              10,350(a)             214,116

Metal Forgings & Stampings (1.26%)
   Varlen Corp.                           12,600                376,425

Metal Services, NEC (1.20%)
   BMC Industries, Inc.                   49,700                357,219

Miscellaneous Apparel & Accessory
Stores (2.06%)
   Pier 1 Imports, Inc.                   28,000                259,000
   The Buckle, Inc.                       19,600(a)             355,250
                                                                614,250
Miscellaneous Chemical Products (1.18%)
   H.B. Fuller Co.                         8,500                349,562

Miscellaneous Converted Products (1.49%)
   Shorewood Packaging Corp.              27,675(a)             442,800

Miscellaneous Electrical Equipment &
Supplies (0.69%)
   Motorcar Parts & Accessories           16,550(a)             206,875

Miscellaneous Equipment Rental &
Leasing (0.43%)
   T & W Financial Corp.                  11,000(a)             129,250

Miscellaneous Fabricated Metal
Products (1.13%)
   Watts Industries, Inc.                 18,300                336,262

Miscellaneous Manufacturers (1.09%)
   Russ Berrie & Co.                      16,500                325,875

Miscellaneous Shopping Goods
Stores (0.68%)
   Zale Corp.                              8,600(a)             203,713

Miscellaneous Textile Goods (1.06%)
   Kellwood Co.                           11,600                316,100

Motor Vehicles & Equipment (1.03%)
   United Auto Group, Inc.                22,300(a)             306,625

Non-Store Retailers (0.93%)
   USA Floral Products, Inc.              30,450(a)             277,856

Office Furniture (2.42%)
   Chromcraft Revington, Inc.             22,100(a)             357,744
   Kimball International, Inc., Class B   19,600                363,212
                                                                720,956
Oil & Gas Field Services (0.76%)
   Marine Drilling Co., Inc.              20,250(a)             226,547

Personal Credit Institutions (0.10%)
   Firstplus Financial Group, Inc.         6,450(a)              28,622

Personnel Supply Services (0.80%)
   Remedytemp, Inc.                       13,000(a)             237,250

Petroleum Refining (0.95%)
   IRI International Corp.                52,000(a)             282,750

Photographic Equipment &
Supplies (0.87%)
   Imax Corp.                             10,100(a)             258,812

Plumbing, Heating & Air
Conditioning (0.96%)
   Apogee Enterprises, Inc.               27,200                285,600

Public Building & Related
Furniture (0.34%)
   BE Aerospace Inc.                       4,700(a)             101,050

Rubber & Plastics Footwear (0.62%)
   Vans, Inc.                             22,200(a)             183,150

Savings Institutions (1.15%)
   Community First Bankshares, Inc.       17,200                341,850

Security Brokers & Dealers (1.24%)
   Jefferies Group, Inc.                  12,300                369,000

Soap, Cleaners & Toilet Goods (1.86%)
   Carter-Wallace Inc.                    20,900                370,975
   Digene Corp.                           30,550(a)             183,300
                                                                554,275
Surety Insurance (1.85%)
   CMAC Investment Corp.                   6,600                276,375
   Enhance Financial Services Group, Inc. 11,200                275,100
                                                                551,475
Telephone Communication (3.10%)
   Audiovox Corp., Class A                88,900(a)             488,950
   Intermedia Communications, Inc.         9,000(a)             166,500
   Winstar Communications, Inc.            9,900(a)             267,300
                                                                922,750
Women's Clothing Stores (2.68%)
   St. John Knits, Inc.                   11,450                231,147
   Wet Seal, Inc., Class A                26,900(a)             568,262
                                                                799,409

                             Total Common Stocks              27,345,709

                                       Principal
                                         Amount              Value
Commercial Paper (7.64%)

Federal & Federally Sponsored
Credit (7.64%)
   Investment in Joint Trade Account;
     Federal National Mortgage
     Association; 5.45%; 11/2/1998    $2,274,742             $2,274,398


            Total Portfolio Investments (99.48%)             29,620,107

Cash, receivables and other assets,
   net of liabilities (0.52%)                                   156,336


                      Total Net Assets (100.00%)            $29,776,443

(a) Non-income producing security - No dividend paid during the period.


PRINCIPAL UTILITIES FUND, INC.
                                          Shares
                                           Held              Value
Common Stocks (96.40%)

Combination Utility Services (22.22%)
   Baltimore Gas & Electric Co.           82,500             $2,588,438
   Cilcorp, Inc.                          15,100                777,650
   Citizens Utilities                    334,483              3,010,347
   L G & E Energy Corp.                   45,400              1,197,425
   Montana Power Co.                      47,800              2,070,338
   Nipsco Industries, Inc.                83,200              2,490,800
   Pacificorp                            107,600              2,051,125
   Scana Corp.                            85,600              2,894,350
   Utilicorp United, Inc.                 69,000              2,479,687
   Washington Water Power Co.             40,500                761,906
   Wisconsin Energy Corp.                 54,300              1,662,937
                                                             21,985,003
Electric Services (36.12%)
   Allegheny Energy                       86,000              2,644,500
   Carolina Power & Light Co.             50,300              2,307,513
   Dominion Resources, Inc.               46,300              2,138,481
   Duke Energy Corp.                      42,700              2,762,156
   Edison International                  109,400              2,885,425
   Enron Corp.                            58,680              3,095,370
   FPL Group, Inc.                        37,600              2,352,350
   GPU, Inc.                              62,400              2,691,000
   Houston Industries, Inc.               94,900              2,947,831
   Ipalco Enterprises, Inc.               10,000                458,750
   MidAmerican Energy Holdings            56,800              1,476,800
   Pinnacle West Capital Corp.            59,700              2,615,606
   Southern Co.                           85,800              2,418,488
   Teco Energy, Inc.                      90,500              2,500,062
   Texas Utilities Holdings               55,600              2,432,500
                                                             35,726,832
Gas Production & Distribution (3.52%)
   AGL Resources, Inc.                    54,400              1,139,000
   New Jersey Resources Corp.             38,700              1,487,531
   Peoples Energy Corp.                   23,300                859,188
                                                              3,485,719
Telephone Communication (34.54%)
   Ameritech Corp.                        96,600             $5,210,362
   AT&T Corp.                             46,900              2,919,525
   Bell Atlantic Corp.                    73,600              3,910,000
   BellSouth Corp.                        59,500              4,748,844
   GTE Corp.                              52,900              3,104,569
   MCI Worldcom, Inc.                     81,724              4,515,251
   RCN Corp.                              81,000(a)           1,303,594
   Sprint Corp.                           53,400              4,098,450
   US West, Inc.                          76,000              4,360,500
                                                             34,171,095

                             Total Common Stocks             95,368,649

                                       Principal
                                         Amount              Value
Commercial Paper (3.18%)

Personal Credit Institutions (3.18%)
   Investment in Joint Trade Account;
     Associates Corp.;
     5.72%; 11/2/1998                 $3,142,524             $3,142,524


            Total Portfolio Investments (99.58%)             98,511,173

Cash, receivables and other assets,
   net of liabilities (0.42%)                                   417,622


                      Total Net Assets (100.00%)            $98,928,795

(a) Non-income producing security - No dividend paid during the period.

FINANCIAL HIGHLIGHTS

Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):

PRINCIPAL BALANCED FUND, INC.(a)
Class A shares                                                 1998         1997         1996         1995        1994
Net Asset Value, Beginning of Period...................      $15.11       $14.61       $13.74       $12.43      $13.26
Income from Investment Operations:
   Net Investment Income...............................         .42          .35          .38          .41         .32
   Net Realized and Unrealized Gain (Loss) on Investments      1.15         1.81         1.59         1.31       (.20)

                       Total from Investment Operations        1.57         2.16         1.97         1.72         .12
Less Dividends and Distributions:
   Dividends from Net Investment Income................       (.37)        (.36)        (.43)        (.36)       (.40)
   Distributions from Capital Gains....................      (1.03)       (1.30)        (.67)        (.05)       (.55)

                      Total Dividends and Distributions      (1.40)       (1.66)       (1.10)        (.41)       (.95)

Net Asset Value, End of Period.........................      $15.28       $15.11       $14.61       $13.74      $12.43

Total Return(b)........................................      11.00%       15.88%       15.10%       14.18%        .94%

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............    $104,414      $85,436      $70,820      $57,125     $53,366
   Ratio of Expenses to Average Net Assets.............       1.28%        1.33%        1.28%        1.37%       1.51%
   Ratio of Net Investment Income to Average Net Assets       2.86%        2.42%        2.82%        3.21%       2.70%
   Portfolio Turnover Rate.............................       57.0%        27.6%        32.6%        35.8%       14.4%


PRINCIPAL BALANCED FUND, INC.(a)
Class B shares                                                 1998         1997         1996         1995(e)
Net Asset Value, Beginning of Period...................      $15.05       $14.56       $13.71       $11.80
Income from Investment Operations:
   Net Investment Income...............................         .31          .25          .29          .31
   Net Realized and Unrealized Gain (Loss) on Investments      1.14         1.79         1.55         1.90

                       Total from Investment Operations        1.45         2.04         1.84         2.21
Less Dividends and Distributions:
   Dividends from Net Investment Income................       (.25)        (.25)        (.32)        (.30)
   Distributions from Capital Gains....................      (1.03)       (1.30)        (.67)         --

                      Total Dividends and Distributions      (1.28)       (1.55)        (.99)        (.30)


Net Asset Value, End of Period.........................      $15.22       $15.05       $14.56       $13.71

Total Return(b)........................................      10.18%       14.96%       14.10%        18.72%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............     $18,930      $11,885       $5,964       $1,263
   Ratio of Expenses to Average Net Assets.............       2.04%        2.14%        2.13%        1.91%(d)
   Ratio of Net Investment Income to Average Net Assets       2.08%        1.58%        1.93%        2.53%(d)
   Portfolio Turnover Rate.............................       57.0%        27.6%        32.6%        35.8%(d)


PRINCIPAL BALANCED FUND, INC.(a)
Class R shares                                                 1998         1997         1996(f)
Net Asset Value, Beginning of Period...................      $14.98       $14.52       $13.81
Income from Investment Operations:
   Net Investment Income...............................         .33          .29          .24
   Net Realized and Unrealized Gain (Loss) on Investments      1.15         1.76          .73

                       Total from Investment Operations        1.48         2.05          .97
Less Dividends and Distributions:
   Dividends from Net Investment Income................       (.28)        (.30)        (.26)
   Distributions from Capital Gains....................      (1.03)       (1.29)         --

                      Total Dividends and Distributions      (1.31)       (1.59)        (.26)

Net Asset Value, End of Period.........................      $15.15       $14.98       $14.52

Total Return(b)........................................      10.43%       15.16%        7.52%(c)


Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............     $19,434       $9,745         $875
   Ratio of Expenses to Average Net Assets.............       1.88%        1.99%        1.49%(d)
   Ratio of Net Investment Income to Average Net Assets       2.22%        1.66%        2.26%(d)
   Portfolio Turnover Rate.............................       57.0%        27.6%        32.6%(d)


PRINCIPAL BLUE CHIP FUND, INC.(a)
Class A shares                                                 1998         1997         1996         1995        1994
Net Asset Value, Beginning of Period...................      $20.22       $17.10       $15.03       $12.45      $11.94
Income from Investment Operations:
   Net Investment Income...............................         .12          .21          .23          .24         .20
   Net Realized and Unrealized Gain (Loss) on Investments      3.57         3.58         2.45         2.55         .57

                       Total from Investment Operations        3.69         3.79         2.68         2.79         .77
Less Dividends and Distributions:
   Dividends from Net Investment Income................       (.12)        (.21)        (.26)        (.21)       (.26)
   Distributions from Capital Gains....................      (2.08)        (.46)        (.35)         --           --

                      Total Dividends and Distributions      (2.20)        (.67)        (.61)        (.21)       (.26)

Net Asset Value, End of Period.........................      $21.71       $20.22       $17.10       $15.03      $12.45

Total Return(b)........................................      19.48%       22.57%       18.20%       22.65%       6.58%

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............    $126,740      $79,985      $44,389      $35,212     $27,246
   Ratio of Expenses to Average Net Assets.............       1.31%        1.30%        1.33%        1.38%       1.46%
   Ratio of Net Investment Income to Average Net Assets        .57%        1.10%        1.41%        1.83%       1.72%
   Portfolio Turnover Rate.............................         .5%        55.4%        13.3%        26.1%        5.5%

PRINCIPAL BLUE CHIP FUND, INC.(a)
Class B shares                                                 1998         1997         1996         1995(e)
Net Asset Value, Beginning of Period...................      $20.14       $17.03       $14.99       $11.89
Income from Investment Operations:
   Net Investment Income (Operating Loss)..............       (.02)          .07          .11          .15
   Net Realized and Unrealized Gain (Loss) on Investments      3.53         3.54         2.41         3.10

                       Total from Investment Operations        3.51         3.61         2.52         3.25
Less Dividends and Distributions:
   Dividends from Net Investment Income................       (.02)        (.04)        (.13)        (.15)
   Distributions from Capital Gains....................      (2.08)        (.46)        (.35)         --

                      Total Dividends and Distributions      (2.10)        (.50)        (.48)        (.15)

Net Asset Value, End of Period.........................      $21.55       $20.14       $17.03       $14.99

Total Return(b)........................................      18.59%       21.59%       17.18%       26.20%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............     $34,223      $18,265       $6,527       $1,732
   Ratio of Expenses to Average Net Assets.............       2.02%        2.06%        2.19%        1.90%(d)
   Ratio of Net Investment Income (Operating Loss)
     to Average Net Assets.............................      (.14)%         .32%         .49%         .97%(d)
   Portfolio Turnover Rate.............................         .5%        55.4%        13.3%        26.1%(d)


PRINCIPAL BLUE CHIP FUND, INC.(a)
Class R shares                                                 1998         1997         1996(f)
Net Asset Value, Beginning of Period...................      $20.16       $17.08       $16.21
Income from Investment Operations:
   Net Investment Income...............................         .02          .13          .12
   Net Realized and Unrealized Gain (Loss) on Investments      3.57         3.53          .90

                       Total from Investment Operations        3.59         3.66         1.02
Less Dividends and Distributions:
   Dividends from Net Investment Income................       (.04)        (.12)        (.15)
   Distributions from Capital Gains....................      (2.08)        (.46)         --

                      Total Dividends and Distributions      (2.12)        (.58)        (.15)

Net Asset Value, End of Period.........................      $21.63       $20.16       $17.08

Total Return(b)........................................      19.01%       21.82%        7.02%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............     $32,871      $15,502       $1,575
   Ratio of Expenses to Average Net Assets.............       1.85%        1.89%        1.48%(d)
   Ratio of Net Investment Income to Average Net Assets        .02%(e)      .45%         .68%(d)
   Portfolio Turnover Rate.............................         .5%        55.4%        13.3%(d)


PRINCIPAL CAPITAL VALUE FUND, INC.(a)
Class A shares                                                 1998         1997         1996         1995        1994
Net Asset Value, Beginning of Period...................      $29.69       $27.72       $23.69       $20.83      $21.41
Income from Investment Operations:
   Net Investment Income...............................         .50          .50          .45          .45         .39
   Net Realized and Unrealized Gain (Loss) on Investments      3.88         5.80         5.48         3.15         .93

                       Total from Investment Operations        4.38         6.30         5.93         3.60        1.32
Less Dividends and Distributions:
   Dividends from Net Investment Income................       (.53)        (.48)        (.43)        (.39)       (.41)
   Distributions from Capital Gains....................      (2.47)       (3.85)       (1.47)        (.35)      (1.49)

                      Total Dividends and Distributions      (3.00)       (4.33)       (1.90)        (.74)      (1.90)

Net Asset Value, End of Period.........................      $31.07       $29.69       $27.72       $23.69      $20.83

Total Return(b)........................................      15.59%       25.36%       26.41%       17.94%       6.67%

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............    $565,052     $494,444     $435,617     $339,656    $285,965
   Ratio of Expenses to Average Net Assets.............        .74%         .70%         .69%         .75%        .83%
   Ratio of Net Investment Income to Average Net Assets       1.67%        1.85%        1.82%        2.08%       2.02%
   Portfolio Turnover Rate.............................       23.2%        30.8%        50.2%        46.0%       31.7%


PRINCIPAL CAPITAL VALUE FUND, INC.(a)
Class B shares                                                 1998         1997         1996         1995(e)
Net Asset Value, Beginning of Period...................      $29.51       $27.58       $23.61       $19.12
Income from Investment Operations:
   Net Investment Income...............................         .26          .23          .21          .33
   Net Realized and Unrealized Gain (Loss) on Investments      3.86         5.77         5.45         4.46

                       Total from Investment Operations        4.12         6.00         5.66         4.79
Less Dividends and Distributions:
   Dividends from Net Investment Income................       (.26)        (.22)        (.22)        (.30)
   Distributions from Capital Gains....................      (2.47)       (3.85)       (1.47)         --

                      Total Dividends and Distributions      (2.73)       (4.07)       (1.69)        (.30)

Net Asset Value, End of Period.........................      $30.90       $29.51       $27.58       $23.61

Total Return(b)........................................      14.71%       24.13%       25.19%       25.06%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............     $44,765      $27,240       $9,832       $2,248
   Ratio of Expenses to Average Net Assets.............       1.52%        1.65%        1.70%        1.50%(d)
   Ratio of Net Investment Income to Average Net Assets        .88%         .84%         .80%        1.07%(d)
   Portfolio Turnover Rate.............................       23.2%        30.8%        50.2%        46.0%(d)


PRINCIPAL CAPITAL VALUE FUND, INC.(a)
Class R shares                                                 1998         1997        1996(f)
Net Asset Value, Beginning of Period...................      $29.44       $27.57       $24.73
Income from Investment Operations:
   Net Investment Income...............................         .28          .30          .19
   Net Realized and Unrealized Gain (Loss) on Investments      3.84         5.74         2.81

                       Total from Investment Operations        4.12         6.04         3.00
Less Dividends and Distributions:
   Dividends from Net Investment Income................       (.29)        (.32)        (.16)
   Distributions from Capital Gains....................      (2.47)       (3.85)         --

                      Total Dividends and Distributions      (2.76)       (4.17)        (.16)

Net Asset Value, End of Period.........................      $30.80       $29.44       $27.57

Total Return(b)........................................      14.77%       24.36%       12.74%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............     $37,675      $18,326       $1,752
   Ratio of Expenses to Average Net Assets.............       1.50%        1.50%        1.16%(d)
   Ratio of Net Investment Income to Average Net Assets        .88%         .93%        1.18%(d)
   Portfolio Turnover Rate.............................       23.2%        30.8%        50.2%(d)

PRINCIPAL GROWTH FUND, INC.(a)
Class A shares                                                 1998         1997         1996         1995        1994
Net Asset Value, Beginning of Period...................      $50.43       $39.54       $37.22       $31.14      $30.41
Income from Investment Operations:
   Net Investment Income...............................         .35          .31          .35          .35         .26
   Net Realized and Unrealized Gain (Loss) on Investments      7.14        11.26         3.50         6.67        2.56

                       Total from Investment Operations        7.49        11.57         3.85         7.02        2.82
Less Dividends and Distributions:
   Dividends from Net Investment Income................       (.34)        (.31)        (.35)        (.31)       (.28)
   Distributions from Capital Gains....................      (1.49)        (.37)       (1.18)        (.63)      (1.81)

                      Total Dividends and Distributions      (1.83)        (.68)       (1.53)        (.94)      (2.09)

Net Asset Value, End of Period.........................      $56.09       $50.43       $39.54       $37.22      $31.14

Total Return(b)........................................      15.17%       29.55%       10.60%       23.29%       9.82%

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............    $395,954     $317,386     $228,361     $174,328    $116,363
   Ratio of Expenses to Average Net Assets.............        .95%        1.03%        1.08%        1.16%       1.30%
   Ratio of Net Investment Income to Average Net Assets        .66%         .68%         .95%        1.12%        .95%
   Portfolio Turnover Rate.............................       21.9%        16.5%         1.8%        12.2%       13.6%


PRINCIPAL GROWTH FUND, INC.(a)
Class B shares                                                 1998         1997         1996         1995(e)
Net Asset Value, Beginning of Period...................      $50.36       $39.43       $37.10       $28.33
Income from Investment Operations:
   Net Investment Income...............................         .06          .09          .08          .21
   Net Realized and Unrealized Gain (Loss) on Investments      7.14        11.23         3.48         8.76

                       Total from Investment Operations        7.20        11.32         3.56         8.97
Less Dividends and Distributions:
   Dividends from Net Investment Income................       (.09)        (.02)        (.05)        (.20)
   Distributions from Capital Gains....................      (1.49)        (.37)       (1.18)         --

                      Total Dividends and Distributions      (1.58)        (.39)       (1.23)        (.20)

Net Asset Value, End of Period.........................      $55.98       $50.36       $39.43       $37.10

Total Return(b)........................................      14.58%       28.92%        9.80%       31.48%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............     $64,809      $42,241      $24,019       $8,279
   Ratio of Expenses to Average Net Assets.............       1.46%        1.48%        1.79%        1.80%(d)
   Ratio of Net Investment Income to Average Net Assets        .15%         .23%         .22%         .31%(d)
   Portfolio Turnover Rate.............................       21.9%        16.5%         1.8%        12.2%(d)


PRINCIPAL GROWTH FUND, INC.(a)
Class R shares                                                 1998         1997         1996(f)
Net Asset Value, Beginning of Period...................      $50.16       $39.40       $39.27
Income from Investment Operations:
   Net Investment Income...............................         .02          .06          .10
   Net Realized and Unrealized Gain (Loss) on Investments      7.09        11.16          .13

                       Total from Investment Operations        7.11        11.22          .23
Less Dividends and Distributions:
   Dividends from Net Investment Income................       (.01)        (.09)        (.10)
   Distributions from Capital Gains....................      (1.49)        (.37)         --

                      Total Dividends and Distributions      (1.50)        (.46)        (.10)

Net Asset Value, End of Period.........................      $55.77       $50.16       $39.40

Total Return(b)........................................      14.46%       28.72%        1.12%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............     $30,557      $16,265       $2,014
   Ratio of Expenses to Average Net Assets.............       1.59%        1.69%        1.42%(d)
   Ratio of Net Investment Income to Average Net Assets        .01%         .00%         .14%(d)
   Portfolio Turnover Rate.............................       21.9%        16.5%         1.8%(d)


PRINCIPAL MIDCAP FUND, INC.(a)
Class A shares                                                 1998         1997         1996         1995        1994
Net Asset Value, Beginning of Period...................      $45.33       $35.75       $31.45       $25.08      $23.56
Income from Investment Operations:
   Net Investment Income (Operating Loss)..............       (.07)          .07          .14          .12         --
   Net Realized and Unrealized Gain (Loss) on Investments    (4.26)        10.80         5.05         6.45        1.61

                       Total from Investment Operations      (4.33)        10.87         5.19         6.57        1.61
Less Dividends and Distributions:
   Dividends from Net Investment Income................         --         (.11)        (.14)        (.06)         --
   Distributions from Capital Gains....................      (1.10)       (1.18)        (.75)        (.14)       (.09)

                      Total Dividends and Distributions      (1.10)       (1.29)        (.89)        (.20)       (.09)

Net Asset Value, End of Period.........................      $39.90       $45.33       $35.75       $31.45      $25.08

Total Return(b)........................................     (9.78)%       31.26%       16.89%       26.89%       6.86%

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............    $332,942     $346,666     $229,465     $150,611     $92,965
   Ratio of Expenses to Average Net Assets.............       1.22%        1.26%        1.32%        1.47%       1.74%
   Ratio of Net Investment Income (Operating Loss)
     to Average Net Assets.............................      (.14)%         .20%         .46%         .47%        .02%
   Portfolio Turnover Rate.............................       25.1%         9.5%        12.3%        13.5%        8.1%


PRINCIPAL MIDCAP FUND, INC.(a)
Class B shares                                                 1998         1997         1996         1995(e)
Net Asset Value, Beginning of Period...................      $44.88       $35.48       $31.31       $23.15
Income from Investment Operations:
   Net Investment Income (Operating Loss)..............       (.23)        (.05)        (.04)         --
   Net Realized and Unrealized Gain (Loss) on Investments    (4.26)        10.64         4.97         8.18

                       Total from Investment Operations      (4.49)        10.59         4.93         8.18
 Less Dividends and Distributions:
   Dividends from Net Investment Income................         --         (.01)        (.01)        (.02)
   Distributions from Capital Gains....................      (1.10)       (1.18)        (.75)         --

                      Total Dividends and Distributions      (1.10)       (1.19)        (.76)        (.02)

Net Asset Value, End of Period.........................      $39.29       $44.88       $35.48       $31.31

Total Return(b)........................................    (10.24)%       30.64%       16.07%       35.65%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............     $68,358      $59,554      $28,480       $8,997
   Ratio of Expenses to Average Net Assets.............       1.73%        1.69%        2.01%        2.04%(d)
   Ratio of Net Investment Income (Operating Loss)
     to Average Net Assets.............................      (.66)%       (.24)%       (.24)%       (.17)%(d)
   Portfolio Turnover Rate.............................       25.1%         9.5%        12.3%        13.5%(d)


PRINCIPAL MIDCAP FUND, INC.(a)
Class R shares                                                 1998         1997         1996(f)
Net Asset Value, Beginning of Period...................      $45.10       $35.67       $33.77
Income from Investment Operations:
   Net Investment Income (Operating Loss)..............       (.28)        (.12)          .04
   Net Realized and Unrealized Gain (Loss) on Investments    (4.29)        10.74         1.88

                       Total from Investment Operations      (4.57)        10.62         1.92
Less Dividends and Distributions:
   Dividends from Net Investment Income................         --         (.01)        (.02)
   Distributions from Capital Gains....................      (1.10)       (1.18)         --

                      Total Dividends and Distributions      (1.10)       (1.19)        (.02)

Net Asset Value, End of Period.........................      $39.43       $45.10       $35.67

Total Return(b)........................................    (10.37)%       30.56%        6.20%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............     $23,540      $17,448       $2,016
   Ratio of Expenses to Average Net Assets.............       1.89%        1.87%        1.53%(d)
   Ratio of Net Investment Income (Operating Loss)
     to Average Net Assets.............................      (.82)%       (.45)%         .29%(d)
   Portfolio Turnover Rate.............................       25.1%         9.5%        12.3%(d)


PRINCIPAL REAL ESTATE FUND, INC.
Class A shares                                              1998(g)
Net Asset Value, Beginning of Period...................    10.15
Income from Investment Operations:
   Net Investment Income...............................      .20
   Net Realized and Unrealized Gain (Loss) on Investments  (1.76)

                       Total from Investment Operations    (1.56)
Less Dividends:
   Dividends from Net Investment Income................     (.20)

                                        Total Dividends     (.20)

Net Asset Value, End of Period.........................    $8.39

Total Return(b)........................................   (15.45)%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............    5,490
   Ratio of Expenses to Average Net Assets.............    2.25%(d)
   Ratio of Net Investment Income to Average Net Assets    2.89%(d)
   Portfolio Turnover Rate.............................    60.4%(d)


PRINCIPAL REAL ESTATE FUND, INC.
Class B shares                                              1998(g)
Net Asset Value, Beginning of Period...................    10.15
Income from Investment Operations:
   Net Investment Income...............................      .20
   Net Realized and Unrealized Gain (Loss) on Investments  (1.78)

                       Total from Investment Operations    (1.58)
Less Dividends:
   Dividends from Net Investment Income................     (.19)

                                        Total Dividends     (.19)

Net Asset Value, End of Period.........................     8.38

Total Return(b)........................................   (15.67)%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............    3,120
   Ratio of Expenses to Average Net Assets.............    2.47%(d)
   Ratio of Net Investment Income to Average Net Assets    2.67%(d)
   Portfolio Turnover Rate.............................    60.4%(d)


PRINCIPAL REAL ESTATE FUND, INC.
Class R shares                                              1998(g)
Net Asset Value, Beginning of Period...................    10.15
Income from Investment Operations:
   Net Investment Income...............................      .23
   Net Realized and Unrealized Gain (Loss) on Investments  (1.78)

                       Total from Investment Operations    (1.55)
Less Dividends:
   Dividends from Net Investment Income................     (.20)

                                        Total Dividends     (.20)

Net Asset Value, End of Period.........................     8.40

Total Return(b)........................................   (15.37)%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............    2,928
   Ratio of Expenses to Average Net Assets.............    1.99%(d)
   Ratio of Net Investment Income to Average Net Assets    3.07%(d)
   Portfolio Turnover Rate.............................    60.4%(d)


PRINCIPAL SMALLCAP FUND, INC.
Class A shares                                              1998(g)
Net Asset Value, Beginning of Period...................     9.92
Income from Investment Operations:
   Net Investment Income (Operating Loss)..............     (.08)
   Net Realized and Unrealized Gain (Loss) on Investments  (1.41)

                       Total from Investment Operations    (1.49)
Less Dividends:
   Dividends from Net Investment Income................      --

                                        Total Dividends     --

Net Asset Value, End of Period.........................    $8.43

Total Return(b)........................................   (15.95)%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............   18,438
   Ratio of Expenses to Average Net Assets.............    2.58%(d)
   Ratio of Net Investment Income (Operating Loss)
     to Average Net Assets.............................   (1.65)%(d)
   Portfolio Turnover Rate.............................    20.5%(d)


PRINCIPAL SMALLCAP FUND, INC.
Class B shares                                              1998(g)
Net Asset Value, Beginning of Period...................     9.91
Income from Investment Operations:
   Net Investment Income (Operating Loss)..............     (.11)
   Net Realized and Unrealized Gain (Loss) on Investments  (1.39)

                       Total from Investment Operations    (1.50)
Less Dividends:
   Dividends from Net Investment Income................      --

                                        Total Dividends      --

Net Asset Value, End of Period.........................     $8.41

Total Return(b)........................................    (16.15)%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............     6,550
   Ratio of Expenses to Average Net Assets.............     2.80%(d)
   Ratio of Net Investment Income (Operating Loss)
     to Average Net Assets.............................    (1.85)%(d)
   Portfolio Turnover Rate.............................     20.5%(d)


PRINCIPAL SMALLCAP FUND, INC.
Class R shares                                              1998(g)
Net Asset Value, Beginning of Period...................     9.91
Income from Investment Operations:
   Net Investment Income (Operating Loss)..............     (.07)
   Net Realized and Unrealized Gain (Loss) on Investments  (1.39)

                       Total from Investment Operations    (1.46)
Less Dividends:
   Dividends from Net Investment Income................      --
                                        Total Dividends      --

Net Asset Value, End of Period.........................    $8.45

Total Return(b)........................................   (15.75)%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............    4,688
   Ratio of Expenses to Average Net Assets.............    2.07%(d)
   Ratio of Net Investment Income (Operating Loss)
     to Average Net Assets.............................   (1.12)%(d)
   Portfolio Turnover Rate.............................    20.5%(d)


PRINCIPAL UTILITIES FUND, INC.(a)
Class A shares                                                 1998         1997         1996         1995        1994
Net Asset Value, Beginning of Period...................      $12.55       $11.40       $10.94        $9.25      $11.45
Income from Investment Operations:
   Net Investment Income(h)............................         .41          .48          .44         .48          .46
   Net Realized and Unrealized Gain (Loss) on Investments      3.59         1.12          .45        1.70       (2.19)

                       Total from Investment Operations        4.00         1.60          .89         2.18      (1.73)
Less Dividends and Distributions:
   Dividends from Net Investment Income................       (.44)        (.45)        (.43)        (.49)       (.45)
   Distributions from Capital Gains....................         --           --          --           --         (.02)

                      Total Dividends and Distributions       (.44)        (.45)        (.43)        (.49)       (.47)

Net Asset Value, End of Period.........................      $16.11       $12.55       $11.40       $10.94       $9.25

Total Return(b)........................................      32.10%       14.26%        8.13%       24.36%     (15.20)%


Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............     $83,533      $64,366      $66,322      $65,873     $56,747
   Ratio of Expenses to Average Net Assets(h)..........       1.15%        1.15%        1.17%        1.04%       1.00%
   Ratio of Net Investment Income to Average Net Assets       2.73%        3.90%        3.85%        4.95%       4.89%
   Portfolio Turnover Rate.............................       11.9%        22.5%        34.2%        13.0%       13.8%


PRINCIPAL UTILITIES FUND, INC.(a)
Class B shares                                                 1998         1997         1996         1995(e)
Net Asset Value, Beginning of Period...................      $12.53       $11.38       $10.93        $9.20
Income from Investment Operations:
   Net Investment Income(h)............................         .30          .38          .36          .40
   Net Realized and Unrealized Gain (Loss) on Investments      3.59         1.13          .43         1.77

                       Total from Investment Operations        3.89         1.51          .79         2.17
 Less Dividends and Distributions:
   Dividends from Net Investment Income................       (.33)        (.36)        (.34)        (.44)
   Distributions from Capital Gains....................         --           --          --           --

                      Total Dividends and Distributions       (.33)        (.36)        (.34)        (.44)

Net Asset Value, End of Period.........................      $16.09       $12.53       $11.38       $10.93

Total Return(b)........................................      31.23%       13.41%        7.23%       24.18%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............     $11,391       $6,937       $5,579       $3,952
   Ratio of Expenses to Average Net Assets(h)..........       1.90%        1.90%        1.93%        1.72%(d)
   Ratio of Net Investment Income to Average Net Assets       2.04%        3.14%        3.07%        3.84%(d)
   Portfolio Turnover Rate.............................       11.9%        22.5%        34.2%        13.0%(d)


PRINCIPAL UTILITIES FUND, INC.(a)
Class R shares                                                 1998         1997         1996(f)
Net Asset Value, Beginning of Period...................      $12.49       $11.33       $11.75
Income from Investment Operations:
   Net Investment Income(h)............................         .33          .39          .28
   Net Realized and Unrealized Gain (Loss) on Investments      3.58         1.14        (.41)

                       Total from Investment Operations        3.91         1.53        (.13)
Less Dividends and Distributions:
   Dividends from Net Investment Income................       (.33)        (.37)        (.29)
   Distributions from Capital Gains....................         --           --           --

                      Total Dividends and Distributions       (.33)        (.37)        (.29)

Net Asset Value, End of Period.........................      $16.07       $12.49       $11.33

Total Return(b)........................................      31.47%       13.72%       (.31)%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............      $4,005       $1,512         $311
   Ratio of Expenses to Average Net Assets(h)..........       1.65%        1.65%        1.47%(d)
   Ratio of Net Investment Income to Average Net Assets       2.21%        3.35%        3.77%(d)
   Portfolio Turnover Rate.............................       11.9%        22.5%        34.2%(d)


Notes to Financial Highlights

(a) Effective January 1, 1998, the following changes were made to the names of the Domestic Growth Funds:

     Former Fund Name                               New Fund Name
     --------------------------------------------------------------------------
     Princor Balanced Fund, Inc.             Principal Balanced Fund, Inc.
     Princor Blue Chip Fund, Inc.            Principal Blue Chip Fund, Inc.
     Princor Capital Accumulation Fund, Inc. Principal Capital Value Fund, Inc.
     Princor Growth Fund, Inc.               Principal Growth Fund, Inc.
     Princor Emerging Growth Fund, Inc.      Principal MidCap Fund, Inc.
     Princor Utilities Fund, Inc.            Principal Utilities Fund, Inc.

(b) Total return is calculated without the front-end sales charge or contingent deferred sales charge.

(c)  Total return amounts have not been annualized.

(d)  Computed on an annualized basis.

(e) Period from December 9, 1994, date Class B shares first offered to the public, through October 31, 1995. The Domestic Growth Funds' Class B shares recognized net investment income as follows for the period from the initial purchase of Class B shares on December 5, 1994 through December 8, 1994, none of which was distributed to the sole shareholder, Principal Management Corporation. The Domestic Growth Funds' Class B shares incurred unrealized losses on investments during the initial interim period as follows. This represents Class B share activities of each fund prior to the initial public offering of Class B shares:
                                              Per Share
                                            Net Investment         Per Share
                                               Income          Unrealized (Loss)

     Principal Balanced Fund, Inc.                $--                  $(.19)
     Principal Blue Chip Fund, Inc.                --                   (.15)
     Principal Capital Value Fund, Inc.            --                   (.46)
     Principal Growth Fund, Inc.                   --                   (.86)
     Principal MidCap Fund, Inc.                   --                   (.77)
     Principal Utilities Fund, Inc.               .01                   (.01)

(f) Period from February 29, 1996, date Class R shares first offered to eligible purchasers, through October 31, 1996. Certain of the Domestic Growth Funds' Class R shares recognized net investment income for the period from the initial purchase of Class R shares on February 27, 1996 through February 28, 1996 as follows, none of which was distributed to the sole shareholder, Principal Management Corporation. Additionally, the Domestic Growth Funds incurred unrealized gains (losses) on investments during the initial interim period as follows. This represents Class R share activities of each fund prior to the initial offering of Class R shares:

                                            Per Share
                                         Net Investment            Per Share
                                             Income            Unrealized (Loss)

     Principal Balanced Fund, Inc.               $--               $(.03)
     Principal Blue Chip Fund, Inc.              .01                (.02)
     Principal Capital Value Fund, Inc.          .01                (.11)
     Principal Growth Fund, Inc.                 .01                 .10
     Principal MidCap Fund, Inc                   --                 .19

(g) Period from December 31, 1997, date Class A and Class B shares first offered to the public and Class R shares first offered to eligible purchasers, through October 31, 1998. With respect to Principal Real Estate Fund, Inc. Class A, Class B and Class R shares, net investment income aggregating $.03 per share for the period from the initial purchase of shares on December 11, 1997 through December 30, 1997 was recognized, of which $.01 per share was distributed to its sole shareholder, Principal
     Life Insurance Company, during the period. With respect to Principal SmallCap Fund, Inc. Class A, Class B and Class R shares, net investment income aggregating $.01 per share from the initial purchase of shares on December 11, 1997 through December 30, 1997 was recognized. Principal SmallCap Fund, Inc. Class A, Class B and Class R distributed a tax return of capital of $.01 per share to the sole shareholder Principal Life Insurance Company, during the period. Principal Real Estate Fund, Inc. and Principal SmallCap Fund, Inc. Class A, Class B and Class R shares incurred unrealized gains (losses) on investments during the initial interim period as follows. This represents Class A, Class B and Class R share activities of each fund prior to the initial public offering of each class of shares.

                                                  Per Share Unrealized
                                                      Gain (Loss)

                                                Class      Class      Class
                                                  A          B          R

     Principal Real Estate Fund, Inc.         $ .13      $ .13      $ .13
     Principal SmallCap Fund, Inc.             (.08)      (.09)      (.09)


(h) Without the Manager's voluntary waiver of a portion of certain of its expenses (see Note 3 to the financial statements) for the periods indicated, Principal Utilities Fund, Inc. would have had per share net investment income and the ratios of expenses to average net assets as shown:

             Year Ended
             October 31,       Per Share      Ratio of Expenses
               Except       Net Investment     to Average Net         Amount
               as Noted         Income             Assets             Waived
     Class A    1998            $.39               1.23%            $  60,477
                1997             .46               1.25%               65,940
                1996             .43               1.25%               54,932
                1995             .46               1.30%              151,145
                1994             .41               1.50%              284,836

     Class B    1998             .29               2.00%                9,557
                1997             .37               1.95%                3,753
                1996             .34               2.06%                6,690
                1995(e)          .40               1.81%(d)             1,338

     Class R    1998             .28               2.10%               12,481
                1997             .31               2.67%                9,355
                1996(f)          .28               1.47%(d)             --

October 31, 1998

STATEMENTS OF ASSETS AND LIABILITIES

                                                         Principal                                                 Principal
                                                       International                  Principal                  International
                                                     Emerging Markets               International                  SmallCap
GROWTH FUNDS (INTERNATIONAL)                            Fund, Inc.                   Fund, Inc.                   Fund, Inc.

    Investment in securities -- at cost........        $16,534,258                 $327,089,074                   $22,704,728

    Assets
    Investment in securities -- at value (Note 4)      $12,795,683                 $368,412,087                   $21,433,644
    Cash....................................                19,179                       20,827                         4,413
    Receivables:
       Dividends and interest..................             26,337                      800,343                        37,404
       Investment securities sold..............             70,239                      841,417                       356,814
       Capital Stock sold......................              7,669                      559,034                        38,716
    Other assets...............................             --                            1,979                        --

                                  Total Assets          12,919,107                  370,635,687                    21,870,991
    Liabilities
    Accrued expenses...........................             39,471                      396,493                        49,926
    Payables:
       Net payable for foreign currency
          contract (Note 5)....................             19,040                       89,575                        --
       Investment securities purchased.........             70,691                    7,560,762                        65,603
       Capital Stock reacquired................             --                          416,522                         3,220
    Indebtedness (Note 7) .....................             --                          --                             85,000

                             Total Liabilities             129,202                    8,463,352                       203,749

    Net Assets Applicable to Outstanding Shares        $12,789,905                 $362,172,335                   $21,667,242

    Net Assets Consist of:
    Capital Stock..............................        $    19,571                 $    393,967                   $    21,695
    Additional paid-in capital.................         17,964,592                  294,729,701                    22,744,050
    Accumulated undistributed net
       investment income ......................             --                        4,262,374                        --
    Accumulated undistributed net realized
       gain (loss) from investment and
       foreign currency transactions...........         (1,436,265)                  21,542,398                       171,669
    Net unrealized appreciation (depreciation)
       of investments..........................         (3,738,575)                  41,323,013                    (1,271,084)
    Net unrealized appreciation (depreciation) on
       translation of assets and liabilities in
       foreign currencies......................            (19,418)                     (79,118)                          912

                              Total Net Assets         $12,789,905                 $362,172,335                   $21,667,242


    Capital Stock (par value: $.01 a share):
    Shares authorized..........................        100,000,000                  100,000,000                   100,000,000
    Net Asset Value Per Share:
    Class A:  Net Assets.......................         $7,312,361                 $302,756,625                   $11,765,019
                 Shares issued and outstanding.          1,117,661                   32,894,131                     1,177,376
                Net asset value per share......              $6.54                        $9.20                         $9.99
            Maximum offering price per share(a)              $6.87                        $9.66                        $10.49


    Class B:  Net Assets.......................         $3,275,343                  $41,676,330                    $6,585,150
                 Shares issued and outstanding.            502,111                    4,560,292                       660,703
                Net asset value per share(b)...              $6.52                        $9.14                         $9.97


    Class R:  Net Assets.......................         $2,202,201                  $17,739,380                    $3,317,073
                 Shares issued and outstanding.            337,289                    1,942,312                       331,451
       Net asset value per share...............              $6.53                        $9.13                        $10.01


(a) Maximum offering price is equal to net asset value plus a front-end sales charge of 4.75% of the offering price or 4.99% of the net asset value.
(b) Redemption price per share is equal to net asset value less any applicable contingent deferred sales charge.

See accompanying notes.

Year Ended October 31, 1998

STATEMENTS OF OPERATIONS

                                                         Principal                                                 Principal
                                                       International                  Principal                  International
                                                     Emerging Markets               International                  SmallCap
GROWTH FUNDS (INTERNATIONAL)                            Fund, Inc.                   Fund, Inc.                   Fund, Inc.



    Net Investment Income
    Income:
       Dividends.............................          $   329,076                 $  9,704,858                   $  338,236
       Withholding tax on foreign dividends...             (17,844)                  (1,140,879)                     (29,429)
       Interest...............................              56,907                    1,282,335                       65,346

                                 Total Income              368,139                    9,846,314                      374,153

    Expenses:
       Management and investment advisory
          fees (Note 3).......................             157,324                    2,492,037                      242,403
       Distribution and shareholder servicing
          fees (Notes 1 and 3)................              54,053                    1,022,931                       81,404
       Transfer and administrative services
          (Notes 1 and 3).....................             119,948                    1,168,106                      153,320
       Registration fees (Note 1).............              43,535                       98,860                       37,217
       Custodian fees ........................              37,425                      120,802                       16,497
       Auditing and legal fees ...............               9,712                       10,214                        9,229
       Directors' fees .......................               7,526                        7,390                        7,115
       Other .................................                 622                       27,346                        1,005

                           Total Net Expenses              430,145                    4,947,686                      548,190

       Net Investment Income (Operating Loss)              (62,006)                   4,898,628                     (174,037)

    Net Realized and Unrealized Gain (Loss)on
       Investments  and  Foreign
       Currencies Net realized gain (loss) from:
       Investment transactions................          (1,349,593)                  21,724,953                      365,750
       Foreign currency transactions..........             (10,717)                    (159,094)                      (2,884)
    Change in unrealized appreciation/depreciation of:
       Investments............................          (1,750,572)                 (21,749,628)                  (1,229,130)
       Translation of assets and liabilities in
          foreign currencies..................             (21,381)                    (101,686)                         889

       Net Realized and Unrealized Gain (Loss)
          on Investments and Foreign Currencies         (3,132,263)                    (285,455)                    (865,375)


        Net Increase (Decrease) in Net Assets
                    Resulting from Operations          $(3,194,269)                $  4,613,173                   $(1,039,412)



See accompanying notes.

Years Ended October 31, Except as Noted

STATEMENTS OF CHANGES IN NET ASSETS

                                                         Principal                                                 Principal
                                                       International                  Principal                  International
                                                     Emerging Markets               International                  SmallCap
GROWTH FUNDS (INTERNATIONAL)                            Fund, Inc.                   Fund, Inc.                   Fund, Inc.


                                                       1998       1997(a)           1998          1997           1998       1997(a)
    Operations
    Net investment income (operating loss)....     $(62,006)    $(861)       $4,898,628     $3,090,074      $ (174,037)   $ (1,911)

    Net realized gain (loss) from investment and
       foreign currency transactions..........     (1,360,310)   (85,030)     21,565,859    7,071,870         362,866     (154,500)
    Change in unrealized appreciation/depreciation
       of investments and translation of assets
       and liabilities in foreign currencies       (1,771,953)  (1,986,040)  (21,851,314)   32,599,107      (1,228,241)   (41,931)

                Net Increase (Decrease) in Net
              Assets Resulting from Operations     (3,194,269)  (2,071,931)   4,613,173     42,761,051      (1,039,412)   (198,342)

    Dividends and Distributions to Shareholders
     From net investment income:
       Class A................................        --          --           (3,230,657)  (2,378,873)         --           --
       Class B ...............................        --          --             (135,323)     (79,037)         --           --
       Class R ...............................        --          --              (60,535)     (19,984)         --           --

    From net realized gain on investments and
     foreign currency transactions:
       Class A ...............................        --          --           (6,125,804)  (6,657,874)         --           --
       Class B ...............................        --          --             (754,887)    (635,525)         --           --
       Class R................................        --          --             (272,111)     (55,824)         --           --

             Total Dividends and Distributions        --          --          (10,579,317)  (9,827,117)         --           --

    Capital Share Transactions (Note 6)
    Shares sold:
       Class A................................     4,862,019    5,966,460    61,935,765     96,500,904       8,737,574    6,307,287
       Class B ...............................     1,321,774    3,867,018    14,284,105     20,265,356       3,023,591    4,967,080
       Class R................................       609,470    3,028,924     9,941,189     11,220,828         532,826    3,022,777
    Shares issued in reinvestment of dividends
      and distributions:
       Class A................................        --          --            9,196,905    8,872,973          --           --
       Class B ...............................        --          --              870,916      696,974          --           --
       Class R................................        --          --              332,448       75,789          --           --
    Shares redeemed:
       Class A ...............................     (797,000)      (7,197)     (44,920,651)  (26,121,521)     (2,487,754)    (7,102)
       Class B ...............................     (339,033)    (118,315)      (6,478,598)   (5,667,020)       (895,810)   (97,291)
       Class R ...............................     (338,015)      --           (3,796,800)   (1,083,455)       (192,387)    (5,795)

              Net Increase in Net Assets from
                    Capital Share Transactions      5,319,215   12,736,890    41,365,279    104,760,828     8,718,040     14,186,956

                                Total Increase     2,124,946    10,664,959    35,399,135    137,694,762     7,678,628     13,988,614

    Net Assets
    Beginning of period.......................     10,664,959       --       326,773,200    189,078,438      13,988,614       --

    End of period (including undistributed net
       investment income as set forth below).      12,789,905   10,664,959   362,172,335    326,773,200     21,667,242    13,988,614



    Undistributed Net Investment Income.......     $    --      $   --       $4,262,374     $2,790,261      $  --         $  --

(a) Period from August 14, 1997 (date operations commenced) through October 31, 1997.

    See accompanying notes.

October 31, 1998

NOTES TO FINANCIAL STATEMENTS


  Principal International Emerging Markets Fund, Inc.
  Principal International Fund, Inc.
  Principal International SmallCap Fund, Inc.

Note 1 -- Significant Accounting Policies

Principal International Emerging Markets Fund, Inc., Principal International Fund, Inc. and Principal International SmallCap Fund, Inc. (the "International Growth Funds") are registered under the Investment Company Act of 1940, as amended, as open-end diversified management investment companies and operate in the mutual fund industry.

Effective January 1, 1998, Princor World Fund, Inc. changed its name to Principal International Fund, Inc.

On August 14, 1997, the initial purchases of 400,000 shares of Class A Capital Stock, 300,000 shares of Class B Capital Stock and 300,000 shares of Class R Capital Stock of each of Principal International Emerging Markets Fund, Inc. and Principal International SmallCap Fund, Inc. were made by Principal Life Insurance Company (formerly known as Principal Mutual Life Insurance Company) (see Note 3). Effective August 29, 1997, Principal International Emerging Markets Fund, Inc. and Principal International SmallCap Fund, Inc. began offering Class A and Class B shares to the public and Class R shares to eligible purchasers.

Class A shares generally are sold with an initial sales charge based on declining rates and certain purchases may be subject to a contingent deferred sales charge ("CDSC"). Class B shares are sold without an initial sales charge, but are subject to a declining CDSC on certain redemptions made within six years of purchase. Class R shares are sold without an initial sales charge and are not subject to a CDSC. Class B shares and Class R shares bear a higher ongoing distribution fee than Class A shares. Class B shares automatically convert into Class A shares, based on relative net asset value (without a sales charge) after seven years. Class R shares automatically convert into Class A shares, based on relative net asset value (without a sales charge) after four years. All classes of shares for each fund represent interests in the same portfolio of investments, and will vote together as a single class except where otherwise required by law or as determined by each of the International Growth Funds' respective Board of Directors. In addition, the Board of Directors of each fund declares separate dividends on each class of shares.

The International Growth Funds allocate daily all income, expenses (other than class-specific expenses), and realized and unrealized gains or losses to each class of shares based upon the relative proportion of the value of shares outstanding of each class. Expenses specifically attributable to a particular class are charged directly to such class. Class-specific expenses charged to each class during the year ended October 31, 1998, which are included in the corresponding captions of the Statement of Operations, were as follows:

                                                      Distribution and               Transfer and
                                                 Shareholder Servicing Fees     Administrative Services        Registration Fees

                                                  Class A  Class B  Class R    Class A Class B  Class R    Class A Class B   Class R

 Principal International
     Emerging Markets Fund, Inc.                  $26,567  $21,608  $ 5,878    $12,431  $3,105   $  445    $10,446   $9,086  $15,389
 Principal International Fund, Inc.               602,849  299,813  120,269    326,519  78,169   40,326     21,324   14,281   11,794
 Principal International SmallCap Fund, Inc.       34,908   38,235    8,261     13,637   4,975      427      8,996    5,349    5,730

The International Growth Funds value securities for which market quotations are readily available at market value, which is determined using the last reported sale price or, if no sales are reported, as is regularly the case for some securities traded over-the-counter, the last reported bid price. When reliable market quotations are not considered to be readily available, which may be the case, for example, with respect to certain debt securities, preferred stocks and foreign securities, the investments are valued by using prices, provided by market makers or estimates of market values obtained from yield data and other factors relating to instruments or securities with similar characteristics in accordance with procedures established in good faith by each fund's Board of Directors. Securities with remaining maturities of 60 days or less are valued at amortized cost, which approximates market.

Generally, trading in foreign securities is substantially completed each day at various times prior to the close of the New York Stock Exchange. The values of such securities used in computing net asset value per share are usually determined as of such times. Occasionally, events which affect the values of such securities and foreign currency exchange rates may occur between the times at which they are generally determined and the close of the New York Stock Exchange and would therefore not be reflected in the computation of each fund's net asset value. If events materially affecting the value of such securities occur during such period, then these securities are valued at their fair value as determined in good faith by the Manager under procedures established and regularly reviewed by each fund's Board of Directors. To the extent each fund invests in foreign securities listed on foreign exchanges which trade on days on which the fund does not determine its net asset value, for example Saturdays and other customary national U.S. holidays, each fund's net asset value could be significantly affected on days when shareholders do not have access to the International Growth Funds.

Certain securities issued by companies in emerging market countries may have more than one quoted valuation at any given point in time, sometimes referred to as a "local" price and a "premium" price. The premium price is often a negotiated price which may not consistently represent a price at which a specific transaction can be effected. It is the policy of the International Growth Funds to value such securities at prices at which it is expected those shares may be sold, and the manager or any sub-adviser is authorized to make such determinations subject to such oversight by each fund's Board of Directors as may occasionally be necessary.

The value of foreign securities in foreign currency amounts is expressed in U.S. dollars at the closing daily rate of exchange. The identified cost of the portfolio holdings is translated at approximate rates prevailing when acquired. Income and expense amounts are translated at approximate rates prevailing when received or paid, with daily accruals of such amounts reported at approximate rates prevailing at the date of valuation. Since the carrying amount of the foreign securities is determined based on the exchange rate and market values at the close of the period, it is not practicable to isolate that portion of the results of operations arising as a result of changes in the foreign exchange rates from the fluctuations arising from changes in the market prices of securities during the period.

The International Growth Funds record investment transactions generally one day after the trade date, except for short-term investment transactions which are recorded generally on the trade date. The identified cost basis has been used in determining the net realized gain or loss from investment transactions and unrealized appreciation or depreciation of investments. The International Growth Funds record dividend income on the ex-dividend date, except dividend income from foreign securities whereby the ex-dividend date has passed; such dividends are recorded as soon as the International Growth Funds are informed of the ex-dividend date. Interest income is recognized on an accrual basis.

Reported net realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains or losses realized between trade and settlement dates on security transactions, and the difference between the amount of dividends and foreign withholding taxes recorded on the books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation on translation of assets and liabilities in foreign currencies arise from changes in the exchange rate relating to assets and liabilities, other than investments in securities, purchased and held in non-U.S. denominated currencies.

The International Growth Funds may, pursuant to an exemptive order issued by the Securities and Exchange Commission, transfer uninvested funds into a joint trading acount. The order permits the International Growth Funds' cash balances to be deposited into a single joint account along with the cash of other registered investment companies managed by Principal Management Corporation (formerly known as Princor Management Corporation) (the "Manager"). These balances may be invested in one or more short-term instruments.

Dividends and distributions to shareholders are recorded on the ex-dividend date. Dividends and distributions to shareholders from net investment income and net realized gain from investments and foreign currency transactions are determined in accordance with federal income tax regulations, which may differ from generally accepted accounting principles. Permanent book and tax basis differences are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. Reclassifications made for Principal International Emerging Markets Fund, Inc. and Principal International SmallCap Fund, Inc. for the year ended October 31, 1998 aggregated $75,696 and $181,352 respectively. Other reclassifications made for the periods ended October 31, 1998 and 1997 were not material.

Dividends and distributions which exceed net investment income and net realized capital gains for financial reporting purposes, but not for tax purposes, are reported as dividends in excess of net investment income or distributions in excess of net realized capital gains. To the extent distributions exceed current and accumulated earnings and profits for federal income tax purposes, they are reported as tax return of capital distributions.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 -- Federal Income Taxes

No provision for federal income taxes is considered necessary because each fund is qualified as a "regulated investment company" under the Internal Revenue Code and intends to distribute each year substantially all of its net investment income and realized capital gains to shareholders. The cost of investments for federal income tax reporting purposes approximates that used for financial reporting purposes.

At October 31, 1998, Principal International Emerging Markets Fund, Inc. had net capital loss carryforwards of approximately $72,000 which expires in 2005 and $1,350,000 which expires in 2006.

Note 3 -- Management Agreement and Transactions With Affiliates

The International Growth Funds have agreed to pay investment advisory and management fees to Principal Management Corporation (wholly owned by Princor Financial Services Corporation, a subsidiary of Principal Life Insurance Company) computed at an annual percentage rate of each fund's average daily net assets. The annual rate used in this calculation for the International Growth Funds is as follows:

                                                                               Net Asset Value of Funds
                                                                                     (in millions)

                                                         First         Next             Next              Next              Over
                                                         $100          $100             $100              $100              $400

   Principal International Emerging Markets Fund, Inc.   1.25%         1.20%            1.15%             1.10%             1.05%
   Principal International Fund, Inc.                    0.75%         0.70%            0.65%             0.60%             0.55%
   Principal International SmallCap Fund, Inc.           1.20%         1.15%            1.10%             1.05%             1.00%

The International Growth Funds also reimburse the Manager for transfer and administrative services, including the cost of accounting, data processing, supplies and other services rendered.

Princor Financial Services Corporation, as principal underwriter, receives proceeds of any CDSC on certain Class A and Class B share redemptions. The charge is based on declining rates which for Class A shares begin at .75%, and for Class B shares at 4.00%, of the lesser of the current market value or the cost of shares being redeemed. Princor Financial Services Corporation also retains sales charges on sales of Class A shares based on declining rates which begin at 4.75% of the offering price. The aggregate amount of these charges retained, by fund, for the year ended October 31, 1998 were as follows:

                                                                   Class A                        Class B

   Principal International Emerging Markets Fund, Inc.           $  111,414                       $ 2,911
   Principal International Fund, Inc.                             1,271,429                        97,586
   Principal International SmallCap Fund, Inc.                      185,226                        11,813

No brokerage commissions were paid by the International Growth Funds to Princor Financial Services Corporation during the periods. Brokerage commissions were paid to other affiliates by the following funds:

                                                                   Year Ended                   Periods Ended
                                                                October 31, 1998              October 31, 1997

   Principal International Emerging Markets Fund, Inc.              $  4,730                       $ 1,586
   Principal International Fund, Inc.                                138,499                        20,595
   Principal International SmallCap Fund, Inc.                         6,610                         1,502

The International Growth Funds bear distribution and shareholder servicing fees with respect to Class A shares computed at an annual rate of up to .25% of the average daily net assets attributable to Class A shares of each fund. Each of the International Growth Funds adopted a distribution plan with respect to Class B shares that provides for distribution and shareholder servicing fees computed at an annual rate of up to 1.00% of the average daily net assets attributable to Class B shares of each fund. Each of the International Growth Funds adopted a distribution plan with respect to Class R shares that provides for distribution and shareholder servicing fees computed at an annual rate of up to .75% of the average daily net assets attributable to Class R shares of each fund. Distribution and shareholder servicing fees are paid to Princor Financial Services Corporation; a portion of the fees are subsequently remitted to retail dealers. Pursuant to the distribution agreements, fees unused by the principal underwriter at the end of the fiscal year are returned to the International Growth Funds.

At October 31, 1998, Principal Life Insurance Company, subsidiaries of Principal Life Insurance Company and benefit plans sponsored on behalf of Principal Life Insurance Company owned shares of the International Growth Funds as follows:


                                                               Class A                 Class B               Class R

     Principal International Emerging Markets Fund, Inc.        400,000                 300,000              300,000
     Principal International Fund, Inc.                       8,948,596                     167                  144
     Principal International SmallCap Fund, Inc.                400,000                 300,000              300,000

Note 4 -- Investment Transactions

For the year ended October 31, 1998, the cost of investment securities purchased and proceeds from investment securities sold (not including short-term investments and U.S. government securities) by the International Growth Funds were as follows:

                                                                              Purchases                             Sales

     Principal International Emerging Markets Fund, Inc.                    $ 10,650,789                       $  5,255,733
     Principal International Fund, Inc.                                      160,865,537                        133,077,387
     Principal International SmallCap Fund, Inc.                              24,647,135                         18,690,336

At October 31, 1998, net unrealized appreciation (depreciation) of investments by the International Growth Funds was composed of the following:

                                                                                                                 Net Unrealized
                                                                       Gross Unrealized                  Appreciation (Depreciation)
                                                          Appreciation                (Depreciation)             of Investments

     Principal International Emerging Markets Fund, Inc.       $   914,650            $  (4,653,225)              $(3,738,575)
     Principal International Fund, Inc.                         75,054,616              (33,731,603)               41,323,013
     Principal International SmallCap Fund, Inc.                 1,545,687               (2,816,771)               (1,271,084)

At October 31, 1998, the International Growth Funds held the following securities which were purchased in a private placement transaction and may require registration, or an exemption therefrom, in order to effect a sale in the ordinary course of business.

                                                                                                       Value at          Value as a
                                                                     Date of                          October 31,     Percentage of
                                 Security Description              Acquisition           Cost            1998            Net Assets

   Principal International     Al Ahram Beverages Co. ADR            8/21/97          $  56,100         $ 61,710            .48%
   Emerging Markets Fund, Inc.                                       4/14/98             12,050           11,220            .09
                                                                     9/28/98             19,350           16,830            .13
                               Bank Handlowy GDR                     8/14/97             50,200           45,600            .35
                                                                     2/23/98             31,100           22,800            .18
                                                                     4/2/98              16,625           11,400            .09
                                                                     4/21/98             16,100           11,400            .09
                               Banque Libanaise le Commerce
                                 SAL ADR                             8/14/97            115,250           86,250            .68
                                                                     2/19/98              7,440            6,900            .05
                               Banque Marocaine du Commerce
                                 Exterieur                           8/15/97             87,600          116,800            .91
                               Eesti Uhispank GDR                    3/24/98             79,750           25,375            .20
                                                                     4/2/98              15,250            5,075            .04
                               Industrial Credit & Investment Corp.
                                 of India ADR                        8/14/97            137,750           41,800            .32
                                                                     10/7/97             31,400           11,000            .09
                                                                     10/20/97            33,400           11,000            .09
                                                                     11/10/97            15,000            5,500            .04
                                                                     12/4/97             10,750            5,500            .04
                                                                     12/17/97            18,675            9,900            .08
                                                                     1/13/98             13,975            7,150            .06
                                                                     6/5/98              13,000            5,500            .04
                                                                     7/14/98             14,365            7,150            .06
                                                                     8/28/98             20,988           12,650            .10
                               Mol Magyar Olaj-Es Gazipari ADR       3/20/98           $150,000         $111,801            .87%
                                                                     4/14/98             16,250           11,180            .09
                                                                     5/20/98             13,800           11,180            .09
                                                                     8/4/98              11,950            8,944            .07
                                                                     9/2/98              18,113           20,124            .16
                                                                     9/23/98             20,570           24,596            .19
                               Paints & Chemical Industries
                                 Co. GDR                             9/26/97            149,225          116,522            .92
                                                                     9/26/97              5,745            5,505            .04
                                                                     10/20/97            11,700            9,175            .07
                                                                     10/30/97            19,750           18,350            .14
                                                                     12/4/97             12,155           11,928            .09
                                                                     1/23/98              3,450            3,670            .03
                                                                     4/14/98             14,788           11,928            .09
                                                                     7/20/98             21,390           21,102            .17
                                                                     9/1/98              17,040           22,020            .17
                               Pick Szeged RT GDR                    7/7/98              26,510           18,257            .14
                                                                     7/8/98              27,280           18,257            .14
                                                                     7/14/98             12,950            8,299            .06
                                                                     9/2/98              20,400           24,896            .20
                                                                     9/23/98             14,490           24,896            .20
                                                                     10/22/98            14,200           16,597            .13
                                                                     10/27/98            20,410           21,576            .17
                               Reliance Industries GDR               8/14/97             72,000           30,450            .24
                                                                     10/24/97            22,125           10,150            .08
                                                                     12/12/97            21,750           15,225            .12
                                                                     1/2/98              17,535           10,658            .08
                                                                     1/13/98             12,750            8,628            .07
                                                                     4/6/98              13,800            7,612            .06
                                                                     7/14/98             13,050            9,135            .07
                               Tata Engineering & Locomotive
                                 Ltd. Co. GDR                        8/14/97             71,250           15,209            .12
                                                                     10/1/97             19,000            5,070            .04
                                                                     10/20/97            18,900            5,070            .04
                                                                     12/30/97             7,650            2,282            .02
                               Videsh Sanchar Nigam Ltd. GDR         8/14/97            132,800           84,000            .66
                                                                     11/18/97            28,250           21,000            .16
                                                                     12/2/97             14,250           10,500            .08
                                                                     12/12/97            10,720            8,400            .07
                                                                     1/2/98              15,235           11,550            .09
                                                                     1/13/98             13,620           12,600            .10
                                                                     3/5/98              10,440            8,400            .07
                                                                     4/3/98              21,038           17,850            .14
                                                                     6/5/98              19,800           18,900            .15
                                                                     7/14/98             11,750           10,500            .08
                                                                     7/30/98             10,875           10,500            .08
                                                                     9/28/98             16,688           15,750            .12

                                                                                                        1,428,752           11.18

                                                                                                       Value at          Value as a
                                                                     Date of                          October 31,     Percentage of
                                 Security Description              Acquisition           Cost            1998            Net Assets

   Principal International     Fokus Bank                            10/9/95          $ 557,692         $1,033,640          .29%
   Fund, Inc.                                                        12/17/96           797,392         1,033,640           .29
                               Kemira OY                             12/13/96           610,584          411,838            .11
                                                                     12/20/96         1,478,458          963,700            .27
                                                                     2/26/97          1,162,586          831,912            .23
                                                                     4/8/97             615,051          494,205            .14
                                                                     4/9/97              41,573           32,947            .01

                                                                                                        4,801,882           1.34

   Principal International     Bure Investment Aktiebolaget AB       8/14/97             46,173           52,963            .25
   SmallCap Fund, Inc.                                               8/18/97             46,092           52,963            .25
                                                                     8/22/97              8,101            9,268            .04
                                                                     6/25/98            104,616           84,740            .39
                                                                     8/5/98              32,121           29,129            .13
                                                                     8/27/98             34,931           35,750            .16
                                                                     10/19/98            38,867           42,370            .20
                                                                     10/20/98            12,055           13,240            .06
                               Computacenter PLC                     5/21/98            188,072          130,342            .60
                                                                     5/21/98             22,261           21,219            .10
                                                                     9/28/98             32,653           30,312            .14
                                                                     10/2/98             64,456           61,382            .28
                               Industrial & Financial Systems        8/14/97              1,752            3,786            .02
                                                                     8/18/97             10,528           22,720            .11
                                                                     10/9/97             26,974           37,867            .17
                                                                     10/30/97            53,442           75,734            .35
                                                                     11/12/97            91,032          132,534            .61
                               Newsquest PLC                         10/16/97           227,052          222,735            1.03
                                                                     11/13/97            35,652           34,604            .16
                                                                     8/26/98             49,359           43,752            .20

                                                                                                        1,137,410           5.25

The International  Growth Funds' investments are with various issuers in various
industries.   The   Schedules  of   Investments   contained   herein   summarize
concentrations of credit risk by issuer and industry.

Note 5 -- Foreign Currency Contracts

At October 31, 1998, Principal International Emerging Markets Fund, Inc. and Principal International Fund, Inc. owned forward contracts to sell Hong Kong Dollars ("HKD") at specified future dates at fixed exchange rates. Forward foreign currency contracts are valued at the forward rate, and are marked-to-market daily. The change in market value is recorded by each fund as an unrealized gain or loss. When the contract is closed, each fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

                                                                                                      Value at
                                                 Contracts         In Exchange     Settlement        October 31,    Net Unrealized
                                                to Deliver             For            Date              1998        (Depreciation)
  Principal International

   Emerging Markets Fund, Inc.                  3,575,000 HKD      $  440,000         3/1/99         $  459,040        $(19,040)
  Principal International Fund, Inc.           16,818,750 HKD       2,070,000         3/1/99          2,159,575         (89,575)

The use of forward foreign currency contracts does not eliminate fluctuations in underlying prices of each fund's portfolio securities, but it does establish a rate of exchange that can be achieved in the future. Although forward foreign currency contracts limit the risk of loss due to a decline in the value of the hedged currency, they also limit any potential gain that might result should the value of the currency increase. In addition, each fund could be exposed to risks if the counterparties to the contracts are unable to meet the terms of their contracts.

Note 6 -- Capital Share Transactions

Transactions in Capital Stock by fund were as follows:

                                                                  Principal                                           Principal
                                                                International                 Principal             International
                                                               Emerging Markets              International            SmallCap
                                                                   Fund, Inc.                 Fund, Inc.             Fund, Inc.
  Year Ended October 31, 1998:
  Shares sold:
    Class A   .........................................             620,056                    6,434,705                 770,054
    Class B   .........................................             169,453                    1,480,411                 260,731
    Class R   .........................................              87,602                    1,035,347                  47,319
  Shares issued in reinvestment of dividends and distributions:
    Class A ...........................................                --                      1,012,117                    --
    Class B ...........................................                --                         95,849                    --
    Class R   .........................................                --                         36,589                    --
  Shares redeemed:
    Class A   .........................................            (110,092)                  (4,688,589)               (216,075)
    Class B   .........................................             (43,618)                    (672,121)                (79,482)
    Class R   .........................................             (53,356)                    (400,191)                (17,457)

                                          Net Increase              670,045                    4,334,117                 765,090



  Periods Ended October 31, 1997:
  Shares sold:
    Class A   .........................................             608,541                   10,828,384                 624,104
    Class B   .........................................             389,744                    2,259,005                 489,175
    Class R   .........................................             303,043                    1,249,248                 302,174
  Shares issued in reinvestment of dividends and distributions:
    Class A ...........................................                --                      1,075,120                    --
    Class B ...........................................                --                         85,277                    --
    Class R   .........................................                --                          9,208                    --
  Shares redeemed:
    Class A   .........................................                (844)                  (2,929,702)                   (707)
    Class B   .........................................             (13,468)                    (638,189)                 (9,721)
    Class R   .........................................                --                       (118,068)                   (585)

                                          Net Increase             1,287,016                  11,820,283                 1,404,440


Note 7 -- Line of Credit

The International Growth Funds participate with other funds and portfolios managed by Principal Management Corporation in an unsecured joint line of credit with a bank, which allows the funds to borrow up to $60,000,000, collectively. Borrowings are made solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to each fund, based on its borrowings, at a rate equal to the Fed Funds Rate plus .50%. Additionally, a commitment fee is charged at the annual rate of .08% on the average unused portion of the line of credit. The commitment fee is allocated among the participating funds and portfolios in proportion to their average net assets during each quarter. At October 31, 1998, the Principal International SmallCap Fund, Inc. had an outstanding borrowing of $85,000 at an annual rate of 5.93%. No other International Growth Fund had outstanding borrowings at October 31, 1998 under the line of credit.

Note 8 -- Year 2000 Problem (Unaudited)

Like other mutual funds, financial and business organizations and individuals around the world, the International Growth Funds could be adversely affected if the computer systems used by the Manager and other service providers do not properly process and calculate date-related information and data from and after January 1, 2000. This is commonly known as the "Year 2000 Problem." The Manager is taking steps it believes are reasonably designed to address the Year 2000 Problem with respect to computer systems it uses and to obtain reasonable assurances that comparable steps are being taken by each fund's other major service providers. At this time, however there can be no assurance that these steps will be sufficient to avoid any adverse impact to the funds.

Note 9 -- Euro Conversion (Unaudited)

The planned introduction of a new European currency, the euro, may result in uncertainties for European securities in the markets in which they trade and with respect to the operation of each of the International Growth Funds' portfolios. Currently, the euro is expected to be introduced on January 1, 1999 by eleven European countries that are members of the European Economic and Monetary Union ("EMU"). The introduction of the euro will require the redenomination of European debt and equity securities over a period of time, which may result in various accounting differences and/or tax treatments that otherwise would not likely occur. Additional questions are raised by the fact that certain other EMU members, including the United Kingdom, will not officially be implementing the euro on January 1, 1999. If the introduction of the euro does not take place as planned, there could be negative effects, such as severe currency fluctuations and market disruptions.

The Manager is actively working to address euro-related issues and understands that other key service providers are taking similar steps. At this time, however, no one knows precisely what the degree of impact will be. To the extent that the market impact or effect on a portfolio holding is negative, it could hurt the fund's performance.

GROWTH FUNDS (INTERNATIONAL)

PRINCIPAL INTERNATIONAL EMERGING MARKETS FUND, INC.


                                         Shares
                                          Held          Value

Common Stocks (85.92%)

Air Transportation, Scheduled (0.28%)
   Cintra SA De Cv Ser'anpv               73,000    $   35,336

Bakery Products (0.58%)
   Nong Shim Co., Ltd.                     1,600        74,576

Beer, Wine & Distilled Beverages (1.45%)
   South African Breweries Ltd.            9,531       184,849

Beverages (8.18%)
   Al Ahram Beverages Co. ADR              3,200(a)     89,760
   Embotelladora Andina ADR, Series A      9,800       130,463
   PanAmerican Beverages ADR               9,100       184,275
   Fomento Economico Mexicano ADR         10,550       274,959
   Pepsi-Gemex SA De Cv GDR               11,400        74,100
   Quilmes Industrial Quines SA ADR       31,900       293,081

                                                     1,046,638
Blast Furnace & Basic Steel
Products (1.29%)
   Hylsamex SA, Class B                   36,100        49,428
   Tubos De Acero De Mexico ADR           13,600       115,600

                                                       165,028
Cable & Other Pay TV Services (1.44%)
   Ceske Radiokomunikace GDR               6,050(b)    184,525

Central Reserve Depositories (0.78%)
   Banco Santiago SA ADR                   7,300        99,462

Chemicals & Allied Products (0.81%)
   Sarantis SA                             8,980       103,351

Commercial Banks (5.61%)
   Banco Portugues Do Atlantico            5,900(b)    118,341
   Banco Rio De La Plata ADR              16,900       152,100
   Bank Handlowy GDR                       8,000(a)     91,200
   Banque Libanaise Le Commerce SAL ADR    5,400(a)     93,150
   Banque Marocaine du Commerce Exterieur  4,800(a)    116,880
   Big Bank Gdanski SA                     111,995     115,395
   Eesti Uhispank GDR                      6,000(a)(b)  30,450

                                                       717,516
Communications Equipment (2.25%)
   ECI Telecommunications Ltd. ADR         8,700       288,187

Computer & Data Processing
Services (1.02%)
   Tecnomatix Technologies Ltd. ADR        9,000(b)    130,500

Computer & Office Equipment (2.42%)
   Orbotech Ltd. ADR                       7,100(b)    248,500
   Sindo Ricoh Co.                         2,000        60,479

                                                       308,979
Construction & Related Machinery (0.87%)
   Barlow Ltd.                            23,458       110,812

Consumer Products   (2.89%)
   Rothmans Industries Ltd.               43,000       217,875
   Souza Cruz SA                          12,100        82,163
   Tabak AS                                  300        70,337

                                                       370,375
Crude Petroleum & Natural Gas (1.47%)
   Mol Magyar Olaj-Es Gazipari ADR         8,400(a)    187,825

Deep Sea Foreign Transportation of
Freight (0.11%)
   Noble Group Ltd. ADR                   98,000(b)     14,210

Drugs (1.32%)
   Teva Pharmaceutical ADR                 4,300       169,581

Eating & Drinking Places (1.00%)
   Cafe De Coral Holdings Ltd.           373,000       127,608

Electric Services (3.43%)
   Companhia Paranaense De Enersis ADR    20,400       158,100
   Electricidade De Portugal SA            5,700       143,407
   Enersis SA ADR                          6,600       137,775

                                                       439,282
Electrical Industrial Apparatus (0.33%)
   Guangdong Kelon Electric Holdings      50,000        42,603

Electronic Components &
Accessories (3.19%)
   Elec & Eltek International ADR         34,500       172,500
   Varitronix                             90,000       170,798
   Wong Circuits Holdings Ltd. ADR        80,000        65,200

                                                       408,498
Electronic Distribution
 Equipment (3.87%)
   Tadiran Ltd. ADR                        4,900       144,244
   Techtronic Industries Co.           1,164,000       219,396
   Vtech Holdings Ltd.                    35,000       131,261

                                                       494,901
Engines & Turbines (0.59%)
   First Tractor Co. Ltd.                242,000        76,543

Federal & Federally Sponsored
Credit (0.92%)
   Industrial Credit & Investment
     Corp. of India ADR                   21,300(a)    117,150

Fire, Marine & Casualty Insurance (0.45%)
   Alfa, Series A                         21,700        57,237

Foreign Banks, Branches &
Agencies (1.13%)
   Bank Leumi Le - Israel                 55,000        70,054
   Credicorp Ltd. ADR                     11,050        74,587

                                                       144,641
Furniture & Home Furnishing
Stores (0.58%)
   Grupo Elektra SA CPO                  175,000        74,683

Grocery Stores (1.19%)
   Blue Square Chain Investments &
     Property Ltd.                        11,900(b)    151,571

Holding Offices (1.62%)
   The India Fund, Inc. ADR               33,400(b)$   206,662

Measuring & Controlling Devices (2.24%)
   IDT Holdings Singapore Ltd. ADR       195,000       149,175
   Moulin International Holding        1,230,000       136,561

                                                       285,736
Meat Products (1.04%)
   Pick Szeged RT GDR                     16,000(a)    132,778

Medical Instruments & Supplies (1.70%)
   Medison Co.                            19,600       216,876

Metal Cans & Shipping Containers (0.62%)
   Colep                                   9,100(b)     78,746

Miscellaneous Electrical Equipment &
Supplies (1.28%)
   G.P. Batteries International           74,500       163,804

Miscellaneous Food & Kindred
Products (0.90%)
   Thai Union Frozen Products             28,000       115,067

Miscellaneous Investing (1.07%)
   Banco Latino Americano
     De Exportaciones                      6,300       136,631

Miscellaneous Non-Durable (1.90%)
   Desc SA ADR                            12,900       243,487

Miscellaneous Textile Goods (2.07%)
   Esprit Holdings Ltd.                  466,000       172,960
   Reliance Industries GDR                18,100(a)     91,858

                                                       264,818
Motor Vehicles & Equipment (0.22%)
   Tata Engineering & Locomotive Ltd.
     Co. GDR                              10,900(a)     27,631

Newspapers (0.62%)
   Investec-Consultadoria Internacional SA 2,000        78,935

Oil & Gas Field Services (0.17%)
   Gulf Indonesia Resources Ltd. ADR       2,200(b)     21,725

Paints & Allied Products (1.72%)
   Paints & Chemical Industries Co. GDR   24,000(a)    220,200

Paperboard Containers & Boxes (0.69%)
   Hung Hing Print Group                 228,000        88,304

Petroleum Refining (3.99%)
   Sasol Ltd.                             41,100       201,110
   YPF Sociedad Anonima ADR               10,700       309,631

                                                       510,741
Search & Navigation Equipment (1.70%)
   Elbit Systems Ltd. ADR                 18,800       217,375

Security Brokers & Dealers (0.00%)
   Peregrine Investment Holdings          62,000(c)       --

Security & Commodity Exchanges (0.71%)
   OTK Holdings Ltd. ADR                 146,000        91,090

Services, NEC (0.92%)
   IDT International                     900,000    $  117,351

Telephone Communications (11.29%)
   Compania Anonima Telefonos De
     Venezuela ADR                         4,200        65,100
   Compania De Telecomunicacion De
     Chile ADR                             7,400       162,338
   Global Telesystems Group, Inc. ADR      5,400(b)    216,338
   Hellenic Telecommunication              7,811       177,578
   Matav RT ADR                            9,000       241,875
   Telec De Sao Paulo SA                 200,000(b)     21,880
   Telecommunicacoes Brasileiras SA ADR    2,200       167,063
   Telefonica De Argentina ADR             4,900       162,006
   Videsh Sanchar Nigam Ltd. GDR          21,900(a)(b) 229,950

                                                     1,444,128


                             Total Common Stocks    10,988,552

Preferred Stocks (6.70%)

Cement, Hydraulic (1.56%)
   Titan Cement Co.                        3,700       199,578

Central Reserve Depositories (0.43%)
   Banco Ganadero SA ADR                   7,700        55,344

Electric Services (1.05%)
   Centrais Electricas De Santa Catarina 247,000       134,591

Industrial Inorganic Chemicals (0.27%)
   Fertilizantes Fosfatados Fosfertil NPV 13,800,000    34,012

Telephone Communication (3.39%)
   Telemig Celular                     1,300,000(b)     12,206
   Telesp Celular SA                   1,290,000(b)     62,723
   Telecomunicacoes De Minus Gerais    1,220,000        36,808
   Telec De Sao Paulo SA               1,940,000(b)    322,013

                                                       433,750


                          Total Preferred Stocks       857,275


                                    Principal
                                         Amount         Value


Commercial Paper (7.43%)

Federal & Federally Sponsored
Credit (7.43%)
   Federal National Mortgage Association;
   5.45%; 11/2/1998                     $949,569    $  949,856


           Total Portfolio Investments (100.05%)    12,795,683

Liabilities, net of cash, receivables and
   other assets (-0.05%)                                (5,778)


                      Total Net Assets (100.00%)    $12,789,905


(a) Restricted security - See Note 4 to the financial statements.
(b) Non-income producing  security  -  No  dividend  paid  during  the  period.
(c)  Peregrine Investment Holdings has filed a plan of liquidation.


           Principal International Emerging Markets Fund, Inc.
                       Investments by Country



                                Total          Percentage of
    Country                      Value           Total Value


   Argentina                  $  916,819            7.17%
   Brazil                      1,031,560            8.06
   Chile                         530,038            4.14
   China                         119,145            0.93
   Colombia                       55,344            0.43
   Czech Republic                471,200            3.68
   Egypt                         309,960            2.42
   Estonia                        30,450            0.24
   Greece                        480,507            3.76
   Hong Kong                   1,164,238            9.10
   Hungary                       562,477            4.40
   India                         673,252            5.26
   Indonesia                      21,725            0.17
   Israel                      1,420,012           11.10
   Korea, Republic of            351,932            2.75
   Lebanon                        93,150            0.73
   Mexico                      1,109,106            8.67
   Morocco                       116,880            0.91
   Panama                        136,631            1.07
   Peru                           74,587            0.58
   Poland                        206,595            1.61
   Portugal                      419,428            3.28
   Singapore                     782,763            6.12
   South Africa                  587,861            4.59
   Thailand                      115,067            0.90
   United States                 949,856            7.42
   Venezuela                      65,100            0.51


              Total          $12,795,683          100.00%



PRINCIPAL INTERNATIONAL FUND, INC.


                                         Shares
                                          Held          Value

Common Stocks (93.28%)

Advertising (1.75%)
   WPP Group PLC                       1,295,000   $ 6,354,407

Beverages (0.87%)
   PanAmerican Beverages ADR             156,300     3,165,075

Blast Furnace & Basic Steel
Products (0.31%)
   Tubos De Acero De Mexico ADR          132,000     1,122,000
Central Reserve Depositories (2.62%)
   National Westminster Bank             329,931     5,511,549
   Union Bank of Norway                  209,660     3,981,603

                                                     9,493,152
Commercial Banks (14.01%)
   Bank of Ireland                       428,239     7,896,075
   Barclays PLC                          146,594     3,147,327
   BG Bank                               106,000     6,145,237
   Fokus Bank                            240,000(a)  2,067,280
   Istituto Mobiliare Italiano           413,000     6,353,066
   Merita PLC Class A                  1,187,670     6,364,546
   National Australia Bank Ltd.          326,437     4,306,363
   Royal Bank of Canada Montreal Quebec  143,000     6,572,426
   Svenska Handelsbanken Class A          30,000     1,260,736
   Svenska Handelsbanken AB Free         172,750     6,640,948

                                                    50,754,004
Communications Equipment (2.06%)
   ECI Telecommunications Ltd. ADR       225,000     7,453,125

Communications Services, NEC (1.10%)
   Koninklijke KPN NV                    102,780     3,995,245

Computer & Office Equipment (1.24%)
   Orbotech Ltd. ADR                     128,200(b)  4,487,000

Concrete, Gypsum & Plaster
Products (1.78%)
   Lafarge SA                             63,000     6,439,591

Consumer Products (5.36%)
   Imasco Ltd.                           413,457     7,750,840
   Imperial Tobacco Group PLC            303,500     3,123,332
   Societe Nationale D'Exploitation
     Industrielle Des Tabacs et
     Allumettes                           43,750     2,598,133
   Swedish Match Co.                   1,688,000     5,938,445

                                                    19,410,750
Copper Ores (0.96%)
   Trelleborg AB Class B                 379,000     3,466,672

Deep Sea Foreign
Transportation of Freight (0.58%)
   Van Ommeren NV                         64,841     2,100,406

Drugs (5.62%)
   Elan Corp. PLC ADR                     75,000(b)  5,254,688
   Novartis AG                             4,423     7,969,999
   Pharmacia & Upjohn, Inc.              135,000     7,146,562

                                                    20,371,249
Electrical Goods (1.28%)
   Smiths Industries PLC                 344,000     4,623,184

Electronic Components &
Accessories (1.22%)
   Elec & Eltek International ADR        757,400     3,787,000
   Varitronix                            340,000       645,236

                                                     4,432,236
Electronic Distribution
Equipment (2.31%)
   Phillips Electronics                  157,100     8,361,050

Engines & Turbines (1.20%)
   RHI AG                                 89,000     2,787,906
   Scapa Group PLC                       835,400     1,559,937

                                                     4,347,843
Farm & Garden Machinery (0.81%)
   New Holland NV                        231,000     2,916,375

Finance Services (0.50%)
   Takefuji Corp.                         34,000   $ 1,811,948

Gas Production & Distribution (0.79%)
   Omv AG                                 30,600     2,870,363

Hose, Belting, Gaskets & Packing (0.55%)
   Phoenix AG                             94,000     1,986,503

Industrial Inorganic Chemicals (0.76%)
   Kemira OY                             332,000(a)  2,734,602

Investment Offices (1.40%)
   AMVESCAP PLC                          671,400     5,076,644

Life Insurance (1.03%)
   QBE Insurance Group Ltd.              946,390     3,721,878

Meat Products (5.79%)
   Danisco AS                            120,000     6,632,853
   Orkla ASA Class A                     111,000     1,874,591
   Orkla ASA Class B                     349,600     5,216,491
   Unilever NV                            97,800     7,257,722

                                                    20,981,657
Miscellaneous Chemical Products (1.52%)
   Hoechst AG                            132,000     5,507,382

Miscellaneous Converted
Paper Products (1.64%)
   Bunzl PLC                           1,285,000     5,939,500

Miscellaneous Food & Kindred
Products (1.03%)
   Greencore Group PLC                   991,000     3,734,168

Miscellaneous Non-Durable Goods (2.93%)
   Desc S.A. Class B                   3,140,000     2,878,597
   Diageo PLC                            716,179     7,736,044

                                                    10,614,641
Miscellaneous Textile Goods (0.73%)
   Esprit Holdings Ltd.                7,082,000     2,628,550

Miscellaneous Transportation
Equipment (0.79%)
   Autoliv, Inc.                          86,000     2,843,375

Motor Vehicles & Equipment (1.98%)
   E.C.I.A. Equipment & Composants        20,000     3,797,098
   Mayflower Corp. PLC                 1,557,000     3,389,765

                                                     7,186,863
Newspapers (0.77%)
   Publishing & Broadcasting Ltd.        710,000     2,805,479

Oil & Gas Field Services (0.94%)
   Eni Spa                               571,000     3,398,392

Paperboard Containers & Boxes (0.93%)
   Buhrmann NV                           187,200     3,357,754

Personnel Supply Services (1.02%)
   Vedior NV                             144,265     3,676,767

Petroleum Refining (5.25%)
   Repsol Petroleo SA                    155,400     7,785,649
   Sasol Ltd.                            751,000     3,674,784
   YPF Sociedad Anonima ADR              261,000     7,552,688

                                                    19,013,121
Plastic Materials & Synthetics (0.96%)
   Astra AB                              222,466   $ 3,486,320

Pulp Mills (2.38%)
   Lassila & Tikanoja Ltd. OY            164,000     3,906,006
   Upm-Kymmene OY                        196,980     4,711,043

                                                     8,617,049
Radio & Television Broadcasting (0.91%)
   Mirror Group PLC                    1,351,000     3,291,971

Security Brokers & Dealers (0.00%)
   Peregrine Investment Holdings       2,289,000(b)(c)    --

Soap, Cleaners & Toilet Goods (3.29%)
   Benckiser NV Class B                   98,650     5,593,598
   Reckitt & Colman PLC                  367,297     6,329,515

                                                    11,923,113
Special Industry Machinery (1.55%)
   Cookson Group                       2,673,200     5,596,018

Sugar & Confectionery Products (2.35%)
   Nestle                                  4,004     8,516,047

Telephone Communications (6.41%)
   Nokia Corp. Class A ADR                62,000     5,769,875
   Swisscom AG                            10,600(b)  3,593,106
   Telecom Corp. of New Zealand Ltd.   1,395,000     5,723,645
   Telecom Italia-DI                   1,617,200     8,154,110

                                                    23,240,736


                             Total Common Stocks   337,854,205

Preferred Stock (0.70%)

Commercial Banks (0.70%)
   National Australia Bank
      ECU Convertible                     96,000     2,538,000

                                       Principal
                                         Amount         Value


Commercial Paper (7.74%)

Business Credit Institutions (3.19%)
   General Electric Capital Corp.;
     5.18%;  11/3/1998               $ 5,750,000   $ 5,748,345
     5.45%;  11/6/1998                 5,805,000     5,800,606

                                                    11,548,951
Personal Credit Institutions (4.55%)
   Ford Motor Credit Co.;
     5.15%;  11/4/1998                 6,035,000     6,032,410
   Household Finance Corp.;
     5.10%;  11/2/1998                10,440,000    10,438,521

                                                    16,470,931


                  Total Commercial Paper (7.74%)    28,019,882


           Total Portfolio Investments (101.72%)   368,412,087

Liabilities, net of cash, receivables
   and other assets (-1.72%)                        (6,239,752)


                      Total Net Assets (100.00%)  $362,172,335



(a)Restricted security - See Note 4 to the financial statements.
(b)Non-income producing security - No dividend paid during the period.
(c)Peregrine Investment Holdings has filed a plan of liquidation.


                   Principal International Fund, Inc.
                         Investments by Country


                                 Total         Percentage of
    Country                      Value           Total Value

   Argentina                 $ 7,552,687            2.05%
   Australia                  13,371,720            3.63
   Austria                     5,658,268            1.54
   Canada                     14,323,266            3.89
   Denmark                    12,778,090            3.47
   Finland                    23,486,072            6.37
   France                     12,834,822            3.48
   Germany                     7,493,885            2.03
   Hong Kong                   3,273,786            0.89
   Israel                     11,940,125            3.24
   Italy                      17,905,568            4.86
   Japan                       1,811,948            0.49
   Mexico                      7,165,672            1.95
   Netherlands                37,258,918           10.11
   New Zealand                 5,723,645            1.55
   Norway                     13,139,965            3.57
   Singapore                   3,787,000            1.03
   South Africa                3,674,784            1.00
   Spain                       7,785,649            2.11
   Sweden                     23,636,496            6.42
   Switzerland                20,079,153            5.45
   United Kingdom             78,564,123           21.32
   United States              35,166,445            9.55


               Total        $368,412,087          100.00%



PRINCIPAL INTERNATIONAL SMALLCAP FUND, INC.


                                         Shares
                                          Held          Value

Common Stocks (80.44%)

Advertising (2.42%)
   Industrial & Financial Systems         28,800(a)(b)$272,641
   United Group Ltd.                     170,000       252,826

                                                       525,467
Air Transportation, Scheduled (1.34%)
   Ryanair Holdings PLC ADR                9,900(a)    290,812

Airports, Flying Fields
& Services (3.63%)
   Aeroporti Di Roma                      29,400       183,952
   Auckland International Airport Ltd    394,500(a)    409,355
   Virgin Express Holdings ADR            23,800(a)    193,375

                                                       786,682
Central Reserve Depositories (1.09%)
   Union Bank of Norway                   12,420       235,865

Commercial Banks (1.38%)
   Banco Pastor SA                         5,600       298,818

Communications Equipment (1.08%)
   Research In Motion Ltd.                67,900(a)$   234,825

Computer & Data Processing
Services (4.64%)
   Computacenter PLC                      32,100(a)(b) 243,255
   Computershare Ltd.                     63,900       270,386
   Equant ADR                              4,000(a)    175,000
   Intentia International AB               3,800(a)    101,601
   Merkantildata ASA                      21,500       215,816

                                                     1,006,058
Computer & Office Equipment (1.21%)
   Orbotech Ltd. ADR                       7,500(a)    262,500

Drugs (1.44%)
   Fabrica Espanola De Productos          20,760       312,616

Electric Services (2.99%)
   Independent Energy Holdings ADR        36,400(a)    245,700
   Vestas Wind Systems                     8,300(a)    402,085

                                                       647,785
Electrical Industrial Apparatus (0.47%)
   Doncasters PLC ADR                      7,300(a)    102,200

Electrical Work (1.25%)
   Internatio-Muller NV                    2,200        53,007
   Telesystem International
   Wireless, Inc.                         20,800(a)    217,820

                                                       270,827
Electronic Components &
Accessories (0.41%)
   Elec & Eltek International ADR         17,900        89,500

Electronic Distribution
Equipment (3.67%)
   C/TAC NV                               14,500(a)    308,993
   Techtronic Industries Co.           1,447,000       272,737
   Vtech Holdings Ltd.                    57,000       213,768

                                                       795,498
Engines & Turbines (0.49%)
   RHI AG                                  3,400       106,504

Fabricated Rubber Products, NEC (1.50%)
   Semperit AG Holding                     3,000       324,405

Grocery Stores (0.35%)
   Superdiplo SA                           2,900(a)     74,907

Hose, Belting, Gaskets & Packing (2.01%)
   Phoenix AG                             20,600       435,340

Hotels & Motels (0.66%)
   Choice Hotels Scandinavia             110,000(a)    143,245

Household Furniture (0.68%)
   Ekornes ASA                            16,000       146,500

Investment Offices (0.68%)
   Tyndall Australia Ltd.                121,442       146,604

Life Insurance (1.01%)
   Scor SA                                 3,800       217,871

Measuring & Controlling Devices (0.53%)
   Sensonor ASA                           59,900(a)    113,755

Meat Products (0.93%)
   Perkins Foods PLC                      89,360       201,281

Medical Instruments & Supplies (1.12%)
   Cochlear Ltd.                          47,900       241,611

Metalworking Machinery (2.11%)
   Mikron Holding AG                       2,200       458,166

Miscellaneous Amusement, Recreation
Services (1.89%)
   Tab Ltd.                              215,500(a)    408,999

Miscellaneous Business Services (0.38%)
   Enator AB                               3,400        81,772

Miscellaneous Electrical Equipment &
Supplies (2.41%)
   Kaba Holding AG, Class B                1,080       522,416

Miscellaneous Food & Kindred
Products (1.25%)
   Greencore Group PLC                    72,100       271,679

Miscellaneous Manufacturers (1.06%)
   Docdata NV                             13,600(a)    229,376

Miscellaneous Non-Durable Goods (2.66%)
   Austria Tabakwerke AG                   8,200       577,063

Miscellaneous Plastics Products,
NEC (1.06%)
   Airspray NV                             7,700(a)    230,463

Miscellaneous Primary Metal
Products (0.00%)
   YBM Magnex International, Inc.         28,300(a)        183

Miscellaneous Transportation
Services (0.53%)
   ASG AB, Class B                         5,500       114,688

Motor Vehicles & Equipment (1.40%)
   E.C.I.A. Equipment & Composants         1,100       208,840
   Mayflower Corp. PLC                    43,000        93,616

                                                       302,456
Newspapers (1.39%)
   Newsquest PLC                          75,700(b)    301,091

Non-Classifiable Establishments (1.48%)
   Bure Investment Aktiebolaget AB        24,200(b)    320,423

Non-Residential Building
Construction (0.54%)
   Algeco                                  1,200       116,396

Oil & Gas Field Services (2.49%)
   Cie Generale De Geophysique               800(a)     51,828
   Cie Generale De Geophysique ADR         2,500(a)     33,125
   Det Sondenfjelds-Norske
     Dampskibsselska                       9,400(a)    133,247
   Hydralift ASA, A Shares                19,000(a)    118,557
   Hydralift ASA, B Shares                 3,800(a)     21,907
   Petrolia Drilling ASA                  75,300(a)    179,772

                                                       538,436
Personnel Supply Services (2.47%)
   Dis Deutshcer Industries Service AG     3,100    $  150,678
   Unique International NV                13,700       383,637

                                                       534,315
Pulp Mills (2.73%)
   Lassila & Tikanoja Ltd. OY             14,800       352,493
   Miquel Y Costas                         7,300       237,961

                                                       590,454
Real Estate Agents & Managers (1.27%)
   Tornet Fastighet                       21,500       275,046

Sanitary Services (1.81%)
   De Sammensluttede Vognmand AS           4,500       393,111

Security Brokers & Dealers (4.18%)
   AOT NV                                 29,200       362,718
   Kempen & Co. NV                         8,212       448,484
   Van Der Moolen Holdings                 1,365        95,376

                                                       906,578
Services To Buildings (0.72%)
   Spotless Group Ltd.                    71,000       156,842

Special Industry Machinery (1.09%)
   Aixtron                                 1,400       237,112

Telephone Communication (7.80%)
   Aapt Ltd.                              71,400(a)    142,175
   Esat Telecom Group PLC ADR              8,000(a)    242,000
   Esprit Telecom Group PLC ADR           20,900(a)    376,200
   Global Telesystems Group, Inc. ADR      6,700(a)    268,419
   Metronet Communications ADR, Class B   28,800(a)    662,400

                                                     1,691,194
Trusts (0.74%)
   NHP PLC                                62,040(a)    160,004


                             Total Common Stocks    17,429,739


                                       Principal
                                         Amount         Value


Commercial Paper (18.48%)

Federal & Federally Sponsored
Credit (18.48%)
   Federal Home Loan Mortgage Corporation;
   4.74%; 11/4/1998                   $2,004,208    $2,004,208
   Federal National Mortgage Association;
   5.45%; 11/2/1998                    1,999,697     1,999,697


                          Total Commercial Paper     4,003,905


            Total Portfolio Investments (98.92%)     21,433,644

Cash and receivables, net of liabilities (1.08%)        233,598


                      Total Net Assets (100.00%)    $21,667,242



(a)  Non-income  producing  security - No dividend  paid during the period.
(b)  Restricted security - See Note 4 to the financial statements.

              Principal International SmallCap Fund, Inc.
                        Investments by Country



                                Total          Percentage of
    Country                      Value           Total Value

   Australia                  $1,619,443            7.56%
   Austria                     1,007,971            4.70
   Belgium                       193,375            0.90
   Canada                      1,115,228            5.20
   Czech Republic                268,419            1.25
   Denmark                       795,196            3.71
   Finland                       352,493            1.64
   France                        628,060            2.93
   Germany                       823,131            3.84
   Hong Kong                     486,505            2.27
   Ireland                       532,812            2.49
   Israel                        262,500            1.22
   Italy                         183,952            0.86
   Netherlands                 2,287,055           10.67
   New Zealand                   409,355            1.91
   Norway                      1,308,664            6.11
   Singapore                      89,500            0.42
   Spain                         924,301            4.31
   Sweden                      1,166,171            5.44
   Switzerland                   980,583            4.57
   United Kingdom              1,995,025            9.31
   United States               4,003,905           18.69


              Total          $21,433,644          100.00%




FINANCIAL HIGHLIGHTS

Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):

PRINCIPAL INTERNATIONAL EMERGING MARKETS FUND, INC.
Class A shares                                              1998         1997(a)
--------------------------------------------------------------------------------
Net Asset Value, Beginning of Period...................       $8.29        $9.51
Income from Investment Operations:
   Net Investment Income (Operating Loss)..............       (.02)        (.01)
   Net Realized and Unrealized Gain (Loss) on Investments    (1.73)       (1.21)

                       Total from Investment Operations      (1.75)       (1.22)
Less Dividends and Distributions:
   Dividends from Net Investment Income................         --           --
   Distributions from Capital Gains....................         --           --

                      Total Dividends and Distributions          --          --

Net Asset Value, End of Period.........................       $6.54        $8.29

Total Return(b)........................................    (21.11)%  (10.18)%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............      $7,312       $5,039
   Ratio of Expenses to Average Net Assets.............       3.31%     2.03%(d)
   Ratio of Net Investment Income (Operating Loss) to
     Average Net Assets................................      (.36)%    (.32)%(d)
   Portfolio Turnover Rate.............................       45.2%     21.4%(d)


PRINCIPAL INTERNATIONAL EMERGING MARKETS FUND, INC.
Class B shares                                                 1998      1997(a)
--------------------------------------------------------------------------------
Net Asset Value, Beginning of Period...................       $8.28        $9.51
Income from Investment Operations:
   Net Investment Income (Operating Loss)..............       (.05)        (.01)
   Net Realized and Unrealized Gain (Loss) on Investments    (1.71)       (1.22)

                       Total from Investment Operations      (1.76)       (1.23)
Less Dividends and Distributions:
   Dividends from Net Investment Income................         --           --
   Distributions from Capital Gains....................         --           --

                      Total Dividends and Distributions         --           --


Net Asset Value, End of Period.........................       $6.52        $8.28



Total Return(b)........................................     (21.26)% (10.29)%(c)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............      $3,275       $3,116
   Ratio of Expenses to Average Net Assets.............       3.59%     2.16%(d)
   Ratio of Net Investment Income (Operating Loss) to
     Average Net Assets................................      (.69)%    (.46)%(d)
   Portfolio Turnover Rate.............................       45.2%     21.4%(d)
                           ............................

PRINCIPAL INTERNATIONAL EMERGING MARKETS FUND, INC.
Class R shares                                                 1998      1997(a)
--------------------------------------------------------------------------------
Net Asset Value, Beginning of Period...................       $8.28        $9.51
Income from Investment Operations:
   Net Investment Income (Operating Loss)..............       (.04)        (.01)
   Net Realized and Unrealized Gain (Loss) on Investments    (1.71)       (1.22)

                       Total from Investment Operations      (1.75)       (1.23)
Less Dividends and Distributions:
   Dividends from Net Investment Income................         --           --
   Distributions from Capital Gains....................         --           --

                      Total Dividends and Distributions         --           --


Net Asset Value, End of Period.........................       $6.53        $8.28



Total Return(b)........................................     (21.14)%  10.29)%(c)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............      $2,202       $2,510
   Ratio of Expenses to Average Net Assets.............       3.47%     2.20%(d)
   Ratio of Net Investment Income (Operating Loss)
     to Average Net Assets.............................      (.60)%    (.51)%(d)
   Portfolio Turnover Rate.............................       45.2%     21.4%(d)




See accompanying notes.
Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):

PRINCIPAL INTERNATIONAL FUND, INC.(e)
Class A shares                                                 1998         1997         1996         1995        1994
--------------------------------------------------------------------        ----         ----         ----        ----
Net Asset Value, Beginning of Period...................       $9.33        $8.14        $7.28        $7.44       $6.85
Income from Investment Operations:
   Net Investment Income...............................         .13          .09          .10          .08         .01
   Net Realized and Unrealized Gain (Loss) on Investments       .04         1.52         1.17        (.02)          .64

                       Total from Investment Operations         .17         1.61         1.27          .06         .65

Less Dividends and Distributions:
   Dividends from Net Investment Income................       (.10)        (.11)        (.08)        (.03)       (.02)
   Distributions from Capital Gains....................       (.20)        (.31)        (.33)        (.19)       (.04)

                      Total Dividends and Distributions       (.30)        (.42)        (.41)        (.22)       (.06)


Net Asset Value, End of Period.........................       $9.20        $9.33        $8.14        $7.28       $7.44



Total Return(b)........................................       1.93%        20.46%       18.36%       1.03%        9.60%


Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $302,757     $281,158     $172,276     $126,554    $115,812
   Ratio of Expenses to Average Net Assets.............       1.25%        1.39%        1.45%        1.63%       1.74%
   Ratio of Net Investment Income to Average Net Assets       1.45%        1.25%        1.43%        1.10%        .10%
   Portfolio Turnover Rate.............................       38.7%        26.6%        23.8%        35.4%       13.2%

PRINCIPAL INTERNATIONAL FUND, INC.(e)
Class B shares                                                 1998         1997         1996         1995(f)
-------------------------------------------------------------------         ----         ----         ----
Net Asset Value, Beginning of Period...................       $9.26        $8.07        $7.24        $6.71
Income from Investment Operations:
   Net Investment Income...............................         .07          .03          .03          .05
   Net Realized and Unrealized Gain (Loss) on Investments       .04         1.51         1.15         .51

                       Total from Investment Operations         .11         1.54         1.18          .56

Less Dividends and Distributions:
   Dividends from Net Investment Income................       (.03)        (.04)        (.02)        (.03)
   Distributions from Capital Gains....................       (.20)        (.31)        (.33)         --

                      Total Dividends and Distributions       (.23)        (.35)        (.35)        (.03)


Net Asset Value, End of Period.........................       $9.14        $9.26        $8.07        $7.24



Total Return(b)........................................       1.27%        19.62%       17.16%       9.77%(c)


Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $41,676      $33,842      $15,745      $3,908
   Ratio of Expenses to Average Net Assets.............       1.91%        2.17%        2.28%        2.19%(d)
   Ratio of Net Investment Income to Average Net Assets        .77%         .42%         .64%         .58%(d)
   Portfolio Turnover Rate.............................       38.7%        26.6%        23.8%        35.4%(d)

PRINCIPAL INTERNATIONAL FUND, INC.(e)
Class R shares                                                 1998         1997         1996(g)
-------------------------------------------------------------------         ----         ----
Net Asset Value, Beginning of Period...................       $9.27        $8.12        $7.48
Income from Investment Operations:
   Net Investment Income...............................         .06          .07          .01
   Net Realized and Unrealized Gain (Loss) on Investments       .04         1.47          .63

                       Total from Investment Operations         .10         1.54          .64

Less Dividends and Distributions:
   Dividends from Net Investment Income................       (.04)        (.08)          --
   Distributions from Capital Gains....................       (.20)        (.31)          --

                      Total Dividends and Distributions       (.24)        (.39)          --


Net Asset Value, End of Period.........................       $9.13        $9.27        $8.12



Total Return(b)........................................       1.13%       19.65%         9.29%(c)


Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $17,739      $11,773      $1,057
   Ratio of Expenses to Average Net Assets.............       2.01%        2.10%        1.59%(d)
   Ratio of Net Investment Income to Average Net Assets        .67%         .44%         .78%(d)
   Portfolio Turnover Rate.............................       38.7%        26.6%        23.8%(d)


See accompanying notes.


Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):


PRINCIPAL INTERNATIONAL SMALLCAP FUND, INC.
Class A shares                                                 1998         1997(a)
--------------------------------------------------------------------------------
Net Asset Value, Beginning of Period...................       $9.96       $10.04
Income from Investment Operations:
   Net Investment Income (Operating Loss)..............       (.07)        (.01)
   Net Realized and Unrealized Gain (Loss) on Investments      .10        (.07)

                       Total from Investment Operations         .03        (.08)
Less Dividends and Distributions:
   Dividends from Net Investment Income................         --           --
   Distributions from Capital Gains....................         --           --

                      Total Dividends and Distributions         --           --


Net Asset Value, End of Period.........................       $9.99        $9.96



Total Return(b)........................................       .30%        .50%(c)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $11,765     $6,210
   Ratio of Expenses to Average Net Assets.............       2.66%        1.99%(d)
   Ratio of Net Investment Income (Operating Loss) to
     Average Net Assets................................       (.81)%       (.40)%(d)
   Portfolio Turnover Rate.............................       99.8%        10.4%(d)

PRINCIPAL INTERNATIONAL SMALLCAP FUND, INC.
Class B shares                                                 1998         1997(a)
--------------------------------------------------------------------------------
Net Asset Value, Beginning of Period...................       $9.96       $10.04
Income from Investment Operations:
   Net Investment Income (Operating Loss)..............       (.10)        (.01)
   Net Realized and Unrealized Gain (Loss) on Investments       .11        (.07)

                       Total from Investment Operations         .01        (.08)
Less Dividends and Distributions:
   Dividends from Net Investment Income................         --           --
   Distributions from Capital Gains....................         --           --

                      Total Dividends and Distributions         --           --

Net Asset Value, End of Period.........................       $9.97        $9.96

Total Return(b)........................................        .10%       .50%(c)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $6,585      $4,774
   Ratio of Expenses to Average Net Assets.............       2.90%        2.07%(d)
   Ratio of Net Investment Income (Operating Loss) to
     Average Net Assets................................       (1.05)%     (.47)%(d)
   Portfolio Turnover Rate.............................       99.8%       10.4%(d)

PRINCIPAL INTERNATIONAL SMALLCAP FUND, INC.
Class R shares                                                 1998         1997(a)
--------------------------------------------------------------------------------
Net Asset Value, Beginning of Period...................       $9.96       $10.04
Income from Investment Operations:
   Net Investment Income (Operating Loss)..............       (.07)        (.01)
   Net Realized and Unrealized Gain (Loss) on Investments      .12         (.07)

                       Total from Investment Operations         .05        (.08)
Less Dividends and Distributions:
   Dividends from Net Investment Income................         --           --
   Distributions from Capital Gains....................         --           --

                      Total Dividends and Distributions         --           --

Net Asset Value, End of Period.........................       $10.01      $9.96

Total Return(b)........................................        .50%        .50%(c)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $3,317      $3,004
   Ratio of Expenses to Average Net Assets.............       2.51%        2.15%(d)
   Ratio of Net Investment Income (Operating Loss) to
     Average Net Assets................................       (.68)%       (.54)%(d)
   Portfolio Turnover Rate.............................       99.8%        10.4%(d)



See accompanying notes.


Notes to Financial Highlights

(a) Period from August 29, 1997, date Class A and Class B shares first offered to the public and Class R shares first offered to eligible purchasers, through October 31, 1997. Principal International Emerging Markets Fund, Inc. and Principal International SmallCap Fund, Inc. classes of shares recognized net investment income as follows for the period from the initial purchase of shares on August 14, 1997, through August 28, 1997, none of which was distributed to the sole shareholder, Principal Life Insurance Company. Principal International Emerging Markets Fund, Inc. and Principal International SmallCap Fund, Inc. incurred unrealized gains (losses) on investments during the initial interim period as follows. This represents Class A, Class B and Class R share activities prior to the initial public offering of all classes of shares of each fund.

                                  Per Share
                               Net Investment
                                   Income

     Principal International Emerging Markets Fund, Inc.:
         Class A                     $.01                         $(.50)
         Class B                      .01                          (.50)
         Class R                      .01                          (.50)

     Principal International SmallCap Fund, Inc.:
         Class A                      .01                           .03
         Class B                      .01                           .03
         Class R                      .01                           .03

(b) Total return is calculated without the front-end sales charge or contingent deferred sales charge.

(c)  Total return amounts have not been annualized.

(d)  Computed on an annualized basis.

(e) Effective January 1, 1998, Princor World Fund, Inc. changed its name to Principal International Fund, Inc.

(f) Period from December 9, 1994, date Class B shares first offered to the public, through October 31, 1995. Principal International Fund, Inc. Class B shares recognized no net investment income for the period from the initial purchase by Principal Management Corporation of Class B shares on December 5, 1994, through December 8, 1994. Additionally, Class B shares incurred unrealized losses on investments of $.07 per share during the initial interim period. This represents Class B share activities of the fund prior to the initial public offering of Class B shares.

(g) Period from February 29, 1996, date Class R shares first offered to eligible purchasers, through October 31, 1996. Principal International Fund, Inc. Class R shares recognized no net investment income for the period from the initial purchase by Principal Management Corporation of Class R shares on February 27, 1996, through February 28, 1996. Additionally, Class R shares incurred unrealized gains on investments of $.02 per share during the initial interim period. This represents Class R share activities of the fund prior to the intial offering of Class R shares.

October 31, 1998

STATEMENTS OF ASSETS AND LIABILITIES


                                                                                   Principal                Principal Government
                                                                                     Bond                     Securities Income
INCOME FUNDS                                                                      Fund, Inc.                     Fund, Inc.


    Investment in securities -- at cost...............................           $170,474,225                   $282,353,179
                                                                                 ------------                   ------------
                                                                                 ------------                   ------------


    Assets
    Investment in securities -- at value (Note 4).....................           $179,472,476                   $291,952,706
    Cash  ............................................................                  2,035                          3,852
    Receivables:
       Interest.......................................................              3,094,436                      1,547,275
       Investment securities sold.....................................                --                            --
       Capital Stock sold.............................................                492,795                        518,797
    Other assets......................................................                  3,589                         17,027
                                                                                 ------------                   ------------

                                                          Total Assets            183,065,331                    294,039,657
    Liabilities
    Accrued expenses..................................................                141,357                        189,849
    Payables:
       Investment securities purchased................................                --                           9,113,438
       Capital Stock reacquired.......................................                181,310                        754,994
    Indebtedness (Note 6).............................................                --                            --
                                                                                 ------------                   ------------

                                                     Total Liabilities                322,667                     10,058,281
                                                                                 ------------                   ------------

    Net Assets Applicable to Outstanding Shares.......................           $182,742,664                   $283,981,376
                                                                                 ------------                   ------------
                                                                                 ------------                   ------------



    Net Assets Consist of:
    Capital Stock.....................................................           $    157,709                   $    244,238
    Additional paid-in capital........................................            173,027,577                    275,891,834
    Accumulated undistributed (overdistributed)
       net investment income..........................................                 33,837                        254,305
    Accumulated net realized gain (loss) on investment transactions ..                525,290                     (2,008,528)
    Net unrealized appreciation (depreciation) of investments.........              8,998,251                      9,599,527
                                                                                 ------------                   ------------
                                                      Total Net Assets           $182,742,664                   $283,981,376
                                                                                 ------------                   ------------
                                                                                 ------------                   ------------



    Capital Stock (par value: $.01 a share):
    Shares authorized.................................................            100,000,000                    100,000,000

    Net Asset Value Per Share:
    Class A: Net Assets...............................................           $148,081,417                   $251,455,080
             Shares issued and outstanding............................             12,778,833                     21,617,045
             Net asset value per share................................                 $11.59                         $11.63
             Maximum offering price per share(a)......................                 $12.17                         $12.21
                                                                                       ------                         ------
                                                                                       ------                         ------
    Class B: Net Assets ..............................................            $22,465,556                    $24,369,677
             Shares issued and outstanding............................              1,940,097                      2,100,344
             Net asset value per share(b).............................                 $11.58                         $11.60
                                                                                       ------                         ------
                                                                                       ------                         ------
    Class R: Net Assets...............................................            $12,195,691                     $8,156,619
             Shares issued and outstanding............................              1,051,897                        706,374
             Net asset value per share................................                 $11.59                         $11.55
                                                                                       ------                         ------
                                                                                       ------                         ------

    (a)Maximum offering price is equal to net asset value plus a front-end sales charge of 4.75% (1.50% with respect to Principal Limited Term Bond Fund, Inc.) of the offering price or 4.99% of the net asset value (1.52% of net asset value with respect to Principal Limited Term Bond Fund, Inc.)
    (b)Redemption price per share is equal to net asset value less any applicable contingent deferred sales charge.

   See accompanying notes.

October 31, 1998

STATEMENTS OF ASSETS AND LIABILITIES


                                                                                  Principal        Principal            Principal
                                                                                 High Yield    Limited Term Bond     Tax-Exempt Bond
INCOME FUNDS                                                                     Fund, Inc.       Fund, Inc.           Fund, Inc.


    Investment in securities -- at cost...............................          $49,663,453       $30,883,301          $197,560,741
                                                                                -----------       -----------          ------------
                                                                                -----------       -----------          ------------


    Assets
    Investment in securities -- at value (Note 4).....................          $45,353,447       $31,044,504          $212,152,700
    Cash  ............................................................               27,865             2,016                 4,376
    Receivables:
       Interest.......................................................            1,150,194           351,223             3,989,442
       Investment securities sold.....................................              --                 16,695              --
       Capital Stock sold.............................................               56,589             8,210               423,276
    Other assets......................................................                2,036           --                      7,512
                                                                                -----------       -----------          ------------

                                                          Total Assets           46,590,131        31,422,648           216,577,306
    Liabilities
    Accrued expenses..................................................               66,187            24,664               138,975
    Payables:
       Investment securities purchased................................            1,643,916           --                   --
       Capital Stock reacquired.......................................              145,226            27,279                34,426
    Indebtedness (Note 6).............................................              --                --                    120,000
                                                                                -----------       -----------          ------------

                                                     Total Liabilities            1,855,329            51,943               293,401
                                                                                 ----------       -----------          ------------

    Net Assets Applicable to Outstanding Shares.......................          $44,734,802       $31,370,705          $216,283,905
                                                                                -----------       -----------          ------------
                                                                                -----------       -----------          ------------



    Net Assets Consist of:
    Capital Stock.....................................................          $    58,731       $    31,575          $    171,819
    Additional paid-in capital........................................           50,862,953        31,196,899           201,351,447
    Accumulated undistributed (overdistributed)
       net investment income..........................................              (48,931)           24,590                83,391
    Accumulated net realized gain (loss) on investment transactions ..           (1,827,945)          (43,562)               85,289
    Net unrealized appreciation (depreciation) of investments.........           (4,310,006)          161,203            14,591,959
                                                                                -----------       -----------          ------------
                                                      Total Net Assets          $44,734,802       $31,370,705          $216,283,905
                                                                                -----------       -----------          ------------
                                                                                -----------       -----------          ------------



    Capital Stock (par value: $.01 a share):
    Shares authorized.................................................          100,000,000       100,000,000           100,000,000

    Net Asset Value Per Share:
    Class A: Net Assets...............................................          $33,473,629       $27,631,893          $204,864,505
             Shares issued and outstanding............................            4,384,993         2,781,690            16,275,214
             Net asset value per share................................                $7.63             $9.93                $12.59
             Maximum offering price per share(a)......................                $8.01            $10.08                $13.22
                                                                                      -----            ------                ------
                                                                                      -----            ------                ------
    Class B: Net Assets ..............................................           $8,526,963        $1,704,891           $11,419,400
             Shares issued and outstanding............................            1,124,088           170,914               906,696
             Net asset value per share(b).............................                $7.59             $9.98                $12.59
                                                                                      -----            ------                ------
                                                                                      -----            ------                ------
    Class R: Net Assets...............................................           $2,734,210        $2,033,921                   N/A
             Shares issued and outstanding............................              363,981           204,914                   N/A
             Net asset value per share................................                $7.51             $9.93                   N/A
                                                                                      -----             -----                ------
                                                                                      -----             -----                ------

    (a)Maximum offering price is equal to net asset value plus a front-end sales charge of 4.75% (1.50% with respect to Principal Limited Term Bond Fund, Inc.) of the offering price or 4.99% of the net asset value (1.52% of net asset value with respect to Principal Limited Term Bond Fund, Inc.)
    (b)Redemption price per share is equal to net asset value less any applicable contingent deferred sales charge.

   See accompanying notes.

Year Ended October 31, 1998

STATEMENTS OF OPERATIONS


                                                                                   Principal                Principal Government
                                                                                     Bond                     Securities Income
INCOME FUNDS                                                                      Fund, Inc.                     Fund, Inc.


    Net Investment Income
    Interest income....................................................          $11,618,838                    $18,885,184

    Expenses:
       Management and investment advisory fees (Note 3)................              782,241                      1,239,644
       Distribution and shareholder servicing fees (Notes 1 and 3).....              539,213                        692,648
       Transfer and administrative services (Notes 1 and 3)............              482,817                        499,207
       Registration fees (Note 1)......................................               53,167                         37,239
       Custodian fees .................................................                2,786                         10,837
       Auditing and legal fees ........................................                8,973                          7,377
       Directors' fees ................................................                7,335                          7,348
       Other ..........................................................               11,664                         20,798
                                                                                 -----------                    -----------
                                                   Total Gross Expenses            1,888,196                      2,515,098
       Less:  Management and investment
          advisory fees waived.........................................              172,366                        --
                                                                                 -----------                    -----------
                                                     Total Net Expenses            1,715,830                      2,515,098
                                                                                 -----------                    -----------
                                                  Net Investment Income            9,903,008                     16,370,086

    Net Realized and Unrealized Gain (Loss) on Investments
    Net realized gain (loss) from investment transactions..............              598,317                        242,270
    Change in unrealized appreciation/depreciation
       of investments .................................................            1,323,899                      2,717,566
                                                                                 -----------                    -----------
                                            Net Realized and Unrealized
                                             Gain (Loss) on Investments            1,922,216                      2,959,836
                                                                                 -----------                    -----------

                                  Net Increase (Decrease) in Net Assets
                                              Resulting from Operations          $11,825,224                    $19,329,922
                                                                                 -----------                    -----------
                                                                                 -----------                    -----------
See accompanying notes.

Year Ended October 31, 1998

STATEMENTS OF OPERATIONS


                                                                                   Principal        Principal          Principal
                                                                                   High Yield    Limited Term Bond   Tax-Exempt Bond
INCOME FUNDS                                                                       Fund, Inc.       Fund, Inc.         Fund, Inc.


    Net Investment Income
    Interest income....................................................           $ 4,371,633        $1,788,479        $11,754,268

    Expenses:
       Management and investment advisory fees (Note 3)................               287,858           133,825            974,740
       Distribution and shareholder servicing fees (Notes 1 and 3).....               197,857            50,768            530,667
       Transfer and administrative services (Notes 1 and 3)............               217,020            90,187            199,780
       Registration fees (Note 1)......................................                49,117            38,997             49,540
       Custodian fees .................................................                 2,728             2,366              2,666
       Auditing and legal fees ........................................                 6,527             4,740              6,784
       Directors' fees ................................................                 7,347             7,348              7,359
       Other ..........................................................                 4,343             4,483             16,905
                                                                                  -----------        ----------        -----------
                                                   Total Gross Expenses               772,797           332,714          1,788,441
       Less:  Management and investment
          advisory fees waived.........................................                --               100,270            --
                                                                                  -----------        ----------        -----------
                                                     Total Net Expenses               772,797           232,444          1,788,441
                                                                                  -----------        ----------        -----------
                                                  Net Investment Income             3,598,836         1,556,035          9,965,827

    Net Realized and Unrealized Gain (Loss) on Investments
    Net realized gain (loss) from investment transactions..............               148,393            (2,668)           919,377
    Change in unrealized appreciation/depreciation
       of investments .................................................            (5,300,030)          172,616          2,567,043
                                                                                  -----------        ----------        -----------
                                            Net Realized and Unrealized
                                             Gain (Loss) on Investments            (5,151,637)          169,948          3,486,420
                                                                                  -----------        ----------        -----------

                                  Net Increase (Decrease) in Net Assets
                                              Resulting from Operations           $(1,552,801)       $1,725,983        $13,452,247
                                                                                  -----------        ----------        -----------
                                                                                  -----------        ----------        -----------
   See accompanying notes.

Years Ended October 31

STATEMENTS OF CHANGES IN NET ASSETS


                                                                                   Principal                Principal Government
                                                                                     Bond                     Securities Income
INCOME FUNDS                                                                      Fund, Inc.                     Fund, Inc.




                                                                              1998          1997             1998         1997

    Operations
    Net investment income............................................     $  9,903,008  $  8,629,236     $ 16,370,086  $ 16,566,061
    Net realized gain (loss) from investment transactions ...........          598,317       921,121          242,270      (776,007)
    Change in unrealized appreciation/depreciation
       of investments................................................        1,323,899     3,176,634        2,717,566     7,674,729
                                                                          ------------  ------------     ------------  ------------
                                Net Increase (Decrease) in Net Assets
                                            Resulting from Operations       11,825,224    12,726,991       19,329,922    23,464,783

    Dividends and Distributions to Shareholders
    From net investment income:
       Class A.......................................................       (8,430,036)   (8,447,557)     (15,088,625)  (16,727,976)
       Class B.......................................................         (977,376)     (648,042)      (1,071,553)     (797,919)
       Class R.......................................................         (530,322)     (193,972)        (334,428)     (127,873)
    Excess distribution of net investment income:
       Class A.......................................................          --            --               --            --
       Class B.......................................................          --            --               --            --
       Class R.......................................................          --            --               --            --
                                                                          ------------  ------------     ------------  ------------
                                    Total Dividends and Distributions       (9,937,734)   (9,289,571)     (16,494,606)  (17,653,768)

    Capital Share Transactions (Note 5)
    Shares sold:
       Class A.......................................................       41,289,926    27,360,904       39,967,883    31,378,780
       Class B.......................................................       10,554,095     6,449,151       10,634,274     6,564,032
       Class R.......................................................        8,716,511     6,016,081        4,770,310     3,952,066
    Shares issued in reinvestment of dividends and distributions:
       Class A.......................................................        6,299,889     5,936,473       12,166,316    13,338,406
       Class B.......................................................          833,944       523,092          882,934       644,830
       Class R.......................................................          524,979       193,561          329,918       127,615
    Shares redeemed:
       Class A.......................................................      (27,535,115)  (23,209,507)     (53,118,031)  (59,260,515)
       Class B.......................................................       (2,514,110)   (1,891,456)      (2,741,242)   (3,726,468)
       Class R.......................................................       (3,120,947)     (948,686)      (1,161,190)     (510,669)
                                                                          ------------  ------------     ------------  ------------
                           Net Increase (Decrease) in Net Assets from
                                           Capital Share Transactions       35,049,172    20,429,613       11,731,172    (7,491,923)
                                                                          ------------  ------------     ------------  ------------
                                            Total Increase (Decrease)       36,936,662    23,867,033       14,566,488    (1,680,908)

    Net Assets
    Beginning of year................................................      145,806,002   121,938,969      269,414,888   271,095,796
                                                                          ------------  ------------     ------------  ------------
    End of year (including undistributed (overdistributed) net
       investment income as set forth below).........................     $182,742,664  $145,806,002     $283,981,376  $269,414,888
                                                                          ------------  ------------     ------------  ------------
                                                                          ------------  ------------     ------------  ------------

    Undistributed (Overdistributed)  Net Investment Income...........     $     33,837  $     68,563     $    254,30   $    447,772
                                                                          ------------  ------------     ------------  ------------
                                                                          ------------  ------------     ------------  ------------

   See accompanying notes.

Years Ended October 31

STATEMENTS OF CHANGES IN NET ASSETS


                                                                                    Principal                    Principal
                                                                                   High Yield                Limited Term Bond
INCOME FUNDS                                                                       Fund, Inc.                   Fund, Inc.




                                                                              1998         1997             1998          1997

    Operations
    Net investment income............................................     $ 3,598,836   $ 3,025,285     $ 1,556,035   $ 1,200,046
    Net realized gain (loss) from investment transactions ...........         148,393     1,000,035          (2,668)      (30,744)
    Change in unrealized appreciation/depreciation
       of investments................................................      (5,300,030)      221,232         172,616        99,272
                                                                          -----------   -----------     -----------   -----------
                                Net Increase (Decrease) in Net Assets
                                            Resulting from Operations      (1,552,801)    4,246,552       1,725,983     1,268,574

    Dividends and Distributions to Shareholders
    From net investment income:
       Class A.......................................................      (2,856,403)   (2,851,339)     (1,431,290)   (1,227,443)
       Class B.......................................................        (571,855)     (305,236)        (53,434)      (14,695)
       Class R.......................................................        (189,231)      (76,561)        (78,892)      (27,342)
    Excess distribution of net investment income:
       Class A.......................................................         (50,532)       --              --            --
       Class B.......................................................         (10,117)       --              --            --
       Class R.......................................................          (3,347)       --              --            --
                                                                          -----------   -----------     -----------   -----------
                                    Total Dividends and Distributions      (3,681,485)   (3,233,136)     (1,563,616)   (1,269,480)

    Capital Share Transactions (Note 5)
    Shares sold:
       Class A.......................................................      11,927,135    12,193,322      12,780,385     6,544,078
       Class B.......................................................       4,358,175     4,993,786       1,373,038       580,621
       Class R.......................................................       1,736,594     1,904,286       1,710,613       847,672
    Shares issued in reinvestment of dividends and distributions:
       Class A.......................................................       1,574,414     1,195,770       1,358,983     1,161,005
       Class B.......................................................         427,433       195,332          42,187         8,758
       Class R.......................................................         191,997        76,523          77,461        27,342
    Shares redeemed:
       Class A.......................................................     (14,350,135)   (4,508,255)     (7,216,941)   (4,380,863)
       Class B.......................................................      (1,816,211)     (825,099)       (344,198)      (78,682)
       Class R.......................................................        (839,238)     (149,618)       (370,918)     (355,461)
                                                                          -----------   -----------     -----------   -----------
                           Net Increase (Decrease) in Net Assets from
                                           Capital Share Transactions       3,210,164    15,076,047       9,410,610     4,354,470
                                                                          -----------   -----------     -----------   -----------
                                            Total Increase (Decrease)      (2,024,122)   16,089,463       9,572,977     4,353,564

    Net Assets
    Beginning of year................................................      46,758,924    30,669,461      21,797,728    17,444,164
                                                                          -----------   -----------     -----------   -----------
    End of year (including undistributed (overdistributed) net
       investment income as set forth below).........................     $44,734,802   $46,758,924     $31,370,705   $21,797,728
                                                                          -----------   -----------     -----------   -----------
                                                                          -----------   -----------     -----------   -----------

    Undistributed (Overdistributed)  Net Investment Income...........     $   (48,931)  $    33,718     $    24,590   $    25,655
                                                                          -----------   -----------     -----------   -----------
                                                                          -----------   -----------     -----------   -----------
   See accompanying notes.

Years Ended October 31

STATEMENTS OF CHANGES IN NET ASSETS


                                                                                   Principal
                                                                                Tax-Exempt Bond
INCOME FUNDS                                                                      Fund, Inc.




                                                                              1998          1997

    Operations
    Net investment income............................................     $  9,965,827  $ 10,171,880
    Net realized gain (loss) from investment transactions ...........          919,377       818,662
    Change in unrealized appreciation/depreciation
       of investments................................................        2,567,043     5,658,545
                                                                          ------------  ------------
                                Net Increase (Decrease) in Net Assets
                                            Resulting from Operations       13,452,247    16,649,087

    Dividends and Distributions to Shareholders
    From net investment income:
       Class A.......................................................       (9,655,683)  (10,615,003)
       Class B.......................................................         (408,929)     (312,381)
       Class R.......................................................           N/A          N/A
    Excess distribution of net investment income:
       Class A.......................................................           --           --
       Class B.......................................................           --           --
       Class R.......................................................           --           --
                                                                          ------------  ------------
                                    Total Dividends and Distributions      (10,064,612)  (10,927,384)

    Capital Share Transactions (Note 5)
    Shares sold:
       Class A.......................................................       30,673,603    24,107,825
       Class B.......................................................        4,178,912     2,704,384
       Class R.......................................................           N/A          N/A
    Shares issued in reinvestment of dividends and distributions:
       Class A.......................................................        6,533,809     7,156,854
       Class B.......................................................          306,980       214,928
       Class R.......................................................           N/A          N/A
    Shares redeemed:
       Class A.......................................................      (28,581,284)  (30,946,309)
       Class B.......................................................       (1,005,105)   (1,143,685)
       Class R.......................................................           N/A          N/A
                                                                          ------------  ------------
                           Net Increase (Decrease) in Net Assets from
                                           Capital Share Transactions       12,106,915     2,093,997
                                                                          ------------  ------------
                                            Total Increase (Decrease)       15,494,550     7,815,700

    Net Assets
    Beginning of year................................................      200,789,355   192,973,655
                                                                          ------------  ------------
    End of year (including undistributed (overdistributed) net
       investment income as set forth below).........................     $216,283,905  $200,789,355
                                                                          ------------  ------------
                                                                          ------------  ------------

    Undistributed (Overdistributed)  Net Investment Income...........     $     83,391  $    191,601
                                                                          ------------  ------------
                                                                          ------------  ------------


   See accompanying notes.

NOTES TO FINANCIAL STATEMENTS


  Principal Bond Fund, Inc.
  Principal Government Securities Income Fund, Inc.
  Principal High Yield Fund, Inc.
  Principal Limited Term Bond Fund, Inc.
  Principal Tax-Exempt Bond Fund, Inc.

Note 1 -- Significant Accounting Policies

Principal Bond Fund, Inc., Principal Government Securities Income Fund, Inc., Principal High Yield Fund, Inc., Principal Limited Term Bond Fund, Inc. and Principal Tax-Exempt Bond Fund, Inc. (the "Income Funds") are registered under the Investment Company Act of 1940, as amended, as open-end diversified management investment companies and operate in the mutual fund industry.

Effective January 1, 1998, the following changes were made to the names of the Income Funds:

              Former Fund Name                                         New Fund Name
              ----------------                                         -------------
    Princor Bond Fund, Inc.                              Principal Bond Fund, Inc.
    Princor Government Securites Income Fund, Inc.       Principal Government Securities Income Fund, Inc.
    Princor High Yield Fund, Inc.                        Principal High Yield Fund, Inc.
    Princor Limited Term Bond Fund, Inc.                 Principal Limited Term Bond Fund, Inc.
    Princor Tax-Exempt Bond Fund, Inc.                   Principal Tax-Exempt Bond Fund, Inc.

Class A shares generally are sold with an initial sales charge based on declining rates and certain purchases may be subject to a contingent deferred sales charge ("CDSC"). Class B shares are sold without an initial sales charge, but are subject to a declining CDSC on certain redemptions made within six years of purchase. Class R shares are sold without an initial sales charge and are not subject to a CDSC. Class B shares and Class R shares bear a higher ongoing distribution fee than Class A shares. Class B shares automatically convert into Class A shares, based on relative net asset value (without a sales charge) after seven years. Class R shares automatically convert into Class A shares, based on relative net asset value (without a sales charge) after four years. All classes of shares for each fund represent interests in the same portfolio of investments, and will vote together as a single class except where otherwise required by law or as determined by each of the Income Funds' respective Board of Directors. In addition, the Board of Directors of each fund declares separate dividends on each class of shares.

The Income Funds allocate daily all income, expenses (other than class-specific expenses) and realized and unrealized gains or losses to each class of shares based upon the relative proportion of the value of shares outstanding of each class. Expenses specifically attributable to a particular class are charged directly to such class. Class-specific expenses charged to each class during the year ended October 31, 1998, which are included in the corresponding captions of the Statement of Operations, were as follows:

                                                        Distribution and              Transfer and
                                                   Shareholder Servicing Fees    Administrative Services       Registration Fees
                                                   --------------------------  -------------------------  --------------------------
                                                   Class A  Class B   Class R  Class A  Class B  Class R  Class A   Class B  Class R
                                                   -------- --------  -------  -------- -------  -------  --------  -------  -------
 Principal Bond Fund, Inc.                         $311,884 $157,212  $70,117  $103,059 $26,545  $14,181   $12,906  $10,861  $8,660
 Principal Government Securities Income Fund, Inc.  491,907  154,126   46,615   161,187  21,608    8,023    12,562    9,470   9,315
 Principal High Yield Fund, Inc.                     92,573   85,322   19,962    35,188  12,133    5,166    11,749   10,526   7,860
 Principal Limited Term Bond Fund, Inc.              36,351    5,062    9,355     6,718   1,484    2,244    10,987    8,429   8,290
 Principal Tax-Exempt Bond Fund, Inc.               464,545   66,122      N/A    53,011   3,387      N/A    23,416   13,979     N/A

The Income Funds value securities for which market quotations are readily available at market value, which is determined using the last reported sale price or, if no sales are reported, as is regularly the case for some securities traded over-the-counter, the last reported bid price. When reliable market quotations are not considered to be readily available, which may be the case, for example, with respect to certain debt securities and preferred stocks, the investments are valued by using prices provided by market makers or estimates of market values obtained from yield data and other factors relating to instruments or securities with similar characteristics in accordance with procedures established in good faith by each fund's Board of Directors. Securities with remaining maturities of 60 days or less are valued at amortized cost, which approximates market.

The Income Funds record investment transactions generally one day after the trade date, except for short-term investment transactions which are recorded generally on the trade date. The identified cost basis has been used in determining the net realized gain or loss from investment transactions and unrealized appreciation or depreciation of investments. Interest income is recognized on an accrual basis.

The Income Funds may, pursuant to an exemptive order issued by the Securities and Exchange Commission, transfer uninvested funds into a joint trading account. The order permits the Income Funds' cash balances to be deposited into a single joint account along with the cash of other registered investment companies managed by Principal Management Corporation (formerly known as Princor Management Corporation) (the "Manager"). These balances may be invested in one or more short-term instruments.

Dividends and distributions to shareholders are recorded on the ex-dividend date. Dividends and distributions to shareholders from net investment income and net realized gain from investments are determined in accordance with federal tax regulations, which may differ from generally accepted accounting principles. Permanent book and tax basis differences are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. Reclassifications made for the years ended October 31, 1998 and 1997 were not material.

Dividends and distributions which exceed net investment income and net realized capital gains for financial reporting purposes, but not for tax purposes, are reported as dividends in excess of net investment income or distributions in excess of net realized capital gains. To the extent distributions exceed current and accumulated earnings and profits for federal income tax purposes, they are reported as tax return of capital distributions.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Note 2 -- Federal Income Taxes

No provision for federal income taxes is considered necessary because each fund is qualified as a "regulated investment company" under the Internal Revenue Code and intends to distribute each year substantially all of its net investment income and realized capital gains to shareholders. The cost of investments for federal income tax reporting purposes approximates that used for financial reporting purposes.

At October 31, 1998, the Income Funds had approximate net capital loss carryforwards as follows:

                                                     Principal
                                                     Government           Principal               Principal
                                                  Securities Income       High Yield          Limited Term Bond
   Net Capital Loss Carryforwards Expire In:         Fund, Inc.           Fund, Inc.             Fund, Inc.
   ----------------------------------------       -----------------       ----------          -----------------
                     1999                            $    -               $  429,000              $   -
                     2000                                 -                  561,000                  -
                     2001                                 -                  409,000                  -
                     2002                               157,000              323,000                  -
                     2003                             1,075,000              106,000                  -
                     2004                                 -                    -                     4,000
                     2005                               776,000                -                    31,000
                     2006                                 -                    -                     9,000
                                                     ----------           ----------               -------
                                                     $2,008,000           $1,828,000               $44,000
                                                     ----------           ----------               -------
                                                     ----------           ----------               -------

Note 3 -- Management Agreement and Transactions With Affiliates

The Income Funds have agreed to pay investment advisory and management fees to Principal Management Corporation [wholly owned by Princor Financial Services Corporation, a subsidiary of Principal Life Insurance Company (formerly known as Principal Mutual Life Insurance Company)] computed at an annual percentage rate of each fund's average daily net assets. The annual rate used in this calculation for the Income Funds is as follows:

                                                                                Net Asset Value of Funds
                                                                                      (in millions)
                                                      ---------------------------------------------------------------------------
                                                      First             Next             Next              Next              Over
                                                      $100              $100             $100              $100              $400
                                                      -----             -----            -----             -----             -----
   Principal Bond Fund, Inc.                          0.50%             0.45%            0.40%             0.35%             0.30%
   Principal Government Securities Income Fund, Inc.  0.50              0.45             0.40              0.35              0.30
   Principal High Yield Fund, Inc.                    0.60              0.55             0.50              0.45              0.40
   Principal Limited Term Bond Fund, Inc.             0.50              0.45             0.40              0.35              0.30
   Principal Tax-Exempt Bond Fund, Inc.               0.50              0.45             0.40              0.35              0.30

The Income Funds also reimburse the Manager for transfer and administrative services, including the cost of accounting, data processing, supplies and other services rendered.

The Manager voluntarily waives a portion of its fee for some of the Income Funds. The waivers are in amounts that maintain total operating expenses for each fund within certain limits. The limits are expressed as a percentage of average daily net assets attributable to each class on an annualized basis during the reporting period. The amounts waived and the operating expense limits, which were maintained at or below those shown, are as follows:

                                                                        Amount
                                                                        Waived
                                                    -----------------------------------------------
                                                       Year Ended                     Year Ended                   Expense
                                                    October 31, 1998               October 31, 1997                 Limit
                                                    ----------------               ----------------                -------
   Principal Bond Fund, Inc.
     Class A                                            $121,092                        $41,526                    0.95%
     Class B                                              26,130                          8,982                    1.70
     Class R                                              25,144                         10,427                    1.45
   Principal Limited Term Bond Fund, Inc.
     Class A                                              76,952                         46,271                    0.90
     Class B                                              11,537                          6,528                    1.25
     Class R                                              11,781                          6,831                    1.50

The Manager intends to continue its voluntary waiver and, if necessary, pay expenses normally payable by Principal Limited Term Bond Fund, Inc. through October 31, 1999. Effective November 1, 1998, the expense limits were increased to 1.00%, 1.35% and 1.60%, for Class A, Class B and Class R shares, respectively. The Manager ceased its waiver of expenses for Principal Bond Fund, Inc. on October 31, 1998.

Princor Financial Services Corporation, as principal underwriter, receives proceeds of any CDSC on certain Class A and Class B share redemptions. The charge is based on declining rates which for Class A shares begin at .75%, and for Class B shares at 4.00% (.25% and 1.25% for Principal Limited Term Bond Fund, Inc., respectively), of the lesser of the current market value or the cost of shares being redeemed. Princor Financial Services Corporation also retains sales charges on sales of Class A shares based on declining rates which begin at 4.75% of the offering price (1.50% for Principal Limited Term Bond Fund, Inc.). The aggregate amount of these charges retained, by fund, for the year ended October 31, 1998 were as follows:

                                                         Class A        Class B
                                                         --------       --------
   Principal Bond Fund, Inc.                             $852,533       $35,337
   Principal Government Securities Income Fund, Inc.      805,031        41,791
   Principal High Yield Fund, Inc.                        300,230        34,925
   Principal Limited Term Bond Fund, Inc.                  75,772         1,419
   Principal Tax-Exempt Bond Fund, Inc.                   643,073        24,683

No brokerage commissions were paid by the Income Funds to affiliated broker dealers during the year.

The Income Funds bear distribution and shareholder servicing fees with respect to Class A shares computed at an annual rate of up to .25% (.15% for the Principal Limited Term Bond Fund, Inc.) of the average daily net assets attributable to Class A shares of each fund. Each of the Income Funds adopted a distribution plan with respect to Class B shares that provides for distribution and shareholder servicing fees computed at an annual rate of up to 1.00% of the average daily net assets attributable to Class B shares of each fund (.50% for the Principal Limited Term Bond Fund, Inc.). Each of the Income Funds, with the exception of Principal Tax-Exempt Bond Fund, Inc., adopted a distribution plan with respect to Class R shares that provides for distribution and shareholder servicing fees computed at an annual rate of up to .75% of the average daily net assets attributable to Class R shares of each fund. Distribution and shareholder servicing fees are paid to Princor Financial Services Corporation; a portion of the fees are subsequently remitted to retail dealers. Pursuant to the distribution agreements, fees unused by the principal underwriter at the end of the fiscal year are returned to the Income Funds.

At October 31, 1998, Principal Life Insurance Company, subsidiaries of Principal Life Insurance Company and benefit plans sponsored on behalf of Principal Life Insurance Company owned shares of the Income Funds as follows:

                                                          Class A       Class B     Class R
                                                         ---------      -------     -------
   Principal Bond Fund, Inc.                               178,252        124         104
   Principal Government Securities Income Fund, Inc.        94,035        122         103
   Principal High Yield Fund, Inc.                         396,345        174       5,053
   Principal Limited Term Bond Fund, Inc.                1,171,382        117       4,731
   Principal Tax-Exempt Bond Fund, Inc.                     92,517        113         N/A

Note 4 -- Investment Transactions

For the year ended October 31, 1998, the cost of investment securities purchased and proceeds from investment securities sold (not including short-term investments and U. S. government securities) by the Income Funds were as follows:

                                                Purchases          Sales
                                               -----------      -----------
   Principal Bond Fund, Inc.                   $59,929,649      $23,024,436
   Principal High Yield Fund, Inc.              32,903,766       30,183,099
   Principal Limited Term Bond Fund, Inc.       12,957,730        6,012,923
   Principal Tax-Exempt Bond Fund, Inc.         25,434,992       13,567,920

At October 31, 1998, net unrealized appreciation (depreciation) of investments by the Income Funds was composed of the following:

                                                                  Gross Unrealized                            Net Unrealized
                                                         -----------------------------------            Appreciation (Depreciation)
                                                         Appreciation         (Depreciation)                  of Investments
                                                         ------------         --------------            ---------------------------
   Principal Bond Fund, Inc.                             $ 9,764,858           $  (766,607)                    $ 8,998,251
   Principal Government Securities Income Fund, Inc.       9,701,127              (101,600)                      9,599,527
   Principal High Yield Fund, Inc.                           485,117            (4,795,123)                     (4,310,006)
   Principal Limited Term Bond Fund, Inc.                    387,785              (226,582)                        161,203
   Principal Tax-Exempt Bond Fund, Inc.                   14,607,775               (15,816)                     14,591,959

The Income Funds may trade portfolio securities on a "to-be-announced" (TBA) basis. In a TBA transaction, the fund commits to purchase or sell securities for which all specific information is not known at the time of the trade. Securities purchased on a TBA basis are not settled until they are delivered to the fund, normally 15 to 30 days later. These transactions are subject to market fluctuations and their current value is determined in the same manner as for other portfolio securities. As of October 31, 1998, Principal Government Securities Income Fund, Inc. had TBA purchase commitments involving securities with a face amount of $9,000,000, cost of $9,113,438 and market value of $9,092,817. The fund has set aside investment securities and other assets in excess of the commitments to serve as collateral.

Note 4 -- Investment Transactions (Continued)

At October 31, 1998, the Income Funds held the following securities which may require registration under the Securities Act of 1933, or an exemption therefrom, in order to effect a sale in the ordinary course of business.

                                                                                                       Value at      Value as a
                                                                             Date of                  October 31,   Percentage of
                                              Security Description         Acquisition      Cost         1998        Net Assets
                                         --------------------------------  -----------  ----------    -----------   -------------
  Principal Bond Fund, Inc.              John Hancock Mutual Life
                                           Insurance Co. Surplus Notes         1/8/97   $2,396,100     $2,616,117       1.43%

  Principal High Yield Fund, Inc.        BE Aerospace Senior Subordinated
                                           Notes                             10/28/98      750,000        768,750       1.72
                                         Cenargo International PLC
                                           First Mortgage Notes              10/22/98    1,305,000      1,305,000       2.92
                                         Qwest Communications International
                                           Senior Notes                      10/28/98      893,916        920,250       2.06
                                                                                                       ----------       -----
                                                                                                        2,994,000       6.70
  Principal Limited Term Bond Fund, Inc. Orix Credit Alliance, Inc.
                                           Medium-Term Notes                  11/8/96      850,000        850,704       2.71

  Principal Tax-Exempt Bond Fund, Inc.   Eddyville, Iowa, IDR Ref. Bonds,
                                           Cargill, Inc. Project              1/11/95      859,910      1,050,000        .49

The Income Funds' investments are with various issuers in various industries. The Schedules of Investments contained herein summarize concentrations of credit risk by issuer and industry.

Note 5 -- Capital Share Transactions

Transactions in Capital Stock by fund were as follows:

                                                                  Principal                Principal                 Principal
                                                                    Bond             Government Securities          High Yield
                                                                 Fund, Inc.            Income Fund, Inc.            Fund, Inc.
                                                                 ----------          ---------------------          ----------
Year Ended October 31, 1998:
  Shares sold:
    Class A   .........................................          3,558,782                 3,449,728                1,429,263
    Class B   .........................................            911,403                   919,042                  520,583
    Class R............................................            751,757                   414,918                  208,702
  Shares issued in reinvestment of dividends and
   distributions:
    Class A ...........................................            544,557                 1,053,198                  190,004
    Class B ...........................................             72,083                    76,520                   51,887
    Class R............................................             45,324                    28,745                   23,509
  Shares redeemed:
    Class A   .........................................         (2,379,170)               (4,587,595)              (1,722,188)
    Class B   .........................................           (216,720)                 (237,166)                (222,473)
    Class R............................................           (268,084)                 (100,699)                (101,674)
                                                                 ---------                 ---------                ---------
                                           Net Increase          3,019,932                 1,016,691                  377,613
                                                                 ---------                 ---------                ---------
                                                                 ---------                 ---------                ---------

                                                                 Principal                Principal                 Principal
                                                                    Bond             Government Securities          High Yield
                                                                 Fund, Inc.            Income Fund, Inc.            Fund, Inc.
                                                                 ----------          ---------------------          ----------
  Year Ended October 31, 1997:
  Shares sold:
    Class A   .........................................          2,460,201                 2,799,875                1,440,198
    Class B   .........................................            581,347                   585,099                  591,875
    Class R............................................            542,993                   354,800                  227,035
  Shares issued in reinvestment of dividends and
   distributions:
    Class A ...........................................            534,855                 1,189,680                  141,482
    Class B ...........................................             47,159                    57,621                   23,153
    Class R............................................             17,417                    11,432                    9,113
  Shares redeemed:
    Class A   .........................................         (2,091,860)               (5,287,652)                (532,170)
    Class B   .........................................           (170,486)                 (332,061)                 (97,891)
    Class R............................................            (84,604)                  (45,744)                 (17,821)
                                                                 ---------                 ---------                ---------
                               Net Increase (Decrease)           1,837,022                  (666,950)               1,784,974
                                                                 ---------                 ---------                ---------
                                                                 ---------                 ---------                ---------

                                                                    Principal                   Principal
                                                                 Limited Term Bond           Tax-Exempt Bond
                                                                    Fund, Inc.                 Fund, Inc.
                                                                 -----------------           ---------------
  Year Ended October 31, 1998:
  Shares sold:
    Class A   .........................................             1,291,180                  2,447,392
    Class B   .........................................               138,167                    333,971
    Class R............................................               173,119                      N/A
  Shares issued in reinvestment of dividends and distributions:
    Class A   .........................................               137,689                    522,117
    Class B   .........................................                 4,256                     24,507
    Class R............................................                 7,859                      N/A
  Shares redeemed:
    Class A   .........................................              (729,920)                (2,279,032)
    Class B   .........................................               (34,626)                   (80,155)
    Class R............................................               (37,539)                     N/A
                                                                    ---------                  ---------
                                           Net Increase               950,185                    968,800
                                                                    ---------                  ---------
                                                                    ---------                  ---------


  Year Ended October 31, 1997:
  Shares sold:
    Class A   .........................................               666,459                  1,983,441
    Class B   .........................................                58,936                    222,542
    Class R............................................                86,576                      N/A
  Shares issued in reinvestment of dividends and distributions:
    Class A   .........................................               118,478                    589,808
    Class B   .........................................                   892                     17,694
    Class R............................................                 2,797                      N/A
  Shares redeemed:
    Class A   .........................................              (445,740)                (2,541,274)
    Class B   .........................................                (7,993)                   (93,935)
    Class R............................................               (36,339)                     N/A
                                                                    ---------                  ---------

                                           Net Increase               444,066                    178,276
                                                                    ---------                  ---------
                                                                    ---------                  ---------

Note 6 -- Line of Credit

The Income Funds participate with other funds and portfolios managed by Principal Management Corporation in an unsecured joint line of credit with a bank, which allows the funds to borrow up to $60,000,000, collectively.
Borrowings are made solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to each fund, based on its borrowings, at a rate equal to the Fed Funds Rate plus .50%. Additionally, a commitment fee is charged at the annual rate of .08% on the average unused portion of the line of credit. The commitment fee is allocated among the participating funds and portfolios in proportion to their average net assets during each quarter. At October 31, 1998, Principal Tax-Exempt Bond Fund, Inc. had an outstanding borrowing of $120,000 at an annual rate of 5.93%. No other Income Fund had outstanding borrowings at October 31, 1998 under the line of credit.

Note 7 -- Year 2000 Problem (Unaudited)

Like other mutual funds, financial and business organizations and individuals around the world, the Income Funds could be adversely affected if the computer systems used by the Manager and other service providers do not properly process and calculate date-related information and data from and after January 1, 2000. This is commonly known as the "Year 2000 Problem." The Manager is taking steps it believes are reasonably designed to address the Year 2000 Problem with respect to computer systems it uses and to obtain reasonable assurances that comparable steps are being taken by each fund's other major service providers. At this time, however there can be no assurance that these steps will be sufficient to avoid any adverse impact to the funds.
SCHEDULES OF INVESTMENTS


INCOME FUNDS

PRINCIPAL BOND FUND, INC.
--------------------------------------------------------------------------------
                                                      Principal
                                                       Amount          Value
--------------------------------------------------------------------------------

Bonds (95.93%)

Air Transportation, Scheduled (1.52%)
   Federal Express Corp. 1994 Pass
     Through Cert., Series A310-A3;
     8.40%; 3/23/2010                                $1,500,000    $  1,727,070
   Federal Express Corp. Pass Through
     Cert.; 7.58%; 7/2/2019                           1,000,000       1,053,140
                                                                   ------------
                                                                      2,780,210
Aircraft & Parts (0.59%)
   Textron, Inc. Medium-Term
     Notes, Series C;
     9.80%; 1/11/2000                                   500,000         525,083
     9.55%; 3/19/2001                                   500,000         547,864
                                                                   ------------
                                                                      1,072,947
Beverages (1.23%)
   Joseph E. Seagram & Sons
     Guaranteed Debentures;
     8.38%; 2/15/2007                                 1,000,000       1,096,735
     8.88%; 9/15/2011                                 1,000,000       1,145,888
                                                                   ------------
                                                                      2,242,623
Cable & Other Pay TV Services (2.56%)
   CSC Holdings, Inc. Senior Notes;
     7.25%; 7/15/2008                                 2,000,000       1,952,500
   Tele-Communications, Inc.
     Notes; 7.25%; 8/1/2005                           2,000,000       2,157,958
     Senior Debentures; 7.88%; 8/1/2013                 500,000         574,273
                                                                   ------------
                                                                      4,684,731
Cash Grains (1.46%)
   Aktiebolaget SKF Senior Notes;
     7.63%; 7/15/2003                                 2,500,000       2,662,782

Combination Utility Services (3.43%)
   MidAmerican Energy Co.
     Medium-Term Notes;
     6.38%; 6/15/2006                                 3,000,000       3,103,770
   PG Energy, Inc. First Mortgage
     Bonds; 8.38%; 12/1/2002                            500,000         548,778
   Public Service Electric & Gas
     Medium-Term Notes;
     8.16%; 5/26/2009                                 1,250,000       1,483,441
   Puget Sound Power & Light Co.
     1st Mortgage Medium-Term Notes,
     Series A; 7.75%; 2/1/2007                        1,000,000       1,126,546
                                                                   ------------
                                                                      6,262,535
Commercial Banks (2.51%)
   NationsBank Corp. Subordinated
     Notes; 6.38%; 2/15/2008                          4,500,000       4,584,298

Computer & Office Equipment (1.64%)
   Seagate Technology, Inc. Senior Notes;
     7.37%; 3/1/2007                                  3,000,000       2,992,296

Construction & Related
Machinery (0.72%)
   Caterpillar, Inc. Global Debentures;
     9.38%; 8/15/2011                                $1,000,000     $ 1,309,876

Consumer Products (0.86%)
   Philip Morris Cos. Notes;
     6.80%; 12/1/2003                                   500,000         527,894
   RJR Nabisco Capital Corp. Senior
     Notes; 8.75%; 4/15/2004                          1,000,000       1,039,660
                                                                   ------------
                                                                      1,567,554
Copper Ores (1.91%)
   Asarco, Inc.
     Debentures; 7.88%; 4/15/2013                     2,000,000       2,232,498
     Notes; 7.38%; 2/1/2003                           1,200,000       1,254,737
                                                                   ------------
                                                                      3,487,235
Crude Petroleum & Natural Gas (0.30%)
   Occidental Petroleum Corp.
     Medium-Term Notes;
      9.73%; 6/15/2001                                  500,000         545,423

Department Stores (2.97%)
   Harcourt General, Inc. Subordinated
     Notes; 9.50%; 3/15/2000                            400,000         416,543
   Fred Meyer, Inc. Senior Notes;
     7.38%; 3/1/2005                                  2,000,000       2,107,422
   J.C. Penney Co., Inc. Debentures;
     7.13%; 11/15/2023                                1,000,000         994,879
   Sears Roebuck Co.
     Medium-Term Notes;
     9.05%; 2/6/2012                                    500,000         631,657
     9.12%; 2/13/2012                                 1,000,000       1,269,854
                                                                   ------------
                                                                      5,420,355
Drug Stores & Proprietary
Stores (1.11%)
   Rite Aid Corp. Senior Debentures;
     6.88%; 8/15/2013                                 2,000,000       2,030,400

Electric Services (2.89%)
   Commonwealth Edison Co.
     Debentures; 6.95%; 7/15/2018                     1,000,000         994,401
   Ohio Edison Co. First Mortgage
     Bonds; 8.25%; 4/1/2002                           2,000,000       2,167,752
   Southern California Edison Co.
     Notes; 6.38%; 1/15/2006                          1,000,000       1,047,965
   Toledo Edison Co. Debentures;
     8.70%; 9/1/2002                                  1,000,000       1,078,551
                                                                   ------------
                                                                      5,288,669
Engines & Turbines (0.57%)
   Brunswick Corp. Debentures;
     7.38%; 9/1/2023                                  1,000,000       1,047,797

Fabricated Rubber Products,
NEC (0.96%)
   M. A. Hanna Co. Senior Notes;
     9.38%; 9/15/2003                                 1,500,000       1,751,452

Farm & Garden Machinery (1.48%)
   Case Corp. Notes; 7.25%; 1/15/2016                 1,000,000       1,066,703
   Tenneco, Inc. Notes;
     10.08%; 2/1/2001                                   500,000         550,446
     8.08%; 10/1/2002                                 1,000,000       1,088,692
                                                                   ------------
                                                                      2,705,841
Federal & Federally Sponsored
Credit (4.25%)
   Fannie Mae Benchmark Notes;
     5.75%; 4/15/2003                                $2,500,000     $ 2,593,278
     5.75%; 6/15/2005                                 5,000,000       5,166,290
                                                                   ------------
                                                                      7,759,568
General Government, NEC (2.58%)
   Ontario Hydro Debentures;
     7.45%; 3/31/2013                                 2,000,000       2,307,420
   Province of Saskatchewan, Canada
     Global Notes; 8.00%; 2/1/2013                    2,000,000       2,410,320
                                                                   ------------
                                                                      4,717,740
General Industrial Machinery (0.56%)
   Timken Company Medium-Term
     Notes; 6.20%; 1/15/2008                          1,000,000       1,030,679

Gold & Silver Ores (0.68%)
   Placer Dome, Inc. Notes;
      7.13%; 6/15/2007                                1,250,000       1,239,191

Grain Mill Products (0.58%)
   Ralston Purina Co. Debentures;
      7.75%; 10/1/2015                                1,000,000       1,068,831

Grocery Stores (2.74%)
   American Stores Co. Bond;
     8.00%; 6/1/2026                                  2,500,000       2,727,230
   Food Lion, Inc.
     Medium-Term Notes;
     8.67%; 8/28/2006                                 1,000,000       1,173,464
     Notes; 7.55%; 4/15/2007                          1,000,000       1,103,438
                                                                   ------------
                                                                      5,004,132
Highway & Street Construction (1.33%)
   Foster Wheeler Corp. Notes;
     6.75%; 11/15/2005                                2,500,000       2,423,840

Household Furniture (1.27%)
   Masco Corp. Debentures;
     7.13%; 8/15/2013                                 2,000,000       2,328,388

Industrial Inorganic Chemicals (1.60%)
   Dow Chemical Co.
     Debentures; 7.38%; 3/1/2023                      1,000,000       1,033,692
     Medium-Term Notes;
     7.75%; 9/15/2020                                 1,000,000       1,108,036
   FMC Corp. Senior Notes;
     6.38%; 9/1/2003                                    750,000         777,000
                                                                   ------------
                                                                      2,918,728
Life Insurance (1.43%)
   John Hancock Mutual Life Insurance
     Co. Surplus Notes; 7.38%; 2/15/2024              2,500,000(a)    2,616,117

Machinery, Equipment, & Supplies (0.14%)
   AAR Corp. Notes; 7.25%; 10/15/2003                   250,000         262,699

Management & Public Relations (0.57%)
   Servicemaster Co. Ltd. Notes;
     6.95%; 8/15/2007                                 1,000,000       1,050,249

Millwork, Plywood & Structural
Members (0.41%)
   Georgia-Pacific Corp.
     Debentures; 9.50%; 12/1/2011                    $  600,000    $    741,187

Miscellaneous Amusement, Recreation
Service (1.01%)
   Circus Circus Enterprises Senior
     Notes; 6.45%; 2/1/2006                           2,000,000       1,854,484

Miscellaneous Chemical
Products (1.85%)
   Ferro Corp. Senior Debentures;
      7.63%; 5/1/2013                                 1,100,000       1,254,591
   Smith International, Inc. Senior
     Notes; 7.00%; 9/15/2007                          2,025,000       2,134,615
                                                                   ------------
                                                                      3,389,206
Miscellaneous Investing (2.57%)
   BRE Properties, Inc. Notes;
     7.20%; 6/15/2007                                 2,000,000       1,859,490
   First Industrial LP Medium-Term
     Notes; 7.00%; 12/1/2006                          1,500,000       1,521,584
   Weingarten Realty Investors
     Medium-Term Notes;
     7.29%; 5/23/2005                                 1,250,000       1,312,487
                                                                   ------------
                                                                      4,693,561
Miscellaneous Metal Ores (1.02%)
   Cyprus Amax Minerals Notes;
     7.38%; 5/15/2007                                 1,100,000       1,126,989
   Cyprus Minerals Co. Notes;
     10.13%; 4/1/2002                                   650,000         734,176
                                                                   ------------
                                                                      1,861,165
Motor Vehicles & Equipment (1.91%)
   Ford Motor Co. Debentures;
     7.50%; 8/1/2026                                  1,000,000       1,083,040
     8.90%; 1/15/2032                                 1,000,000       1,266,700
   General Motors Corp. Global
     Medium-Term Notes;
     8.88%; 5/15/2003                                 1,000,000       1,135,622
                                                                   ------------
                                                                      3,485,362
Newspapers (1.36%)
   News America Holdings, Inc.
     Guaranteed Senior Notes;
     8.50%; 2/15/2005                                 2,250,000       2,486,373

Oil & Gas Field Services (1.72%)
   Petroleum Geo-Services ASA Notes;
     7.50%; 3/31/2007                                 2,500,000       2,651,430
   R&B Falcon Senior Notes;
     6.75%; 4/15/2005                                   500,000         496,301
                                                                   ------------
                                                                      3,147,731
Operative Builders (1.34%)
   Pulte Corp.
     Senior Notes; 8.38%; 8/15/2004                     500,000         534,255
     Notes; 7.63%; 10/15/2017                         2,000,000       1,922,658
                                                                   ------------
                                                                      2,456,913
Paper & Paper Products (1.55%)
   Boise Cascade Office Products Corp.;
     7.05%; 5/15/2005                                 3,000,000       2,827,413

Paper Mills (3.37%)
   Bowater, Inc. Debentures;
     9.50%; 10/15/2012                               $1,000,000     $ 1,283,206
     9.38%; 12/15/2021                                1,500,000       1,876,892
   Champion International Corp.
     Notes; 9.88%; 6/1/2000                             750,000         795,869
   Chesapeake Corp. Notes;
     9.88%; 5/1/2003                                  1,000,000       1,161,728
   James River Corp. Notes;
     6.70%; 11/15/2003                                1,000,000       1,040,837
                                                                   ------------
                                                                      6,158,532
Paperboard Mills (0.99%)
   Federal Paper Board Co., Inc.
     Debentures; 8.88%; 7/1/2012                      1,500,000       1,808,773

Personal Credit Institutions (3.46%)
   Commercial Credit Co. Notes;
     6.75%; 7/1/2007                                  2,000,000       2,097,726
   General Motors Acceptance Corp.
     Global Notes; 8.50%; 1/1/2003                    2,000,000       2,220,296
   Household Finance Corp. Notes
      5.88%; 11/1/2002                                2,000,000       2,004,206
                                                                   ------------
                                                                      6,322,228
Petroleum & Petroleum
Products (2.19%)
   Enron Corp. Notes; 9.13%; 4/1/2003                 3,500,000       3,993,213

Petroleum Refining (5.59%)
   Ashland, Inc. Medium-Term Notes;
     7.71%; 5/11/2007                                   500,000         547,940
   Ashland Oil, Inc. Medium-Term Notes;
     7.73%; 7/15/2013                                   750,000         840,044
     7.72%; 7/15/2013                                 1,000,000       1,119,109
   Mapco, Inc. Medium-Term Notes;
     8.48%; 8/5/2013                                  1,000,000       1,215,732
   Sun Co., Inc.
     Debentures; 9.00%; 11/1/2024                     2,000,000       2,466,540
     Notes; 7.13%; 3/15/2004                            300,000         319,688
   Tosco Corp. Notes; 7.25%; 1/1/2007                 2,500,000       2,600,445
   Ultramar Credit Corp. Guaranteed
     Notes; 8.63%; 7/1/2002                           1,000,000       1,107,646
                                                                   ------------
                                                                     10,217,144
Plastic Materials & Synthetics (0.29%)
   Geon Co. Notes; 6.88%; 12/15/2005                    500,000         526,310

Pulp Mills (1.57%)
   ITT Rayonier, Inc. Notes;
     7.50%; 10/15/2002                                1,875,000       2,013,248
   International Paper Co.
     Medium-Term Notes;
     9.70%; 8/15/2000                                   800,000         860,503
                                                                   ------------
                                                                      2,873,751
Railroads (1.92%)
   Union Pacific Corp.
     Debentures; 7.00%; 2/1/2016                      2,500,000       2,443,493
     Notes; 7.25%; 11/1/2008                          1,000,000       1,064,144
                                                                   ------------
                                                                      3,507,637
Real Estate Operators & Lessor (0.67%)
   First Industrial, L.P. Notes;
     7.60%; 5/15/2007                                $1,250,000    $  1,216,978

Refrigeration & Service
Machinery (0.87%)
   Westinghouse Electric Corp.
     Global Notes; 8.88%; 6/1/2001                    1,500,000       1,590,775

Rental of Railroad Cars (1.50%)
   GATX Capital Corp. Medium-Term Notes;
     Series B; 9.50%; 1/10/2002                       1,500,000       1,676,900
     Series C; 6.86%; 10/13/2005                      1,000,000       1,063,177
                                                                   ------------
                                                                      2,740,077
Rubber & Plastics Footwear (1.40%)
   Reebok International Ltd. Debentures;
     6.75%; 9/15/2005                                 2,500,000       2,562,185

Sanitary Services (1.87%)
   Laidlaw, Inc.
     Notes; 7.70%; 8/15/2002                          1,000,000       1,050,411
     Senior Notes; 7.88%; 4/15/2005                     750,000         805,202
   WMX Technologies, Inc. Notes;
     7.00%; 10/15/2006                                1,500,000       1,568,724

                                                                      3,424,337
Security Brokers & Dealers (2.77%)
   Bear Stearns Cos., Inc.
     Senior Notes; 7.00%; 3/1/2007                    2,500,000       2,546,030
   Lehman Brothers, Inc. Senior
     Subordinated Notes;
     7.38%; 1/15/2007                                 2,545,000       2,524,518
                                                                   ------------
                                                                      5,070,548
Telephone Communication (5.59%)
   Airtouch Communications, Inc. Notes;
     6.65%; 5/1/2008                                  2,500,000       2,574,360
   GTE Corp. Notes; 6.36%; 4/15/2006                  2,500,000       2,621,327
   Sprint Corp. Notes; 8.13%; 7/15/2002               1,500,000       1,647,923
   Worldcom, Inc. Notes;
     7.75%; 4/1/2007                                  3,000,000       3,372,759
                                                                   ------------
                                                                     10,216,369
Variety Stores (0.70%)
   Dayton-Hudson Corp. Debentures;
     9.25%; 8/15/2011                                 1,000,000       1,272,728
                                                                   ------------

                                                    Total Bonds     175,302,166

Asset-Backed Securities (1.72%)

Security Brokers & Dealers (1.72%)
   Merrill Lynch Mortgage Investors, Inc.
     Collateralized Mortgage-Backed
     Security, Series 95-C3, 7.37%*
     Class C; 12/26/2025                              3,000,000       3,150,900

Commercial Paper (0.56%)

Personal Credit Institutions (0.56%)
   Investment in Joint Trade Account;
     Associates Corp.; 5.72%; 11/2/1998               1,019,410       1,019,410
                                                                   ------------
                           Total Portfolio Investments (98.21%)     179,472,476

--------------------------------------------------------------------------------
                                                                       Value
--------------------------------------------------------------------------------

Cash and receivables, net of  liabilities (1.79%)                  $  3,270,188
                                                                   ------------
                                     Total Net Assets (100.00%)    $182,742,664
                                                                   ------------
                                                                   ------------

(a)Restricted security - See Note 4 to the financial statements.
*  Variable rate (monthly)

PRINCIPAL GOVERNMENT SECURITIES INCOME
FUND, INC.

--------------------------------------------------------------------------------
       Description of Issue
------------------------------------------           Principal
   Type     Rate            Maturity                   Amount          Value
--------------------------------------------------------------------------------
Government National Mortgage Association (GNMA)
Certificates (101.50%)

GNMA I      6.00%     10/15/2023-1/20/2028          $14,658,308    $ 14,523,206
GNMA I      6.50      9/15/2023-12/1/2028            71,781,437      72,574,692
GNMA I      7.00      10/15/2022-5/15/2028           78,090,120      79,924,836
GNMA I      7.25      9/15/2025-10/15/2025            4,468,787       4,569,960
GNMA I      7.50      4/15/2017-10/15/2027           41,113,811      42,373,522
GNMA I      8.00      8/15/2016-2/15/2022             9,279,703       9,685,315
GNMA II     6.00      1/20/2024-8/20/2028            51,693,537      50,848,092
GNMA II     6.50      3/20/2024-3/20/2027            13,679,743      13,729,548
                                                                   ------------

                                        Total GNMA Certificates     288,229,171

--------------------------------------------------------------------------------
                                                      Principal
                                                       Amount          Value
--------------------------------------------------------------------------------

Federal Agency Short-Term Obligation (1.31%)
   Investment in Joint Trade Account;
     Federal National Mortgage
     Association; 5.45%; 11/2/1998                   $3,723,535    $  3,723,535
                                                                   ------------

           Total Portfolio Investments (102.81%)                    291,952,706

Liabilities, net of cash, receivables and
   other assets (-2.81%)                                             (7,971,330)
                                                                   ------------

                                     Total Net Assets (100.00%)    $283,981,376
                                                                   ------------
                                                                   ------------


PRINCIPAL HIGH YIELD FUND, INC.

--------------------------------------------------------------------------------
                                                      Principal
                                                       Amount          Value
--------------------------------------------------------------------------------

Bonds (95.07%)

Advertising (3.57%)
   Lamar Advertising Co.
     Senior Subordinated Notes;
     9.63%; 12/1/2006                                $1,500,000     $ 1,597,500

Aircraft & Parts (1.72%)
   BE Aerospace Senior Subordinated
   Notes; 9.50%; 11/1/2008                            $ 750,000(a)  $   768,750

Cable & Other Pay TV Services (10.28%)
   CSC Holdings, Inc. Senior Notes;
     7.25%; 7/15/2008                                 1,500,000       1,464,375
   Century Communications Senior Notes;
     8.75%; 10/1/2007                                   900,000         929,250
   Fox/Liberty Networks LLC Senior Notes;
     8.88%; 8/15/2007                                 1,500,000       1,451,250
   Jones Intercable, Inc. Senior Notes;
     9.63%; 3/15/2002                                   700,000         756,000
                                                                    -----------
                                                                      4,600,875
Cogeneration - Small Power
Producer (3.50%)
   AES Corp. Senior Subordinated
     Notes; 8.38%; 8/15/2007                            800,000         744,000
   Calpine Corp. Senior Notes;
     8.75%; 7/15/2007                                   800,000         820,000
                                                                    -----------
                                                                      1,564,000
Communications Equipment (3.10%)
   FWT, Inc. Senior Subordinated
     Notes; 9.88%; 11/15/2007                           800,000         466,000
   Qwest Communications International
     Senior Notes; 7.50%; 11/1/2008                     900,000(a)      920,250
                                                                    -----------
                                                                      1,386,250
Communication Services, NEC (2.73%)
   Level 3 Communications, Inc.
     Senior Notes; 9.13%; 5/1/2008                    1,300,000       1,222,000

Computer & Data Processing
Services (2.01%)
   DecisionOne Corp. Senior Subordinated
     Notes; 9.75%; 8/1/2007                           1,500,000         900,000

Crude Petroleum & Natural Gas (4.61%)
   Chesapeake Energy Corp. Senior
     Notes, Series A; 9.63%; 5/1/2005                 1,500,000       1,275,000
   Ocean Energy, Inc. Senior Subordinated
     Notes; 8.88%; 7/15/2007                            800,000         788,000
                                                                    -----------
                                                                      2,063,000
Eating & Drinking Places (5.07%)
   Cafeteria Operators L. P. Senior Secured
     Notes; 12.00%; 12/31/2001                        1,500,000       1,413,750
   Foodmaker, Inc. Senior Subordinated
     Notes; 8.38%; 4/15/2008                            900,000         852,750
                                                                    -----------
                                                                      2,266,500
Electric Services (1.89%)
   York Power Funding Ltd. Senior Secured
     Bonds; 12.00%; 10/30/2007                          900,000         843,750

Finance Services (1.70%)
   DVI, Inc. Senior Notes;
     9.88%; 2/1/2004                                    800,000         760,000

Forest Products (1.11%)
   Doman Industries Ltd. Senior Notes;
     8.75%; 3/15/2004                                   700,000         497,000

Fuel Dealers (1.50%)
   Petroleum Heat & Power Co., Inc.
     Senior Subordinated Debentures;
     12.25%; 2/1/2005                                   700,000         672,000

Funeral Service & Crematories (0.62%)
   Loewen Group International, Inc.;
     8.25%; 10/15/2003                                $ 350,000      $  276,500

Grocery Stores (1.75%)
   Marsh Supermarkets Senior
     Subordinated Notes;
     8.88%; 8/1/2007                                    800,000         784,000

Heavy Construction, Except
 Highway (3.12%)
   Mastec, Inc. Senior Subordinated
     Notes; 7.75%; 2/1/2008                           1,500,000       1,395,000

Hotels & Motels (2.97%)
   HMH Properties, Inc. Senior Notes;
     7.88%; 8/1/2008                                    750,000         725,625
   John Q. Hammons Hotels, L.P. &
     Finance Corp. First Mortgage
     Notes; 8.88%; 2/15/2004                            700,000         602,000
                                                                    -----------
                                                                      1,327,625
Industrial Inorganic Chemicals (0.30%)
   PT. Tri Polyta Indonesia TBK
     Guaranteed Secured Notes;
     11.38%; 12/1/2003                                  800,000(b)      136,000

Men's & Boys' Clothing Stores (0.95%)
   Edison Brothers Stores, Inc. Senior
     Notes; 11.00%; 9/26/2007                           700,000         427,000

Miscellaneous Amusement, Recreation
Service (3.49%)
   Rio Hotel & Casino, Inc. Senior
     Subordinated Notes;
     9.50%; 4/15/2007                                   700,000         759,500
   Station Casinos, Inc. Senior
     Subordinated Notes, Series B;
     9.63%; 6/1/2003                                    800,000         800,000
                                                                    -----------
                                                                      1,559,500
Miscellaneous Equipment Rental &
Leasing (3.14%)
   Rental Service Corp. Senior Subordinated
     Notes; 9.00%; 5/15/2008                          1,500,000       1,402,500

Miscellaneous Metal Ores (2.62%)
   Glencore Nickel Priority Ltd.
     Senior Secured Notes;
     9.00%; 12/1/2014                                 1,500,000       1,170,000

Miscellaneous Shopping Goods
Stores (1.89%)
   Zale Corp. Senior Notes;
     8.50%; 10/1/2007                                   900,000         846,000

Newspapers (1.86%)
   Hollinger International Publishing, Inc.
     Senior Subordinated Notes;
     9.25%; 3/15/2007                                 $ 800,000      $  834,000

Nursing & Personal Care Facilities (1.63%)
   Integrated Health Services, Inc. Senior
     Subordinated Notes; 9.25%; 1/15/2008               800,000         728,000

Oil & Gas Field Services (1.56%)
   Dawson Production Services
     Senior Notes; 9.38%; 2/1/2007                      700,000         700,000

Paper Mills (0.96%)
   Indah Kiat Finance Mauritius Ltd.
     Guaranteed Senior Notes;
     10.00%; 7/1/2007                                   800,000         430,000

Personal Credit Institutions (1.18%)
   MacSaver Financial Services, Inc.
     Notes; 7.60%; 8/1/2007                             800,000         527,793

Petroleum Refining (1.51%)
   Crown Central Petroleum Corp.
     Senior Notes; 10.88%; 2/1/2005                     700,000         677,250

Pulp Mills (1.57%)
   Pen-Tab Industries, Inc. Senior
     Subordinated Notes; 10.88%; 2/1/2007               800,000         704,000

Radio & Television Broadcasting (1.72%)
   Antenna TV S.A. Senior Notes;
     9.00%; 8/1/2007                                    900,000         767,250

Retail Stores, NEC (1.83%)
   Cole National Group, Inc.
     Senior Subordinated Notes;
     9.88%; 12/31/2006                                  800,000         820,000

Search & Navigation Equipment (0.94%)
   AMRESCO, Inc. Senior Subordinated
     Notes; 10.00%; 3/15/2004                           700,000         420,000

Telephone Communication (13.75%)
   Comcast Cellular Holdings Senior Notes;
     9.50%; 5/1/2007                                  1,500,000       1,545,000
   Intermedia Communications, Inc. Senior
     Notes; 8.50%; 1/15/2008                            800,000         756,000
   Lenfest Communications Senior Notes;
     8.38%; 11/1/2005                                   800,000         836,000
   NEXTLINK Communications, Inc.
     Senior Notes; 9.00%; 3/15/2008                     800,000         728,000
   Rogers Cablesystems, Ltd. Senior
     Secured Second Priority Notes;
     9.63%; 8/1/2002                                    750,000         800,625
   Rogers Cantel, Inc. Senior Secured
     Debentures; 9.75%; 6/1/2016                        700,000         710,500
   Vanguard Cellular Systems, Inc. Senior
     Debentures; 9.38%; 4/15/2006                       700,000         773,500
                                                                    -----------
                                                                      6,149,625
Water Transportation of Freight,
NEC (2.92%)
   Cenargo International PLC First Mortgage
     Notes; 9.75%; 6/15/2008                         $1,500,000(a)  $ 1,305,000
                                                                    -----------

                                                    Total Bonds      42,528,668

Commercial Paper (6.31%)

Business Credit Institutions (1.41%)
   American Express Credit Corp.;
     5.05%; 11/2/1998                                   310,000         309,956
   General Electric Capital Corp.;
     5.10%; 11/2/1998                                   320,000         319,955
                                                                    -----------
                                                                        629,911
Personal Credit Institutions (4.91%)
   Investment in Joint Trade Account,
     Associates Corp; 5.72%; 11/2/1998                2,194,868       2,194,868
                                                                    -----------

                                         Total Commercial Paper       2,824,779
                                                                    -----------

                          Total Portfolio Investments (101.38%)      45,353,447

Liabilities, net of cash, receivables and
   other assets (-1.38%)                                               (618,645)
                                                                    -----------

                                     Total Net Assets (100.00%)     $44,734,802
                                                                    -----------
                                                                    -----------

(a)Restricted security - See Note 4 to the financial statements.
(b)Non-income producing security - Security in default.

PRINCIPAL LIMITED TERM BOND FUND, INC.


--------------------------------------------------------------------------------
                                                      Principal
                                                       Amount          Value
--------------------------------------------------------------------------------

Bonds (61.34%)

Business Credit Institutions (9.36%)
   CIT Group Holdings
     Senior Medium-Term Notes;
     6.38%; 10/1/2002                                $1,000,000     $ 1,019,533
   Ford Motor Credit Co. Notes;
     7.50%; 1/15/2003                                 1,000,000       1,065,888
   Orix Credit Alliance, Inc.
     Medium-Term Notes;
     6.46%; 5/17/1999                                   850,000(a)      850,704
                                                                    -----------
                                                                      2,936,125
Combination Utility Services (3.53%)
   Consolidated Edison Co. Debentures,
     Series 93-B; 6.50%; 2/1/2001                       824,000         851,245
   Pacificorp First Mortgage Medium-Term
     Notes; 9.50%; 5/20/1999                            250,000         255,550
                                                                    -----------
                                                                      1,106,795
Commercial Banks (1.06%)
   Lehman Large Loan Class A1,
     Series 1997-LLI; 6.79%; 6/12/2004                  317,722         331,025

Department Stores (5.25%)
   J. C. Penney Co., Inc. Notes;
     9.05%; 3/1/2001                                 $1,000,000     $ 1,077,980
   Sears Roebuck Acceptance Corp.
     Medium-Term Notes, Series II;
     6.69%; 8/13/2001                                   450,000         466,955
   Sears Roebuck Co. Medium-Term
     Notes; 6.46%; 5/12/2000                            100,000         101,278
                                                                    -----------
                                                                      1,646,213
Finance Services (4.87%)
   Aetna Services, Inc. Notes;
     6.38%; 8/15/2003                                   500,000         518,663
   Lehman Brothers, Inc. Senior
     Subordinated Notes;
     7.25%; 4/15/2003                                 1,000,000       1,009,355
                                                                    -----------
                                                                      1,528,018
Federal & Federally Sponsored
Credit (0.97%)
   Federal Home Loan Mortgage
     Corporation Debentures;
     6.57%; 2/27/2007                                   130,000         141,055
   Federal National Mortgage
     Association Medium-Term Notes;
      6.70%; 6/19/2007                                  150,000         163,837
                                                                    -----------
                                                                        304,892
General Industrial Machinery (3.39%)
   Timken Co. Medium-Term Notes;
     7.30%; 8/13/2002                                 1,000,000       1,064,405

Miscellaneous Investing (0.96%)
   United Dominion Realty Trust
     Notes; 7.25%; 4/1/1999                             300,000         300,114

Mortgage Bankers & Brokers (2.76%)
   Countrywide Funding Corp.
     Medium-Term Notes;
     6.05%; 3/1/2001                                    860,000         867,377

Motor Vehicles & Equipment (1.75%)
   General Motors Corp. Medium-Term
     Notes; 9.20%; 7/2/2001                             500,000         548,645

Paper Mills (3.28%)
   International Paper Co. Notes;
     7.00%; 6/1/2001                                  1,000,000       1,030,053

Paperboard Mills (3.46%)
   Temple-Inland, Inc. Notes;
     9.00%; 5/1/2001                                  1,000,000       1,084,663

Personal Credit Institutions (11.62%)
   American General Finance Corp.
     Medium-Term Notes, Series D;
     7.46%; 3/28/2000                                   350,000         359,675
     Notes; 7.25%; 4/15/2000                            701,000         721,253
   Associates Corp. of North America
     Notes; 5.75%; 10/15/2003                         1,000,000       1,004,350
   Chrysler Financial Corp.
     Medium-Term Notes;
     8.45%; 1/28/2000                                   500,000         517,709
   General Motors Acceptance Corp.
     Notes; 6.63%; 10/1/2002                          1,000,000       1,041,056
                                                                    -----------
                                                                      3,644,043
Plumbing & Heating, Except
Electric (3.42%)
   Masco Corp. Notes; 6.13%; 9/15/2003               $1,035,000     $ 1,073,625

Security Brokers & Dealers (3.39%)
   Merrill Lynch & Co., Inc. Notes;
     6.55%; 8/1/2004                                  1,030,000       1,064,886

Telephone Communication (2.27%)
   Nynex Capital Funding Medium-Term
     Notes, Series A; 9.40%; 6/1/2000                   670,000         711,927
                                                                    -----------

                                                    Total Bonds      19,242,806

--------------------------------------------------------------------------------
       Description of Issue
----------------------------------                   Principal
  Type        Rate       Maturity                      Amount          Value
--------------------------------------------------------------------------------

Federal Home Loan Mortgage Corporation (FHLMC)
Certificates (11.71%)

FHLMC         7.00%      12/1/2022                   $  719,438     $   731,920
FHLMC         7.00       3/1/2028                       993,337       1,009,796
FHLMC         7.25       12/1/2007                      493,439         499,287
FHLMC         8.00       12/1/2011                      242,965         251,502
FHLMC         8.00       10/1/2022                      230,115         237,727
FHLMC         8.25       1/1/2012                        86,170          88,058
FHLMC         8.50       1/1/2000                       437,643         443,529
FHLMC         8.50       4/1/2000                        90,095          91,307
FHLMC         9.00       9/1/2009                       303,768         320,958
                                                                    -----------

                                       Total FHLMC Certificates       3,674,084

Federal National Mortgage Association (FNMA)
Certificates (6.81%)

FNMA          6.00       7/1/2028                     1,000,000         987,890
FNMA          8.00       10/1/2006                      119,371         121,758
FNMA          8.00       5/1/2027                       337,982         349,402
FNMA          8.50       5/1/2022                       286,588         298,966
FNMA          9.00       2/1/2025                       356,057         376,787
                                                                    -----------

                                        Total FNMA Certificates       2,134,803

Government National Mortgage Association (GNMA)
Certificates (8.95%)

GNMA I        6.50       6/15/2028                      991,200       1,002,193
GNMA I        6.50       9/15/2028                      998,617       1,009,691
GNMA I        9.00       7/15/2017                       76,258          81,600
GNMAII        6.00       7/20/2028                      496,764         488,692
GNMAII        8.00       1/20/2016                      216,224         224,529


                                        Total GNMA Certificates       2,806,705

Asset-Backed Securities (8.92%)

Motor Vehicles & Equipment (3.15%)
   GMAC Commercial Mortgage
     Securities, Inc. Mortgage Pass-Through
     Certificates, Series 1998-C2, Class C;
     6.50%; 8/15/2008                                $1,000,000     $   987,730

Personal Credit Institutions (1.18%)
   Union Acceptance Corp. 1996-B Auto
     Trust Pass-Through Certificates,
     Class A; 6.45%; 7/8/2003                           366,453         370,924

Mortgage Pass Thru Securities (4.59%)
   J.P. Morgan Commercial Mortgage
     Finance Corp. Mortgage
     Pass-Through, Series 97-C5,
     Class A-2; 7.06%; 9/15/2029                      1,360,000       1,441,097
                                                                    -----------

                                  Total Asset-Backed Securities       2,799,751

Commercial Paper (1.23%)

Personal Credit Institutions (1.23%)
   Investment in Joint Trade Account;
     Associates Corp.; 5.72%; 11/2/1998                 386,355         386,355
                                                                    -----------

                           Total Portfolio Investments (98.96%)      31,044,504

Cash, receivables and other assets,
   net of liabilities (1.04%)                                           326,201
                                                                    -----------

                                     Total Net Assets (100.00%)     $31,370,705
                                                                    -----------
                                                                    -----------

(a)Restricted security - See Note 4 to the financial statements.

PRINCIPAL TAX-EXEMPT BOND FUND, INC.


--------------------------------------------------------------------------------
                                                      Principal
                                                       Amount          Value
--------------------------------------------------------------------------------

Long-Term Tax-Exempt Bonds (98.09%)

Alabama (2.40%)
   Courtland, Alabama IDB IDR Series A
     Bonds for Champion International;
     7.20%; 12/1/2013                                $3,815,000    $  4,191,731
   Phenix County, Alabama IDB
     Environmental Improvement Rev.
     Bonds, Mead Coated Board, Inc.,
     Series B; 5.25%; 4/1/2028                        1,000,000         991,250
                                                                   ------------
                                                                      5,182,981
Arizona (1.97%)
   Navajo County, Arizona Pollution
     Control Corp. Rev. Ref. Bonds,
     Arizona Public Service Co.,
     Series 1993A; 5.88%; 8/15/2028                   4,100,000       4,264,000

Arkansas (2.54%)
   City of Blytheville, Arkansas Solid Waste
     Recycling & Sewer Treatment Rev.
     Bonds, Series 1992, Nucor Corp.
     Project; 6.90%; 12/1/2021                       $4,610,000    $  4,984,563
   Little River County Arkansas Rev.
     Georgia Pacific Corp. Project;
     5.60%; 10/1/2026                                   500,000         501,250
                                                                   ------------
                                                                      5,485,813
California (4.58%)
   ABAG Finance Authority for Nonprofit
     Corp., Cert. of Participation,
     Stanford University Hospital;
     5.00%; 11/1/2004                                   750,000         797,813
     5.50%; 11/1/2013                                 1,250,000       1,375,000
     5.25%; 11/1/2020                                 1,750,000       1,824,375
   California Pollution Control Funding
     Authority Pollution Control Rev. Ref.
     Bonds for San Diego Gas & Electric,
     Series A; 5.90%; 6/1/2014                        1,000,000       1,125,000
   California Pollution Control Funding
     Authority Rev. Bonds, Atlantic
     Richfield Co. Project; 5.00%; 4/1/2008           2,500,000       2,609,375
   City of Upland, California San Antonio
     Comm. Hospital Cert. of Participation;
     5.25%; 1/1/2004                                  2,080,000       2,173,600
                                                                   ------------
                                                                      9,905,163
Colorado (2.60%)
   City & County of Denver, Colorado
     Airport System Rev. Bonds,
     Series 1991D; 7.75%; 11/15/2013                  3,185,000       4,108,650
   Colorado Health Fac. Authority Rev.
     Bonds for Sisters of Charity
     Healthcare Systems, Series 1994;
     5.25%; 5/15/2014                                 1,500,000       1,524,375
                                                                   ------------
                                                                      5,633,025
Florida (1.10%)
   Nassau County, Florida Pollution
     Control Rev. Ref. Bonds; ITT
     Rayonier, Inc. Project;
     6.10%; 6/1/2005                                  1,000,000       1,065,000
     7.65%; 6/1/2006                                  1,265,000       1,306,315
                                                                   ------------
                                                                      2,371,315
Georgia (1.73%)
   Fulco, Georgia Hospital Authority Rev.
     Anticipation Cert. for St. Joseph's
     Hospital of Atlanta, Inc.;
     5.50%; 10/1/2014                                 2,000,000       2,202,500
   Municipal Electric Authority of Georgia
     Power Rev. Bonds, Series R;
     7.30%; 1/1/2009                                  1,505,000       1,542,098
                                                                   ------------
                                                                      3,744,598
Illinois (13.55%)
   Chicago, Illinois Midway Airport Rev.
     Bonds, Series A, MBIA Insured;
     5.50%; 1/1/2011                                  1,500,000       1,603,125
     5.50%; 1/1/2013                                    500,000         533,750
   Chicago, Illinois O'Hare International
     Airport Special Fac. Rev. Bonds for
     American Airlines, Inc. Project-A;
     7.88%; 11/1/2025                                 6,010,000       6,475,775
   Chicago, Illinois O'Hare International
     Airport Special Fac. Rev. Bonds for
     Lufthansa German Airlines Project;
     7.13%; 5/1/2018                                 $1,000,000    $  1,076,250
   City of Chicago, Illinois Adj. Rate Gas
     Supply Rev. Bonds, Series 1985A,
     Peoples Gas Light & Coke Project;
     6.88%; 3/1/2015                                  2,800,000       3,062,500
   Illinois Health Fac. Authority Ref. Rev.
     Bonds for OSF Healthcare System;
     5.75%; 11/15/2007                                1,000,000       1,071,250
     6.00%; 11/15/2010                                  500,000         538,750
     6.00%; 11/15/2013                                  500,000         535,625
   Illinois Health Fac. Authority Rev. Bonds,
     Northwestern Memorial Hospital,
     Series 1994A;
     5.60%; 8/15/2006                                   500,000         539,375
     5.75%; 8/15/2008                                   615,000         664,969
     5.80%; 8/15/2009                                   840,000         906,150
     6.10%; 8/15/2014                                 1,000,000       1,076,250
   Illinois Health Fac. Authority Rev.
     Bonds for Sarah Bush Lincoln
     Health Center;
     Series 1992; 7.25%; 5/15/2002                    2,950,000       3,344,562
     Series 1996B; 6.00%; 2/15/2011                   1,000,000       1,087,500
     Series 1996B; 5.50%; 2/15/2016                   1,000,000       1,015,000
   Illinois Health Fac. Authority Rev.
     Bonds for South Suburban Hospital,
     Series 1992;
     7.00%; 2/15/2009                                   305,000         358,375
     7.00%; 2/15/2018                                   720,000         888,300
   Illinois Health Fac. Authority Rev. Ref.
     Bonds for Advocate Healthcare,
     Series A; 6.75%; 4/15/2012                       2,000,000       2,314,950
   Regional Transportation Authority,
     Illinois General Obligation Bonds,
     Series 1994A; 6.25%; 6/1/2015                    2,000,000       2,212,500
                                                                   ------------
                                                                     29,304,956
Indiana (7.52%)
   City of Mount Vernon, Indiana
     Pollution Control Rev. Bonds for
     Southern Indiana Gas  & Electric
     Co. Project; 7.25%; 3/1/2014                       700,000         748,125
   City of Petersburg, Indiana Pollution
     Control Rev. Bonds, for Indianapolis
     Power & Light Co. Project,
     Series 1993A; 6.10%; 1/1/2016                    4,000,000       4,265,000
   Indiana Health Fac. Financing Authority
     Hospital Rev. Bonds, Clarian Health
     Partners, Inc.; 5.50%; 2/15/2009                 2,520,000       2,664,900
   Indiana Health Fac. Financing
     Authority Hospital Rev. Ref. Bonds,
     Schneck Memorial Hospital,
     Series 1998;
     4.70%; 2/15/2006                                   500,000         504,375
     5.13%; 2/15/2017                                   500,000         488,125
   Indiana Health Fac. Financing
     Authority Hospital Rev. Ref. Bonds,
     Welborn Memorial Baptist Hospital,
     Series 1993; 5.63%; 7/1/2023                     1,860,000       1,885,575
Indiana (Continued)
   Lawrenceburg, Indiana Pollution
     Control Rev. Ref. Bonds, Indiana
     Michigan Power Co. Project,
     Series D; 7.00%; 4/1/2015                       $1,000,000    $  1,080,000
     Series E; 5.90%; 11/1/2019                       3,220,000       3,352,825
   Warrick County, Indiana
     Environmental Improvement Rev.
     Bonds, Southern Indiana Gas &
     Electric, Series 1993B;
     6.00%; 5/1/2023                                  1,190,000       1,265,862

                                                                     16,254,787
Iowa (2.96%)
   City of Muscatine, Iowa Electric Rev.
     Ref. Bonds, Series 1986;
     6.00%; 1/1/2006                                    150,000         150,386
     5.00%; 1/1/2007                                  1,575,000       1,576,102
   Eddyville, Iowa IDR Ref. Bonds,
     Cargill, Inc. Project; 5.63%; 12/1/2013          1,000,000(a)    1,050,000
   Iowa Finance Authority Hospital Fac.
     Ref. Rev. Bonds for Jennie
     Edmundson Memorial Hospital;
     7.40%; 11/1/2006                                   550,000         618,062
   Iowa Finance Authority Hospital Fac.
     Ref. Rev. Bonds, Iowa Health Systems,
     Series A, MBIA Insured;
     5.13%; 1/1/2028                                  3,000,000       3,015,000
                                                                   ------------
                                                                      6,409,550
Kentucky (1.85%)
   City of Ashland, Kentucky Sewage
     and Solid Waste Rev. Bonds for
     Ashland, Inc. Project, Series 1995;
     7.13%; 2/1/2022                                    750,000         842,813
   City of Ashland, Kentucky Solid
     Waste Rev. Bonds for Ashland
     Oil, Inc. Project, Series 1991;
     7.20%; 10/1/2020                                 1,000,000       1,078,750
                                                                   ------------
                                                                      1,921,563
Louisiana (0.97%)
   St. Charles Parish, Louisiana Pollution
     Control Rev. Bonds for Louisiana
     Power & Light Co. Project;
      7.50%; 6/1/2021                                 1,950,000       2,108,438

Maine (0.98%)
   Skowhegan, Maine Pollution Control
     Rev. Ref. Bonds for Scott Paper
     Co. Project, Series 1993;
     5.90%; 11/1/2013                                 2,000,000       2,122,500

Michigan (3.02%)
   Detroit, Michigan LOC Dev. Financing
     Authority Ref. Bonds, Senior Series A
     Chrysler Corp; 5.20%; 5/1/2010                   1,700,000       1,780,750
   Michigan State Hospital Financing
     Authority Hospital Rev. Bonds for
     Detroit Medical Center, Series 1993B;
     5.75%; 8/15/2013                                 $ 600,000    $    628,500
     5.50%; 8/15/2023                                 2,000,000       2,017,500
   Michigan State Hospital Financing
     Authority Rev. Ref. Bonds,
     Daughters of Charity Hospital;
     5.25%; 11/1/2015                                 1,000,000       1,020,000
   Michigan State Hospital Financing
     Authority Rev. Ref. Bonds,
     Daughters of Charity Natl. Health
     System; 5.50%; 11/1/2005                         1,000,000       1,082,500
                                                                   ------------
                                                                      6,529,250
Minnesota (0.73%)
   City of Bass Brook, Minnesota Pollution
     Control Rev. Ref. Bonds for
     Minnesota Power & Light Project;
     6.00%; 7/1/2022                                  1,500,000       1,578,750

Mississippi (0.23%)
   Grenada County, Mississippi Rev. Ref.
     Bonds, Georgia Pacific Corp. Project;
      5.45%; 9/1/2014                                   500,000         502,500

Missouri (1.14%)
   Missouri State Health & Educational
     Fac. Authority Health Fac. Rev.
     Bonds, BJC Health System,
     Series 1994A; 6.75%; 5/15/2012                   2,000,000       2,465,000

Montana (0.98%)
   Forsyth, Montana Pollution Control
     Rev. Ref. Bonds, Montana Power
     Co., Colstrip Project, Series 1993A;
     6.13%; 5/1/2023                                  2,000,000       2,127,500

Nebraska (2.20%)
   Dawson County, Nebraska Sanitary &
     Improvement General Obligation
     Ref. Bonds; 5.55%; 2/1/2017                      1,000,000       1,042,500
   Nebraska Public Power Dist. Power
     Supply System Rev. Bonds;
     5.30%; 1/1/2002                                  1,000,000       1,046,250
     5.40%; 1/1/2003                                  1,500,000       1,586,250
     5.50%; 1/1/2004                                  1,000,000       1,077,500
                                                                   ------------
                                                                      4,752,500
Nevada (1.84%)
   Clark County, Nevada IDR Ref.
     Bonds, Nevada Power Co. Project,
     Series 1992C; 7.20%; 10/1/2022                   3,600,000       3,969,000

New Mexico (1.08%)
   City of Lordsburg, New Mexico
     Pollution Control Rev. Bonds
     for Phelps Dodge Corp. Project;
      6.50%; 4/1/2013                                 2,150,000       2,340,813

North Carolina (3.46%)
   Martin County, North Carolina
     Industrial Fac. & Pollution Control
     Finance Authority Solid Waste
     Rev. Bonds, Weyerhaeuser;
     5.65%; 12/1/2023                                 1,500,000       1,530,000
     6.80%; 5/1/2024                                  2,000,000       2,230,000
   North Carolina Medical Care Hospital
     Rev. Bonds for Rex Hospital Project;
     5.00%; 6/1/2023                                 $2,170,000    $  2,129,312
   Wake County, North Carolina
     Industrial Fac. & Pollution Control
     Finance Authority Rev. Bond,
     Carolina Power & Light Co.;
     6.90%; 4/1/2009                                  1,500,000       1,584,375
                                                                   ------------
                                                                      7,473,687
North Dakota (0.96%)
   Mercer County, North Dakota
     Pollution Control Rev. Bonds,
     Ottertail Power Co. Project,
     Series 1991; 6.90%; 2/1/2019                     1,950,000       2,086,500

Ohio (4.78%)
   Cuyahoga County, Ohio Hospital
     Rev. Bonds for Meridia Health
     Systems, Series 1991;
     7.25%; 8/15/2019                                 1,445,000       1,566,019
   Lorain County, Ohio Hospital Ref.
     Bonds, Humility Mary Health
     Care, Series A; 5.90%; 12/15/2008                3,270,000       3,547,950
   Ohio Air Quality Dev. Rev. Bonds,
     Columbus Southern Power Co.
     Project, Series 1985B;
     6.25%; 12/1/2020                                 4,900,000       5,218,500
                                                                   ------------
                                                                     10,332,469
Oklahoma (1.14%)
   Tulsa Industrial Authority Rev. Bonds,
     St. John Medical Center Project,
     Series 1994;
     6.25%; 2/15/2014                                 1,280,000       1,384,000
     6.25%; 2/15/2017                                 1,000,000       1,077,500
                                                                   ------------
                                                                      2,461,500
Rhode Island (1.44%)
   Rhode Island State Industrial Facilities
     Corp. Marine Term Rev. Bonds,
     Mobil Oil Refining;
     6.00%; 11/1/2014                                 2,900,000       3,113,875

South Carolina (4.68%)
   Darlington County, South Carolina
     Pollution Control Rev. Bonds for
     Carolina Power & Light;
     6.60%; 11/1/2010                                 1,000,000       1,098,750
   Greenville Hospital System,
     South Carolina Hospital Fac.
     Rev. Ref. Bonds;  6.00%; 5/1/2020                  230,000         259,037
     Series C; 5.50%; 5/1/2016                        2,500,000       2,575,000
   Oconee County, South Carolina
     Pollution Control Rev. Ref. Bonds,
     Duke Energy Corp. Project, Series
     1993; 5.80%; 4/1/2014                            2,000,000       2,127,500
   York County, South Carolina Exempt
     Fac. Industrial Rev. Bonds for
     Hoechst Celanese Project,
     Series 1994; 5.70%; 1/1/2024                     2,000,000       2,062,500
   York County, South Carolina Pollution
     Control Rev. Bonds, Bowater, Inc.
     Project; 7.63%; 3/1/2006                         1,700,000       1,995,375
                                                                   ------------
                                                                     10,118,162
South Dakota (0.50%)
   Pennington County, South Dakota
     Pollution Control Rev. Ref. Bonds
     for Black Hills Power & Light Co.
     Project; 6.70%; 6/1/2010                        $1,000,000    $  1,085,000

Tennessee (0.96%)
   County of Louden, Tennessee Industrial
     Development Solid Waste;
     6.20%; 2/1/2023                                  1,950,000       2,084,062

Texas (9.07%)
   Brazos River Authority, Texas Rev.
     Industrial Bonds Project-A Houston
     Industries, Inc.; 5.13%; 5/1/2019                2,000,000       2,012,500
   Cass County, Texas Industrial
     Dev. Corp. Pollution Control
     Rev. Bonds for International
     Paper Co. - Series B
     5.35%; 4/1/2012                                  3,750,000       3,867,187
   Guadalupe-Blanco River Authority,
     Texas Industrial Dev. Corp.
     Pollution  Control Rev. E I Du Pont
     1982 Series A; 6.35%; 7/1/2022                   2,500,000       2,728,125
   IDC Port of Corpus Christi Rev. Ref.
     Bonds, Port Fac. Rev. Bonds,
     Valero Energy Corp.; 5.13%; 4/1/2009             1,000,000       1,010,000
   Matagorda County, Texas
     Navigational District No. 1 Pollution
     Control Rev. Bonds for Central
     Power & Light Co.;
     7.50%; 12/15/2014                                2,585,000       2,749,794
     6.00%; 7/1/2028                                  1,000,000       1,060,000
   Milam County, Texas Industrial Dev.
     Corp. Pollution Control Rev. Ref.
     Bonds, Alcoa Project;
     5.65%; 12/1/2012                                 2,000,000       2,142,500
   Red River Authority, Texas Pollution
     Control Rev. Bonds, Hoechst
     Celanese Corp. Project;
     5.20%; 5/1/2007                                  2,825,000       2,934,469
   Tarrant County, Texas Health Fac.
     Dev. Corp., Harris Methodist Health
     System Rev. Bonds; 5.90%; 9/1/2006               1,000,000       1,120,000
                                                                   ------------
                                                                     19,624,575
Utah (0.91%)
   Intermountain Power Agency, Utah
     Power Supply, Rev. Ref. Bonds,
     Series 1996D; 5.00%; 7/1/2021                    2,000,000       1,967,500

Virginia (2.78%)
   Albemarle County, Virginia IDA
     Hospital Rev. Ref. Bonds, Martha
     Jefferson Hospital; 5.50%; 10/1/2015             1,900,000       1,959,375
   Bedford County, Virginia Industrial Dev.
     Nekoosa Packing Corp., Georgia
     Pacific; 5.60%; 12/1/2025                        2,500,000       2,537,500
   Chesapeake, Virginia IDA Rev. Ref.
     Bonds for Cargill, Inc. Project;
     5.88%; 3/1/2013                                  1,410,000       1,508,700
                                                                   ------------
                                                                      6,005,575
Washington (2.96%)
   City of Seattle, Washington Municipal
     Light and Power Rev. Bonds;
     1993; 5.10%; 11/1/2005                          $1,950,000     $ 2,076,750
     1994; 6.63%; 7/1/2016                            1,000,000       1,147,500
     1998; 4.88%; 6/1/2021                            1,500,000       1,456,875
   Washington Health Care Fac.
     Authority Rev. Bonds; Series 1989,
     Sisters of Providence;
     7.88%; 10/1/1999                                 1,650,000       1,738,374
                                                                   ------------
                                                                      6,419,499
West Virginia (6.69%)
   Braxton County, West Virginia Solid
     Waste Disposal Rev. Weyerhaeuser
     Co.; 5.40%; 5/1/2025                             2,000,000       2,015,000
   Marshall County, West Virginia
     Pollution Control Rev. Bonds
     for Ohio Power Co. Project;
     Series C; 6.85%; 6/1/2022                        1,200,000       1,306,500
     Series D; 5.90%; 4/1/2022                        4,500,000       4,798,125
   Pleasants County, West Virgina
     Pollution Control Rev. Bonds
     for Potomac Edison Co.;
     6.15%; 5/1/2015                                  2,000,000       2,172,500
   Putnam County, West Virginia
     Pollution Control Rev. Bonds for
     Appalachian Power Co. Project,
     Series C; 6.60%; 7/1/2019                        3,875,000       4,170,469
                                                                   ------------
                                                                     14,462,594
Wisconsin (2.75%)
   Kaukauna, Wisconsin Pollution
     Control Rev. Ref. Bonds for
     International Paper Co. Project,
     Series A;  5.40%; 5/1/2004                       3,610,000       3,772,450
   Wisconsin Health & Educational
     Fac. Authority Rev. Bonds;
     Series 1995; Franciscan Skemp
     Medical Center, Inc.;
     5.88%; 11/15/2010                                1,000,000       1,086,250
     6.13%; 11/15/2015                                1,000,000       1,085,000
                                                                   ------------
                                                                      5,943,700
                                                                   ------------

                           Total Portfolio Investments (98.09%)     212,152,700

Cash, receivables and other assets,
   net of liabilities (1.91%)                                         4,131,205
                                                                   ------------

                                     Total Net Assets (100.00%)    $216,283,905
                                                                   ------------
                                                                   ------------

(a)Restricted security - See Note 4 to the financial statements.

FINANCIAL HIGHLIGHTS

Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):

PRINCIPAL BOND FUND, INC.(a)
Class A shares                                                 1998         1997         1996         1995        1994
                                                               ----         ----         ----         ----        ----
Net Asset Value, Beginning of Period.....................    $11.44       $11.17       $11.42       $10.27      $11.75
Income from Investment Operations:
   Net Investment Income(b)..............................       .71          .75          .76          .78         .78
   Net Realized and Unrealized Gain (Loss) on Investments       .16          .33        (.25)         1.16      (1.47)
                                                             ------       ------       ------       ------      ------
                        Total from Investment Operations        .87         1.08          .51         1.94       (.69)
Less Dividends and Distributions:
   Dividends from Net Investment Income..................     (.72)        (.81)        (.76)        (.78)       (.78)

   Distributions from Capital Gains......................       --          --           --          (.01)       (.01)
                                                             ------       ------       ------       ------      ------
                       Total Dividends and Distributions      (.72)        (.81)        (.76)        (.79)       (.79)
                                                             ------       ------       ------       ------      ------
Net Asset Value, End of Period...........................    $11.59       $11.44       $11.17       $11.42      $10.27
                                                             ------       ------       ------       ------      ------
                                                             ------       ------       ------       ------      ------
Total Return(c)..........................................     7.76%       10.15%        4.74%       19.73%     (6.01)%
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............  $148,081     $126,427     $113,437     $106,962     $88,801
   Ratio of Expenses to Average Net Assets(b)............      .95%         .95%         .95%         .94%        .95%
   Ratio of Net Investment Income to Average Net Assets..     6.19%        6.70%        6.85%        7.26%       7.27%
   Portfolio Turnover Rate...............................     15.2%        12.8%         3.4%         5.1%        8.9%

PRINCIPAL BOND FUND, INC.(a)
Class B shares                                                 1998         1997         1996         1995(f)
                                                               ----         ----         ----         ----
Net Asset Value, Beginning of Period.....................    $11.42       $11.15       $11.41       $10.19
Income from Investment Operations:
   Net Investment Income(b)..............................       .63          .67          .67          .63
   Net Realized and Unrealized Gain (Loss) on Investments       .16          .31        (.25)         1.19
                                                             ------       ------       ------       ------
                        Total from Investment Operations        .79          .98          .42         1.82
Less Dividends and Distributions:
   Dividends from Net Investment Income..................     (.63)        (.71)        (.68)        (.60)
   Distributions from Capital Gains......................       --          --           --           --
                                                             ------       ------       ------       ------
                       Total Dividends and Distributions      (.63)        (.71)        (.68)        (.60)
                                                             ------       ------       ------       ------
Net Asset Value, End of Period...........................    $11.58       $11.42       $11.15       $11.41
                                                             ------       ------       ------       ------
                                                             ------       ------       ------       ------
Total Return(c)..........................................     7.04%        9.20%        3.91%       17.98%(d)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............   $22,466      $13,403       $7,976       $2,708
   Ratio of Expenses to Average Net Assets(b)............     1.67%        1.70%        1.69%        1.59%(e)
   Ratio of Net Investment Income to Average Net Assets..     5.45%        5.92%        6.14%        6.30%(e)
   Portfolio Turnover Rate...............................     15.2%        12.8%         3.4%         5.1%(e)

PRINCIPAL BOND FUND, INC.(a)
Class R shares                                                 1998         1997         1996(g)
                                                               ----         ----         ----
Net Asset Value, Beginning of Period.....................    $11.43       $11.16       $11.27
Income from Investment Operations:
   Net Investment Income(b)..............................       .63          .71          .51
   Net Realized and Unrealized Gain (Loss) on Investments       .16          .30        (.13)
                                                             ------       ------       ------
                        Total from Investment Operations        .79         1.01          .38
Less Dividends and Distributions:
   Dividends from Net Investment Income..................     (.63)        (.74)        (.49)
   Distributions from Capital Gains......................        --           --           --
                                                             ------       ------       ------
                       Total Dividends and Distributions      (.63)        (.74)        (.49)
                                                             ------       ------       ------
Net Asset Value, End of Period...........................    $11.59       $11.43       $11.16
                                                             ------       ------       ------
                                                             ------       ------       ------
Total Return(c)..........................................     7.05%        9.49%        3.75%(d)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............   $12,196       $5,976         $525
   Ratio of Expenses to Average Net Assets(b)............     1.45%        1.45%        1.28%(e)
   Ratio of Net Investment Income to Average Net Assets..     5.66%        6.11%        6.51%(e)
   Portfolio Turnover Rate...............................     15.2%        12.8%         3.4%(e)


See accompanying notes.

Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):

PRINCIPAL GOVERNMENT SECURITIES INCOME FUND, INC.(a)
Class A shares                                                 1998         1997         1996         1995        1994
                                                               ----         ----         ----         ----        ----
Net Asset Value, Beginning of Period.....................    $11.51       $11.26       $11.31       $10.28      $11.79
Income from Investment Operations:
   Net Investment Income.................................       .70          .70          .70          .71         .69
   Net Realized and Unrealized Gain (Loss) on Investments       .12          .29        (.05)         1.02      (1.40)
                                                             ------       ------       ------       ------      ------
                        Total from Investment Operations        .82          .99          .65         1.73       (.71)
Less Dividends and Distributions:
   Dividends from Net Investment Income..................     (.70)        (.74)        (.70)        (.70)       (.68)
   Distributions from Capital Gains......................       --          --           --           --         (.12)
                                                             ------       ------       ------       ------      ------
                       Total Dividends and Distributions      (.70)        (.74)        (.70)        (.70)       (.80)
                                                             ------       ------       ------       ------      ------
Net Asset Value, End of Period...........................    $11.63       $11.51       $11.26       $11.31      $10.28
                                                             ------       ------       ------       ------      ------
                                                             ------       ------       ------       ------      ------
Total Return(c)..........................................     7.38%        9.23%        6.06%       17.46%     (6.26)%
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............  $251,455     $249,832     $259,029     $261,128    $249,438
   Ratio of Expenses to Average Net Assets...............      .86%         .84%         .81%         .87%        .95%
   Ratio of Net Investment Income to Average Net Assets..     6.07%        6.19%        6.31%        6.57%       6.35%
   Portfolio Turnover Rate...............................     17.1%        10.8%        25.9%        10.1%       24.8%

PRINCIPAL GOVERNMENT SECURITIES INCOME FUND, INC.(a)
Class B shares                                                 1998         1997         1996         1995(f)
                                                               ----         ----         ----         ----
Net Asset Value, Beginning of Period.....................    $11.50       $11.23       $11.29       $10.20
Income from Investment Operations:
   Net Investment Income.................................       .62          .64          .61          .56
   Net Realized and Unrealized Gain (Loss) on Investments       .12          .29        (.05)         1.07
                                                             ------       ------       ------       ------
                        Total from Investment Operations        .74          .93          .56         1.63
Less Dividends and Distributions:
   Dividends from Net Investment Income..................     (.64)        (.66)        (.62)        (.54)
   Distributions from Capital Gains......................        --           --           --           --
                                                             ------       ------       ------       ------
                       Total Dividends and Distributions      (.64)        (.66)        (.62)        (.54)
                                                             ------       ------       ------       ------
Net Asset Value, End of Period...........................    $11.60       $11.50       $11.23       $11.29
                                                             ------       ------       ------       ------
                                                             ------       ------       ------       ------
Total Return(c)..........................................     6.60%        8.65%        5.17%       16.07%(d)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............   $24,370      $15,431      $11,586       $4,699
   Ratio of Expenses to Average Net Assets...............     1.57%        1.39%        1.60%        1.53%(e)
   Ratio of Net Investment Income to Average Net Assets..     5.43%        5.63%        5.53%        5.68%(e)
   Portfolio Turnover Rate...............................     17.1%        10.8%        25.9%        10.1%(e)

PRINCIPAL GOVERNMENT SECURITIES INCOME FUND, INC.(a)
Class R shares                                                 1998         1997         1996(g)
                                                               ----         ----         ----
Net Asset Value, Beginning of Period.....................    $11.42       $11.21       $11.27
Income from Investment Operations:
   Net Investment Income.................................       .61          .64          .47
   Net Realized and Unrealized Gain (Loss) on Investments       .13          .24        (.08)
                                                             ------       ------       ------
                        Total from Investment Operations        .74          .88          .39
Less Dividends and Distributions:
   Dividends from Net Investment Income..................     (.61)        (.67)        (.45)
   Distributions from Capital Gains......................        --           --           --
                                                             ------       ------       ------
                       Total Dividends and Distributions      (.61)        (.67)        (.45)
                                                             ------       ------       ------
Net Asset Value, End of Period...........................    $11.55       $11.42       $11.21
                                                             ------       ------       ------
                                                             ------       ------       ------
Total Return(c)..........................................     6.66%        8.19%        3.76%(d)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............    $8,156       $4,152         $481
   Ratio of Expenses to Average Net Assets...............     1.64%        1.79%        1.18%(e)
   Ratio of Net Investment Income to Average Net Assets..     5.39%        5.21%        5.84%(e)
   Portfolio Turnover Rate...............................     17.1%        10.8%        25.9%(e)


See accompanying notes.

FINANCIAL HIGHLIGHTS (Continued)

Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):

PRINCIPAL HIGH YIELD FUND, INC.(a)
Class A shares                                                 1998         1997         1996        1995         1994
                                                               ----         ----         ----         ----        ----
Net Asset Value, Beginning of Period.....................     $8.52        $8.27        $8.06        $7.83       $8.36
Income from Investment Operations:
   Net Investment Income.................................       .64          .67          .68          .68         .63
   Net Realized and Unrealized Gain (Loss) on Investments     (.88)          .31          .23          .20       (.51)
                                                             ------       ------       ------       ------      ------
                        Total from Investment Operations      (.24)          .98          .91          .88         .12

Less Dividends and Distributions:
   Dividends from Net Investment Income..................     (.64)        (.73)        (.70)        (.65)       (.65)
   Excess Distribution of Net Investment Income(i).......     (.01)           --           --           --          --
                                                             ------       ------       ------       ------      ------
                       Total Dividends and Distributions      (.65)        (.73)        (.70)        (.65)       (.65)
                                                             ------       ------       ------       ------      ------
Net Asset Value, End of Period...........................     $7.63        $8.52        $8.27        $8.06       $7.83
                                                             ------       ------       ------       ------      ------
                                                             ------       ------       ------       ------      ------
Total Return(c)..........................................   (3.18)%       12.33%       11.88%       11.73%       1.45%
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............   $33,474      $38,239      $28,432      $23,396     $19,802
   Ratio of Expenses to Average Net Assets...............     1.40%        1.22%        1.26%        1.45%       1.46%
   Ratio of Net Investment Income to Average Net Assets..     7.71%        7.99%        8.49%        8.71%       7.82%
   Portfolio Turnover Rate...............................     65.9%        39.2%        18.8%        40.3%       27.2%

PRINCIPAL HIGH YIELD FUND, INC.(a)
Class B shares                                                 1998         1997         1996         1995(f)
                                                               ----         ----         ----         ----
Net Asset Value, Beginning of Period.....................     $8.47        $8.22        $8.05        $7.64
Income from Investment Operations:
   Net Investment Income.................................       .57          .62          .60          .53
   Net Realized and Unrealized Gain (Loss) on Investments     (.87)          .28          .20          .38
                                                               ----         ----         ----         ----
                       Total from Investment Operations       (.30)          .90          .80          .91

Less Dividends and Distributions:
   Dividends from Net Investment Income..................     (.57)        (.65)        (.63)        (.50)
   Excess Distribution of Net Investment Income(i).......     (.01)           --           --           --
                                                               ----         ----         ----         ----
                       Total Dividends and Distributions      (.58)        (.65)        (.63)        (.50)
                                                               ----         ----         ----         ----
Net Asset Value, End of Period...........................     $7.59        $8.47        $8.22        $8.05
                                                               ----         ----         ----         ----
                                                               ----         ----         ----         ----
Total Return(c)..........................................   (3.93)%       11.31%       10.46%       12.20%(d)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............    $8,527       $6,558       $2,113         $633
   Ratio of Expenses to Average Net Assets...............     2.34%        2.13%        2.38%        2.10%(e)
   Ratio of Net Investment Income to Average Net Assets..     6.78%        7.03%        7.39%        7.78%(e)
   Portfolio Turnover Rate...............................     65.9%        39.2%        18.8%        40.3%(e)

PRINCIPAL HIGH YIELD FUND, INC.(a)
Class R shares                                                 1998         1997         1996(g)
                                                               ----         ----         ----
Net Asset Value, Beginning of Period.....................     $8.40        $8.20        $8.21
Income from Investment Operations:
   Net Investment Income.................................       .57          .62          .46
   Net Realized and Unrealized Gain (Loss) on Investments     (.87)          .26        (.03)
                                                             ------       ------       ------
                        Total from Investment Operations      (.30)          .88          .43

Less Dividends and Distributions:
   Dividends  from Net Investment Income.................     (.58)        (.68)        (.44)
   Excess Distribution of Net Investment Income(i).......     (.01)           --           --
                                                             ------       ------       ------
                       Total Dividends and Distributions      (.59)        (.68)        (.44)
                                                             ------       ------       ------
Net Asset Value, End of Period...........................     $7.51        $8.40        $8.20
                                                             ------       ------       ------
                                                             ------       ------       ------
Total Return(c)..........................................   (3.97)%       11.14%        5.60%(d)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............    $2,734       $1,961         $124
   Ratio of Expenses to Average Net Assets...............     2.28%        2.42%        1.59%(e)
   Ratio of Net Investment Income to Average Net Assets..     6.84%        6.70%        7.84%(e)
   Portfolio Turnover Rate...............................     65.9%        39.2%        18.8%(e)


See accompanying notes.

Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):

PRINCIPAL LIMITED TERM BOND FUND, INC.(a)
Class A shares                                                 1998         1997         1996(h)
                                                               ----         ----         ----
Net Asset Value, Beginning of Period.....................     $9.88        $9.89        $9.90
Income from Investment Operations:
   Net Investment Income(b)..............................       .57          .61          .38
   Net Realized and Unrealized Gain (Loss) on Investments       .06          .03        (.04)
                                                             ------       ------       ------
                        Total from Investment Operations        .63          .64          .34

Less Dividends from Net Investment Income................     (.58)        (.65)        (.35)
                                                             ------       ------       ------
Net Asset Value, End of Period...........................     $9.93        $9.88        $9.89
                                                             ------       ------       ------
                                                             ------       ------       ------
Total Return(c)..........................................     6.57%        6.75%        3.62%(d)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............   $27,632      $20,567      $17,249
   Ratio of Expenses to Average Net Assets(b)............      .82%         .90%         .89%(e)
   Ratio of Net Investment Income to Average Net Assets..      5.86%       6.20%        6.01%(e)
   Portfolio Turnover Rate...............................      23.8%       17.4%        16.5%(e)

PRINCIPAL LIMITED TERM BOND FUND, INC.(a)
Class B shares                                                 1998         1997         1996(h)
                                                               ----         ----         ----
Net Asset Value, Beginning of Period.....................     $9.90        $9.89        $9.90
Income from Investment Operations:
   Net Investment Income(b)..............................       .54          .56          .36
   Net Realized and Unrealized Gain (Loss) on Investments       .06          .04        (.05)
                                                             ------       ------       ------
                        Total from Investment Operations        .60          .60          .31

Less Dividends from Net Investment Income................     (.52)        (.59)        (.32)
                                                             ------       ------       ------
Net Asset Value, End of Period...........................     $9.98        $9.90        $9.89
                                                             ------       ------       ------
                                                             ------       ------       ------
Total Return(c)..........................................     6.24%        6.31%        3.32%(d)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............    $1,705         $625         $112
   Ratio of Expenses to Average Net Assets(b)............     1.22%        1.24%        1.15%(e)
   Ratio of Net Investment Income to Average Net Assets..     5.44%        5.84%        5.75%(e)
   Portfolio Turnover Rate...............................     23.8%        17.4%        16.5%(e)

PRINCIPAL LIMITED TERM BOND FUND, INC.(a)
Class R shares                                                 1998         1997       1996(g)
                                                               ----         ----       ----
Net Asset Value, Beginning of Period.....................     $9.85        $9.88        $9.90
Income from Investment Operations:
   Net Investment Income(b)..............................       .52          .54          .36
   Net Realized and Unrealized Gain (Loss) on Investments       .07          .03        (.06)
                                                             ------       ------       ------
                        Total from Investment Operations        .59          .57          .30

Less Dividends from Net Investment Income................     (.51)        (.60)        (.32)
                                                             ------       ------       ------
Net Asset Value, End of Period...........................     $9.93        $9.85        $9.88
                                                             ------       ------       ------
                                                             ------       ------       ------
Total Return(c)..........................................     6.12%        6.01%        3.24%(d)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............    $2,034         $606          $83
   Ratio of Expenses to Average Net Assets(b)............     1.44%        1.48%        1.40%(e)
   Ratio of Net Investment Income to Average Net Assets..     5.21%        5.60%        5.64%(e)
   Portfolio Turnover Rate...............................     23.8%        17.4%        16.5%(e)


See accompanying notes.

FINANCIAL HIGHLIGHTS (Continued)

Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):

PRINCIPAL TAX-EXEMPT BOND FUND, INC.(a)
Class A shares                                                 1998         1997         1996         1995        1994
                                                               ----         ----         ----         ----        ----
Net Asset Value, Beginning of Period.....................    $12.38       $12.04       $11.98       $10.93      $12.62
Income from Investment Operations:
   Net Investment Income.................................       .60          .63          .64          .65         .64
   Net Realized and Unrealized Gain (Loss) on Investments       .22          .39          .07         1.05      (1.54)
                                                             ------       ------       ------       ------      ------
                        Total from Investment Operations        .82         1.02          .71         1.70       (.90)

Less Dividends and Distributions:
   Dividends from Net Investment Income..................     (.61)        (.68)        (.65)        (.65)       (.63)
   Distributions from Capital Gains......................        --           --           --           --       (.16)
                                                             ------       ------       ------       ------      ------
                       Total Dividends and Distributions      (.61)        (.68)        (.65)        (.65)       (.79)
                                                             ------       ------       ------       ------      ------
Net Asset Value, End of Period...........................    $12.59       $12.38       $12.04       $11.98      $10.93
                                                             ------       ------       ------       ------      ------
                                                             ------       ------       ------       ------      ------
Total Return(c).........................................      6.76%        8.71%        6.08%       16.03%     (7.41)%
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............  $204,865     $193,007     $187,180     $179,715    $171,425
   Ratio of Expenses to Average Net Assets...............      .83%         .79%         .78%         .83%        .91%
   Ratio of Net Investment Income to Average Net Assets..     4.83%        5.14%        5.34%        5.67%       5.49%
   Portfolio Turnover Rate...............................      6.6%         8.9%         9.8%        17.6%       20.6%

PRINCIPAL TAX-EXEMPT BOND FUND, INC.(a)
Class B shares                                                 1998         1997         1996         1995(f)
                                                               ----         ----         ----         ----
Net Asset Value, Beginning of Period.....................    $12.39       $12.02       $11.96       $10.56
Income from Investment Operations:
   Net Investment Income.................................       .53          .55          .55          .50
   Net Realized and Unrealized Gain (Loss) on Investments       .20          .40          .06         1.38
                                                             ------       ------       ------       ------
                        Total from Investment Operations        .73          .95          .61         1.88
Less Dividends and Distributions:
   Dividends from Net Investment Income.................      (.53)        (.58)        (.55)        (.48)
   Distributions from Capital Gains.....................         --           --           --           --
                                                             ------       ------       ------       ------
                       Total Dividends and Distributions      (.53)        (.58)        (.55)        (.48)
                                                             ------       ------       ------       ------
Net Asset Value, End of Period...........................    $12.59       $12.39       $12.02       $11.96
                                                             ------       ------       ------       ------
                                                             ------       ------       ------       ------

Total Return(c)..........................................     6.01%        8.08%        5.23%       17.97%(d)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............   $11,419       $7,783       $5,794       $3,486
   Ratio of Expenses to Average Net Assets...............     1.43%        1.45%        1.52%        1.51%(e)
   Ratio of Net Investment Income to Average Net Assets..     4.22%        4.46%        4.59%        4.78%(e)
   Portfolio Turnover Rate...............................      6.6%         8.9%         9.8%        17.6%(e)


See accompanying notes.

Notes to Financial Highlights

(a) Effective January 1, 1998, the following changes were made to the names of the Income Funds:

                 Former Fund Name                                  New Fund Name
                 ----------------                                  -------------
    Princor Bond Fund, Inc.                              Principal Bond Fund, Inc.
    Princor Government Securites Income Fund, Inc.       Principal Government Securities Income Fund, Inc.
    Princor High Yield Fund, Inc.                        Principal High Yield Fund, Inc.
    Princor Limited Term Bond Fund, Inc.                 Principal Limited Term Bond Fund, Inc.
    Princor Tax-Exempt Bond Fund, Inc.                   Principal Tax-Exempt Bond Fund, Inc.

(b) Without the Manager's voluntary waiver of a portion of certain of its expenses (see Note 3 to the financial statements) for the periods indicated, the following funds would have had per share net investment income and the ratios of expenses to average net assets as shown:

                                              Year Ended
                                               October 31,        Per Share        Ratio of Expenses
                                                 Except        Net Investment       to Average Net         Amount
                                                as Noted           Income               Assets             Waived
                                              ------------     --------------      -----------------      --------

    Principal Bond Fund, Inc.:
         Class A                                 1998                $.70               1.04%             $121,092
                                                 1997                 .74                .98                41,256
                                                 1996                 .76                .97                22,536
                                                 1995                 .77               1.02                86,018
                                                 1994                 .77               1.09               120,999

         Class B                                 1998                 .62               1.81                26,130
                                                 1997                 .66               1.79                 8,982
                                                 1996                 .67               1.79                 5,874
                                                 1995(f)              .62               1.62(e)                300

         Class R                                 1998                 .61               1.72                25,144
                                                 1997                 .69               1.78                10,427
                                                 1996(g)              .51               1.28(e)                  3

    Principal Limited Term Bond Fund, Inc.:
         Class A                                 1998                 .55               1.13                76,952
                                                 1997                 .59               1.15                46,271
                                                 1996(h)              .37               1.16(e)             22,716

         Class B                                 1998                 .47               2.36                11,537
                                                 1997                 .46               3.82                 6,528
                                                 1996(h)              .34               1.94(e)                259

         Class R                                 1998                 .46               2.22                11,781
                                                 1997                 .43               2.95                 6,831
                                                 1996(g)              .35               1.79(e)                 60

(c) Total return is calculated without the front-end sales charge or contingent deferred sales charge.

(d) Total return amounts have not been annualized.

(e) Computed on an annualized basis.

(f) Period from December 9, 1994, date Class B shares first offered to the public, through October 31, 1995. Certain of the Income Funds' Class B shares recognized net investment income as follows, for the period from the initial purchase of Class B shares on December 5, 1994 through December 8, 1994, none of which was distributed to the sole shareholder, Principal Management Corporation. Additionally, the Income Funds' Class B shares incurred unrealized losses on investments during the initial interim period as follows. This represents Class B share activities of each fund prior to the initial public offering of Class B shares:

                                                        Per Share     Per Share
                                                      Net Investment  Unrealized
                                                          Income        (Loss)
                                                      --------------  ----------
    Principal Bond Fund, Inc.                             $.01          $ --
    Principal Government Securities Income Fund, Inc.      .01           (.02)
    Principal High Yield Fund, Inc.                        .01           (.03)
    Principal Tax-Exempt Bond Fund, Inc.                   --            (.05)

(g) Period from February 29, 1996, date Class R shares first offered to eligible purchasers, through October 31, 1996. The Income Funds' Class R shares recognized no net investment income for the period from the initial purchase by Principal Management Corporation of Class R shares on February 27, 1996 through February 28, 1996. Certain of the Income Funds' Class R shares incurred unrealized losses on investments during the initial interim period as follows. This represents Class R share activities of each fund prior to the initial offering of Class R shares:

                                                               Per Share
                                                           Unrealized (Loss)
                                                           -----------------
    Principal Bond Fund, Inc.                                   $(.03)
    Principal Government Securities Income Fund, Inc.            (.03)
    Principal Limited Term Bond Fund, Inc.                       (.02)

(h) Period from February 29, 1996, date shares first offered to the public, through October 31, 1996. With respect to Class A shares, net investment income, aggregating $.02 per share for the period from the initial purchase of shares on February 13, 1996 through February 28, 1996, was recognized, none of which was distributed to its sole shareholder, Principal Life Insurance Company during the period. Additionally, Class A shares incurred unrealized losses on investments of $.12 per share during the initial interim period. With respect to Class B shares, no net investment income was recognized for the period from initial purchase of shares on February 27, 1996 through February 28, 1996. Additionally, Class B shares incurred unrealized losses on investments of $.02 per share during the initial interim period. This represents Class A share and Class B share activities of the fund prior to the initial public offering of both classes of shares.

(i) Dividends and distributions which exceed investment income and net realized gains for financial reporting purposes but not for tax purposes are reported as dividends in excess of net investment income or distributions in excess of net realized gains on investments. To the extent distributions exceed current and accumulated earnings and profits for federal income tax purposes, they are reported as tax return of capital distributions.


October 31, 1998

STATEMENTS OF ASSETS AND LIABILITIES


                                                            Principal Cash                           Principal Tax-Exempt
                                                              Management                                Cash Management
MONEY MARKET FUNDS                                            Fund, Inc.                                  Fund, Inc.

    Assets
    Investment in securities -- at value
       (approximates cost) (Note 1)...........                  $302,343,330                               $25,980,002
    Cash.............................                              3,612,026                                   225,388
    Receivables:
       Interest ..............................                       515,251                                   101,150
       Capital Stock sold.....................                     4,602,478                                    99,633
    Other assets..............................                        20,112                                     3,051

                                 Total Assets                    311,093,197                                26,409,224

    Liabilities
    Accrued expenses..........................                       325,723                                    68,910
    Payables:
       Investment securities purchased........                       891,093                                    --
       Capital Stock reacquired...............                       282,796                                    --
    Indebtedness (Note 5).....................                       660,000                                    --

                            Total Liabilities                      2,159,612                                    68,910

    Net Assets Applicable to
    Outstanding Shares   .....................                  $308,933,585                               $26,340,314

    Net Assets Consist of:
    Capital Stock.............................                  $  3,089,336                               $   263,403
    Additional paid-in capital................                   305,844,249                                26,076,911

                             Total Net Assets                   $308,933,585                               $26,340,314

    Capital Stock (par value: $.01 a share):
    Shares authorized.........................                  2,000,000,000                              1,000,000,000

    Net Asset Value Per Share:
    Class A: Net Assets.......................                  $294,917,447                               $26,340,314
             Shares issued and outstanding....                   294,917,447                                26,340,314
             Net asset value per share........                        $1.000                                    $1.000



    Class B: Net Assets.......................                    $3,602,364                                      N/A
             Shares issued and outstanding....                     3,602,364                                      N/A
             Net asset value per share(a).....                        $1.000                                      N/A


    Class R: Net Assets.......................                   $10,413,774                                      N/A
             Shares issued and outstanding....                    10,413,774                                      N/A
             Net asset value per share........                        $1.000                                      N/A

    (a) Redemption price per share is equal to net asset value less any applicable contingent deferred sales charge.

   See accompanying notes.

Year Ended October 31, 1998

STATEMENTS OF OPERATIONS

                                                              Principal Cash                          Principal Tax-Exempt
                                                                Management                              Cash Management
MONEY MARKET FUNDS                                              Fund, Inc.                                 Fund, Inc.

    Net Investment Income
    Interest income.........................                   $31,537,294                                  $2,252,397

    Expenses:
       Management and investment
          advisory fees (Note 3)............                     2,127,595                                     316,084
       Distribution and shareholder
          servicing fees (Notes 1 and 3)....                        26,477                                     --
       Transfer and administrative
          services (Notes 1 and 3)..........                       854,575                                     147,850
       Registration fees (Note 1)...........                        93,333                                      21,065
       Custodian fees.......................                        12,811                                       7,760
       Auditing and legal fees..............                         4,411                                       8,271
       Directors' fees......................                         7,303                                       7,304
       Other................................                        52,070                                       5,911

                        Total Gross Expenses                     3,178,575                                     514,245
       Less:  Management and investment
          advisory fees waived..............                         1,343                                      59,049

                          Total Net Expenses                     3,177,232                                     455,196

                     Net Investment Income                     $28,360,062                                  $1,797,201

   See accompanying notes.


Years Ended October 31, Except as Noted

STATEMENTS OF CHANGES IN NET ASSETS

                                                              Principal Cash                          Principal Tax-Exempt
                                                                Management                              Cash Management
MONEY MARKET FUNDS                                              Fund, Inc.                                 Fund, Inc.


                                                          1998              1997                       1998             1997
    Operations
    Net investment income ..................       $   28,360,062     $   39,246,307              $  1,797,201     $  2,962,416

    Dividends to Shareholders from Net
    Investment Income:
       Class A..............................          (28,008,033)       (39,078,437)               (1,797,101)      (2,961,821)
       Class B..............................              (70,945)           (33,816)                     (100)(a)         (595)
       Class R ....................                      (281,084)          (134,054)                  N/A                   N/A

                             Total Dividends          (28,360,062)       (39,246,307)               (1,797,201)      (2,962,416)

    Capital Share Transactions (Note 4)
    Shares sold:
       Class A..............................        2,363,859,504      3,393,711,785               192,888,810      372,738,780
       Class B..............................            5,040,642          3,168,600                   --              --
       Class R .....................                   11,918,726          6,448,386                   N/A             N/A

    Shares issued in reinvestment of dividends:
       Class A..............................           26,466,497         38,790,163                 1,669,792        2,914,790
       Class B..............................               66,630             29,671                        85(a)           595
       Class R ......................                     273,695            129,398                   N/A             N/A

    Shares redeemed:
       Class A..............................       (2,931,480,148)    (3,291,392,367)             (267,157,398)    (375,196,233)
       Class B..............................           (2,497,006)        (2,725,899)                  (27,749)(a)     --
       Class R .............................           (6,074,611)        (3,921,162)                  N/A             N/A

       Net Increase (Decrease) in Net Assets
             from Capital Share Transactions         (532,426,071)       144,238,575               (72,626,460)         457,932

                   Total Increase (Decrease)        (532,426,071)        144,238,575               (72,626,460)         457,932

    Net Assets
    Beginning of year.......................         841,359,656         697,121,081                98,966,774       98,508,842

    End of year ............................       $ 308,933,585      $  841,359,656              $ 26,340,314     $ 98,966,774


    (a)For the period November 1, 1997 through December 29, 1997 (date Class B operations ceased).

   See accompanying notes.




NOTES TO FINANCIAL STATEMENTS


  Principal Cash Management Fund, Inc.
  Principal Tax-Exempt Cash Management Fund, Inc.

Note 1 -- Significant Accounting Policies

Principal Cash Management Fund, Inc. and Principal Tax-Exempt Cash Management Fund, Inc. (the "Money Market Funds") are registered under the Investment Company Act of 1940, as amended, as open-end diversified management investment companies and operate in the mutual fund industry.

On December 29, 1997, Principal Tax-Exempt Cash Management Fund, Inc. ceased offering Class B shares. All outstanding Class B shares were redeemed at that date.

Effective January 1, 1998, the following changes were made to the names of the Money Market Funds:

                           Former Fund Name                                                New Fund Name
         Princor Cash Management Fund, Inc.                            Principal Cash Management Fund, Inc.
         Princor Tax-Exempt Cash Management Fund, Inc.                 Principal Tax-Exempt Cash Management Fund, Inc.

A significant portion of the shares issued by Principal Cash Management Fund, Inc. and Principal Tax-Exempt Cash Management Fund, Inc. Class A shares has been issued through Principal Financial Securities, Inc. ("PFS"), a previously affiliated broker-dealer. PFS was sold in January, 1998. Subsequent to the sale, assets of PFS clients of approximately $536 million and $62 million were redeemed from Principal Cash Management Fund, Inc. Class A shares and Principal Tax-Exempt Cash Management Fund, Inc. Class A shares, respectively.

Shares of the Money Market Funds are sold at net asset value; no sales charge applies to purchases of the Money Market Funds. Certain purchases of Class A shares of the Money Market Funds may be subject to a contingent deferred sales charge ("CDSC") if redeemed within eighteen months of purchase. Principal Cash Management Fund, Inc. Class B shares are sold without an initial sales charge, but are subject to a declining CDSC on certain redemptions made within six years of purchase. Principal Cash Management Fund, Inc. Class R shares are sold without an initial sales charge and are not subject to a CDSC. Class B and Class R shares bear a higher ongoing distribution fee than Class A shares. Class B shares automatically convert into Class A shares based on relative net asset value (without a sales charge) after seven years. Class R shares automatically convert into Class A shares based on relative net asset value (without a sales charge) after four years. All classes of the Principal Cash Management Fund, Inc. represent interests in the same portfolio of investments and will vote together as a single class except where otherwise required by law or as determined by each of the Money Market Funds' respective Board of Directors. In addition, the Board of Directors of each fund declares separate dividends on each class of shares.

The Money Market Funds allocate daily all income, expenses (other than class-specific expenses), and realized gains or losses to each class of shares based upon the relative proportion of the number of settled shares outstanding of each class. Expenses specifically attributable to a particular class are charged directly to such class. Class-specific expenses charged to each class during the periods ended October 31, 1998, which are included in the corresponding captions of the Statement of Operations, were as follows:

                                                    Distribution and                Transfer and
                                               Shareholder Servicing Fees      Administrative Services          Registration Fees

                                                Class A  Class B  Class R     Class A   Class B  Class R   Class A  Class B  Class R

  Principal Cash Management Fund, Inc.             N/A    $5,456  $21,021    $378,811    $1,048   $4,135   $18,993  $10,330  $8,762
  Principal Tax-Exempt Cash Management Fund, Inc.  N/A      --       N/A       25,610         6     N/A     11,091      933     N/A

The Money Market Funds value their securities at amortized cost, which approximates market. Under the amortized cost method, a security is valued by applying a constant yield to maturity of the difference between the principal amount due at maturity and the cost of the security to the fund.

The Money Market Funds record investment transactions generally on the trade date. The identified cost basis has been used in determining the net realized gain or loss from investment transactions. Interest income is recognized on an accrual basis.

The Money Market Funds may, pursuant to an exemptive order issued by the Securities and Exchange Commission, transfer uninvested funds into a joint trading acount. The order permits the Money Market Funds' cash balances to be deposited into a single joint account along with the cash of other registered investment companies managed by Principal Management Corporation (formerly known as Princor Management Corporation) (the "Manager"). These balances may be invested in one or more short-term instruments.

The Money Market Funds declare all net investment income and any realized gains and losses from investment transactions as dividends daily to shareholders of record as of that day. Dividends and distributions to shareholders from net investment income and net realized gain from investments are determined in accordance with federal income tax regulations, which may differ from generally accepted accounting principles. Permanent book and tax basis differences are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. Reclassifications made for the years ended October 31, 1998 and 1997 were not material.

Dividends and distributions which exceed net investment income and net realized capital gains for financial reporting purposes, but not for tax purposes, are reported as dividends in excess of net investment income or distributions in excess of net realized capital gains. To the extent distributions exceed current and accumulated earnings and profits for federal income tax purposes, they are reported as tax return of capital distributions.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The  Money  Market  Funds'  investments  are with  various  issuers  in  various
industries.   The   Schedules  of   Investments   contained   herein   summarize
concentrations of credit risk by issuer and industry.

Note 2 -- Federal Income Taxes

No provision for federal income taxes is considered necessary because each fund is qualified as a "regulated investment company" under the Internal Revenue Code and intends to distribute each year substantially all of its net investment income and realized capital gains to shareholders. The cost of investments for federal income tax reporting purposes approximates that used for financial reporting purposes.


Note 3 -- Management Agreement and Transactions With Affiliates

The Money Market Funds have agreed to pay investment advisory and management fees to Principal Management Corporation [wholly owned by Princor Financial Services Corporation, a subsidiary of Principal Life Insurance Company (formerly known as Principal Mutual Life Insurance Company)] computed at an annual percentage rate of each fund's average daily net assets. The annual rate used in this calculation for the Money Market Funds are as follows:

                                                                                 Net Asset Value of Funds
                                                                                        (in millions)
                                                            First           Next            Next            Next            Over
                                                            $100            $100            $100            $100            $400

   Principal Cash Management Fund, Inc.                    0.50%           0.45%           0.40%           0.35%           0.30%
   Principal Tax-Exempt Cash Management Fund, Inc.         0.50%           0.45%           0.40%           0.35%           0.30%

The  Money   Market   Funds  also   reimburse   the  Manager  for  transfer  and
administrative services, including the cost of accounting, data processing, supplies and other services rendered.

 Note 3 -- Management Agreement and Transactions With Affiliates (Continued)

The Manager voluntarily waived a portion of its fee for the Money Market Funds. The waivers are in amounts that maintain total operating expenses for each fund within certain limits. The limits are expressed as a percentage of average net assets attributable to each class on an annualized basis during the reporting period. The amounts waived and the operating expense limits which were maintained at or below those shown, are as follows:

                                                                                Amount
                                                                                Waived

                                                                     Year
                                                                    Ended
                                                              October 31, 1998,             Year Ended               Expense
                                                               Except as Noted           October 31, 1997             Limit
  Principal Cash Management Fund, Inc.
    Class A                                                      $  -- (a)                    $   --                  0.75%
    Class B                                                        1,343(a)                     5,492                1.50
    Class R                                                         -- (a)                      2,441                1.25(b)
  Principal Tax-Exempt Cash Management Fund, Inc.
    Class A                                                       58,145                       27,978                0.75
    Class B                                                          904(c)                     5,807                1.50(c)

(a) For the period November 1, 1997 through February 28, 1998 (date waivers ceased).
(b) For the period March 1, 1996 through March 2, 1997, the expense limit was 1.50%.
(c) For the period November 1, 1997 through December 29, 1997 (date Class B operations ceased).

The manager ceased its waiver of expenses for Principal Cash Management Fund, Inc. on March 1, 1998. The manager ceased its waiver of expenses for Principal Tax-Exempt Cash Management Fund, Inc. on October 31, 1998.

Princor Financial Services Corporation, as principal underwriter, receives proceeds of any CDSC on certain Class A and Class B share redemptions. The charge is based on declining rates which for Class A shares begin at .75%, and for Class B shares at 4.00%, of the lesser of the current market value or the cost of shares being redeemed. The aggregate amount of these charges retained by Princor Financial Services Corporation for the year ended October 31, 1998, was $1,646 and $17,525 for Principal Cash Management Fund, Inc. for Class A and Class B shares, respectively. There were no charges retained by Princor Financial Services Corporation for Principal Tax-Exempt Cash Management Fund, Inc.

No brokerage commissions were paid by the Money Market Funds to affiliated broker dealers during the year.

Principal Cash Management Fund, Inc. adopted a distribution plan with respect to Class B shares that provides for distribution and shareholder servicing fees computed at an annual rate of up to 1.00% of the average daily net assets attributable to Class B shares of the fund. The Fund also adopted a distribution plan with respect to Class R shares that provides for distribution and shareholder servicing fees computed at an annual rate of up to .75% of the average daily net assets attributable to Class R shares of the fund. Distribution and shareholder servicing fees are paid to Princor Financial Services Corporation; a portion of the fees are subsequently remitted to retail dealers. Pursuant to the distribution agreements, fees unused by the principal underwriter at the end of the fiscal year are returned to Principal Cash Management Fund, Inc. There are no distribution or shareholder servicing fees with respect to Class A shares.

At October 31, 1998, Principal Life Insurance Company, subsidiaries of Principal Life Insurance Company, benefit plans sponsored on behalf of Principal Life Insurance Company and several joint ventures (in each of which a subsidiary of Principal Life Insurance Company is a participant) owned shares of the Money Market Funds as follows:

                                                                    Class A                   Class B                   Class R
   Principal Cash Management Fund, Inc.                           29,297,308                  30,462                    28,126
   Principal Tax-Exempt Cash Management Fund, Inc.                 1,028,457                    N/A                       N/A

 Note 4 -- Capital Share Transactions

Transactions in Capital Stock by fund were as follows:

                                                                      Principal Cash                  Principal Tax-Exempt
                                                                        Management                       Cash Management
                                                                        Fund, Inc.                         Fund, Inc.
  Periods Ended October 31, 1998:
  Shares sold:
    Class A  ..........................................                2,363,859,504                        192,888,810
    Class B   .........................................                    5,040,642                           --
    Class R  ..........................................                   11,918,726                            N/A
  Shares issued in reinvestment of dividends:
    Class A ...........................................                   26,466,497                          1,669,792
    Class B ...........................................                       66,630                                 85
    Class R  ..........................................                      273,695                            N/A
  Shares redeemed:
    Class A   .........................................               (2,931,480,148)                      (267,157,398)
    Class B   .........................................                   (2,497,006)                           (27,749)
    Class R  ..........................................                   (6,074,611)                           N/A

                                           Net Decrease                 (532,426,071)                       (72,626,460)

  Year Ended October 31, 1997:
  Shares sold:
    Class A  ..........................................                3,393,711,785                        372,738,780
    Class B   .........................................                    3,168,600                            --
    Class R  ..........................................                    6,448,386                            N/A
  Shares issued in reinvestment of dividends:
    Class A ...........................................                   38,790,163                          2,914,790
    Class B ...........................................                       29,671                                595
    Class R  ..........................................                      129,398                            N/A
  Shares redeemed:
    Class A   .........................................               (3,291,392,367)                      (375,196,233)
    Class B   .........................................                   (2,725,899)                          --
    Class R  ..........................................                   (3,921,162)                           N/A

                                           Net Increase                  144,238,575                            457,932


Note 5 -- Line of Credit

The Money Market Funds participate with other funds and portfolios managed by Principal Management Corporation in an unsecured joint line of credit with a bank, which allows the funds to borrow up to $60,000,000, collectively.
Borrowings are made solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to each fund, based on its borrowings, at a rate equal to the Fed Funds Rate plus .50%. Additionally, a commitment fee is charged at the annual rate of .08% on the average unused portion of the line of credit. The commitment fee is allocated among the participating funds and portfolios in proportion to their average net assets during each quarter. At October 31, 1998, Principal Cash Management Fund, Inc. had an outstanding borrowing of $660,000 at an annual rate of 5.93%.

Note 6 -- Year 2000 Problem (Unaudited)

Like other mutual funds, financial and business organizations and individuals around the world, the Money Market Funds could be adversely affected if the computer systems used by the Manager and other service providers do not properly process and calculate date-related information and data from and after January 1, 2000. This is commonly known as the "Year 2000 Problem." The Manager is taking steps it believes are reasonably designed to address the Year 2000 Problem with respect to computer systems it uses and to obtain reasonable assurances that comparable steps are being taken by each fund's other major service providers. At this time, however there can be no assurance that these steps will be sufficient to avoid any adverse impact to the funds.




SCHEDULES OF INVESTMENTS


PRINCIPAL CASH MANAGEMENT FUND, INC.

                                        Principal
                                         Amount         Value

Commercial Paper (88.64%)

Asset-Backed Securities (15.46%)
   CXC, INC.;
     5.47%; 11/16/1998                 $2,750,000  $ 2,743,732
     5.50%; 11/23/1998                 4,250,000     4,235,715
     5.15%; 12/9/1998                  1,800,000     1,790,215
     5.18%; 1/25/1999                  6,000,000     5,926,617
   Ciesco L.P.;
     5.43%; 11/2/1998                  2,750,000     2,749,585
     5.38%; 12/9/1998                  1,500,000     1,491,490
   Corporate Asset Funding Co.;
     5.49%; 11/6/1998                  5,000,000     4,996,188
     5.35%; 11/19/1998                 2,100,000     2,094,383
     5.23%; 11/25/1998                 5,300,000     5,281,432
   Corporate Receivables Corp.;
     5.45%; 11/4/1998                  2,300,000     2,298,964
     5.25%; 12/3/1998                  5,000,000     4,976,666
     5.55%; 12/17/1998                 5,000,000     4,966,458
   Receivables Capital Corp.;
     5.30%; 11/12/1998                 4,175,000     4,168,239

                                                    47,719,684

Business Credit Institutions (8.23%)
   Aon Corp.;
     5.32%; 11/2/1998                  3,300,000     3,299,512
     5.38%; 11/6/1998                  2,500,000     2,498,132
     5.53%; 11/9/1998                  1,025,000     1,023,740
     5.45%; 11/16/1998                 3,900,000     3,891,144
   CIT Group Holding, Inc.;
     5.18%; 12/31/1998                 4,000,000     3,965,467
   General Electric Capital Corp.;
     5.07%; 12/31/1998                 1,700,000     1,685,635
     5.44%; 1/15/1999                  1,500,000     1,483,000
     5.43%; 2/19/1999                  1,000,000       983,408
     5.45%; 3/8/1999                     825,000       809,138
     5.44%; 3/9/1999                   1,100,000     1,078,724
     5.42%; 3/12/1999                  2,500,000     2,450,693
     5.45%; 3/19/1999                  1,100,000     1,077,019
     5.42%; 4/16/1999                  1,225,000     1,194,385

                                                    25,439,997
Combination Utility Services (0.55%)
   Citizens Utilities Co.;
     5.25%; 11/24/1998                 1,700,000     1,694,298

Commercial Banks (5.54%)
   J.P. Morgan & Co., Inc.;
     5.47%; 11/10/1998                 4,000,000     3,994,530
     5.42%; 11/18/1998                 3,500,000     3,491,042
     5.25%; 12/7/1998                  4,500,000     4,476,375
     5.25%; 12/8/1998                  2,225,000     2,212,994
     5.50%; 12/21/1998                   500,000       496,181
   Norwest Corp.;
     5.20%; 12/16/1998                 2,450,000     2,434,075

                                                    17,105,197
Crude Petroleum & Natural Gas (1.22%)
   Chevron Oil Funance Co.;
     5.20%; 11/4/1998                  $ 825,000   $   824,643
   Chevron U.K. Investment PLC;
     4.90%; 3/18/1999                  3,000,000     2,944,058

                                                     3,768,701
Cutlery, Handtools &
Hardware (0.32%)
   Stanley Works; 5.49%;
     11/19/1998                        1,000,000       997,255

Department Stores (4.65%)
   Sears Roebuck Acceptance Corp.;
     5.51%; 11/23/1998                 2,000,000     1,993,266
     5.40%; 12/11/1998                 2,250,000     2,236,500
     5.38%; 12/16/1998                 1,500,000     1,489,913
     5.38%; 12/18/1998                 1,700,000     1,688,059
     5.17%; 1/22/1999                  2,300,000     2,272,915
     5.12%; 1/29/1999                  3,250,000     3,208,862
     5.10%; 2/1/1999                   1,500,000     1,480,450

                                                    14,369,965
Drugs (2.88%)
   Receivables Capital Corp.;
     5.37%; 11/3/1998                    786,000       785,766
     5.36%; 11/9/1998                  1,775,000     1,772,886
     5.22%; 11/25/1998                   700,000       697,564
     5.15%; 1/13/1999                  4,250,000     4,205,617
     5.21%; 1/21/1999                  1,468,000     1,450,791

                                                     8,912,624
Electric Services (1.51%)
   CommEd Fuel Co., Inc.;
     5.30%; 11/17/1998                 3,625,000     3,616,461
   Tampa Electric Co.;
     5.22%; 12/14/1998                 1,050,000     1,043,453

                                                     4,659,914
Insurance Agents, Brokers &
Services (1.32%)
   Marsh & McLennan Cos.;
     5.45%; 2/26/1999                  4,150,000     4,076,493

Investment Offices (4.83%)
   Morgan Stanley Group, Inc.;
     5.50%; 11/20/1998                 4,240,000     4,227,692
     5.20%; 1/22/1999                  2,000,000     1,976,311
     5.30%; 2/25/1999                  2,775,000     2,727,609
     4.90%; 3/26/1999                  2,000,000     1,960,528
     4.93%; 4/1/1999                   2,500,000     2,448,303
     4.84%; 4/23/1999                  1,625,000     1,587,204

                                                    14,927,647
Life Insurance (2.09%)
   American General Corp.;
     5.42%; 11/18/1998                 1,500,000     1,496,161
     5.08%; 12/08/1998                 2,000,000     1,989,558
     5.06%; 12/14/1998                 3,000,000     2,981,868

                                                     6,467,587
Miscellaneous Electrical Equipment &
Supplies (0.63%)
   General Electric Co.;
     5.09%; 11/30/1998                 1,950,000     1,942,004

Miscellaneous Investing (4.65%)
   Delaware Funding Corp.;
     5.19%; 11/17/1998                 $3,500,000  $ 3,491,927
     5.20%; 11/18/1998                 2,175,000     2,169,659
     5.45%; 11/20/1998                 3,000,000     2,991,371
     5.24%; 12/1/1998                  2,750,000     2,737,992
     5.15%; 12/22/1998                 3,000,000     2,978,112

                                                    14,369,061
Miscellaneous Manufacturers (3.25%)
   Dover Corp.;
     5.45%; 11/13/1998                 4,750,000     4,741,371
     5.47%; 11/13/1998                 3,500,000     3,493,618
     5.22%; 1/14/1999                  1,810,000     1,790,579

                                                    10,025,568
Mortgage Bankers & Brokers (3.61%)
   Countrywide Home Loan, Inc.;
     5.48%; 11/24/1998                 4,500,000     4,484,245
     5.45%; 11/30/1998                 2,750,000     2,737,927
     5.22%; 2/12/1999                  4,000,000     3,940,260

                                                    11,162,432
Personal Credit Institutions (16.57%)
   Associates First Capital Corp.;
     5.42%; 11/4/1998                    400,000       399,819
     5.25%; 11/5/1998                  1,975,000     1,973,848
     5.30%; 11/5/1998                    975,000       974,426
     5.29%; 12/1/1998                  3,000,000     2,986,775
     5.20%; 12/23/1998                 5,500,000     5,458,689
   Avco Financial Services, Inc.;
     5.25%; 12/21/1998                 1,750,000     1,737,240
   Comoloco, Inc.;
     5.46%; 12/18/1998                 1,500,000     1,489,308
     5.47%; 12/18/1998                 1,000,000       992,859
     5.44%; 1/15/1999                  1,000,000       988,667
     5.51%; 1/25/1999                  1,000,000       986,990
     5.53%; 2/9/1999                   1,500,000     1,476,958
     5.50%; 2/23/1999                  1,500,000     1,473,875
     5.44%; 3/8/1999                   1,000,000       980,809
     5.42%; 5/14/1999                  1,200,000     1,164,951
     4.72%; 5/20/1999                  2,500,000     2,434,444
     4.62%; 7/23/1999                  1,250,000     1,207,650
   Ford Motor Credit Co.;
     5.16%; 12/4/1998                  1,925,000     1,915,895
   General Motors Acceptance Corp.;
     5.51%; 11/6/1998                  2,600,000     2,598,010
     5.11%; 1/15/99                    1,350,000     1,335,628
   Household Finance Corp.;
     5.10%; 11/3/1998                    700,000       699,802
     5.10%; 11/9/1998                  1,075,000     1,074,694
     5.15%; 12/30/1998                 3,000,000     2,974,679
     5.08%; 2/26/1999                  2,000,000     1,966,980
   Norwest Financial, Inc.;
     5.10%; 2/2/1999                   4,375,000     4,317,359
     5.14%; 2/5/1999                     500,000       493,147
     5.07%; 3/12/1999                  1,525,000     1,496,865
     5.45%; 4/5/1999                   1,000,000       976,535
     5.40%; 5/7/1999                   1,500,000     1,457,925
   Transamerica Finance Corp.;
     5.50%; 11/10/1998                 3,175,000     3,170,634

                                                    51,205,461
Retail Stores, NEC (0.84%)
   Toys 'R' Us, Inc.;
     5.20%; 11/25/1998                 2,600,000     2,590,986

Security Brokers & Dealers (10.49%)
   Bear Stearns Cos., Inc.;
     5.51%; 11/19/1998                 $5,625,000  $ 5,609,503
     5.14%; 12/2/1998                  5,000,000     4,977,869
   Goldman Sachs Group L.P.;
     5.50%; 11/20/1998                 2,850,000     2,841,727
     5.50%; 11/24/1998                 1,625,000     1,619,290
     5.10%; 3/19/1999                  2,500,000     2,451,125
   Merrill Lynch & Co., Inc.;
     5.09%; 12/4/1998                  3,900,000     3,881,826
     5.11%; 12/10/1998                 6,150,000     6,115,981
     5.48%; 2/9/1999                   1,000,000       984,778
     5.45%; 2/23/1999                  1,000,000       982,742
     5.46%; 4/1/1999                   2,000,000     1,954,197
     5.45%; 4/9/1999                   1,000,000       975,929

                                                    32,394,967

                          Total Commercial Paper   273,829,841

Bonds (9.23%)

Beverages (0.12%)
   Pepsico, Inc. Debentures;
     7.63%; 11/1/1998                    375,000       375,000

Business Credit Institutions (2.53%)
   American Express Credit Corp.
     Debentures; 8.50%; 6/15/1999        490,000       497,865
   CIT Group Holdings, Inc.
     Medium-Term Notes;
     5.88%; 11/9/1998                    750,000       750,014
     Senior Notes;
     6.38%; 5/21/1999                  1,000,000     1,003,097
   John Deere Capital Corp.
     Notes; 6.30%; 6/1/1999              800,000       802,071
   Ford Motor Credit Co.
     Debentures; 8.88%; 6/15/1999        500,000       509,150
     Notes; 5.63%; 12/15/1998          2,000,000     1,999,621
     5.63%;1/15/1999                     540,000       539,750
     8.00%; 1/15/1999                    200,000       200,835
     7.25%; 5/15/1999                  1,500,000     1,510,879

                                                     7,813,282
Consumer Products (0.57%)
   Philip Morris Co., Inc. Notes;
     7.75%; 5/1/1999                   1,735,000     1,753,203

Department Stores (0.16%)
   Sears Roebuck Acceptance Corp.
     Medium-Term Notes;
     6.38%; 2/16/1999                    500,000       500,839

Electric Services (0.42%)
   Southern California Edison Co.
     1st Ref. Mortgage Bonds;
     7.50%; 4/15/1999                  1,300,000     1,311,608

Life Insurance (1.42%)
   Transamerica Financial Corp.
     Senior Notes;
     6.80%; 3/15/1999                  4,365,000     4,381,222

Miscellaneous Equipment Rental &
Leasing (0.63%)
   International Lease Finance Corp. Notes;
     5.75%; 1/15/1999                  $1,205,000  $ 1,205,504
     7.50%; 3/1/1999                     750,000       753,985

                                                     1,959,489
Mortgage Bankers & Brokers (0.11%)
   Xerox Credit Corp. Debentures;
     10.00%; 4/1/1999                    325,000       330,394

Motor Vehicles & Equipment (0.69%)
   General Motors Acceptance Corp.
     Debentures; 8.40%; 10/15/1999     1,690,000     1,739,239
     Notes; 8.63%; 6/15/1999             400,000       407,610

                                                     2,146,849
Personal Credit Institutions (2.58%)
   American General Finance Corp.
     Notes; 7.70%; 10/15/1999            475,000       486,205
     Senior Notes; 6.88%; 7/1/1999       400,000       402,753
   Associates Corp. of North America
     Senior Notes;
     6.25%; 3/15/1999                  1,250,000     1,252,128
     7.25%; 9/1/1999                     315,000       318,791
   Avco Financial Services, Inc.
     Senior Notes;
     7.25%; 7/15/1999                  2,560,000     2,585,558
     8.50%; 10/15/1999                   650,000       668,461
   Household Finance Corp. Notes;
     7.75%; 6/1/1999                   1,200,000     1,213,045
     8.95%; 9/15/1999                    250,000       257,888
   Norwest Financial, Inc. Senior Notes;
     6.25%; 3/15/1999                    755,000       756,774

                                                     7,941,603

                                     Total Bonds    28,513,489

            Total Portfolio Investments (97.87%)   302,343,330

Cash, receivables and other assets,
   net of liabilities (2.13%)                        6,590,255

                      Total Net Assets (100.00%)  $308,933,585




PRINCIPAL TAX-EXEMPT CASH MANAGEMENT
FUND, INC.

                                        Principal
                                         Amount         Value

Short-Term Tax-Exempt Bonds (98.63%)

Alaska (3.13%)
   Alaska Industrial Dev. & Export
     Authority, IDB Current Ref. Bonds,
     Series 1988A; LOC Bank of America;
     Lot #6; 3.20%; 11/8/1998*; 7/1/2001 $380,000      $380,002
     Lot #7; 3.20%; 11/8/1998*; 7/1/2001   95,000        95,000
     Lot #8; 3.20%; 11/8/1998*; 7/1/2005  145,000       145,000
     Lot #9; 3.20%; 11/8/1998*; 7/1/2005  205,000       205,000

                                                        825,002
Arizona (3.80%)
   Chandler County, Arizona, IDA, F/R
     Monthly IDR, Parsons Municipal
     Services, Series 1983; LOC
     Bank of America;
     3.45%; 11/15/1998*; 12/15/2009    1,000,000     1,000,000

Colorado (4.36%)
   City of Thornton, Colorado, F/R
     Monthly IDR, Service Merchandise
     Co., Inc., Series 1984; LOC CIBC;
     3.40%; 11/15/1998*; 12/15/1999       100,000       100,000
   South Denver Metropolis District,
     City & County of Denver, Colorado,
     General Obligation Bonds, Series
     1985; LOC Barclays Bank;
     3.70%; 11/30/1998**; 12/1/2005     1,050,000     1,050,000

                                                      1,150,000
Georgia (4.55%)
   Hapeville, Georgia, Dev. Authority,
     Adj. Tender IDR Bonds, Hapeville
     Hotel Ltd., Partnership Project
     Series 1985; LOC Deutch Bank
     Corp.; 3.70%; 11/2/1998*; 11/1/2015  1,200,000    1,200,000

Illinois (11.01%)
   City of Burbank, Illinois, F/R Monthly
     IDR, Service Merchandise Co., Inc.,
     Series 1984; LOC CIBC;
     3.40%; 11/15/1998*; 9/15/2024     1,000,000     1,000,000
   City of Galesburg, Illinois, Knox College
     Project, Series 1996; LOC LaSalle
     National Bank;
     3.10%; 11/8/1998*; 3/1/2031         600,000       600,000
   City of  Naperville, Illinois, Economic
     Dev. Rev. Bonds, Service Merchandise
     Co., Inc.; LOC CIBC;
     3.40%; 11/15/1998*; 11/30/2024    1,300,000     1,300,000

                                                     2,900,000
Iowa (9.87%)
   City of Storm Lake, Iowa, Private
     College Rev. Bonds, Buena Vista
     College, Series 1993; LOC Norwest
     Bank Minnesota, N. A.;
     3.20%; 11/8/1998*; 12/1/2003      $ 500,000    $  500,000
   Iowa Finance Authority Housing H/Care,
     Rev. Bonds, Wesley Project, Series 1997;
     LOC Norwest Bank Minnesota, N.A.;
     3.20%; 11/8/1998*; 4/1/2005         500,000       500,000
   Iowa Higher Education Loan Authority
     Fac., Rev. Bonds, St. Ambrose, Series
     1997; LOC Norwest Bank Minnesota,
     N.A.;  3.20%;  11/8/1998*  2/1/2007 500,000       500,000
   Woodbury County,  Iowa,   Education Fac.
     Rev. Bonds, Siouxland, Series 1996;
     LOC Firstar Bank Milwaukee, N.A.;
     3.15%; 11/8/1998*; 11/1/2016        500,000       500,000
   Woodbury County, Iowa, Education Fac.
     Rev. Bonds, Siouxland, Series 1997;
     LOC Norwest Bank Minnesota, N.A.;
     3.20%; 11/8/1998*; 5/1/2016         600,000       600,000

                                                     2,600,000
Louisiana (3.80%)
   Jefferson Parish, Louisiana, IDB Rev.
     Ref. Bonds, George J. Achel, Sr.
     Project, Series 1986; LOC Barclays
     Bank; 3.20%; 11/8/1998*; 12/1/20041,000,000     1,000,000

Maryland (0.49%)
   Montgomery County, Maryland, F/R
     Monthly IDA, Information Systems
     & Networks; LOC NationsBank, N.A.;
     3.65%; 11/8/1998*; 4/1/2014         130,000       130,000

Michigan (1.12%)
   Township of Cornell, Michigan,
     The Economic Dev. Corp.,
     Environmental Improvement
     Rev. Ref. Bonds, Series 1986,
     Mead Escanaba Paper Co. Project;
     LOC Bank of America;
     3.60%; 11/2/1998*; 11/1/2016        295,000       295,000

Minnesota (3.80%)
   City of Coon Rapids, Minnesota
     Rev. Bonds for Health Central
     System, Series 1985; LOC Norwest
     Bank Minnesota, N.A.;
     3.15%; 11/8/1998*; 8/1/2015         500,000       500,000
   City of Rochester, Minnesota, Health Care
     Fac. Rev. Bonds, Mayo Foundation/
     Mayo Medical Center, Adj. Tender,
     Series 1992C;
     3.35%; 11/16/1998**; 11/15/2021     250,000       250,000
     3.50%; 12/8/1998**; 11/15/2021      250,000       250,000


                                                     1,000,000
Nebraska (3.80%)
   Lincoln Electric System
     Commercial Paper Notes;
     3.35%; 11/3/1998                    500,000       500,000
     3.35%; 1/22/1999                    500,000       500,000

                                                     1,000,000
New Hampshire (3.80%)
   New Hampshire IDA, F/R Monthly 1983
   Hudson,  Oerlikon-Buhrle USA/Balzers;
   LOC UBS AG;
     3.50%; 11/8/1998*; 7/1/2013       $1,000,000   $1,000,000

New York (6.64%)
   New York State Energy Research &
     Dev. Authority for New York State
     Electric & Gas Corp.; Series 1985-D;
     LOC UBS AG;
     3.80%; 12/1/1998**; 12/1/2015       750,000       750,000
   New York State Energy Research &
     Dev. Authority Pollution Control
     Rev. Bonds, Long Island Lighting
     Co.; Series 1985B; LOC Deutsche
     Bank; 3.58%; 3/1/1999**; 3/1/2016 1,000,000     1,000,000

                                                     1,750,000
North Carolina (4.21%)
   University of  North Carolina
     Foundation, Inc., Series 1989;
     LOC NationsBank, N.A.;
     3.15%; 11/8/1998*; 10/1/2009      1,110,000     1,110,000

Ohio (4.94%)
   Toledo-Lucas County, Ohio, Port
     Fac. Ref. Rev. Bonds, CSX
     Transport Project, Series 1992;
     LOC Bank of Nova Scotia;
     3.25%; 11/6/1998**; 12/15/2021      500,000       500,000
     3.15%; 1/19/1999**; 12/15/2021      500,000       500,000
   Village of Evendale, Ohio, SHV Real
     Estate Income Project;
     LOC ABN-AMRO;
     3.00%; 11/8/1998*; 9/1/2015         300,000       300,000

                                                     1,300,000
Pennsylvania (6.07%)
   Bucks County, Pennsylvania, IDA SHV
     Real Estate, Inc. Project, Series 1985;
     LOC ABN-AMRO Bank;
     3.15%; 11/8/1998*; 7/1/2015         600,000       600,000
   Delaware County, Pennsylvania, Fac.
     Rev. Tax & Rev. Anticipation Notes,
     Series 1985; Guaranteed by United
     Parcel Service;
     3.60%; 11/2/1998*; 12/1/2015      1,000,000     1,000,000

                                                     1,600,000
Tennessee (1.90%)
   Knox, Tennessee, IDB F/R Monthly
     IDR 1983, Service Merchandise Co.,
     Inc.; LOC CIBC;
     3.40%; 11/15/1998*; 12/15/2008      500,000       500,000

Texas (14.12%)
   Coppell, Texas, Industrial Dev. Corp.,
     IDA 1984, Minyard Properties
     Project; LOC Citibank;
     3.30%; 11/8/1998*; 12/1/2001        870,000       870,000
   Grapevine, Texas, Industrial Dev. Corp.,
     American Airlines;
     LOC Morgan Guaranty;
     Series 1984 B3;
     3.65%; 11/2/1998*; 12/1/2024      $ 800,000    $  800,000
     Series 1984 B4;
     3.65%; 11/2/1998*; 12/1/2024        400,000       400,000
     3.65%; 11/2/1998*; 12/1/2024        100,000       100,000
   Lone Star Airport Improvement Authority,
     American Airlines, Series 1984;
     LOC Royal Bank of Canada;
     Series 1984 A2;
     3.65%; 11/2/1998*; 12/1/2014        100,000       100,000
     Series 1984 A5;
     3.65%; 11/2/1998*; 12/1/2014        100,000       100,000
     Series 1984 B1;
     3.65%; 11/2/1998*; 12/1/2014        800,000       800,000
     Series 1984 B5;
     3.65%; 11/2/1998*; 12/1/2014        400,000       400,000
   Montgomery County, Texas, Industrial
     Dev. Corp. Ref. Bonds,
     Series 1986A; Dal-Tile Corp.
     Project; LOC Credit Suisse;
     3.20%; 11/8/1998*; 12/1/2003        150,000       150,000

                                                     3,720,000
West Virginia (3.80%)
   Putnam County, West Virginia, F/R
     Monthly IDR 1981, FMC Corp.
     Project; LOC Bank of New York;
     3.60%; 11/8/1998*; 10/1/2011      1,000,000     1,000,000

Wyoming (3.42%)
   Lincoln County, Wyoming, Pollution
     Control Ref. Bonds, Pacificorp
     Project, Series 1991; LOC
     UBS AG;
     3.35%; 11/5/1998**; 1/1/2016        500,000       500,000
     3.20%; 3/11/1999**; 1/1/2016        400,000       400,000

                                                       900,000

            Total Portfolio Investments (98.63%)    25,980,002

Cash, receivables and other assets,
   net of liabilities (1.37%)                          360,312

                      Total Net Assets (100.00%)    $26,340,314


  * Demand Date
**  Put Date




FINANCIAL HIGHLIGHTS

Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):

PRINCIPAL CASH MANAGEMENT FUND, INC.(a)
Class A shares                                                 1998         1997         1996         1995        1994
--------------------------------------------------------       ----         ----         ----         ----        ----
Net Asset Value, Beginning of Period....................     $1.000       $1.000       $1.000       $1.000      $1.000
Income from Investment Operations:
   Net Investment Income(b).............................       .051         .050         .049         .052        .033
   Net Realized and Unrealized Gain (Loss) on Investments        --           --           --           --          --

                       Total from Investment Operations        .051         .050         .049         .052        .033

Less Dividends From Net Investment Income...............     (.051)       (.050)       (.049)       (.052)      (.033)

Net Asset Value, End of Period..........................     $1.000       $1.000       $1.000       $1.000      $1.000

Total Return(c).........................................      5.10%        4.96%        5.00%        5.36%       2.67%
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands).............   $294,918     $836,072     $694,962     $623,864    $332,346
   Ratio of Expenses to Average Net Assets(b)...........       .56%(e)      .63%         .66%         .72%        .70%
   Ratio of Net Investment Income to Average Net Assets.      5.12%        4.98%        4.88%        5.24%       3.27%

PRINCIPAL CASH MANAGEMENT FUND, INC.(a)
Class B shares                                                 1998         1997         1996         1995(g)
--------------------------------------------------------       ----         ----         ----         ----
Net Asset Value, Beginning of Period....................     $1.000       $1.000       $1.000       $1.000
Income from Investment Operations:
   Net Investment Income(b).............................       .042         .041         .041         .041
   Net Realized and Unrealized Gain (Loss) on Investments        --           --           --           --

                       Total from Investment Operations        .042         .041         .041         .041

Less Dividends from Net Investment Income...............     (.042)       (.041)       (.041)       (.041)

Net Asset Value, End of Period..........................     $1.000       $1.000       $1.000       $1.000

Total Return(c).........................................      4.25%        4.05%        4.13%        4.19%(d)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands).............     $3,602         $992         $520         $208
   Ratio of Expenses to Average Net Assets(b)...........      1.41%(e)     1.47%        1.50%        1.42%(f)
   Ratio of Net Investment Income to Average Net Assets.      4.23%        4.08%        4.08%        4.50%(f)

PRINCIPAL CASH MANAGEMENT FUND, INC.(a)
Class R shares                                                 1998         1997         1996(h)
--------------------------------------------------------       ----         ----         ----
Net Asset Value, Beginning of Period....................     $1.000       $1.000       $1.000
Income from Investment Operations:
   Net Investment Income(b).............................       .046         .044         .030
   Net Realized and Unrealized Gain (Loss) on Investments        --           --           --

                       Total from Investment Operations        .046         .044         .030

Less Dividends from Net Investment Income...............     (.046)       (.044)       (.030)

Net Asset Value, End of Period..........................     $1.000       $1.000       $1.000

Total Return(c).........................................      4.56%        4.16%        2.97%(d)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands).............    $10,414       $4,296       $1,639
   Ratio of Expenses to Average Net Assets(b)...........      1.05%(e)     1.26%         .99%(f)
   Ratio of Net Investment Income to Average Net Assets.      4.62%        4.40%        4.41%(f)


See accompanying notes.




Selected data for a share of Capital Stock outstanding throughout each year ended October 31:

PRINCIPAL TAX-EXEMPT CASH MANAGEMENT FUND, INC.(a)
Class A shares                                                 1998         1997         1996         1995        1994
--------------------------------------------------------       ----         ----         ----         ----        ----
Net Asset Value, Beginning of Period....................     $1.000       $1.000       $1.000       $1.000      $1.000

Net Investment Income from Operations(b)................       .028         .029         .029         .032        .021

Less Dividends from Net Investment Income...............      (.028)       (.029)       (.029)       (.032)      (.021)

Net Asset Value, End of Period..........................     $1.000       $1.000       $1.000       $1.000      $1.000



Total Return(c).........................................      2.89%        2.89%        2.92%        3.24%       2.11%
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands).............    $26,340      $98,939      $98,482      $99,887     $79,736
   Ratio of Expenses to Average Net Assets(b)...........       .72%         .70%         .71%         .69%        .67%
   Ratio of Net Investment Income to Average Net Assets.      2.84%        2.93%        2.87%        3.19%       2.08%


See accompanying notes.



Notes to Financial Highlights

(a) Effective January 1, 1998, the following changes were made to the names of the Money Market Funds:

                                Former Fund Name                                        New Fund Name
                  Princor Cash Management Fund, Inc.                   Principal Cash Management Fund, Inc.
                  Princor Tax-Exempt Cash Management Fund, Inc.        Principal Tax-Exempt Cash Management Fund, Inc.

(b) Without the Manager's voluntary waiver of a portion of certain of its expenses (see Note 3 to the financial statements) for the periods indicated, the Money Market Funds would have had per share net investment income and the ratios of expenses to average net assets as shown:

                                                          Year Ended                         Ratio of
                                                         October 31,        Per Share        Expenses
                                                           Except        Net Investment     to Average          Amount
                                                          as Noted           Income         Net Assets          Waived
     Principal Cash Management Fund, Inc.:
         Class A                                            1998(e)          $.051               .56%           $ --
                                                            1997              .050               .63              --
                                                            1996              .049               .67              7,102
                                                            1995              .052               .78            296,255
                                                            1994              .031               .90            595,343

         Class B                                            1998(e)           .041              1.49              1,343
                                                            1997              .036              2.14              5,492
                                                            1996              .029              3.94              6,140
                                                            1995(g)           .041(f)           1.63(f)             104

         Class R                                            1998(e)           .046              1.05              --
                                                            1997              .043              1.34              2,441

     Principal Tax-Exempt Cash Management Fund, Inc.:
         Class A                                            1998              .026               .81             58,145
                                                            1997              .029               .73             27,978
                                                            1996              .028               .77             69,107
                                                            1995              .031               .84            138,574
                                                            1994              .019               .85            150,515


(c) Total return is calculated without the front-end sales charge or contingent deferred sales charge.

(d)  Total return amounts have not been annualized.

(e)  Management fee waivers apply to November 1, 1997 through February 28, 1998.

(f)  Computed on an annualized basis.

(g) Period from December 9, 1994, date Class B shares first offered to the public, through October 31, 1995.

(h) Period from February 29, 1996, date Class R shares first offered to eligible purchasers, through October 31, 1996.


The Boards of Directors and Shareholders
Principal Balanced Fund, Inc.
Principal Blue Chip Fund, Inc.
Principal Capital Value Fund, Inc.
Principal Growth Fund, Inc.
Principal MidCap Fund, Inc.
Principal Real Estate Fund, Inc.
Principal SmallCap Fund, Inc.
Principal Utilities Fund, Inc.
Principal International Emerging Markets Fund, Inc.
Principal International Fund, Inc.
Principal International SmallCap Fund, Inc.
Principal Bond Fund, Inc.
Principal Government Securities Income Fund, Inc.
Principal High Yield Fund, Inc.
Principal Limited Term Bond Fund, Inc.
Principal Tax-Exempt Bond Fund, Inc.
Principal Cash Management Fund, Inc.
Principal Tax-Exempt Cash Management Fund, Inc.

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of The Principal Domestic Growth Funds (comprising, respectively, Principal Balanced Fund, Inc., Principal Blue Chip Fund, Inc., Principal Capital Value Fund, Inc., Principal MidCap Fund, Inc., Principal Growth Fund, Inc., Principal Real Estate Fund, Inc., Principal SmallCap Fund, Inc. and Principal Utilities Fund, Inc.), The Principal International Growth Funds (comprising, respectively, Principal International
Emerging Markets Fund, Inc., Principal International Fund, Inc. and Principal International SmallCap Fund, Inc.), The Principal Income Funds (comprising, respectively, Principal Bond Fund, Inc., Principal Government Securities Income Fund, Inc., Principal High Yield Fund, Inc., Principal Limited Term Bond Fund, Inc. and Principal Tax-Exempt Bond Fund, Inc.) and The Principal Money Market Funds (comprising, respectively, Principal Cash Management Fund, Inc. and Principal Tax-Exempt Cash Management Fund, Inc.) as of October 31, 1998, and the related statements of operations, statements of changes in net assets and financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of October 31, 1998, by correspondence with the custodians and brokers. As to securities relating to uncompleted transactions, we performed other audit procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective funds constituting The Principal Domestic Growth Funds, The Principal International Growth Funds, The Principal Income Funds and The
Principal Money Market Funds at October 31, 1998, and the results of their operations, the changes in their net assets and the financial highlights for each of the periods indicated therein, in conformity with generally accepted accounting principles.


/S/ ERNST & YOUNG LLP


Des Moines, Iowa
November 25, 1998

Information for federal income tax purposes is presented as an aid to shareholders in reporting the dividend distributions shown below. Shareholders should consult a tax adviser on how to report these distributions for state and local purposes.

                                                      Periods Ended October 31, 1998

                                      Per Share                                        Per Share
                            Income Dividend Distributions                     Capital Gain Distributions

                                                                                                                          Total
                                                                                                           Total        Dividends
                     Payable      Per      Total      Deductible      Payable      Long-     Short-    Capital Gain        and
                      Date       Share   Dividends    Percentage*      Date        Term**    Term***   Distributions  Distributions

Principal Balanced
Fund, Inc.
    A Shares        12/24/97    $.0850                  23.48%       12/04/97    $ .7849     $.2432
                     3/24/98     .0900                  25.92%
                     6/24/98     .0950                  25.36%
                     9/24/98     .1050                  26.71%
                                           $.3750                                                        $1.0281         $1.4031
    B Shares        12/24/97    $.0548                  23.48%       12/04/97    $ .7849     $.2432
                     3/24/98     .0595                  25.92%
                     6/24/98     .0646                  25.36%
                     9/24/98     .0776                  26.71%
                                           $.2565                                                        $1.0281         $1.2846
    R Shares        12/24/97    $.0610                  23.48%       12/04/97    $ .7849     $.2432
                     3/24/98     .0672                  25.92%
                     6/24/98     .0724                  25.36%
                     9/24/98     .0841                  26.71%
                                           $.2847                                                        $1.0281         $1.3128

Principal Blue Chip
Fund, Inc.
    A Shares        12/24/97    $.0500                  76.14%       12/04/97    $2.0241      .0569
                     3/24/98     .0475                  87.31%
                     6/24/98     .0107                  75.81%
                     9/24/98     .0100                  79.61%
                                           $.1182                                                         $2.081       $  2.6267
    B Shares        12/24/97    $.0133                  76.14%       12/04/97    $2.0241      .0569
                     3/24/98     .0089                  87.31%
                     6/24/98       --                   00.00%
                     9/24/98       --                   00.00%
                                           $.0222                                                         $2.081       $  2.1032
    R Shares        12/24/97    $.0226                  76.14%       12/04/97    $2.0241      .0569
                     3/24/98     .0190                  87.31%
                     6/24/98       --                   00.00%
                     9/24/98       --                   00.00%
                                           $.0416                                                         $2.081       $  2.1226

Principal Capital
Value Fund, Inc.
    A Shares        12/24/97    $.2665                  93.49%       12/04/97    $2.0601     $.4121
                     6/24/98     .2600                  92.93%
                                           $.5265                                                        $2.4722         $2.9987
    B Shares        12/24/97    $.1388                  93.49%       12/04/97    $2.0601     $.4121
                     6/24/98     .1187                  92.93%
                                           $.2575                                                        $2.4722         $2.7297
    R Shares        12/24/97    $.1557                  93.49%       12/04/97    $2.0601     $.4121
                     6/24/98     .1363                  92.93%
                                           $.2920                                                        $2.4722         $2.7642

Principal Growth
Fund, Inc.
    A Shares        12/24/97    $.1825                  55.31%       12/04/97    $1.4891
                     6/24/98     .1600                  44.42%
                                           $.3425                                                      $  1.4891       $  1.8316
    B Shares        12/24/97    $.0593                  55.31%       12/04/97    $1.4891
                    06/24/98     .0297                  44.42%
                                           $.0890                                                      $  1.4891       $  1.5781
    R Shares        12/24/97    $.0154                  55.31%       12/04/97    $1.4891
                    06/24/98      --                    00.00%
                                           $.0154                                                      $  1.4891       $  1.5045

Principal
International
Fund, Inc.
    A Shares        12/24/97    $.1030                  00.00%       12/04/97     $.2006     $.0000
                                           $.1030                                                       $  .2006        $  .3036
    B Shares        12/24/97    $.0347                  00.00%       12/04/97     $.2006     $.0000
                                           $.0347                                                       $  .2006        $  .2353
    R Shares        12/24/97    $.0421                  00.00%       12/04/97     $.2006     $.0000
                                           $.0421                                                       $  .2006        $  .2427

Principal MidCap
Fund, Inc.
    A Shares                                                         12/04/97    $1.0450     $.0540
                                                                                                         $1.0990         $1.0990
    B Shares                                                         12/04/97    $1.0450     $.0540
                                                                                                         $1.0990         $1.0990
    R Shares                                                         12/04/97    $1.0450     $.0540
                                                                                                         $1.0990         $1.0990

Principal Real
Estate Fund, Inc.
    A Shares         3/24/98    $.0550                  00.00%
                     6/24/98     .0700                  00.00%
                     9/24/98     .0800                  00.00%
                                           $.2050                                                                         $.2050
    B Shares         3/24/98    $.0513                  00.00%
                     6/24/98     .0651                  00.00%
                     9/24/98     .0755                  00.00%
                                           $.1919                                                                         $.1919
    R Shares         3/24/98    $.0530                  00.00%
                     6/24/98     .0686                  00.00%
                     9/24/98     .0809                  00.00%
                                           $.2025                                                                         $.2025

Foreign Taxes Paid

Principal International Fund, Inc. makes an election under the Internal Revenue Code Section 853 to pass through foreign taxes paid by the fund to its shareholders. The total amount of foreign taxes passed through to shareholders for the year ended October 31, 1998 totals $0.0290 per share for Principal International Fund, Inc. This information is given to meet certain requirements of the Internal Revenue Code and should not be used by shareholders for preparing their income tax returns. For tax return preparation purposes, please refer to the information supplied with the 1099 form you receive from the fund's transfer agent.

                                                         Period Ended October 31, 1998

                                         Per Share                                        Per Share
                               Income Dividend Distributions                     Capital Gain Distributions
                                                                                                                           Total
                                                                                                           Total         Dividends
                      Payable      Per      Total      Deductible      Payable      Long-     Short-    Capital Gain        and
                       Date       Share   Dividends    Percentage*      Date        Term**    Term***   Distributions  Distributions

Principal Utilities
Fund, Inc.
     A Shares        12/24/97    $.1350                  95.80%
                      3/24/98     .1100                  95.72%
                      6/24/98     .1000                  98.75%
                      9/24/98     .0900                  91.87%
                                             $.4350                                                                      $  .4350
     B Shares        12/24/97    $.1091                  95.80%
                      3/24/98     .0836                  95.72%
                      6/24/98     .0727                  98.75%
                      9/24/98     .0629                  91.87%
                                             $.3283                                                                      $  .3283
     R Shares        12/24/97    $.1097                  95.80%
                      3/24/98     .0826                  95.72%
                      6/24/98     .0719                  98.75%
                      9/24/98     .0621                  91.87%
                                             $.3263                                                                      $  .3263

   * Percent qualifying for deduction by shareholders who are corporations. ** Taxable as long-term capital gain.
 *** Taxable at ordinary income rates.


Information for federal income tax purposes is presented as an aid to shareholders in reporting the dividend distributions shown below. Shareholders should consult a tax adviser on how to report these distributions for state and local purposes.

Ordinary Income Dividends

The Funds paid the following per share income dividends on the dates indicated:


                                                        Per Share Dividends/Payable Date

         Fund               11/24/97 12/24/97  1/23/98  2/24/98  3/24/98 4/24/98  5/22/98 6/24/98 7/24/98 8/24/98  9/24/98  10/23/98

Principal Bond Fund,  Inc.
         Class A             $.0613   $.0613    $.0588  $.0588   $.0588  $.0588   $.0588  $.0588  $.0600  $.0600   $.0600  $.0600
         Class B              .0537    .0537     .0514   .0514    .0514   .0514    .0514   .0514   .0529   .0529    .0529   .0529
         Class R              .0542    .0542     .0512   .0512    .0512   .0512    .0512   .0512   .0533   .0533    .0533   .0533

Principal Government
   Securities Income
   Fund, Inc.
         Class A              .0575    .0588     .0588   .0588    .0588   .0588    .0588   .0588   .0588   .0588    .0588   .0588
         Class B              .0507    .0535     .0535   .0535    .0535   .0535    .0535   .0535   .0535   .0535    .0535   .0535
         Class R              .0500    .0510     .0510   .0510    .0510   .0510    .0510   .0510   .0510   .0510    .0510   .0510

Principal High Yield
   Fund, Inc.
         Class A              .0563    .0563     .0563   .0563    .0550   .0550    .0550   .0525   .0525   .0525    .0513   .0513
         Class B              .0500    .0500     .0500   .0489    .0489   .0489    .0489   .0466   .0466   .0466    .0456   .0456
         Class R              .0517    .0517     .0517   .0497    .0497   .0497    .0497   .0472   .0472   .0472    .0456   .0456

Principal Limited Term Bond
   Fund, Inc.
         Class A              .0500    .0500     .0500   .0500    .0500   .0475    .0475   .0475   .0475   .0475    .0475   .0450
         Class B              .0452    .0452     .0452   .0452    .0452   .0425    .0425   .0425   .0425   .0425    .0425   .0401
         Class R              .0462    .0462     .0431   .0431    .0431   .0410    .0410   .0410   .0410   .0410    .0410   .0390

Principal Tax-Exempt Bond
   Fund, Inc.*
         Class A              .0513    .0513     .0513   .0513    .0513   .0513    .0513   .0500   .0500   .0500    .0500   .0500
         Class B              .0446    .0446     .0446   .0446    .0446   .0446    .0446   .0437   .0437   .0437    .0437   .0437

* Dividends from the Principal Tax-Exempt Bond Fund, Inc. were exempt from federal income taxation for non-corporate shareholders.

FEDERAL INCOME TAX INFORMATION (Continued)

Information for federal income tax purposes is presented as an aid to shareholders in reporting the dividend distributions shown below. Shareholders should consult a tax adviser on how to report these distributions for state and local purposes.

Ordinary Income Dividends

The Funds paid the following per share income dividends on the dates indicated:

                                                        Per Share Dividends/Payable Date


         Fund                 11/20/97 12/19/97  1/20/98  2/20/98  3/20/98 4/20/98  5/20/98 6/19/98 7/20/98 8/20/98 9/18/98 10/20/98

Principal Cash Management
   Fund, Inc.
         Class A               $.0043   $.0044    $.0043  $.0046   $.0040  $.0040   $.0041  $.0043  $.0040  $.0043   $.0043  $.0042
         Class B                .0036    .0037     .0036   .0038    .0033   .0031    .0034   .0037   .0034   .0035    .0036   .0035
         Class R                .0038    .0039     .0038   .0041    .0035   .0036    .0037   .0039   .0036   .0040    .0040   .0038


Principal Tax-Exempt Cash
   Management Fund, Inc.*
         Class A                .0026    .0026     .0024   .0024    .0019   .0023    .0026   .0026   .0022   .0023    .0023   .0023
         Class B**              .0019    .0019   .0005***    --      --       --      --      --       --     --       --      --

* Dividends from Principal Tax-Exempt Cash Management Fund, Inc. were exempt from federal income taxation for non-corporate shareholders.

** On December 29, 1997, Principal Tax-Exempt Cash Management Fund, Inc. ceased offering Class B shares. All outstanding Class B shares were redeemed at that date.

*** Dividends declared on Principal Tax-Exempt Cash Management Fund, Inc. Class B shares from December 21, 1997 through December 29, 1997 (date operations ceased).

                                                          PRINCIPAL MUTUAL FUNDS

Principal Life Insurance Company has sponsored the development of a number of mutual funds. The funds which make up the Principal Mutual Funds and a brief description of their respective investment objectives are provided below. For more complete information about any of the funds, including charges and expenses, obtain a prospectus from Princor Financial Services Corporation, The Principal Financial Group, Des Moines, Iowa 50392-0200 (telephone 1-800-247-4123). Please read it carefully before you invest or send money.

DOMESTIC GROWTH FUNDS                             INVESTMENT OBJECTIVE

   Principal Balanced Fund, Inc.           To seek the generation of a total
                                           return consisting of current
                                           income  and  capital appreciation
                                           while assuming reasonable risks in
                                           furtherance of this objective.

   Principal Blue Chip Fund, Inc.          To seek growth of capital and growth
                                           of income by investing primarily in
                                           common stocks of well capitalized,
                                           established companies.

   Principal Capital Value Fund, Inc.      To seek long-term capital
                                           appreciation and a secondary
                                           objective of growth of investment
                                           income.

   Principal Growth Fund, Inc.             To seek growth of capital with
                                           realization of current income
                                           incidental to the objective of growth
                                           of capital.

   Principal MidCap Fund, Inc.             To seek capital appreciation by
                                           investing primarily in securities
                                           of emerging and other growth-oriented
                                           companies.

   Principal Real Estate Fund, Inc.        To seek the generation of total
                                           return by investing primarily in
                                           equity securities of companies
                                           principally engaged in the real
                                           estate industry.

   Principal SmallCap Fund, Inc.           To seek long-term  growth of capital
                                           by investing primarily in equity
                                           securities of companies with
                                           comparatively smaller market
                                           capitalizations.

   Principal Utilities Fund, Inc.          To seek current income and long-term
                                           growth of income and capital by
                                           investing primarily in equity and
                                           fixed income securities of companies
                                           in the public utilities industry.

INTERNATIONAL GROWTH FUNDS

   Principal International                 To seek long-term growth of capital
    Emerging Markets                       by investing primarily in equity
    Fund, Inc.                             securities of issuers in emerging
                                           market countries.

   Principal International Fund, Inc.      To seek long-term growth of capital
                                           by investing in a portfolio of equity
                                           securities of companies domiciled in
                                           any of the nations of the world.

   Principal International SmallCap        To seek long-term growth of capital
   Fund, Inc.                              by investing primarily in equity
                                           securities of non-United States
                                           companies with comparatively
                                           smaller market capitalizations.

INCOME FUNDS

   Principal Bond Fund, Inc.               To seek as high a level of income as
                                           is consistent with preservation of
                                           capital and prudent investment risk.

   Principal Government Securities         To seek a high level of current
    Income Fund, Inc.                      income, liquidity and safety of
                                           principal.

   Principal High Yield Fund, Inc.         To seek high current income.
                                           Capital growth is a secondary
                                           objective when consistent with
                                           seeking high current income.

   Principal Limited Term Bond             To seek a high level of current
    Fund, Inc.                             income consistent with a relatively
                                           high level of principal stability by
                                           investing in a portfolio of
                                           securities with a dollar weighted
                                           average maturity of five years or
                                           less.

   Principal Tax-Exempt Bond               To seek as high a level of current
    Fund, Inc.                             income exempt from federal taxation
                                           as is consistent with preservation
                                           of capital.

MONEY MARKET FUNDS

   Principal Cash Management               To seek as high a level of current
    Fund, Inc.                             income available from short-term
                                           securities as is considered
                                           consistent with preservation of
                                           principal and maintenance of
                                           liquidity by investing in a portfolio
                                           of money market instruments.

   Principal Tax-Exempt Cash               To seek, through investment in a
    Management Fund, Inc.                  professionally-managed portfolio of
                                           high quality short-term Municipal
                                           Obligations, as high a level of
                                           current interest income exempt from
                                           federal income tax as is consistent
                                           with stability of principal and
                                           maintenance of liquidity.